                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-42127

PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 25, 1998)

                           $204,471,645 (APPROXIMATE)
                         ABN AMRO MORTGAGE CORPORATION                    [LOGO]
                                   DEPOSITOR
         MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-1

  PRINCIPAL AND/OR INTEREST PAYABLE ON THE 25TH DAY OF EACH MONTH BEGINNING IN
                                   APRIL 1998

                            ------------------------

THESE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ABN AMRO
   MORTGAGE CORPORATION OR ANY OF ITS AFFILIATES. NEITHER THESE CERTIFICATES
     NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
                    INSTRUMENTALITY OF THE UNITED STATES.

                            ------------------------

     The Mortgage Pass-Through Certificates, Series 1998-1 (the 'CERTIFICATES'), will consist of the following seventeen classes: (i) Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6 and IA-X (the 'CLASS IA CERTIFICATES'), (ii) Class IIA-1, Class IIA-X and Class IIA-P (together, the 'CLASS IIA CERTIFICATES' and together with the Class IA Certificates, the 'CLASS A CERTIFICATES'), (iii) Class M, Class B-1 and Class B-2 (the 'SENIOR SUBORDINATE CERTIFICATES'), (iv) Class B-3, Class B-4 and Class B-5 (the 'JUNIOR SUBORDINATE CERTIFICATES' and, together with the Senior Subordinate Certificates, the 'SUBORDINATE CERTIFICATES') and (iv) Class R (the 'RESIDUAL CERTIFICATE' and, together with the Class A Certificates, the 'SENIOR CERTIFICATES'). Only the Senior Certificates (other than the Class IA-1 Certificates) and the Senior Subordinate Certificates (collectively, the 'OFFERED CERTIFICATES') are offered hereby. The Class IA-1 Certificates and the Junior Subordinate Certificates are not offered hereby.

              APPROXIMATE
             INITIAL CLASS
               PRINCIPAL             REMITTANCE
  CLASS         BALANCE               RATE (1)
----------   --------------       ----------------
Class IA-2    $  23,789,603            6.500%
Class IA-3       63,730,000            7.000
Class IA-4       10,043,000            7.000(2)
Class IA-5       37,632,681            6.500
Class IA-6       14,254,582            6.500
Class IA-X                0            6.750(3)
Class IIA-1      45,850,628            6.500



              APPROXIMATE
             INITIAL CLASS
               PRINCIPAL             REMITTANCE
  CLASS         BALANCE               RATE (1)
----------   --------------       ----------------
Class IIA-X  $            0            6.500%(4)
Class IIA-P         333,045              (5)
Class M           5,416,841       Variable Rate(6)
Class B-1         2,280,777       Variable Rate(6)
Class B-2         1,140,388       Variable Rate(6)
Class R(7)              100            6.750

     The Offered Certificates are being offered by Donaldson, Lufkin & Jenrette Securities Corporation and ABN AMRO Incorporated (the 'UNDERWRITERS') from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales may be made to investors at the same price or at different prices. See 'METHOD OF DISTRIBUTION' herein. The aggregate proceeds to ABN AMRO Mortgage Corporation (the 'COMPANY' or 'AMAC') from the sale of the Offered Certificates, before deducting expenses payable by the Company, will be 100.706332% of the initial aggregate Certificate Principal Balance of the Offered Certificates plus accrued interest. The difference between the aggregate purchase price for the Offered Certificates paid to the Company and the aggregate proceeds from the sale of the Offered Certificates realized by the Underwriters will constitute underwriting discounts and commissions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See 'METHOD OF DISTRIBUTION' herein.

                            ------------------------

     SEE 'RISK FACTORS' IMMEDIATELY FOLLOWING 'SUMMARY INFORMATION' HEREIN AND IMMEDIATELY FOLLOWING 'SUMMARY OF PROSPECTUS' IN THE PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING ANY OF THE OFFERED CERTIFICATES.

                            ------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE NOR HAS ANY
   SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


     The Offered Certificates are offered by the Underwriters, as specified herein, subject to receipt and acceptance by them, and subject to its right to reject any order in whole or in part and to certain other conditions. It is expected that delivery of the Offered Certificates (other than the Residual Certificate) will be made through the facilities of the Depository Trust Company, and that delivery of the Residual Certificate will be made at the offices of Donaldson, Lufkin & Jenrette Securities Corporation, on or about March 30, 1998. Additional cover page information is contained on the following three pages.

DONALDSON, LUFKIN & JENRETTE
        SECURITIES CORPORATION                             ABN AMRO INCORPORATED

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 27, 1998

(1) Interest distributed to the Offered Certificates on each Distribution Date will have accrued during the preceding calendar month at the applicable per annum Remittance Rate (as defined herein).

(2) On each Distribution Date on or before the Class IA-4 Accretion Termination Date (as defined herein), an amount equal to the Class IA-4 Accrual Amount (as defined herein) will be added to the Class IA-4 Principal Balance, and such amount will be distributed as principal to other Components (as defined herein) and Classes of Class IA Certificates as described herein and will not be distributed as interest to the Class IA-4 Certificates.

(3) The Class IA-X Certificates will accrue interest on the Class IA-X Notional Amount (as defined in "Description of the Certificates -- Distributions of Interest" herein). The Class IA-X Notional Amount as of the Closing Date will be approximately $7,010,057. Class IA-X Certificates will not be entitled to receive distributions of principal.

(4) The Class IIA-X Certificates will accrue interest on the Class IIA-X Notional Amount (as defined in "Description of the Certificates -- Distributions of Interest" herein). The Class IIA-X Notional Amount as of the Closing Date will be approximately $1,828,335. Class IIA-X Certificates will not be entitled to receive distributions of principal.

(5) The Class IIA-P Certificates will not be entitled to distributions of interest and will only receive principal in respect of those Group II Mortgage Loans with Pass-Through Rates that are less than 6.50% per annum. For a description of the principal distributions to Class IIA-P, see "Description of the Certificates -- Distributions of Principal -- Class IIA-P Principal Distribution Amount."

(6) The Remittance Rate on the Class M, Class B-1 and Class B-2 Certificates will vary from 6.50% to 6.75% per annum. For a more detailed description of the Remittance Rate on the Class Senior Subordinate Certificates, see "Description of the Certificates--Distributions of Interest--Senior Subordinate Remittance Rate" herein. The initial Remittance Rate for each Class of Senior Subordinate Certificates will be approximately 6.708% per annum.

(7) The Class R Certificate will be comprised of two Components, Component R-1, which represents the sole residual interest in REMIC I (as defined herein), and Component R-2, which represents the sole residual interest in REMIC II (as defined herein).

         The Certificates, other than the Class R Certificate, will evidence all of the beneficial ownership interest in a trust ("REMIC II") established by the Company, the assets of which will evidence all of the beneficial ownership interest in another trust (except for the interests represented by the Class R Certificate) also established by the Company ("REMIC I"). REMIC I will consist primarily of a pool (the "Mortgage Pool") segregated into two groups ("Mortgage

Loan Group I" and "Mortgage Loan Group II" and each, a "Mortgage Loan Group") of conventional one- to four-family, fixed rate, first lien residential mortgage loans ("Group I Mortgage Loans" and "Group II Mortgage Loans," respectively, and collectively, the "Mortgage Loans"). All of the Group I Mortgage Loans have original terms to stated maturity (based on the date of origination or any later modification) of greater than 15 but not more than 30 years and all of the Group II Mortgage Loans have original terms to stated maturity (based on the date of origination or any later modification) of not more than 15 years. The characteristics of the Mortgage Loans comprising each Mortgage Loan Group are described herein under "The Mortgage Pool." Except in the limited circumstances described herein, the Class IA Certificates will correspond to the Group I Mortgage Loans, the Class IIA

Certificates will correspond to the Group II Mortgage Loans and the Subordinate Certificates will correspond to both the Group I Mortgage Loans and the Group II Mortgage Loans.

         Distributions of interest and principal on the Class IA Certificates and distributions of interest and principal on the Class IIA Certificates will be based on interest and principal received or advanced with respect to the Group I Mortgage Loans and the Group II Mortgage Loans, respectively, except under the limited circumstances described herein. The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be based upon interest and principal received or advanced with respect to both Mortgage Loan Groups. Such rights in the case of the Subordinate Certificates will be subordinate to the rights of the holders of the Senior Certificates. The rights of holders of each Class of Subordinate Certificates will be subordinate to the rights of any Class of Subordinate Certificates with a lower numerical designation.

         The Company intends to cause an election to be made to treat REMIC I and REMIC II as "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes. All of the Certificates issued by REMIC I and REMIC II, other than the Class R Certificate, will represent ownership of REMIC "regular interests". The Class R Certificate will represent ownership of the REMIC "residual interest" in REMIC II and REMIC I. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

         The Offered Certificates, other than the Class R Certificate, evidence interests only in REMIC II and are payable solely from amounts received with respect thereto. The Class R Certificate evidences the residual interests in REMIC I and REMIC II.

         The Company has the right to effect early retirement of the Certificates under certain circumstances. See "Description of the Certificates--Optional Termination of the REMIC I" herein.

         The yield to maturity on any (a) Class of Class A Certificates generally will depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans in the related Loan Group, and to the extent of the limited circumstances described herein, in the other Loan Group and (b) Class of Subordinate Certificates will depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans.

         The Class IA-4 Certificates will be especially sensitive to the rate of prepayment on the Mortgage Loans because such Certificates will receive distributions of principal on any Distribution Date only to the extent of the portion of the Group I Senior Principal Distribution Amount (as defined herein) remaining, if any, after principal distributions to the PACs (as defined herein), to the extent of their respective planned principal balances for such Distribution Date as set forth in Appendix A (each, a "Planned Principal Balance"), and to the TACs (as defined herein), to the extent of their respective targeted principal balances for such Distribution Date as set forth in Appendix B (each, a "Targeted Principal Balance"). Furthermore, if the Group I Senior Principal Distribution Amount on any Distribution Date is not sufficient to reduce the Class or Component Principal Balances of the PACs to their Planned Principal Balances and to reduce the Class or Component Principal Balances of the TACs to their Targeted Principal Balances, the Class IA-4 Certificates will receive no principal distribution on such Distribution Date.

         The yield to maturity on the Class IA-X Certificates will be extremely sensitive to the level of Principal Prepayments on certain of the Group I Mortgage Loans. The interest payable to the Class IA-X Certificates is based on the weighted average of the Stripped Interest Rates (as defined herein) of the Group I Mortgage Loans having Pass-Through Rates in excess of 6.750% per annum (the "Group I Premium Rate

Mortgage Loans"). Therefore the yield to maturity on the Class IA-X Certificates will generally decrease as a result of faster than expected Principal Prepayments on the Group I Premium Rate Mortgage Loans. Prospective investors should fully consider the risks associated with an investment in the Class IA-X Certificates, including the possibility that if the rate of Principal Prepayments on the Group I Premium Rate Mortgage Loans is rapid, such investors may not fully recoup their initial investments.

         Because the interest payable on the Class IA-X Certificates is derived from different Group I Mortgage Loans, it is possible that faster than expected Principal Prepayments on the Group I Premium Rate Mortgage Loans may occur at the same time as slower than expected Principal Prepayments on the Group I Discount Mortgage Loans which would result in a lower yield to maturity for the Class IA-X Certificates.

         The yield to maturity on the Class IIA-X Certificates will be extremely sensitive to the level of Principal Prepayments on certain of the Group II Mortgage Loans. The interest payable to the Class IIA-X Certificates is based on the weighted average of the Stripped Interest Rates (as defined herein) of the

Group II Mortgage Loans having Pass-Through Rates in excess of 6.500% per annum (the "Group II Premium Rate Mortgage Loans"). Therefore the yield to maturity on the Class IIA-X Certificates will generally decrease as a result of faster than expected Principal Prepayments on the Group II Premium Rate Mortgage Loans. Prospective investors should fully consider the risks associated with an investment in the Class IIA-X Certificates, including the possibility that if the rate of Principal Prepayments on the Group II Premium Rate Mortgage Loans is rapid, such investors may not fully recoup their initial investments.

         The yield to maturity on the Class IIA-P Certificates will be extremely sensitive to the level of Principal Prepayments on certain of the Group II Mortgage Loans. The principal payable to the Class IIA-P Certificates is derived from Group II Mortgage Loans having Pass-Through Rates lower than 6.500% per annum (the "Group II Discount Mortgage Loans"). Therefore, the yield to maturity on the Class IIA-P Certificates will be adversely affected by slower than expected prepayments of the Group II Discount Rate Mortgage Loans.

         Because the interest payable on the Class IIA-X Certificates and the principal distributable to the Class IIA-P Certificates are derived from different Mortgage Loans within Loan Group II, it is possible that faster than expected Principal Prepayments on the Group II Premium Rate Mortgage Loans may occur at the same time as slower than expected Principal Prepayments on the Group II Discount Mortgage Loans which would result in a lower yield to maturity for both the Class IIA-X and Class IIA-P Certificates.

         The rights of the holders of the Senior Subordinate Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Senior Certificates to receive distributions of interest and principal. In addition, the rights of the holders of the Class B-2 Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Class B-1 and Class M Certificates to receive distributions of interest and principal, and the rights of the holders of the Class B-1 Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Class M Certificates to receive distributions of interest and principal. Furthermore, following the reduction of the aggregate Class Principal Balance of the Junior Subordinate Certificates to zero, the yield to maturity on each class of the Senior Subordinate Certificates will be extremely sensitive to certain realized losses on the Mortgage Loans because a disproportionate amount of such losses (rather than a pro rata portion thereof) generally will be allocable to such Certificates first to Class B-2, to then Class B-1 and then to Class M. Similarly, following the reduction of the aggregate of the Class Principal Balances of the Subordinate Certificates to zero, the yield to maturity on the Senior Certificates will be sensitive to all realized losses on the Mortgage Loans. See "Description of the Certificates--Subordination and Allocation of Losses" herein.

         The Offered Certificates, other than the Residual Certificate, are offered in minimum denominations equivalent to not less than $25,000 initial Certificate Principal Balance each and multiples of $1 in excess thereof. The

Residual Certificate, which will have an initial Class Principal Balance of $100, will be offered in registered, certificated form in a single denomination of a 100.00% percentage interest.

         It is a condition to the issuance of the Offered Certificates that the Senior Certificates each be rated "AAA" (except for the Class IA-X, Class IIA-P and Class IIA-X Certificates, which will be rated "AAAr") by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and "AAA" by Duff & Phelps Credit Rating Co. ("DCR"), that the Class M Certificates be rated not less than "AA" by DCR, that the Class B-1 Certificates be rated not less than "A" by DCR; and that the Class B-2 Certificates be rated not less than "BBB" by DCR.

         Until the expiration of 90 days after the date of this Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         No person has been authorized to give any information or to make any representations other than those contained in this Supplement and the Prospectus to which it relates, and, if given or made, such information or representations must not be relied upon. This Supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates offered hereby nor an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Supplement at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Supplement is required by law to be delivered, this Supplement will be amended or supplemented accordingly.

                                TABLE OF CONTENTS

                                                                                                            Page No.
                                                                                                            --------
SUMMARY INFORMATION........................................................................................      S-8

RISK FACTORS...............................................................................................     S-33
         Effect of Principal Prepayments...................................................................     S-33
         Risks of Holding Subordinate Certificates.........................................................     S-36
         Limited Source of Payments--No Recourse to Company, Servicer or Trustee...........................     S-36
         Limited Liquidity.................................................................................     S-37
         Geographic Concentration..........................................................................     S-37
         Book-Entry System.................................................................................     S-37

THE TRUST..................................................................................................     S-38

DESCRIPTION OF THE MORTGAGE POOL...........................................................................     S-38
         Loan Group I......................................................................................     S-40
         Loan Group II.....................................................................................     S-40

GROUP I MORTGAGE LOANS.....................................................................................     S-46

GROUP II MORTGAGE LOANS....................................................................................     S-51

DESCRIPTION OF THE CERTIFICATES............................................................................     S-58
         General  .........................................................................................     S-58
         Book-Entry Registration...........................................................................     S-59
         Definitive Certificates...........................................................................     S-61
         Priority of Distributions.........................................................................     S-61
         Distributions of Interest.........................................................................     S-66
         Distributions of Principal........................................................................     S-68
         Principal Prepayments.............................................................................     S-74
         Subordination and Allocation of Losses............................................................     S-75
         The Class R Certificate...........................................................................     S-78
         Advances .........................................................................................     S-78
         Available Distribution Amount.....................................................................     S-79
         Last Scheduled Distribution Date..................................................................     S-80
         Optional Termination..............................................................................     S-80

SERVICING..................................................................................................     S-81
         Servicing Compensation and Payment of Expenses....................................................     S-81
         Special Servicing Agreements......................................................................     S-82

YIELD AND PREPAYMENT CONSIDERATIONS........................................................................     S-82
         General  .........................................................................................     S-82
         Principal Prepayments and Compensating Interest...................................................     S-83
         The Subordinate Certificates......................................................................     S-83

         Rate of Payments...................................................................................    S-84
         Special Sensitivities..............................................................................    S-84
         Basic Prepayment Assumption........................................................................    S-85
         Yield Considerations with Respect to the Class IA-X,
                  Class IIA-X and Class IIA-P Certificates..................................................    S-87
         Additional Yield Considerations Applicable Solely to the Class R Certificates......................    S-90
         Additional Information.............................................................................    S-90

CREDIT ENHANCEMENTS.........................................................................................    S-91
         Subordination......................................................................................    S-91
         Shifting of Interests..............................................................................    S-91

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS UNDER CALIFORNIA LAW................................................    S-92

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................................................    S-92
         New Withholding Regulations........................................................................    S-93
         Special Tax Considerations Applicable to the Residual Certificate..................................    S-93

CERTAIN LEGAL INVESTMENT ASPECTS............................................................................    S-95

ERISA CONSIDERATIONS........................................................................................    S-96
         Underwriters' PTE..................................................................................    S-96
         Prohibited Transaction Class Exemptions............................................................    S-97
         Restrictions on the Senior Subordinate and Residual Certificate....................................    S-98

METHOD OF DISTRIBUTION......................................................................................    S-98

LEGAL MATTERS...............................................................................................    S-98

CERTIFICATE RATINGS.........................................................................................    S-98

APPENDIX A  - Planned Principal Balance Tables
APPENDIX B - Targeted Principal Balance Tables
APPENDIX C - Declining Balance Tables

                               SUMMARY INFORMATION

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Prospectus.


Title of Securities........................ Mortgage Pass-Through Certificates, Series 1998-1 (the
                                            "Certificates")

Depositor.................................. ABN AMRO Mortgage Corporation (the "Company" or
                                            "AMAC")

Servicer................................... LaSalle Home Mortgage Corporation (the "Servicer")

Seller..................................... Standard Federal Bank, FSB, a (the "Seller")

Trustee.................................... Chase Bank of Texas, N.A. (the "Trustee")

Cut-Off Date............................... March 1, 1998 (the "Cut-Off Date")

Closing Date............................... On or about March 30, 1998 (the "Closing Date")

Certificates............................... Multi-Class Mortgage Pass-Through Certificates, Series 1998-1,
                                            Class A (as defined below), Class M, Class B-1, Class B-2, Class
                                            B-3, Class B-4, Class B-5 and Class R Certificates.  The Class A
                                            Certificates (other than the Class IA-1 Certificates), the Class M
                                            Certificates, the Class B-1 Certificates, the Class B-2 Certificates
                                            and the Class R Certificates are sometimes collectively referred to herein as the "Offered Certificates."  Only the Offered
                                            Certificates are offered hereby.

                                            The "Class A Certificates" will consist of the Class IA-1, IA-2,
                                            IA-3, IA-4, IA-5, IA-6, IA-X (the "Class IA Certificates") ,
                                            IIA-1, IIA-X and IIA-P Certificates (the "Class IIA
                                            Certificates") .

                                            The Offered Certificates will be issued pursuant to a Pooling and
                                            Servicing Agreement, dated as of the Cut-Off Date, between the
                                            Company, the Servicer and the Trustee. The approximate initial
                                            Class Principal Balance, rate of interest borne by a certificate
                                            (the "Remittance Rate"), and types of the Offered Certificates will be as follows:


                                       S-8

                   Approximate
                     Initial
                      Class
                    Principal          Remittance
     Class           Balance              Rate                  Type

Class IA-2            $23,789,603        6.500%                   Senior/PAC
Class IA-3             63,730,000        7.000%                   Senior/TAC
Class IA-4             10,043,000        7.000%               Senior/Accrual
Class IA-5             37,632,681        6.500%                   Senior/PAC
Class IA-6             14,254,582        6.500%                   Senior/PAC
Class IA-X                      0        6.750%         Senior/Interest Only
Class IIA-1            45,850,628        6.500%                 Senior Fixed
Class IIA-X                     0        6.500%         Senior/Interest Only
Class IIA-P               333,045         0.00%        Senior/Principal Only
Class M                 5,416,841       Variable          Senior Subordinate
Class B-1               2,280,777       Variable          Senior Subordinate
Class B-2               1,140,388       Variable          Senior Subordinate
Class R                       100        6.750%              Senior/Residual

                                            The Class IIA-X and Class IA-X Certificates are interest only
                                            Certificates. The Class IIA-X and Class IA-X Certificates will not receive distributions of principal, but will accrue interest on the applicable Notional Amount (as defined herein).

                                            The Class IIA-P Certificates are principal only Certificates and will not be entitled to payments of interest.

                                            The Class IA-2, IA-5 and IA-6 Certificates are sometimes
                                            collectively referred to herein as the "PACs."

                                            The Class IA-3 Certificates, together with Component IA-1-3 of the
                                            Class IA-1 Certificates, are sometimes collectively referred to herein as the "TACs."

                                      S-9

                                            Components. The Class IA-1 and Class R Certificates will be comprised of multiple components (each, a "Component"). Each
                                            Component of the Class IA-1 Certificates will have a specified principal balance (a "Component Principal Balance") or notional amount (a "Component Notional Amount"), which functions in a manner comparable to that of a Class Principal Balance or Class
                                            Notional Amount on which interest will accrue at a designated

                                            Remittance Rate (other than Components IA-1-1 and IA-1-4 of the
                                            Class IA-1 Certificates, which are not entitled to distributions of interest). Holders of a Class of Certificates comprised of
                                            Components will be entitled to receive distributions on any
                                            Distribution Date to the extent of the amount distributed with respect to the related Components on such Distribution Date.
                                            Holders of a Class of Certificates comprised of Components may not transfer such Components separately.

                                            For purposes of calculating distributions, the Class IA-1
                                            Certificates, which are not offered hereby, will be comprised of six Components having the designations, initial Component
                                            Principal Balances or Component Notional Amounts and Remittance
                                            Rates set forth below:

                                             Approximate Initial
                                             Component Principal      Remittance
                            Designation            Balance               Rate
                            -----------         --------------        ----------
                         Component IA-1-1         $7,308,366                (1)
                         Component IA-1-2                  0           7.000%(2)
                         Component IA-1-3        $47,875,996           7.000%(3)
                         Component IA-1-4           $423,013              (4)
                         Component IA-1-5       $ 22,737,148(5)        6.750%
                         Component IA-1-6                  0           6.750%(6)

                                            (1) Component IA-1-1 will not be entitled to distributions of interest and will receive principal only in respect of the Group I
                                            Mortgage Loans.

                                            (2) Component IA-1-2 will accrue interest on the Component IA-1- 2
                                            Notional Amount (as defined in "Description of the Certificates --
                                            Distributions of Interest" herein). The Component IA-1-2 Notional
                                            Amount as of the Closing Date will be approximately $5,405,490.
                                            Component IA-1-2 will not be entitled to receive distributions of principal.


                                            (3) On each Distribution Date on or before the Component IA-1-3
                                            Accretion Termination Date (as defined herein), an amount equal to the Component IA-1-3 Accrual Amount (as defined herein) will be added to the Component IA-1-3 Principal Balance, and such amount will be distributed as principal to other Components and Classes of Class IA Certificates as described herein and will not be distributed as interest to Component IA-1-3.

                                            (4) Component 1A-1-4 will not be entitled to distributions of interest and will only receive principal in respect of those Group
                                            I Mortgage Loans with Pass-Through Rates that are less than 6.750%
                                            per annum. For a description of the principal distributions to
                                            Component IA-1-4, see "Description of the
                                            Certificates--Distributions of Principal--Component IA-1-4
                                            Principal Distribution Amount."

                                            (5) Component IA-1-5 will generally not be entitled to receive any distributions of Group I Principal Prepayments (as defined herein)
                                            until the Distribution Date in April 2003.

                                            (6) Component IA-1-6 will accrue interest on the Component IA-1- 6
                                            Notional Amount (as defined in "Description of the Certificates --
                                            Distributions of Interest" herein). The Component IA-1-6 Notional
                                            Amount as of the Closing Date will be approximately $9,891,000.
                                            Component IA-1-6 will not be entitled to receive distributions of principal.

                                            The Class R Certificate will be comprised of two Components,
                                            Component R-1 and Component R-2. Component R-1 represents the residual interest in REMIC I and Component R-2 represents the residual interest in REMIC II.

                                            The Certificates, other than the Class R Certificate, will evidence all the beneficial ownership interest in a trust ("REMIC
                                            II") established by the Company, the assets of which, together with the Class R Certificate described below, will evidence all the beneficial ownership interest in another trust (except for the interests represented by the Class R Certificate), also
                                            established by the Company ("REMIC I"), into which the mortgage loans (the "Mortgage Loans") will be deposited. The Company will cause elections to be made to treat REMIC I and REMIC II as real estate mortgage investment conduits (each, a "REMIC"). See
                                            "Description of the Certificates" herein.

The Mortgage Pool.......................... The Mortgage Pool will consist primarily of conventional fixed-
                                            rate residential mortgage loans (the "Mortgage Loans") secured

                                    S-11

                                            by first liens on one-to four-family residential properties (the
                                            "Mortgaged Properties"). The Mortgage Loans consist of
                                            approximately 868 Mortgage Loans with an aggregate principal balance as of the Cut-Off Date of approximately $285,096,944 (the
                                            "Cut-Off Date Pool Principal Balance"). The principal balance at origination of each Mortgage Loan ranged from a minimum of approximately $225,000 to a maximum of approximately $1,000,000, with an average principal balance at origination of $328,961. All of the Mortgage Loans consist of Mortgage Loans with original terms to stated maturity (based on the date of origination or any later modification) of up to 30 years, with a weighted average remaining term to maturity (adjusted for Curtailments) of
                                            approximately 328 months as of the Cut-Off Date. The Mortgage
                                            Loans are divided into two groups ("Mortgage Loan Group I" and
                                            "Mortgage Loan Group II," each, a "Mortgage Loan Group"),
                                            designated the Group I Mortgage Loans and the Group II Mortgage
                                            Loans, respectively. Approximately 97.53% of the Mortgage Loans have FICO Scores (as defined below) and approximately 95.88% of the Mortgage Loans have ACUScores (as defined below). The weighted average FICO Score of the Mortgage Loans that were so scored is
                                            731. The weighted average ACUScore of the Mortgage Loans that were so scored is 101.

                                            The Seller expects the Group I and Group II Mortgage Loans to have the characteristics described below.

                                            For a further description of the Mortgage Loans, see "Description of the Mortgage Pool" herein.

                           Selected Mortgage Loan Data
                       Approximate as of the Cut-Off Date

Group I Mortgage Loans
----------------------
Number of Mortgage Loans................................                     729
Aggregate Unpaid Principal Balance......................            $237,039,011
Range of Unpaid Principal Balances......................     $224,532 - $813,756
Average Unpaid Principal Balance........................                $325,156
Range of Mortgage Rates.................................          6.625% -8.500%
Weighted Average Mortgage Rate..........................                  7.482%
Range of Remaining Terms to Stated Maturity.............   348 months-360 months
Weighted Average Remaining Term to Stated Maturity......              359 months
Weighted Average Loan Age(1)............................                 1 month
Range of Original Loan-to-Value Ratios..................         23.40% - 95.00%
Weighted Average Original Loan-to-Value Ratio...........                  74.03%
Weighted Average FICO Score(2)..........................                     730
Weighted Average ACUScore(3)............................                     103

-------------------
(1) Based on the number of months from and including the first Monthly Payment to and including the Cut-Off Date.
(2) Based on the portion of the Group I Mortgage Loans (approximately 98.44%) that were scored.
(3) Based on the portion of the Group I Mortgage Loans (approximately 96.20%) that were scored.

Group II Mortgage Loans
----------------------
Number of Mortgage Loans                                                     139
Aggregate Unpaid Principal Balance......................             $48,057,933
Range of Unpaid Principal Balances......................   $229,876 - $1,000,000
Average Unpaid Principal Balance........................                $345,741
Range of Mortgage Rates.................................         6.375% - 8.250%
Weighted Average Mortgage Rate..........................                  6.965%
Range of Remaining Terms to Stated Maturity.............   168 months-180 months
Weighted Average Remaining Term to Stated Maturity......              179 months
Weighted Average Loan Age(1)............................                 1 month
Range of Original Loan-to-Value Ratios..................         24.30% - 90.00%
Weighted Average Original Loan-to-Value Ratio...........                  68.88%

Weighted Average FICO Score(2)..........................                     736
Weighted Average ACUScore(3)............................                      93


-------------------
(1) Based on the number of months from and including the first Monthly Payment to and including the Cut-Off Date.
(2) Based on the portion of the Group II Mortgage Loans (approximately 93.05%) that were scored.
(3) Based on the portion of the Group II Mortgage Loans (approximately 94.30%) that were scored.

Obligations of the Servicer................ The Servicer will service all Mortgage Loans in the Mortgage Pool.
                                            Notwithstanding anything to the contrary in the Prospectus, the
                                            Servicer will provide all customary servicing functions with respect to the Mortgage Loans pursuant to the Pooling and Servicing
                                            Agreement.  The Servicer will be entitled to (i) a monthly
                                            Servicing Fee (as defined herein) with respect to each Mortgage
                                            Loan serviced by such Servicer, (ii) any interest or investment income earned on funds deposited in certain accounts as described herein, and (iii) certain additional servicing compensation as described herein.

Initial Aggregate Certificate
Principal Balance of Certificates.........  $285,096,944 (approximate, subject to an upward or downward variance of no more than 5%).  The Class IA Certificates and the
                                            Class IIA Certificates will comprise approximately 96.10%, the
                                            Senior Subordinate Certificates will comprise approximately
                                            3.10%, and the Junior Subordinate Certificates will comprise approximately 0.80% of the initial aggregate Certificate Principal
                                            Balance of the Certificates.

Group I and Group II Initial
Weighted Average Pass-Through Rate......... Initially, the weighted average Pass-Through Rates for the Group
                                            I Mortgage Loans and the Group II Mortgage Loans will be
                                            approximately equal to 7.219% and 6.703% per annum,
                                            respectively.

REMIC II and
REMIC I.................................... The assets of  REMIC II will consist of the Certificates (other than
                                            Component R-1 of the Class R Certificate) issued by REMIC I.
                                            The assets of REMIC I will consist primarily of  the Mortgage
                                            Loans.  REMIC I will also contain (i) certain insurance policies and rights thereunder related to the Mortgage Loans, (ii) any property which secured a Mortgage Loan and which is acquired by
                                            foreclosure or by deed in lieu of foreclosure after the Cut-Off Date,
                                            (iii) amounts held in the Certificate Account, and (iv) certain other assets all as described herein.

Book-Entry Registration.................... Except in certain limited circumstances as described herein, the
                                            Offered Certificates (except for the Class R Certificate)
                                            generally will be available only in book-entry form through the facilities of The Depository Trust Company ("DTC"). See
                                            "Description of the Certificates -- Book-Entry Registration"
                                            herein.

Priority of Distributions.................. Commencing in April 1998, on the 25th day of each month, or if such 25th day is not a business day, then on the immediately succeeding business day (each, a "Distribution Date"), prior to the
                                            Credit Support Depletion Date (as defined below), distributions will in general be made from the Group I Available Distribution
                                            Amount (as defined herein) in the order and priority as follows: (1)
                                            first, Component IA-1-4 receives a certain portion of the principal received in respect of each Group I Mortgage Loan with a Pass-
                                            Through Rate of less than 6.75% per annum (a "Group I Discount
                                            Mortgage Loan"), as described in "Description of the
                                            Certificates--Distributions  of Principal--Group I Certificate
                                            Principal Distributions" herein; (2) second, interest to the Class IA
                                            Certificates (and Components of the Class IA-1 Certificates)
                                            entitled to receive accrued and unpaid interest, as described in
                                            "Description of the Certificates--Distributions of Interest" herein;
                                            provided, however, that (i) on or before the  Component IA-1-3
                                            Accretion Termination  Date (as defined below), interest otherwise distributable to Component IA-1-3 of the Class IA-1 Certificates
                                            will be distributed, as principal, to certain Classes and Components of Class IA Certificates as described in "Description of the
                                            Certificates--Priority of Distributions--Component IA-1-3
                                            Accrual" herein and (ii) on or before the Class IA-4 Accretion
                                            Termination Date (as defined below), interest otherwise
                                            distributable to the Class IA-4 Certificates will be distributed, as principal, to certain Classes and Components of Class IA
                                            Certificates as described in "Description of the Certificates--
                                            Priority of Distributions--Class IA-4 Accrual" herein; (3) third, principal to the Class IA Certificates entitled to principal (other than Component IA-1-4 of the Class IA-1 Certificates) and the
                                            Class R Certificate in the order described in "Description of the
                                            Certificates--Distributions of Principal--Group I Certificate
                                            Principal Distributions"; (4) fourth, to the Subordinate
                                            Certificates, interest and then principal, as described in
                                            "Description of the Certificates--Priority Distributions" and
                                            "--Distributions of Principal--Subordinate Certificate Principal
                                            Distributions" and (5) fifth, Component R-2 of the Class R
                                            Certificate receives the remainder of the Group I  Available
                                            Distributable Amount (as defined in "Description of the

                                            Certificates--Distributions of Principal--Group I Certificate
                                            Principal Distributions" herein) for such Distribution Date.

                                            On each Distribution Date, prior to the Credit Support Depletion
                                            Date, distributions will generally be made from the Group II
                                            Available Distribution Amount for such Distribution Date in the order of priority as follows: (1) first, the Class IIA-P
                                            Certificates receive a certain portion of the principal received in respect of each


                                            Group II Mortgage Loan with a Pass-Through Rate of less than 6.50%
                                            per annum (a "Group II Discount Mortgage Loan"), as described in
                                            "Description of the Certificates -- Distributions of Principal --
                                            Group II Certificate Principal Distributions" herein; (2) second, interest to the Class IIA-1 Certificates and Class IIA-X
                                            Certificates, as described in "Descriptions of the Certificates
                                            -Distributions of Interest" herein; (3) third, principal to the
                                            Class IIA-1 Certificates to the extent due thereon as described in
                                            "Description of the Certificates -- Distributions of Principal
                                            -Group II Certificate Principal Distributions"; (4) fourth, interest and principal on each Class of Subordinate Certificates as described herein; (5) fifth, the remaining Group II Available
                                            Distribution Amount for such Distribution Date will be distributed to Component R-2 of the Class R Certificate, as described in
                                            "Description of the Certificate--Distributions of Principal--Group
                                            II Certificate Principal Distributions".

                                            On any Distribution Date, with respect to the applicable Available
                                            Distribution Amount, no distribution of interest or principal from the Group I Available Distribution Amount or from the Group II
                                            Available Distribution Amount will be made on any Class of
                                            Subordinate Certificates until all distributions of interest and principal have been made on such date on each Class of
                                            Certificates having a higher priority of payment.

                                            The "Credit Support Depletion Date" is the first Distribution Date on which the aggregate of the Certificate Principal Balances of the Subordinate Certificates has been or will be reduced to zero.

                                            On each Distribution Date on or after the Credit Support Depletion
                                            Date, distributions will generally be made from the Group I
                                            Available Distribution Amount in the order and priority as follows: (1) first, Component IA-1-4 receives a certain portion of the principal received in respect of each Group I Discount
                                            Mortgage Loan, as described in "Description of the
                                            Certificates--Distributions of Principal--Group I Certificate

                                            Principal Distributions"; (2) second, the Class IA Certificates
                                            (and Components of the Class IA-1 Certificates) then entitled to interest receive accrued and unpaid interest, as described in
                                            "Description of the Certificates -- Distributions of Interest";
                                            (3) third, the Class IA Certificates (and Components of the Class
                                            IA-1 Certificates) entitled to principal (other than Components
                                            1A-1-2, IA-1-4 and IA-1-6 of the Class IA-1 Certificates) receive principal pro rata according to their respective Class Principal
                                            Balances; and (4) fourth, Component R-2 of the Class R Certificate receive the

                                            remainder of the Group I Available Distribution Amount for such
                                            Distribution Date.

                                            On each Distribution Date on or after the Credit Support Depletion
                                            Date, distributions will generally be made from the Group II
                                            Available Distribution Amount in the order and priority as follows: (1) first, the Class IIA-P Certificates receive a certain portion of the principal received in respect of each Group II
                                            Discount Mortgage Loan, as described in "Description of the
                                            Certificates -Distributions of Principal--Group II Certificate
                                            Principal Distributions"; (2) second, interest to the Class IIA-1 and Class IIA-X Certificates, as described in "Description of the
                                            Certificates -- Distributions of Interest" herein; (3) third, principal to the Class IIA-1 Certificates to the extent due thereon as described in "Description of the Certificates --
                                            Distributions of Principal -Group II Certificate Principal
                                            Distributions"; and (4) fourth, the remaining Group II Available
                                            Distribution Amount for such Distribution Date will be distributed to Component R-2 of the Class R Certificate.

                                            For a description of the order and priority of distributions, see
                                            "Description of Certificates -- Priority of Distributions" herein.

Interest................................... With respect to each Class of Certificates (except the Class IIA-P
                                            Certificates and Components IA-1-1 and IA-1-4 of the Class IA-1
                                            Certificates, which are not entitled to interest), interest will be passed through monthly on each Distribution Date, commencing in
                                            April 1998, except that (i) interest accrued on the Class IA-4
                                            Certificates on or before the Class IA-4 Accretion Termination
                                            Date (as defined herein) will be added to the Class IA-4 Certificate
                                            Principal Balance and (ii) interest accrued on Component IA-1-3 of the Class IA-1 Certificates on or before the Component IA-1-3
                                            Accretion Termination Date (as defined herein) will be added to the
                                            Component IA-1-3 Principal Balance.  With respect to each
                                            Distribution Date, an amount of interest will accrue on each Class of the Offered Certificates at a rate generally equal to 1/12th of the applicable Remittance Rate for such Class multiplied by the related
                                            Class Principal Balance.  The Remittance Rates for the Offered
                                            Certificates entitled to interest are fixed as set forth on the cover page hereof (except for the Senior Subordinate  Certificates, which bear interest at a variable rate).  The Remittance Rate on the
                                            Class M, Class B-1 and Class B-2 Certificates will vary from
                                            6.50% to 6.75% per annum.  For a more detailed description of the
                                            Remittance Rate on the Senior Subordinate Certificates, see
                                            "Description of the Certificates--Distributions of Interest--Senior
                                            Subordinate Remittance Rate" herein.  The initial Remittance Rate for each Class of Senior Subordinate Certificates will be
                                            approximately 6.708% per annum. Interest to be distributed on the
                                            Certificates on any Distribution Date will consist of accrued and unpaid interest as of previous Distribution Dates and interest accrued during the preceding calendar month. All distributions of interest for each Class of Certificates will generally be made only to the extent of the applicable Available Distribution Amount as described herein under "Description of the Certificates --
                                            Priority of Distributions".

                                            See "Description of the Certificates -- Distributions of Interest"
                                            herein.

Compensating Interest...................... Subject to the limitations described in this Prospectus Supplement under "Yield and Prepayment Considerations", on each
                                            Distribution Date, the Servicer is obligated to remit to the
                                            Certificate Account an amount equal to the lesser of (a) any shortfall for the related month in interest collections resulting from the timing of Payoffs (as defined herein) made from the 15th day of the calendar month preceding such Distribution Date to the last day of such month and (b) the monthly Servicing Fee, any
                                            reinvestment income realized by the Servicer relating to Payoffs made from the 15th day of the calendar month preceding such
                                            Distribution Date to the 14th day of the month of such Distribution
                                            Date and interest payments on Payoffs received during the period of the second day through the 14th day of the month of such
                                            Distribution Date.  The amount so passed through will hereinafter be referred to as "Compensating Interest".  Compensating
                                            Interest will be allocated to each Class of Certificates pro rata according to the amount of interest accrued thereon, and any remaining shortfall in interest collections resulting from the timing of Payoffs will be applied pro rata according to the amount of interest to which each Class of Certificates would otherwise be entitled in reduction thereof.  See "Description of the
                                            Certificates--Distributions of Interest" herein.


Principal (including Principal
Prepayments)............................... General.  On each Distribution Date, the Class IA Certificates will be entitled to receive principal distributions from the Group I
                                            Available Distribution Amount to the extent described herein; the
                                            Class IIA Certificates will be entitled to receive principal distributions from the Group II Available Distribution Amount to the extent described herein; and the Subordinate Certificates will be entitled to receive distributions  from the Group I Available
                                            Distribution Amount and the Group II Available Distribution
                                            Amount.  All distributions of principal will be made only to the extent of the applicable Available Distribution Amount as
                                            described herein under "Description of the Certificates--Priority of Distributions".

                                            The Class IA-X and Class IIA-X Certificates and Components IA- 1-2
                                            and IA-1-6 of the Class IA-1 Certificates will not be entitled to receive any distributions of principal.

                                            Distributions to Class IA Certificates.

                                            Distributions to Component IA-1-4 of the Class IA-1 Certificates.
                                            Component IA-1-4 of the Class IA-1 Certificates will receive a portion of the Group I Available Distribution Amount attributable to principal received on or in respect of any Group I Discount
                                            Mortgage Loan. In addition, on each Distribution Date for so long as any Class of Subordinate Certificates remains outstanding,
                                            Component IA-1-4 will receive distributions of principal equal to a portion of certain losses on Group I Discount Mortgage Loans.
                                            For a description of the principal distributions to Component
                                            IA-1- 4 of the Class IA-1 Certificates, see "Description of the
                                            Certificates--Distributions of Principal--Group I Certificate
                                            Principal Distributions" herein.

                                            Distributions to the Class IA Certificates (other than Component
                                            IA-1-4 of the Class IA-1 Certificates). On each Distribution Date, prior to the Credit Support Depletion Date, an amount, up to the amount of the Group I Senior Principal Distribution Amount (as
                                            defined in "Description of the Certificates--Distributions of
                                            Principal--Class IA Certificates Principal Distributions" herein)
                                            for such Distribution Date, will be distributed as principal to the following Classes and Components of the Class IA Certificates
                                            in the following order of priority:

                                            (i)  first, to Component IA-1-5 of the Class IA-1 Certificates, an amount, up to the amount of the Lockout Principal
                                                 Distribution Amount (as defined herein) for such Distribution

                                                 Date, until the Principal Balance of Component IA-1-5 of the
                                                 Class IA-1 Certificates has been reduced to zero;

                                            (ii) second, the portion of the Group I Senior Principal
                                                 Distribution Amount remaining after the distributions
                                                 described above, concurrently as follows:

                                                 (A)  3.5714289% to Component IA-1-1 of the Class IA-1
                                                      Certificates, until the Component IA-1-1
                                                      Principal Balance has been reduced to zero; and

                                                 (B)  96.4285711% sequentially as follows:

                                                      (1)  first, to the Class IA-5 Certificates, to the
                                                           extent necessary to reduce the Class IA-5
                                                           Certificate Principal Balance of its Planned
                                                           Principal Balance (as defined herein) for
                                                           such Distribution Date;

                                                      (2)  second, to the Class IA-6 Certificates, to
                                                           the extent necessary to reduce the Class
                                                           IA-6 Certificate Principal Balance to its
                                                           Planned Principal Balance for such
                                                           Distribution Date;

                                                      (3)  third, to the Class IA-2 Certificates, to the
                                                           extent necessary to reduce the Class
                                                           IA-2 Certificate Principal Balance to its
                                                           Planned Principal Balance for such Distribution
                                                           Date;

                                                      (4)  fourth, to the Class IA-3 Certificates, to the
                                                           extent necessary to reduce the Class IA-3
                                                           Certificate Principal Balance to its Targeted
                                                           Principal Balance for such Distribution Date;

                                                      (5)  fifth, to Component IA-1-3 of the Class IIA-1
                                                           Certificates, to the extent necessary to
                                                           reduce the Component IA-1-3 Certificate
                                                           Principal Balance to its Targeted Principal
                                                           Balance for such Distribution Date;

                                                      (6)  sixth, to the Class IA-4 Certificates, until the
                                                           Class IA-4 Certificate Principal Balance has been
                                                           reduced to zero;

                                                      (7)  seventh, concurrently until the Class IA-3

                                                           Certificate Principal Balance has been reduced to
                                                           zero, 90% to the Class IA-3 Certificates and 10% to
                                                           Component IA-1- 3 of the Class IA-1 Certificates;


                                                      (8)  eighth, to Component IA-1-3 of the Class IA-1
                                                           Certificates, until the Component IA-1-3 Principal
                                                           Balance has been reduced to zero;

                                                      (9)  ninth, to the Class IA-5 Certificates, until the
                                                           Class IA-5 Certificate Principal Balance has been
                                                           reduced to zero;

                                                      (10) tenth, to the Class IA-6 Certificates, until the
                                                           Class IA-6 Certificate Principal Blance has been
                                                           reduced to zero; and

                                                      (11) eleventh, to the Class IA-2 Certificates, until
                                                           the Class IA-2 Certificate Principal
                                                           Balance has been reduced to zero; and

                                            (iii) third, the portion of the Group I Senior Principal
                                                  Distribution Amount remaining after the distributions
                                                  described above, to Component IA-1-5 of the Class IA-1
                                                  Certificates, until the Component IA-1-5 Principal
                                                  Balance has been reduced to zero.

                                            On each Distribution Date on and after the Credit Support
                                            Depletion Date, principal will not be distributed in the order and priority described above. Instead, an amount up to the Group I
                                            Senior Principal Distribution Amount for such Distribution Date will be distributed as principal to the Class IA Certificates and
                                            Components thereof entitled to principal (other than Component
                                            IA-1-4 of the Class IA-1 Certificates), pro rata according to their respective Certificate or Component Principal Balances.

                                            Distributions to the Class IIA Certificates.

                                            Distributions to the Class IIA-P Certificates. The Class IIA-P
                                            Certificates will receive a portion of the Group II Available
                                            Distribution Amount attributable to principal received on or in respect of any Group II Discount Mortgage Loans. In addition, on each Distribution Date for so long as any Class of Subordinate
                                            Certificates remains outstanding, the Class IIA-P Certificates will receive distributions of principal in amounts equal to a portion of certain losses on Group II Discount Mortgage Loans. For a description of the principal distributions to the Class IIA-P
                                            Certificates, see "Description of the Certificates--Distributions
                                            of Principal--Group II Certificate Principal Distributions"
                                            herein.

                                            Distributions to the Class IIA-1 Certificates. On each
                                            Distribution Date an amount, up to the amount of the Group II
                                            Senior Principal Distribution Amount (as defined herein) for such
                                            Distribution Date, will be distributed as principal to the Class
                                            IIA-1 Certificates until the Class Principal Balance thereof has been reduced to zero.

                                            Distributions to the Subordinate Certificates. On each
                                            Distribution Date, an amount, up to the aggregate amount of the
                                            Subordinate Distribution Amount (as defined herein) for such
                                            Distribution Date, will be distributed as principal to the
                                            Subordinate Certificates. On each Distribution Date, each Class of
                                            Subordinate Certificates will be entitled to receive its pro rata share (by Class Principal Balance) of the Subordinate Principal
                                            Distribution Amount remaining after distributions of interest and principal to all Classes of Subordinate Certificates senior to such Class and distributions of interest to such Class.
                                            Notwithstanding the foregoing, on any Distribution Date on which the Subordination Level (as defined herein) for any Class of
                                            Subordinate Certificates is less than the Subordination Level as of the Cut-Off Date, the portion of the Subordinate Principal
                                            Prepayments Distribution Amount (as defined herein) otherwise allocable to the Class or Classes of the Subordinate Certificates
                                            junior to such Class will be allocated to the most senior Class of
                                            Subordinate Certificates for which the Subordination Level is less than such percentage as of the Cut-Off Date and to the Class or
                                            Classes of Subordinate Certificates senior thereto, pro rata according to the Certificate Principal Balances of such Classes.
                                            See "Description of the Certificates--Priority of Distributions"
                                            herein. See "Description of the Certificates -- Priority of
                                            Distributions" herein. The relative seniority, from highest to lowest, of the Subordinate Certificates shall be as follows: Class
                                            M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5.

                                            The rights of the holders of the Subordinate Certificates to receive distributions of principal are subordinated to the rights of the holders of the Senior Certificates to receive distributions of principal. See "Description of the Certificates--Subordination
                                            and Allocation of Losses" herein.

                                            For a more detailed description of how distributions of principal will be allocated among the various Classes of Certificates, see

                                            "Description of the Certificates--Distributions of Principal"
                                            herein.
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                                     S-23

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Subordination and Allocation of Losses....  The Subordinate Certificates will be subordinate in right of payment to and provide credit support for the Senior Certificates.
                                            The Junior Subordinate Certificates will be subordinate in right of payment to and provide credit support for the Senior Subordinate
                                            Certificates; the Class B-2 Certificates will be subordinate  in right of payment to and provide credit support for the Class M and Class
                                            B-1 Certificates; and the Class B-1 Certificates will be subordinate in right of payment to and provide credit support for the Class M
                                            Certificates, to the extent described herein.  The support provided by the Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford such holders protection against certain losses.  The protection afforded to the Senior
                                            Certificates by the Subordinate Certificates will be accomplished by the preferential right, on each Distribution Date, of the Senior
                                            Certificates to receive the distributions of interest and principal to which they are entitled, prior to distributions of interest or principal to the Subordinate Certificates.  The support provided by the Junior
                                            Subordinate Certificates to the Senior Subordinate Certificates is
                                            intended to enhance the likelihood of regular receipt by the Senior
                                            Subordinate Certificates of the full amount of monthly distributions of interest and principal to which they are entitled and to afford such holders protection against certain losses.  The protection afforded the Senior Subordinate Certificates by the Junior
                                            Subordinate Certificates will be accomplished by the preferential right, on each Distribution Date, of the Senior Subordinate
                                            Certificates to receive distributions of interest and principal prior to the distributions of interest or principal to the Junior Subordinate
                                            Certificates.  The protection afforded the Class M Certificates by the Class B-1 and Class B-2 Certificates, and the protection afforded the Class B-1 Certificates by the Class B-2 Certificates
                                            will be similarly accomplished by the preferential right of the Class
                                            M Certificates to receive distributions of interest and principal prior to such distributions of interest and principal to the Class B-1 and
                                            Class B-2 Certificates and the preferential right of the Class B-1
                                            Certificates to receive such distributions prior to such distributions of interest and principal to the Class B-2 Certificates.

                                            Except for Special Hazard Losses, Fraud Losses and Bankruptcy
                                            Losses in excess of the designated amount of Special Hazard
                                            Coverage, Fraud Coverage and Bankruptcy Coverage, any loss realized with respect to a Mortgage Loan in a Mortgage Loan Group will be allocated among the related Certificates (i) for losses allocable to principal (a) first, to the Junior Subordinate

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                                     S-24

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
                                            Certificates, until the aggregate of the Class Principal Balances thereof have been reduced to zero, (b) second, to the Class B-2
                                            Certificates, until the Class B-2 Certificate Principal Balance has been reduced to zero, (c) third, to the Class B-1
                                            Certificates, until the Class B-1 Certificate Principal Balance has been reduced to zero, (d) fourth, to the Class M Certificates, until the Class M Certificate Principal Balance has been reduced to zero and (e) fifth, to the related Senior Certificates (other than Components IA-1-4, IA-1-2 and IA-1-6 of the Class IA-1
                                            Certificates and the Class IIA- P Certificates), pro rata, according to their Certificate Principal Balances (or Component
                                            Principal Balances, in the case of Components IA-1-1, IA-1-3 and
                                            IA-1-5 of the Class IA-1 Certificates) in reduction of their respective Class Principal Balances or Component Principal
                                            Balances; provided however, that if the loss is recognized with respect to a Group I Discount Mortgage Loan, the Component IA-1-4
                                            Fraction of such loss will first be allocated to Component IA-1-4 of the Class IA-1 Certificates and the remainder of such loss will be allocated as described above in this clause (i) and if the loss is recognized with respect to a Group II Discount Mortgage Loan, the Class IIA-P Fraction of such loss will first be allocated to
                                            Class IIA-P Certificates and the remainder of such loss will be allocated as described in this clause (i); and (ii) for losses allocable to interest (a) first, to the Junior Subordinate
                                            Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Certificate Principal Balances of the
                                            Junior Subordinate Certificates, (b) second, to the Class B-2
                                            Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-2 Certificate Principal
                                            Balance, (c) third, to the Class B-1 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the
                                            Class B-1 Certificate Principal Balance, (d) fourth, to the Class
                                            M Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class M Certificate Principal
                                            Balance, (e) fifth, to the applicable Senior Certificates (other than Components IA-1-1 and IA-1-4 of the Class IA-1 Certificates
                                            and the Class IIA-P Certificates), pro rata according to accrued but unpaid interest thereon and then pro rata according to their
                                            Class Principal Balances (or Component Principal Balances, in the
                                            case of Components IA-1-3 and IA-1-5 of the Class IA-1
                                            Certificates) in reduction of their respective Certificate or
                                            Component Principal Balances, as applicable.

                                            The allocation of the principal portion of losses relating to a
                                            Mortgage Loan in a given Mortgage Loan Group to all Classes of the related Senior Certificates (other than Component IA-1-4 of the
                                            Class IA-1 Certificates and the Class IIA-P Certificates) and to
                                            the
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                                     S-25

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
                                            Subordinate Certificates pro rata according to their respective
                                            Certificate or Component Principal Balances (except if the loss is recognized with respect to a Group I Discount Mortgage Loan, in which event the Component IA-1-4 Fraction of such loss will first be allocated to Component IA-1-4 of the Class IA-1 Certificates and the remainder of such loss will be allocated as described above or if the loss is recognized with respect to a Group II
                                            Discount Mortgage Loan, in which event the Class IIA-P Fraction of such loss will first be allocated to the Class IIA-P Certificates and the remainder of such loss will be allocated as described above) and the allocation of the interest portion of losses pro rata according to the amount of interest accrued on each such
                                            Class in reduction thereof and then, pro rata, in reduction of their related Class Principal Balance (or Component Principal
                                            Balances) is hereinafter referred to as "Pro Rata Allocation". For purposes of any Pro Rata Allocation in part to the Subordinate
                                            Certificates, each Class of Subordinate Certificates will be deemed to have a Class Principal Balance (and to accrue interest thereon) equal to the actual Class Principal Balance thereof times a fraction, the numerator of which is the Group I Subordinate
                                            Amount (for a loss on a Group I Mortgage Loan) or the Group II
                                            Subordinate Amount (for a loss on a Group II Mortgage Loan), and the denominator of which is the aggregate of the Group I
                                            Subordinate Amount and the Group II Subordinate Amount.

                                            Since the Subordinate Certificates will absorb losses on Mortgage
                                            Loans in both Mortgage Loan Groups, a disproportionate amount of losses with respect to Mortgage Loans in either Mortgage Loan
                                            Group will adversely impact the subordination available to the
                                            Senior Certificates related to the other Mortgage Loan Group.

                                            Special Hazard Losses, Fraud Losses and Bankruptcy Losses in
                                            excess of the applicable coverage will be allocated to all outstanding Classes of related Certificates by Pro Rata
                                            Allocation. Each of the applicable coverages may be reduced periodically, as described herein. See "Description of the
                                            Certificates--Subordination and Allocation of Losses" herein.

                                            See also "Description of the Certificates--Distributions of
                                            Principal" herein.

Credit Enhancements.......................  Subordination.  The subordination of the Subordinate Certificates and the further subordination within the Class of Subordinate
                                            Certificates described above and in "Description of the Certificates
                                            -- Subordination and Allocation of Losses" will provide credit
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                                    S-26

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
                                            enhancement to the Senior Certificates and each Class of
                                            Subordinate Certificates with lower Class designations.

                                            Shifting of Interests. The Class IA Certificates entitled to principal, other than Component IA-1-5 of the Class IA-1
                                            Certificates, will receive 100% of Principal Prepayments received with respect to the Group I Mortgage Loans until the earliest to occur of the fifth anniversary of the first Distribution Date or the Credit Support Depletion Date or until such Class IA
                                            Certificates are retired. During the next four years, the Class IA
                                            Certificates and Components of the Class IA-1 Certificates
                                            entitled to principal, other than Components IA-1-5 and IA-1-4 of the Class IA-1 Certificates, will receive a disproportionately large, but decreasing, share of such Principal Prepayments. This will result in an acceleration of the amortization of such Class
                                            IA Certificates, other than the Components IA-1-5 and IA-1-4 of the Class IA-1 Certificates, subject to the priorities described in "Description of the Certificates --Distributions of Principal"
                                            herein, enhancing the likelihood that holders of such Classes of
                                            Certificates will be paid the full amount of principal to which they are entitled.

                                            The Class IIA Certificates entitled to principal will receive 100%
                                            of the Principal Prepayments received with respect to the Group II
                                            Mortgage Loans until the earliest to occur of the fifth
                                            anniversary of the first Distribution Date or the Credit Support
                                            Depletion Date or until such Class IIA Certificates are retired.
                                            During the next four years, the Class IIA Certificates entitled to principal (other than the Class IIA-P Certificates) will receive a disproportionately large, but decreasing, share of such Principal
                                            Prepayments. This will result in an acceleration of the
                                            amortization of such Class IIA Certificates, subject to the priorities described in "Description of the Certificates --
                                            Distributions of Principal" herein, enhancing the likelihood that holders of such Classes of Certificates will be paid the full amount of principal to which they are entitled.

                                            For a more detailed description of how Principal Prepayments are allocated among the Senior Certificates and the Subordinate
                                            Certificates, see "Description of the Certificates--Distributions
                                            of Principal" herein.

Advances..................................  With respect to each Mortgage Loan, the Servicer will make

                                            Advances on each Distribution Date to the Certificate Account to cover any shortfall between (i) payments scheduled to be received in respect of such Mortgage Loan and (ii) the amounts actually deposited in the Certificate Account on account of such payments;
                                            provided that the Servicer determines, in good faith, on such

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


                                            Distribution Date that such Advances will be recoverable from insurance proceeds, Liquidation Proceeds (as defined in the
                                            Prospectus) or other amounts received with respect to such
                                            Mortgage Loan. Advances are reimbursable to the Servicer from cash in the Certificate Account prior to payments to the
                                            Certificateholders if the Servicer determines that any such
                                            Advances previously made are not recoverable from Liquidation
                                            Proceeds or other amounts recoverable with respect to the
                                            applicable Mortgage Loan. See "Description of the Certificates
                                            -Advances" herein.

Yield and Prepayment
 Considerations...........................  The yield to maturity of each Class of Offered Certificates will depend upon, among other things, the price at which such
                                            Certificates are purchased, the applicable Remittance Rate, the actual characteristics of the Mortgage Loans in the related Loan
                                            Group, the rate of principal payments (including Principal
                                            Prepayments) on the Mortgage Loans in the related Mortgage Loan
                                            Group and the rate of liquidations on the Mortgage Loans in the related Mortgage Loan Group.  A higher than anticipated rate of principal payments (including Principal Prepayments) and
                                            liquidations would reduce the aggregate principal balance of the
                                            Mortgage Loans more quickly than expected, thereby reducing the aggregate interest payments with respect to such Mortgage Loans.
                                            Therefore, a higher rate of principal payments (including Principal
                                            Prepayments) and liquidations in a Mortgage Loan Group could result in a lower than expected yield to maturity on Classes of
                                            Certificates purchased at a premium.  Conversely, a lower than anticipated rate of principal payments (including Principal
                                            Prepayments) and liquidations in a Mortgage Loan Group could result in a lower than expected yield to maturity on Classes of
                                            Certificates purchased at a discount, in that payments of principal with respect to the Mortgage Loans would occur later than
                                            anticipated.  Except in limited circumstances set forth herein, principal distributions to the Class IA Certificates and Class IIA
                                            Certificates relate to principal payments on the Group I Mortgage
                                            Loans and Group II Mortgage Loans, respectively.  Principal distributions to the Subordinate Certificates relate to principal payments on both the Group I Mortgage Loans and Group II
                                            Mortgage Loans.


                                            The actual rate of payments of principal (including Principal
                                            Prepayments) and liquidations on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors. In general, if interest rates generally rise above the interest rates on the Mortgage Loans, the rate of prepayment would be
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                                     S-28


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
                                            expected to decrease. Conversely, if prevailing interests rates fall significantly below the interests rates on the Mortgage
                                            Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. See "Risk Factors" and
                                            "Yield and Prepayment Considerations" herein.

                                            For a discussion of special yield and prepayment considerations applicable to the PAC, TAC, and Senior Subordinate Certificates,
                                            see "Risk Factors" herein.

Ratings ..................................  It is a condition to the issuance of the Offered Certificates that the
                                            Senior Certificates each be rated "AAA" (except for the Class IA-
                                            X, Class IIA-P and Class IIA-X Certificates, which will be rated
                                            "AAAr") by Standard & Poor's, a division of The McGraw-Hill
                                            Companies, Inc.  ("S&P"), and "AAA" by Duff & Phelps Credit
                                            Rating Co.  ("DCR"), that the Class M Certificates be rated not less than "AA" by DCR, that the Class B-1 Certificates be rated not less than "A" by DCR; and that the Class B-2 Certificates be rated
                                            not less than "BBB" by DCR.   See "Certificate Ratings", "Risk
                                            Factors" and "Yield and Prepayment Considerations" herein.  The ratings on the Offered Certificates address the likelihood of the receipt by holders of Offered Certificates of all distributions with respect to the underlying Mortgage Loans to which they are entitled and do not address the likely actual rate of Principal Prepayments, which rate could, if different than originally anticipated, adversely affect the yield realized by the Certificateholders.

Last Scheduled Distribution Date..........  The Last Scheduled Distribution Date for all Class IA Certificates
                                            and the Subordinate Certificates is the Distribution Date in April
                                            2028, which is the Distribution Date occurring in the month after the scheduled maturity date for the latest maturing Group I
                                            Mortgage Loan in the Group I Mortgage Pool.

                                            The Last Scheduled Distribution Date for all Class IIA
                                            Certificates is the Distribution Date in April 2013, which is the
                                            Distribution Date occurring in the month after the scheduled maturity date for the latest maturing Group II Mortgage Loan in the Group II Mortgage Pool.

                                            The actual last Distribution Date on the Certificates will depend on the rate of payments of principal (including Principal
                                            Prepayments) on the Mortgage Loans which, in turn, may be
                                            influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates. No assurance can be given as to

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                                     S-29

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

                                            the actual payment experience on the Mortgage Loans. See
                                            "Description of the Certificates--Last Scheduled Distribution
                                            Date" and "Yield and Prepayment Considerations" herein.

Legal Investment..........................  As of the date of their issuance, the Offered Certificates, other than the Class B-1 and Class B-2 Certificates, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                            Enhancement Act of 1984 ("SMMEA").  SMMEA provides that
                                            states may override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action prior to October 4, 1991.  Certain States have enacted legislation which has overridden the provisions of
                                            SMMEA.  See "Certain Legal Investment Aspects" herein.  It is anticipated that the Class B-1 and Class B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will not constitute "mortgage related securities" for purposes of SMMEA.

                                            Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on investment in the Offered Certificates, and such restrictions may be retroactively imposed. The Federal Financial
                                            Institutions Examination Council, the Federal Deposit Insurance
                                            Corporation, the Office of the Comptroller of the Currency, the
                                            Board of Governors of the Federal Reserve System, the Office of
                                            Thrift Supervision and the National Credit Union Administration
                                            have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative
                                            mortgage- backed securities, including securities such as the
                                            Offered Certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated
                                            institutions subject to their jurisdiction from holding
                                            mortgage-backed securities such as the Offered Certificates, including such securities previously purchased. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

ERISA Considerations......................  See "ERISA Considerations" herein and in the Prospectus.

Certain Federal Income Tax
 Consequences.............................  For federal income tax purposes, the Company will cause elections to be made to treat REMIC I and REMIC II as REMICs.  The
                                            Certificates, other than the Class R Certificate, will represent ownership of REMIC regular interests.  Such regular interest
                                            Certificates will generally be treated as representing ownership of debt for federal income tax purposes.  Certificateholders will be
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
                                            required to include in income all interest and original issue discount ("OID") on such Certificates in accordance with the accrual method of accounting regardless of the Certificateholders'
                                            usual methods of accounting. For federal income tax purposes (i)
                                            Component R-1 of the Class R Certificate will be the residual interest in REMIC I and (ii) Component R-2 of the Class R
                                            Certificate will be the residual interest in REMIC II.

                                            As specified in "Certain Federal Income Tax Consequences" in this
                                            Prospectus Supplement, certain Classes of Offered Certificates will (and certain other Classes of Offered Certificates may) be treated for federal income tax purposes as having been issued with
                                            OID. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount or premium, if any, for federal income tax purposes is 250% of the Basic Prepayment
                                            Assumption for Group I Mortgage Loans and 225% of the Basic
                                            Prepayment Assumption for Group II Mortgage Loans as described herein under "Yield and Prepayment Considerations". No
                                            representation is made that the Mortgage Loans will prepay at any given percentage of the BPA.

                                            If actual prepayments of Mortgage Loans differ sufficiently from the prepayment assumption, the calculation of OID for certain
                                            Classes of Offered Certificates might produce a negative number for certain accrual periods. In such event, Certificateholders will not be entitled to a deduction for such amount, but will be required to carry such amount forward as an offset to OID, if any, accruing in future accrual periods.

                                            Under the REMIC Regulations (as defined in the Prospectus), the
                                            Residual Certificate will not be regarded as having "significant value" for purposes of applying the rules relating to "excess inclusions". In addition, the Residual Certificate will likely constitute "noneconomic" residual interests for purposes of the
                                            REMIC Regulations. Transfers of interests in the Residual

                                            Certificate will be restricted under the Pooling and Servicing
                                            Agreement to United States Persons (as defined in the Prospectus)
                                            in a manner designed to prevent a transfer of noneconomic residual interests from being disregarded under the REMIC Regulations. See
                                            "Certain Federal Income Tax Consequences--REMIC--Taxation of
                                            Owners of Residual Certificates" in the Prospectus.

                                            Residual Certificateholders may be required to report an amount of taxable income with respect to early years that significantly exceeds distributions on the Residual Certificate during such years,
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
                                            with corresponding tax deductions or losses deferred until later years. Accordingly, on a present value basis, the tax detriments occurring in the earlier years may substantially exceed the sum of any tax benefits in the later years. As a result, the Residual
                                            Certificateholders' after-tax rate of return may be zero or negative, even if their pre-tax rate of return is positive.

                                            The Offered Certificates will generally be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations, and
                                            "real estate assets" for real estate investment trusts ("REITs")
                                            in the same proportion that the assets in the REMIC would be so treated. In addition, interest on the Offered Certificates will generally be treated as "interest on obligations secured by mortgages on real property" for REITs to the extent that such
                                            Certificates are treated as "real estate assets". See "Certain
                                            Federal Income Tax Consequences" in the Prospectus.

                                            For further information regarding the federal income tax
                                            consequences of investing in the Offered Certificates, see
                                            "Certain Federal Income Tax Consequences" herein and in the
                                            Prospectus.
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                                     S-32


                                  RISK FACTORS

Effect of Principal Prepayments

         The rate of principal payments, amount of each interest payment and yield to maturity on each Class of the Certificates are directly related to the rate of payments of principal on the Mortgage Loans in the related Mortgage Loan Group, which may be in the form of scheduled amortization, principal prepayments or liquidations. In general, when the level of prevailing mortgage interest rates declines significantly below the interest rates on the Mortgage Loans, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. The rate of payment of principal will also be affected by any repurchase by the Company of the Mortgage Loans in the related Mortgage Loan Group. See "Maturity Considerations--Prepayment Considerations" and "Description of Certificates--Termination" in the Prospectus and "Description of the Certificates--Optional Termination of REMIC II" and "Yield and Prepayment Considerations" herein. In such event, the repurchase price paid by the Company would be passed through to related Certificateholders on the Distribution Date following the month of repurchase. All of the Mortgage Loans contain "due-on-sale" clauses. Consequently, acceleration of maturity as a result of transfers of Mortgaged Properties will affect the level of Principal Prepayments on the Mortgage Loans.

         "Principal Prepayments" include prepayments in full on a Mortgage Loan ("Payoffs") and partial principal prepayments on a Mortgage Loan
("Curtailments").

         The Class IA-3 Certificates (the "Accretion Directed Class") and Component IA-1-3 of the Class IA-1 Certificates (the "Accretion Directed Component") will receive distributions of principal otherwise payable as interest to the Class IA-4 Certificates (on or before the Class IA-4 Accretion Termination Date (as defined herein)) and Component IA-1-3 of the Class IA-1 Certificates (on or before the Component IA-1-3 Accretion Termination Date (as defined herein)). Because the Accretion Directed Classes and Accretion Directed Component receive such distributions of principal, they may amortize faster than otherwise would be the case. The Class IA-4 Certificates are referred to as the "Accrual Class" and Component IA-1-3 of the Class IA-1 Certificates is referred to as the "Accrual Component" herein.

         If any Certificate is purchased at a discount from its original Certificate Principal Balance, and if a purchaser of such Certificate calculates the yield to maturity based on an assumed rate of principal payments (including Principal Prepayments) and liquidations faster than that actually received on the Mortgage Loans in the related Mortgage Loan Group, the actual yield to maturity will be lower than that so calculated. If any Certificate is purchased at a premium from its original Certificate Principal Balance, and if a purchaser of such Certificate calculates the yield to maturity based on an assumed rate of principal payments (including Principal Prepayments) and liquidations slower than that actually received on the Mortgage Loans in the related Mortgage Loan Group, the actual yield to maturity will be lower than that so calculated.


         Principal distributions on the Class IA-2, Class IA-5 and Class IA-6 Certificates (the "PACs") on any Distribution Date will generally be payable in amounts determined on the basis of the planned principal balances for such Classes of Certificates for such Distribution Date as set forth in Appendix A (each, a "Planned Principal Balance"). For each PAC Class, there is a range of constant mortgage prepayment rates (an "Effective Range") at which such Class would receive scheduled payments. Based on the Modeling Assumptions (as defined herein) each PAC Class would receive scheduled payments in amounts determined in accordance with Appendix A if the related Mortgage Loans were to prepay at any constant percentage of the Basic Prepayment Assumption within the range of between 100% and 500% thereof. However, as discussed herein, actual principal distributions may deviate from the prescribed amounts, because the actual prepayment rate of such Group I Mortgage Loans each month may not occur at any constant level between approximately 100% and 500% of the Basic Prepayment Assumption. If the Class Principal Balance of the Class IA-3 Certificates, the Class IA-4 Certificates or the Component Principal Balances of the Class IA-1 Certificates (except for Component IA-1-4) are reduced to zero before the Class Principal Balances of the PACs are reduced to zero, the weighted average life of the PACs will become significantly more sensitive to changes in the prepayment rate of the Group I Mortgage Loans, and principal distributions thereon will be more likely to deviate from the described amounts.

         Principal distributions on the Class IA-3 Certificates and Component IA-1-3 of the Class IA-1 Certificates (the "TACs") on any Distribution Date will generally be payable in amounts determined on the basis of their targeted principal balances for such Distribution Date as set forth in Appendix B (each, a "Targeted Principal Balance"). The Targeted Principal Balances of such Class and Component were determined assuming that the prepayment rate of the Group I Mortgage Loans remains constant at 250% of the Basic Prepayment Assumption. However, as discussed herein, actual principal distributions may deviate from the prescribed amounts, because the actual prepayment rate of the Group I Mortgage Loans each month will not remain constant at 250% of the Basic Prepayment Assumption. If the Class Principal Balance of the Class IA-4 Certificates is reduced to zero before the Class IA-3 Principal Balance or Component IA-1-3 Component Principal Balance is reduced to zero, the rate of principal distributions and the weighted average life of the Class IA-3 Certificates and the Class IA-1 Certificates (to the extent of the Component IA-1-3 of the Class IA-1 Certificates) will become significantly more sensitive to changes in the prepayment rate of the Group I Mortgage Loans.

         On or prior to the Credit Support Depletion Date (as defined herein) Principal Prepayments on the Group I Mortgage Loans and other unscheduled payments of principal may result in principal available for distribution on a Distribution Date to the PACs and the TACs on such Distribution Date in an amount greater than the amount necessary to reduce the applicable Class Principal Balances or Component Principal Balances of the PACs and TACs to their scheduled amounts. The excess principal after distribution to meet the Planned Principal Balance of the PACs and the Targeted Principal Balance of the TACs on any Distribution Date on or prior to the Credit Support Depletion Date will be distributed as follows: (i) to the Class IA-4 Certificates until the Class IA-4 Principal Balance has been reduced to zero; (ii) a percentage then to the Class IA-3 Certificates without regard to its Targeted Principal Balance, until the Class IA-3 Principal Balance has been reduced to zero and a percentage to Component IA-1-3 of the Class IA-1 Certificates without regard to its Targeted Principal Balance, until the Component IA-1-3 Component Principal Balance has been reduced to zero; and (iii) the remainder of such excess will be distributed
(a) to Component IA-1-3 of the Class IA-1 Certificates without regard to its Targeted Principal Balance, until the IA-1-3 Component Principal Balance has been reduced to zero, (b) to the Class IA-5 Certificates without regard to its Planned Principal Balance, until the Class IA-5 Principal Balance has been reduced to zero, (c) to the Class IA-6 Certificates without regard to its Planned Principal Balance, until the Class IA-6 Principal Balance has been reduced to zero, and (d) to the Class IA-2 Certificates without regard to its Planned Principal Balance, until the Class IA-2 Principal Balance has been reduced to zero. Any excess remaining after all such payments will be distributed to Component IA-1-5 of the Class IA-1 Certificates. Accordingly, the rate of payments on the Group I Mortgage Loans is expected to have a greater effect on the weighted average life of the TACs, under certain prepayment scenarios, than on the weighted average lives of the PACs principally because the rate of Principal Prepayments and other unscheduled payments of principal could cause the principal available for distribution on the Class IA Certificates on any Distribution Date to be less than the amounts necessary to reduce the Class Principal Balance of the PACs to their respective Planned Principal Balances, in which case the TACs and the Class IA-4 Certificates will not receive any distributions of principal (other than the principal they may receive as Accretion Directed Classes or Accretion Directed Components). Similarly, if on any Distribution Date the principal available for distribution to the TACs is less than the amount necessary to reduce their Class Principal Balances to their respective Targeted Principal Balances, then the Class IA-4 Certificates will not receive any distributions of principal (other than the principal they may receive as an Accretion Directed Class). See "Yield and Prepayment Considerations" herein.

                  The yield to maturity on the Class IA-X Certificates will be extremely sensitive to the level of Principal Prepayments on certain of the Group I Mortgage Loans. The interest payable to the Class IA-X Certificates is based on the weighted average of the Stripped Interest Rates (as defined herein) of the Group I Mortgage Loans having Pass-Through Rates in excess of 6.750% per annum (the "Group I Premium Mortgage Loans"). Therefore the yield to maturity on the Class IA-X Certificates will generally decrease as a result of faster than expected Principal Prepayments on the Group I Premium Rate Mortgage Loans. Prospective investors should fully consider the risks associated with an investment in the Class IA-X Certificates, including the possibility that if the rate of Principal Prepayments on the Group I Premium Rate Mortgage Loans is

rapid, such investors may not fully recoup their initial investments.

         Because the interest payable on the Class IA-X Certificates is derived from different groups of Mortgage Loans within Mortgage Loan Group I, it is possible that faster than expected Principal Prepayments on the Group I Premium Rate Mortgage Loans may occur at the same time as slower than expected Principal Prepayments on the Group I Discount Mortgage Loans which would result in a lower yield to maturity for the Class IA-X Certificates.

         The yield to maturity on the Class IIA-X Certificates will be extremely sensitive to the level of Principal Prepayments on certain of the Group II Mortgage Loans. The interest payable to the Class IIA-X Certificates is based on the weighted average of the Stripped Interest Rates (as defined herein) of the Group II Mortgage Loans having Pass-Through Rates in excess of 6.500% per annum (the "Group II Premium Mortgage Loans"). Therefore the yield to maturity on the Class IIA-X Certificates will generally decrease as a result of faster than expected Principal Prepayments on the Group II Premium Rate Mortgage Loans. Prospective investors should fully consider the risks associated with an investment in the Class IIA-X Certificates, including the possibility that if the rate of Principal Prepayments on the Group II Premium Rate Mortgage Loans is rapid, such investors may not fully recoup their initial investments.

         The yield to maturity on the Class IIA-P Certificates will be extremely sensitive to the level of Principal Prepayments on certain of the Group II Mortgage Loans. The principal payable to the Class IIA-P Certificates is derived from Group II Mortgage Loans having Pass-Through Rates lower than 6.500% per annum (the "Group II Discount Mortgage Loans"). Therefore, the yield to maturity on the Class IIA-P Certificates will be adversely affected by slower than expected prepayments of the Group II Discount Rate Mortgage Loans.

         Because the interest payable on the Class IIA-X Certificates and the principal distributable to the Class IIA-P Certificates are derived from different groups of Mortgage Loans within Mortgage Loan Group II, it is possible that faster than expected Principal Prepayments on the Group II Premium Rate Mortgage Loans may occur at the same time as slower than expected Principal Prepayments on the Group II Discount Mortgage Loans which would result in a lower yield to maturity for both the Class IIA-X and Class IIA-P Certificates.

         The yield to maturity on each Class of Senior Subordinate Certificates will be extremely sensitive to realized losses on the Mortgage Loans (other than Special Hazard Losses, Fraud Losses and Bankruptcy

Losses in excess of the applicable coverage therefor provided by the Subordinate Certificates), because a disproportionately large amount of such losses (rather than a pro rata portion thereof) generally will be allocable to such Classes of Certificates following the reduction of the aggregate Class Principal Balances of the Junior Subordinate Certificates to zero, as described under "Description of the Certificates--Subordination and Allocation of Losses" herein.


Risks of Holding Subordinate Certificates

         The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Certificates and the rights of the holders of each Class of Subordinate Certificates (other than the Class M Certificates) to receive such distributions with respect to the Mortgage Loans will be subordinated to such rights of the Class or Classes of Subordinate Certificates with lower numerical Class designations, in each case only to the extent described herein. Delinquencies that are not advanced by or on behalf of the Servicer (because the amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Subordinate Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates, in reverse order of their Class designations, and then by the related Senior Certificates. If, as a result of such shortfalls, the aggregate of the Class Certificate Balances of all Classes of Certificates exceeds the Pool Principal Balance, the Class of Subordinate Certificates then outstanding with the highest Class designation will be reduced by the amount of such excess.

         The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in decreasing order of their priority of distributions, will be progressively more sensitive to the rate and timing of Mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with such investor's expectations. In general, the earlier a loss occurs the greater the effect on an investor's yield to maturity. Losses on the Mortgage Loans will reduce the Class Certificate Balance of the Subordinate Certificates to the extent of any losses allocated thereto without the receipt of cash attributable to such reduction. See "Description of the Certificates--Allocation of Losses" herein. As a result of such reductions, less interest will accrue on such Classes of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by disproportionate allocations of principal prepayments to the Senior Certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds. See "Description of the Certificates--Allocation of Losses" herein.

         Since the Subordinate Certificates will absorb losses on Mortgage Loans in both Mortgage Loan Groups, a disproportionate amount of losses with respect to Mortgage Loans in either Mortgage Loan Group will adversely impact the availability of subordination to the Senior Certificates related to the other Mortgage Loan Group.

Limited Source of Payments--No Recourse to Company, Servicer or Trustee

         The Mortgage Loans are to be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Company, the Servicer, the Trustee or any of their affiliates, except for the limited obligations of the Company with respect to certain breaches of its representations and warranties and of the Servicer with respect to its servicing obligations. Neither the Certificates nor the

Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Company, the Servicer, the Trustee or any of their affiliates. Consequently, in the event that payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Company, the Servicer, the Trustee or any of their affiliates.

Limited Liquidity

         Each Underwriter intends to make a secondary market in the Certificates being purchased by it, but no Underwriter has an obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will provide Certificateholders with a sufficient level of liquidity of investment or that it will continue for the life of the Certificates.

Geographic Concentration

         Approximately 30.90% of all Mortgage Loans, 33.14% of the Group I Mortgage Loans and approximately 19.84% of the Group II Mortgage Loans (by Cut-Off Date Principal Balances) are secured by Mortgaged Properties located in the State of California. Although property values of residential real estate in California are currently improving such values have declined in recent years. If the California residential real estate market should experience an overall decline in property values again after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the Mortgage Loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market. In addition, approximately 6.25% and 5.73% of all Mortgage Loans are located in Illinois and Texas, respectively. Approximately 6.38% and 5.13% of the Group I Mortgage Loans are located in Illinois and New York, respectively. Approximately 10.94%, 6.91%, 5.61%, 5.49% and 5.26% of the Group II Mortgage Loans are located in Texas, Florida, Illinois, Minnesota and Massachusetts, respectively.

Book-Entry System

         Since transactions in the Class IA Certificates, the Class IIA Certificates and the Senior Subordinate Certificates (the "Book-Entry Certificates") generally can be effected only through The Depository Trust Company ("DTC"), participating organizations, indirect participants and certain banks, the ability of a Certificateholder to pledge a Book-Entry Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to such Certificates, may be limited due to a lack of a physical certificate representing the Book-Entry Certificates. In addition, the Certificateholders may experience some delay in their receipt of distribution of interest and principal on the Book-Entry Certificates, since such distributions will be forwarded by the Trustee (or its duly appointed paying agent, if any) to DTC, and DTC will credit such distributions to the accounts of DTC Participants (as defined herein) which will thereafter credit them to the accounts of Certificateholders either directly or indirectly through indirect participants. Also, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates. See "Description of the Certificates--Book-Entry Registration" herein.

                                    THE TRUST

         The primary assets of REMIC I will consist of a pool of Mortgage Loans (the "Mortgage Pool"). REMIC I will also contain (i) certain insurance policies related to the Mortgage Loans, (ii) any property which secured a Mortgage Loan and which is acquired by foreclosure or by deed in lieu of foreclosure after the Cut-Off Date, (iii) amounts held in the Certificate Account, and (iv) certain other assets all as described herein. Funds otherwise required to be held in the Certificate Account may be held in an investment account and invested for the benefit of the Servicer in Eligible Investments pursuant to the terms of the Pooling and Servicing Agreement, as described herein. The Mortgage Loans will be assigned to the Trustee, together with all principal interest due on the Mortgage Loans after the Cut-Off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the "Mortgage Loan Schedule") which will specify with respect to each Mortgage Loan, among other things, the applicable Mortgage Loan Group, the original principal balance and the outstanding principal balance as of the close of business on the Cut-Off Date, the term of the Mortgage Note and the Mortgage Interest Rate.

                       DESCRIPTION OF THE MORTGAGE POOL*/

         The Mortgage Pool will consist of Mortgage Loans that will have an aggregate principal balance outstanding as of March 1, 1998 (the "Cut-Off Date"), after deducting payments due on or before that date, of approximately $285,096,944. The Group I Mortgage Loans and Group II Mortgage Loans have an aggregate principal balance outstanding as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $237,039,011 and $48,057,933, respectively. Certain of the risks of loss on certain Mortgage Loans will be covered up to specified limits by Primary Insurance Policies.

         The Mortgage Loans are secured by first mortgages or first deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties (the "Mortgaged Properties"),
--------
*/ The description herein of the Mortgage Pool and the Mortgaged Properties is based upon the - Mortgage Loans at the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before such date, whether or not actually received. All references herein to "principal balance" refer to the principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the related Mortgage Loan Group, based on the outstanding principal balances of the Mortgage Loans after giving effect to scheduled Monthly Payments due on or prior to the Cut-Off Date, whether or not received. References to weighted averages refer, in each case, to weighted averages by principal balance as of the Cut-Off Date of the related Mortgage Loans (determined as described in the preceding sentence). Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of principal prepayments in full ("Payoffs"), delinquencies or otherwise. In such event, other Mortgage Loans may be included in the Mortgage Pool. The Company believes that the information set forth herein with respect to the Mortgage Pool is representative of the characteristics of the Mortgage Pool as it will actually be constituted at the time the Certificates are issued, although the range of Mortgage Interest Rates and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary. See "--Additional Information" herein.

which may include detached homes, duplexes, townhouses, individual condominium units, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units so long as the property subject to the lien of the related Mortgage consists of no more than four units, and having the additional characteristics described below and in the Prospectus.

         Each Mortgage Loan was acquired by the Company for inclusion in the Mortgage Pool and was originated or acquired by the Seller, an affiliate of the Company, during the period February, 1997 through February, 1998 and will have an original term to maturity of greater than 15 but not more than 30 years in the case of the Group I Mortgage Loans and not more than 15 years in the case of Group II Mortgage Loans. None of the Mortgage Loans in the Mortgage Pool have been originated under reduced or no documentation programs.

         Approximately 95.88% the Mortgage Loans in the Mortgage Pool will have ACUScores. The weighted average ACUScore for the Mortgage Loans that were scored is 101. "ACUScores" are statistical mortgage scores obtained by certain mortgage lenders in connection with loan applications to help assess a borrower's credit-worthiness as of the time the score is obtained. ACUScores are generated by computer models developed by United Guaranty Residential Insurance Company ("UG"). ACUScores range from 10 to 1,000, with a benchmark score of 100, which was designed to indicate that a loan scoring 200 would be twice as risky as a loan scoring 100 and a loan scoring 50 is only half as risky as a loan scoring
100. According to the model, the higher the score, the greater the loan's relative risk. Any information regarding ACUScores is not intended to and does not address matters respecting investments in the securities which are the subject of this document. All information in this document was prepared by a party or parties other than UG, which parties are solely responsible therefor, and UG makes no representations as to the correctness or completeness hereof. The Company does not make any representations or warranties as to the actual performance of any Mortgage Loan or that a particular ACUScore will not change over time or should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

         Approximately 97.53% of the Mortgage Loans have FICO Scores. The weighted average FICO Score for the Mortgage Loans that were scored is 731. "FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness as of the time the score is obtained. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to a life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The company does not make any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO Score will not change over time or should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

         The Company will assign the Mortgage Loans to the Trustee for the ultimate benefit of the Certificateholders. The Servicer will service the Mortgage Loans directly as Servicer pursuant to the Pooling and Servicing Agreement, and will receive compensation for such services. See "Description of the Certificates--Assignment of Mortgage Loans" in the Prospectus.

         The Company will make representations and warranties regarding the Mortgage Loans in the Pooling and Servicing Agreement, but its assignment of the Mortgage Loans to the Trustee will be without recourse and the Company's obligations relating to the Mortgage Loans will be limited to the representations and warranties made by it and to its servicing obligations, if any, under the Pooling and Servicing Agreement. The Servicer is required to make certain advances of its own funds in respect of the Mortgage Loans to the limited extent set forth under "Description of the Certificates--Advances and Limitations Thereon" in the Prospectus "Description of the Certificates--Advances" herein.


         All of the Mortgage Loans will have principal and interest payable on the first day of each month (the "Due Date"). The latest original scheduled maturity of any Mortgage Loan will be March, 2028. Each of the Mortgage Loans will have original terms to maturity of not more than 30 years. 100% of the Mortgage Loans were originated pursuant to a "full documentation" program. At origination, based upon an appraisal of the Mortgaged Property securing each Mortgage Loan, approximately 88.60% of the Mortgage Loans will have had Loan-to-Value Ratios less than or equal to 80%, and approximately 11.40%, of the Mortgage Loans will have had Loan-to-Value Ratios greater than 80% but less than or equal to 95% and all such loans were covered by a Primary Insurance Policy. No Mortgage Loan will have had a Loan-to-Value Ratio at origination greater than 95%.

         No Mortgage Loan permits negative amortization or the deferral of accrued interest and none of the Mortgage Loans is secured by a leasehold interest in the Mortgaged Property.

Loan Group I

         The latest original scheduled maturity of any Group I Mortgage Loan will be March 2028. Each of the Group I Mortgage Loans will have original terms to maturity of not more than 30 years. 100% of the Group I Mortgage Loans were originated pursuant to a "full documentation" program. At origination, based upon an appraisal of the Mortgaged Property securing each Group I Mortgage Loan, obtained at or about the date of origination, approximately 12.78% of the Group I Mortgage Loans will have had Loan-to-Value Ratios greater than 80% but less than or equal to 95% and all such loans were covered by a Primary Insurance Policy. No Group I Mortgage Loan will have had a Loan-to-Value Ratio at origination greater than 95%. Approximately 96.20% of the Group I Mortgage Loans will have ACUScores. The weighted average ACUScore for the Group I Mortgage Loans is 103. Approximately 98.44% of the Group I Mortgage Loans will have FICO scores . The weighted average FICO score for the Group I Mortgage Loans is 730.

         No more than 1.55% of the Group I Mortgage Loans will be secured by Mortgaged Properties located in any one California zip code area.

Loan Group II

         The latest original scheduled maturity of any Group II Mortgage Loan will be March 2013. Each of the Group II Mortgage Loans will have original terms to maturity of not more than 15 years. 100% of the Group II Mortgage Loans were originated pursuant to a "full documentation" program. At origination, based upon an appraisal of the Mortgaged Property securing each Group II Mortgage Loan obtained at or about the time of origination, approximately 4.61% of the Group II Mortgage Loans will have had Loan-to-Value Ratios greater than 80% but less than or equal to 95% and all of such loans were covered by a Primary Insurance Policy. Approximately 94.30% of the Group II Mortgage Loans will have ACUScores. The weighted average ACUScore for the Group II Mortgage Loans is 93. Approximately 93.05% of the

Group II Mortgage Loans will have FICO scores . The weighted average FICO score for the Group II Mortgage Loans is 736.

         The following information sets forth in tabular format certain information, as of the Cut-Off Date, with respect to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date and have been rounded in order to total 100%.


                         MORTGAGE LOANS IN THE AGGREGATE

                     Mortgage Rates of all Mortgage Loans(1)

                                                                               Percentage of
                                                   Aggregate                 Mortgage Pool by
                                               Principal Balance            Aggregate Principal
                         Number of                 as of the                 Balance as of the
Mortgage Rate (%)      Mortgage Loans            Cut-Off Date                    Cut-Off Date
-----------------      --------------       ----------------------         ------------------
6.000+ to 6.500              14                  $    5,188,268.11                1.82%
6.500+ to 7.000              134                     45,728,979.33               16.04
7.000+ to 7.500              413                    136,934,519.29               48.03
7.500+ to 8.000              303                     95,912,532.70               33.64
8.000+ to 8.500               4                       1,332,644.39                0.47
                             --                    ---------------               -----
         Totals....          868                   $285,096,943.82              100.00%
                             ===                   ===============              ======

----------------

(1) The interest rates (the "Mortgage Rates") borne by the Mortgage Loans as of the Cut-Off Date ranged from 6.375% per annum to 8.500% per annum and the weighted average Mortgage Rate on the Mortgage Loans as of the Cut-Off Date was approximately 7.395% per annum.

                                      S-41


                            Geographical Distribution
                              of all Mortgage Loans


                                                                                             Percentage of
                                                                                            Mortgage Pool by
                                                                    Aggregate             Aggregate Principal
                                         Number of              Principal Balance          Balance as of the
             State                    Mortgage Loans         as of the Cut-Off Date           Cut-Off Date
--------------------------------   ---------------------   ---------------------------  ------------------------
Alabama.........................                       1                     $490,494.07                      0.17%
Arkansas........................                       2                      589,809.77                      0.21
Arizona.........................                      10                    2,714,978.55                      0.95
California......................                     261                   88,080,810.21                     30.90
Colorado........................                      33                   10,754,422.78                      3.77
Connecticut.....................                      15                    4,911,479.75                      1.72
Delaware........................                       1                      398,751.68                      0.14
Florida.........................                      41                   12,497,172.49                      4.38
Georgia.........................                      10                    3,584,894.46                      1.26
Iowa............................                       1                      234,000.00                      0.08
Idaho...........................                       1                      263,586.86                      0.09
Illinois........................                      57                   17,821,858.13                      6.25
Indiana.........................                       4                    1,387,190.28                      0.49
Kansas..........................                       3                      961,988.64                      0.34
Kentucky........................                       5                    1,540,730.90                      0.54
Louisiana.......................                       5                    1,662,000.35                      0.58
Maryland........................                      19                    7,202,161.02                      2.53
Massachusetts...................                      23                    7,575,473.77                      2.66
Michigan........................                      45                   13,300,886.37                      4.67
Minnesota.......................                      28                    9,388,159.99                      3.29
Mississippi.....................                       1                      324,720.19                      0.11
Missouri........................                      12                    4,753,296.34                      1.67
Montana.........................                       1                      399,447.63                      0.14
Nebraska........................                       3                    1,171,956.37                      0.41
Nevada..........................                       5                    1,685,130.37                      0.59
New Jersey......................                      24                    7,592,331.33                      2.66
New Mexico......................                       4                    1,240,475.11                      0.44
New York........................                      37                   13,253,893.08                      4.65
North Carolina..................                      12                    4,464,230.36                      1.57
Ohio............................                      18                    5,999,469.01                      2.10
Oklahoma........................                       3                    1,170,326.84                      0.41
Oregon..........................                      14                    4,765,352.51                      1.67
Pennsylvania....................                      12                    3,909,276.66                      1.37
South Carolina..................                       6                    1,892,357.61                      0.66
South Dakota....................                       1                      357,952.74                      0.13
Tennessee.......................                      12                    3,191,982.12                      1.12
Texas...........................                      50                   16,338,263.21                      5.73
Utah............................                      18                    5,695,414.40                      2.00
Virginia........................                      28                    8,427,870.86                      2.96
Washington......................                      32                   10,132,248.69                      3.55

West Virginia...................                       3                      818,193.17                      0.29
Wisconsin.......................                       7                    2,151,905.15                      0.75
                                                   -----                ----------------                  --------
              Totals............                     868                 $285,096,943.82                    100.00%
                                                     ===                 ===============                    =======

              Original Principal Balance for All Mortgage Loans(2)


                                                                             Percentage of
                                                          Aggregate         Mortgage Pool by
                                                      Principal Balance   Aggregate Principal
             Original                  Number of          as of the         Balance as of the
      Principal Balance ($)          Mortgage Loans      Cut-Off Date         Cut-Off Date
----------------------------------   --------------   ------------------  -------------------
200,000.00+ to 250,000.00                 163           $39,236,578.28           13.76%
250,000.00+ to 300,000.00                 294            80,902,600.54           28.38
300,000.00+ to 350,000.00                 176            57,037,244.68           20.01
350,000.00+ to 400,000.00                  91            34,332,324.48           12.04
400,000.00+ to 450,000.00                  50            21,340,034.12            7.49
450,000.00+ to 500,000.00                  39            18,681,250.89            6.55
500,000.00+ to 550,000.00                  23            12,074,602.25            4.24
550,000.00+ to 600,000.00                   9             5,189,637.86            1.82
600,000.00+ to 650,000.00                  11             7,037,325.34            2.47
650,000.00+ to 700,000.00                   2             1,400,000.00            0.49
700,000.00+ to 750,000.00                   4             2,928,465.70            1.03
750,000.00+ to 800,000.00                   4          $  3,123,123.79            1.10
800,000.00+ to 850,000.00                   1               813,755.89            0.29
Over 850,000.00                             1             1,000,000.00            0.35
                                          ---          ---------------          ------
              Totals..............        868          $285,096,943.82          100.00%
                                          ===          ===============          =======

----------------


(2) The average outstanding principal balance of the Mortgage Loans as of the Cut-Off Date was approximately $328,453. The original principal balances of the Mortgage Loans ranged from $225,000 to $1,000,000.


                   Year of Origination for All Mortgage Loans


                                                                                                Percentage of
                                                                       Aggregate               Mortgage Pool by
                                                                   Principal Balance         Aggregate Principal
             Year of                       Number of                   as of the              Balance as of the
           Origination                   Mortgage Loans              Cut-Off Date                Cut-Off Date
----------------------------------   ----------------------   ---------------------------  ------------------------
               1997                           313                   $102,876,784.08                 36.08%
               1998                           555                    182,220,159.74                 63.92
                                              ---                   ---------------                ------
              Totals..............            868                   $285,096,943.82                100.00%
                                              ===                   ===============                ======

                          Original Loan-to-Value Ratio
                            for All Mortgage Loans(3)

                                                        Aggregate          Percentage of
                                                        Principal        Mortgage Pool by
             Original                                    Balance       Aggregate Principal
          Loan-to-Value                Number of        as of the       Balance as of the
            Ratio (%)                Mortgage Loans    Cut-Off Date       Cut-Off Date
----------------------------------   --------------   ---------------  -------------------
0.0+ to 50.0                               33          $12,236,854.55         4.29%
50.0+ to 55.0                              30           10,954,325.07         3.84
55.0+ to 60.0                              38           14,332,000.78         5.03
60.0+ to 65.0                              61           21,486,299.18         7.54
65.0+ to 70.0                              83           26,914,104.17         9.44
70.0+ to 75.0                             170           55,494,479.59        19.47
75.0+ to 80.0                             338          111,178,948.39        39.00
80.0+ to 85.0                              19            5,427,681.24         1.90
85.0+ to 90.0                              58           17,103,305.15         6.00
90.0+ to 95.0                              38            9,968,945.70         3.50
                                          ---         ---------------        ------
              Totals..............        868         $285,096,943.82        100.00%
                                          ===         ===============        ======

----------------

(3) The weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 73.16% as of the Cut-Off Date.

                                  Loan Purpose
                             for All Mortgage Loans


                                                                                                      Percentage of
                                                                       Aggregate                     Mortgage Pool by
                                                                       Principal                        Aggregate
                                                                        Balance                     Principal Balance
                                        Number of                      as of the                        as of the
       Loan Purpose                  Mortgage Loans                   Cut-Off Date                     Cut-Off Date
       ------------                  --------------                   ------------                     ------------
Rate and Term
Refinance                                  460                   $150,553,278.21                             52.81%
Purchase                                   282                     91,480,152.39                             32.09
Cash-Out Refinance                         118                     39,725,426.50                             13.93
Construction /Perm                           8                      3,338,086.72                              1.17
                                           ---                   ---------------                          --------
           Totals.........                 868                   $285,096,943.82                            100.00%
                                           ===                   ---------------                            =======

                       Remaining Terms to Stated Maturity
                            for All Mortgage Loans(4)

                                                                                        Percentage of
                                                                    Aggregate         Mortgage Pool by
                                                                Principal Balance    Aggregate Principal
                                           Number of                as of the         Balance as of the
         Months Remaining                Mortgage Loans           Cut-Off Date          Cut-Off Date
----------------------------------   ----------------------   -------------------    -------------------
           162+ to 168                          1             $        248,524.99           0.09%
           174+ to 180                        138                   47,809,407.61          16.77
           342+ to 348                          2                      543,898.01           0.19
           348+ to 354                          5                    1,358,818.41           0.48
           354+ to 360                        722                  235,136,294.80          82.48
                                              ---                  --------------         ------
              Totals..............            868                 $285,096,943.82         100.00%
                                              ===                 ===============         ======

----------------

(4) The weighted average remaining term to stated maturity of the Mortgage Loans as of the Cut-Off Date was approximately 328 months.


                          Types of Mortgaged Properties

                              of All Mortgage Loans

                                                                             Percentage of
                                                           Aggregate       Mortgage Pool by
                                                           Principal          Aggregate
                                                            Balance        Principal Balance
                                        Number of          as of the          as of the
          Property Type               Mortgage Loans      Cut-Off Date       Cut-Off Date
----------------------------------   ----------------   ----------------   -----------------
  Single Family                             781          $255,292,316.15         89.55%
  Planned Unit Development                   54            19,546,773.59          6.86
  Condominium                                29             9,237,633.53          3.24
  Townhouse                                   4             1,020,220.55          0.36
                                            ---          ---------------        ------
              Totals..............          868          $285,096,943.82        100.00%
                                            ===          ===============        ======

                       Occupancy of All Mortgage Loans(5)

                                                                            Percentage of
                                                          Aggregate        Mortgage Pool by
                                                      Principal Balance   Aggregate Principal
                                       Number of          as of the        Balance as of the
            Occupancy                Mortgage Loans      Cut-Off Date         Cut-Off Date
----------------------------------   --------------   ------------------  -------------------
       Primary Residence                   847         $278,449,759.80           97.67%
       Second-Home                          21            6,647,184.02            2.33
                                           ---         ---------------          ------
              Totals..............         868         $285,096,943.82          100.00%
                                           ===         ===============          ======

----------------


(6) Based on representations by the Mortgagors at the time of the related Mortgage Loans.


                    Loan Documentation for All Mortgage Loans


                                                            Percentage of
                                          Aggregate       Mortgage Pool by
                                      Principal Balance  Aggregate Principal
                       Number of          as of the       Balance as of the
   Documentation     Mortgage Loans     Cut-Off Date         Cut-Off Date
------------------   --------------   -----------------  -------------------
Full                      868          $285,096,943.82         100.00%
                          ---          ---------------         ------
      Totals.......       868          $285,096,943.82         100.00%
                          ===          ===============         ======


                             GROUP I MORTGAGE LOANS

                  Mortgage Rates for Group I Mortgage Loans(1)

                                                                                   Percentage of
                                                                                      Group I
                                                                   Aggregate       Mortgage Loans by
                                           Number of           Principal Balance  Aggregate Principal
                                            Group I                 as of the     Balance as of the
        Mortgage Rate (%)                Mortgage Loans           Cut-Off Date       Cut-Off Date
----------------------------------   ----------------------   ------------------  -------------------
         6.500+ to 7.000                      56                $  18,449,029.49         7.78%
         7.000+ to 7.500                     371                  122,706,835.80        51.77
         7.500+ to 8.000                     299                   94,799,026.53        39.99
         8.000+ to 8.500                       3                    1,084,119.40         0.46
                                             ---               -----------------       ------
        Total.............                   729                 $237,039,011.22       100.00%
                                             ===                 ===============       ======

----------------

(1) The interest rates (the "Mortgage Rates") borne by the Group I Mortgage Loans as of the Cut-Off Date ranged from 6.625% per annum to 8.500% per annum to 8.500% per annum and the weighted average Mortgage Rate on the Group I Mortgage Loans as of the Cut-Off Date was approximately 7.482% per annum.

                            Geographical Distribution
                            of Group I Mortgage Loans


                                                                                             Percentage of
                                                                                                Group I
                                                                                           Mortgage Loans by
                                         Number of                  Aggregate             Aggregate Principal
                                          Group I               Principal Balance          Balance as of the
             State                    Mortgage Loans         as of the Cut-Off Date           Cut-Off Date
--------------------------------  -----------------------  ---------------------------  ------------------------
Arkansas........................                        1      $       249,809.77               0.11%
Arizona.........................                        7            1,879,684.57               0.79
California......................                      234           78,545,559.83              33.14
Colorado........................                       29            9,208,080.52               3.88
Connecticut.....................                       14            4,530,479.75               1.91
Florida.........................                       30            9,174,680.78               3.87
Georgia.........................                        8            2,921,505.17               1.23
Idaho...........................                        1              263,586.86               0.11
Iowa............................                        1              234,000.00               0.10
Illinois........................                       49           15,127,103.04               6.38
Indiana.........................                        3            1,066,992.68               0.45
Kansas..........................                        3              961,988.64               0.41
Kentucky........................                        5            1,540,730.90               0.65
Louisiana.......................                        2              545,157.33               0.23
Maryland........................                       16            5,480,582.84               2.31
Massachusetts...................                       16            5,046,993.01               2.13
Michigan........................                       39           11,378,783.58               4.80
Minnesota.......................                       21            6,751,023.90               2.85
Mississippi.....................                        1              324,720.19               0.14
Missouri........................                       11            4,468,296.34               1.89
Montana.........................                        1              399,447.63               0.17
Nebraska........................                        2              771,956.37               0.33
Nevada..........................                        5            1,685,130.37               0.71
New Jersey......................                       23            7,333,081.33               3.09
New Mexico......................                        3              999,675.11               0.42
New York........................                       34           12,170,153.76               5.13
North Carolina..................                       12            4,464,230.36               1.88
Ohio............................                       13            4,344,972.10               1.83
Oklahoma........................                        1              331,700.00               0.14
Oregon..........................                       11            3,674,286.99               1.55
Pennsylvania....................                       11            3,585,276.66               1.51
South Carolina..................                        5            1,407,357.61               0.59
South Dakota....................                        1              357,952.74               0.15
Tennessee.......................                       12            3,191,982.12               1.35
Texas...........................                       34           11,081,141.25               4.67
Utah............................                       15            4,866,126.07               2.05
Virginia........................                       22            6,436,107.32               2.72
Washington......................                       29            9,184,654.16               3.87
West Virginia...................                        1              292,114.42               0.12
Wisconsin.......................                        3              761,905.15               0.32
                                                        -         ---------------             ------
              Totals............                      729         $237,039,011.22             100.00%
                                                      ===         ===============             ======

            Original Principal Balance for Group I Mortgage Loans(2)

                                                                        Percentage of
                                                   Aggregate          Mortgage Pool by
                                                Principal Balance    Aggregate Principal
        Original                Number of           as of the         Balance as of the
    Principal Balance ($)     Mortgage Loans      Cut-Off Date         Cut-Off Date
---------------------------   --------------   -------------------   -------------------
 200,000.00+ to 250,000.00          145         $34,916,996.69             14.73%
 250,000.00+ to 300,000.00          249          68,481,834.70             28.89
 300,000.00+ to 350,000.00          147          47,548,420.10             20.06
 350,000.00+ to 400,000.00           71          26,743,178.01             11.28
 400,000.00+ to 450,000.00           42          17,944,576.30              7.57
 450,000.00+ to 500,000.00           31          14,799,460.85              6.24
 500,000.00+ to 550,000.00           19           9,991,178.25              4.21
 550,000.00+ to 600,000.00            8           4,624,137.86              1.95
 600,000.00+ to 650,000.00            7           4,493,883.08              1.90
 650,000.00+ to 700,000.00            2           1,400,000.00              0.59
 700,000.00+ to 750,000.00            4           2,928,465.70              1.24
 750,000.00+ to 800,000.00            3           2,353,123.79              0.99
 800,000.00+ to 850,000.00            1             813,755.89              0.34
                                    ---        ---------------            ------
           Totals........           729        $237,039,011.22            100.00%
                                    ===        ===============            ======

----------------

(2) The average outstanding principal balance of the Group I Mortgage Loans as of the Cut-Off Date was approximately $325,156. The original principal balances of the Mortgage Loans ranged from $225,000 to $815,000.


                 Year of Origination for Group I Mortgage Loans

                                                                                                Percentage of
                                                                                                Group I
                                                                       Aggregate              Mortgage Loans by
                                           Number of               Principal Balance         Aggregate Principal
             Year of                        Group I                    as of the              Balance as of the
           Origination                   Mortgage Loans              Cut-Off Date                Cut-Off Date
----------------------------------   ----------------------   ---------------------------  ------------------------

              1997                            295                  $96,828,526.97                40.85%
              1998                            434                  140,210,484.25                59.15
                                              ---                 ---------------               -----
              Totals..............            729                 $237,039,011.22               100.00%
                                              ===                 ===============               ======

                          Original Loan-to-Value Ratio
                          for Group I Mortgage Loans(3)

                                                                                          Percentage of
                                                                     Aggregate               Group I
                                                                     Principal           Mortgage Loans by
             Original                      Number of                  Balance           Aggregate Principal
          Loan-to-Value                     Group I                  as of the           Balance as of the
            Ratio (%)                    Mortgage Loans            Cut-Off Date             Cut-Off Date
----------------------------------   ----------------------   ----------------------  ------------------------
          0.0+ to 50.0                       21                    $8,295,524.41              3.50%
         50.0+ to 55.0                       18                     6,614,597.09              2.79
         55.0+ to 60.0                       29                    10,568,869.30              4.46
         60.0+ to 65.0                       52                    18,448,428.93              7.78
         65.0+ to 70.0                       68                    22,320,310.78              9.42
         70.0+ to 75.0                      143                    45,813,142.42             19.33
         75.0+ to 80.0                      291                    94,694,731.69             39.95
         80.0+ to 85.0                       16                     4,635,631.24              1.96
         85.0+ to 90.0                       53                    15,678,829.66              6.61
         90.0+ to 95.0                       38                     9,968,945.70              4.21
                                            ---                  ---------------          --------
            Totals............              729                  $237,039,011.22            100.00%
                                            ===                  ===============          ========

----------------

(3) The weighted average original Loan-to-Value Ratio of the Group I Mortgage Loans was approximately 74.03% as of the Cut-Off Date.

                                  Loan Purpose
                           for Group I Mortgage Loans

                                                                                           Percentage of
                                                                                              Group I
                                                                       Aggregate         Mortgage Loans by
                                                                       Principal             Aggregate
                                           Number of                    Balance          Principal Balance
                                            Group I                    as of the             as of the

           Loan Purpose                  Mortgage Loans              Cut-Off Date           Cut-Off Date
          --------------                 --------------              ------------        -----------------
Rate and Term Refinance                        361                  $117,878,797.71          49.73%
Purchase                                       263                    84,541,689.87          35.67
Cash-Out Refinance                             101                    32,770,830.61          13.83
Construction/Perm                                4                     1,847,693.03           0.78
                                               ---                  ---------------         ------
Totals                                         729                  $237,039,011.22         100.00%
                                               ===                  ===============         ======

                       Remaining Terms to Stated Maturity
                          for Group I Mortgage Loans(4)

                                                                            Percentage of
                                                                               Group I
                                                         Aggregate         Mortgage Loans by
                                       Number of      Principal Balance   Aggregate Principal
                                        Group I           as of the       Balance as of the
         Months Remaining            Mortgage Loans      Cut-Off Date        Cut-Off Date
----------------------------------   --------------   -----------------  --------------------
           342+ to 348                       2        $     543,898.01         0.23%
           348+ to 354                       5            1,358,818.41         0.57
           354+ to 360                     722          235,136,294.80        99.20
                                           ---         ---------------       ------
          Totals..................         729         $237,039,011.22       100.00%
                                           ===         ===============       ======

----------------

(4) The weighted average remaining term to stated maturity of the Group I Mortgage Loans as of the Cut-Off Date was approximately 359 months.

                          Types of Mortgaged Properties
                           for Group I Mortgage Loans

                                                                                    Percentage of
                                                                                       Group I
                                                                   Aggregate       Mortgage Loans by
                                                                   Principal         Aggregate
                                           Number of                Balance        Principal Balance
                                            Group I                as of the          as of the

          Property Type                  Mortgage Loans          Cut-Off Date        Cut-Off Date
----------------------------------   ----------------------   -------------------  -----------------
   Single Family                             653                 $211,112,883.09         89.06%
   Planned Unit Development                   47                   16,825,679.81          7.10
   Condominium                                25                    8,080,227.77          3.41
   Townhouse                                   4                    1,020,220.55          0.43
                                            ----                 ---------------        ------
        Totals....................           729                 $237,039,011.22        100.00%
                                             ===                 ===============        ======


                     Occupancy of Group I Mortgage Loans(5)

                                                                                                Percentage of
                                                                                                   Group I
                                                                       Aggregate              Mortgage Loans by
                                           Number of               Principal Balance         Aggregate Principal
                                            Group I                    as of the              Balance as of the
            Occupancy                    Mortgage Loans              Cut-Off Date                Cut-Off Date
----------------------------------   ----------------------   ---------------------------  ---------------------
     Primary Residence                        712                 $231,522,811.58                     97.67%
     Second-Home                               17                    5,516,199.64                      2.33
                                             ----                 ---------------                    ------
        Totals....................            729                 $237,039,011.22                    100.00%
                                              ===                 ===============                    ======

----------------

(5) Based on representations by the Mortgagors at the time of the related Mortgage Loans.


                  Loan Documentation for Group I Mortgage Loans


                                                                                                Percentage of
                                                                                                   Group I
                                                                       Aggregate              Mortgage Loans by
                                           Number of               Principal Balance         Aggregate Principal

                                            Group I                    as of the              Balance as of the
          Documentation                  Mortgage Loans              Cut-Off Date                Cut-Off Date
----------------------------------   ----------------------   ---------------------------  ------------------------
Full                                           729                 $237,039,011.22                    100.00%
                                               ---                 ---------------                    ------
   Totals....................                  729                 $237,039,011.22                    100.00%
                                               ===                 ===============                    ======


                             GROUP II MORTGAGE LOANS


                  Mortgage Rates for Group II Mortgage Loans(1)

                                                                                      Percentage of
                                                                                         Group II
                                                                   Aggregate         Mortgage Loans by
                                           Number of            Principal Balance   Aggregate Principal
                                            Group I                 as of the        Balance as of the
        Mortgage Rate (%)                Mortgage Loans           Cut-Off Date         Cut-Off Date
----------------------------------   ----------------------    -------------------  -------------------
6.000+ to 6.500                               14                  $ 5,188,268.11          10.80%
6.500+ to 7.000                               78                   27,279,949.84          56.76
7.000+ to 7.500                               42                   14,227,683.49          29.61
7.500+ to 8.000                                4                    1,113,506.17           2.32
8.000+ to 8.500                                1                      248,524.99           0.52
                                             ---                  --------------         ------
   Totals....................                139                  $48,057,932.60         100.00%
                                             ===                  ==============         ======

----------------

(1) The interest rates (the "Mortgage Rates") borne by the Group II Mortgage Loans as of the Cut-Off Date ranged from 6.375% per annum to 8.250% per annum and the weighted average Group II Mortgage Rate on the Mortgage Loans as of the Cut-Off Date was approximately 6.965% per annum.

                            Geographical Distribution
                           of Group II Mortgage Loans



                                                                                             Percentage of
                                                                                                Group II
                                                                                           Mortgage Loans by
                                         Number of                  Aggregate             Aggregate Principal
                                         Group II               Principal Balance          Balance as of the
             State                    Mortgage Loans         as of the Cut-Off Date           Cut-Off Date
--------------------------------  -----------------------  -------------------------  ------------------------
Alabama.........................            1               $     490,494.07                  1.02%
Arkansas........................            1                     340,000.00                  0.71
Arizona.........................            3                     835,293.98                  1.74
California......................           27                   9,535,250.38                 19.84
Colorado........................            4                   1,546,342.26                  3.22
Connecticut.....................            1                     381,000.00                  0.79
Delaware........................            1                     398,751.68                  0.83
Florida.........................           11                   3,322,491.71                  6.91
Georgia.........................            2                     663,389.29                  1.38
Illinois........................            8                   2,694,755.09                  5.61
Indiana.........................            1                     320,197.60                  0.67
Louisiana.......................            3                   1,116,843.02                  2.32
Maryland........................            3                   1,721,578.18                  3.58
Massachusetts...................            7                   2,528,480.76                  5.26
Michigan........................            6                   1,922,102.79                  4.00
Minnesota.......................            7                   2,637,136.09                  5.49
Missouri........................            1                     285,000.00                  0.59
Nebraska........................            1                     400,000.00                  0.83
New Jersey......................            1                     259,250.00                  0.54
New Mexico......................            1                     240,800.00                  0.50
New York........................            3                   1,083,739.32                  2.26
Ohio............................            5                   1,654,496.91                  3.44
Oklahoma........................            2                     838,626.84                  1.75
Oregon..........................            3                   1,091,065.52                  2.27
Pennsylvania....................            1                     324,000.00                  0.67
South Carolina..................            1                     485,000.00                  1.01
Texas...........................           16                   5,257,121.96                 10.94
Utah............................            3                     829,288.33                  1.73
Virginia........................            6                   1,991,763.54                  4.14
Washington......................            3                     947,594.53                  1.97
Wisconsin.......................            4                   1,390,000.00                  2.89
West Virginia...................            2                     526,078.75                  1.09
                                            -                  -------------                ------
        Totals..................          139                 $48,057,932.60                100.00%
                                          ===                 --------------                ======

            Original Principal Balance for Group II Mortgage Loans(2)



                                                                                     Percentage of
                                                                                       Group II
                                                                  Aggregate        Mortgage Loans by
                                           Number of          Principal Balance   Aggregate Principal
             Original                       Group II               as of the       Balance as of the
      Principal Balance ($)              Mortgage Loans          Cut-Off Date         Cut-Off Date
----------------------------------   ----------------------   ------------------  -------------------
200,000.00+ to 250,000.00                   18                $   4,319,581.59           8.99%
250,000.00+ to 300,000.00                   45                   12,420,765.84          25.84
300,000.00+ to 350,000.00                   29                    9,488,824.58          19.74
350,000.00+ to 400,000.00                   20                    7,589,146.47          15.79
400,000.00+ to 450,000.00                    8                    3,395,457.82           7.07
450,000.00+ to 500,000.00                    8                    3,881,790.04           8.08
500,000.00+ to 550,000.00                    4                    2,083,424.00           4.34
550,000.00+ to 600,000.00                    1                      565,500.00           1.18
600,000.00+ to 650,000.00                    4                    2,543,442.26           5.29
750,000.00+ to 800,000.00                    1                      770,000.00           1.60
Over 850,000.00                              1                    1,000,000.00           2.08
                                           ---                  --------------         ------
        Totals....................         139                  $48,057,932.60         100.00%
                                           ===                  ==============         ======

----------------


(2) The average outstanding principal balance of the Group II Mortgage Loans as of the Cut-Off Date was approximately $345,741. The original principal balances of the Group II Mortgage Loans ranged from $231,000 to $1,000,000.



                 Year of Origination of Group II Mortgage Loans

                                                                            Percentage of
                                                                               Group II
                                                         Aggregate         Mortgage Loans by
                                        Number of     Principal Balance   Aggregate Principal
             Year of                    Group II         as of the         Balance as of the
           Origination               Mortgage Loans     Cut-Off Date         Cut-Off Date
----------------------------------   --------------   ------------------  -------------------
               1997                        18         $  6,048,257.11            12.59%
               1998                       121           42,009,675.49            87.41
                                          ---          --------------           ------
        Totals....................        139          $48,057,932.60           100.00%
                                          ===          ==============           ======


                          Original Loan-to-Value Ratio
                         for Group II Mortgage Loans(3)

                                                                                  Percentage of
                                                                 Aggregate           Group II
                                                                 Principal      Mortgage Loans by
             Original                      Number of              Balance       Aggregate Principal
          Loan-to-Value                     Group II             as of the       Balance as of the
            Ratio (%)                    Mortgage Loans         Cut-Off Date      Cut-Off Date
----------------------------------   ----------------------   ----------------  -------------------
   0.0+ to 50.0                             12                 $  3,941,330.14          8.20%
  50.0+ to 55.0                             12                    4,339,727.98          9.03
  55.0+ to 60.0                              9                    3,763,131.48          7.83
  60.0+ to 65.0                              9                    3,037,870.25          6.32
  65.0+ to 70.0                             15                    4,593,793.39          9.56
  70.0+ to 75.0                             27                    9,681,337.17         20.15
  75.0+ to 80.0                             47                   16,484,216.70         34.30
  80.0+ to 85.0                              3                      792,050.00          1.65
  85.0+ to 90.0                              5                    1,424,475.49          2.96
                                           ---                  --------------        ------
        Totals....................         139                  $48,057,932.60        100.00%
                                           ===                  ==============        ======

----------------


(3) The weighted average original Loan-to-Value Ratio of the Group II Mortgage Loans was approximately 68.88% as of the Cut-Off Date.

                                  Loan Purpose
                           for Group II Mortgage Loans

                                                                 Percentage of
                                                                   Group II
                                               Aggregate      Mortgage Loans by
                                               Principal          Aggregate
                              Number of         Balance       Principal Balance
                              Group II         as of the          as of the
       Loan Purpose        Mortgage Loans    Cut-Off Date        Cut-Off Date
       ------------        --------------   ---------------   -----------------
Rate and Term
Refinance                         99         $32,674,480.50          67.99%
Purchase                          19           6,938,462.52          14.44
Cash-Out Refinance                17           6,954,595.89          14.47

Construction/Perm                  4           1,490,393.69           3.10
                                 ---        ---------------         ------
        Totals......             139         $48,057,932.60         100.00%
                                 ===         ==============         ======

                       Remaining Terms to Stated Maturity
                         for Group II Mortgage Loans(4)

                                                                                      Percentage of
                                                                                   Group II Mortgage
                                                                   Aggregate            Loans by
                                           Number of           Principal Balance   Aggregate Principal
                                            Group II               as of the       Balance as of the
         Months Remaining                Mortgage Loans          Cut-Off Date       Cut-Off Date
----------------------------------   ----------------------   -------------------  -------------------
           162+ to 168                        1                $     248,524.99          0.52%
           174+ to 180                      138                   47,809,407.61         99.48
                                            ---                 ---------------        ------
        Totals....................          139                  $48,057,932.60        100.00%
                                            ===                                        ======

----------------


(4) The weighted average remaining term to stated maturity of the Group II Mortgage Loans as of the Cut-Off Date was approximately 179 months.


                          Types of Mortgaged Properties
                           for Group II Mortgage Loans

                                                                                     Percentage of
                                                                                        Group II
                                                                   Aggregate         Mortgage Loans by
                                                                   Principal            Aggregate
                                           Number of                Balance         Principal Balance
                                            Group II               as of the            as of the
          Property Type                  Mortgage Loans           Cut-Off Date         Cut-Off Date
----------------------------------   ----------------------    ------------------  -------------------
    Single Family                             128                  $44,179,433.06        91.93%
    Planned Unit Development                    7                    2,721,093.78         5.66
    Condominium                                 4                    1,157,405.76         2.41
                                              ---                ----------------       ------
        Totals....................            139                  $48,057,932.60       100.00%

                                              ===                  ==============       ======

                     Occupancy of Group II Mortgage Loans(5)

                                                                                      Percentage of
                                                                                        Group II
                                                                   Aggregate        Mortgage Loans by
                                           Number of           Principal Balance    Aggregate Principal
                                            Group II                as of the       Balance as of the
            Occupancy                    Mortgage Loans           Cut-Off Date         Cut-Off Date
----------------------------------   ----------------------   -------------------  --------------------
Primary Residence                             135                  $46,926,948.22        97.65%
Second-Home                                     4                    1,130,984.38         2.35
                                              ---                  --------------       ------
        Totals....................            139                  $48,057,932.60       100.00%
                                              ===                  ==============       ======

----------------


(5) Based on representations by the Mortgagors at the time of the related Group II Mortgage Loans.


                             Loan Documentation for
                             Group II Mortgage Loans

                                                                                                Percentage of
                                                                                                   Group II
                                                                       Aggregate              Mortgage Loans by
                                           Number of               Principal Balance         Aggregate Principal
                                            Group II                   as of the              Balance as of the
          Documentation                  Mortgage Loans              Cut-Off Date                Cut-Off Date
----------------------------------   ----------------------   ---------------------------  ------------------------
Full                                          139                  $48,057,932.60                 100.00%
                                              ---                  --------------                 ------
   Totals....................                 139                  $48,057,932.60                 100.00%
                                              ===                  ==============                 ======

        A Standard Hazard Insurance Policy is required to be maintained by the Mortgagor with respect to each Mortgage Loan in an amount equal to the maximum insurable value of the improvements securing such Mortgage Loan or the principal balance of such Mortgage Loan, whichever is less. See "Servicing of the Mortgage Loans -- Hazard Insurance" in the Prospectus. No Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Insurance will be maintained with respect to the Mortgage Pool, nor will any Mortgage Loan be insured by the FHA or guaranteed by the VA.

        The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as presently constituted. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool if the Company deems such removal necessary or appropriate.

Delinquency and Foreclosure Experience of the Seller

        The following delinquency tables set forth certain information concerning the delinquency and foreclosure experience on one -to four-family, first lien residential mortgage loans originated, directly and indirectly, and serviced by the Seller.


                                                                                        As of December 31,
                                                                          ----------------------------------------------
Delinquent Mortgage Loans at Period End (1)                                    1995            1996            1997
-------------------------------------------                               --------------  --------------  --------------
30 to 59 days                                                                 0.31%           0.39%           0.29%
60 to 89 days                                                                 0.11%           0.13%           0.12%
90 days and over (2)                                                          0.27%           0.51%           0.49%
                                                                          --------------  --------------  --------------
        Total Delinquencies                                                   0.69%           1.03%            .90%
                                                                          ==============  ==============  ==============


(1) As a percentage of the total dollar amount of loans serviced in the Seller's owned portfolio at Period End.

(2)   Includes Foreclosures.


      The above delinquency and foreclosure statistics represent the total portfolio experience of the Seller for the indicated periods. There can be no assurance, however, that the delinquency experience on the Mortgage Loans will be comparable. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans. Further, the Mortgage Loans were not chosen from the

Seller's portfolio on the basis of any methodology which could or would make them representative of the total pool of mortgage loans in the Seller's portfolio. The actual delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of the mortgagors to make required payments.

      The likelihood that mortgagors will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to mortgagors' personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and a mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

      The Seller does not track ultimate investor losses resulting from the foreclosure and subsequent disposition of mortgaged properties relating to mortgage loans sold to such investors where the investor completes the sale of the mortgaged property. Historically, the Seller has sold substantially all of its mortgaged properties relating to mortgage loans to investors prior to completion of the foreclosure of the mortgaged properties.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of the Cut-Off Date between the Company, as Depositor, LaSalle Home Mortgage Corporation, as Servicer, and Chase Bank of Texas, N.A., as trustee (the "Trustee"), a form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. It is a condition to the issuance of the Offered Certificates that they receive the ratings from one or more of Standard & Poor's, a division of The McGrawHill Companies, Inc. ("S&P") and Duff & Phelps Credit Rating Co. ("DCR") indicated under "Certificate Ratings" herein. As of the date of their issuance, the Offered Certificates, other than the Class B-1 and Class B-2 Certificates, will qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

      The Servicer will be obligated to make Advances with respect to delinquent payments on the Mortgage Loans as described herein under "--Advances".

      The Certificates, other than the Class R Certificate, will evidence all the beneficial ownership in a trust ("REMIC I") established by the Company into which the mortgage loans (the "Mortgage Loans") will be deposited. The Mortgage Pass-Through Certificates, Series 1998-1 (the "Certificates"), will consist of the following seventeen classes: (i) Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6, and Class IA-X (the "Class I-A Certificates"),
(ii) Class IIA-1, Class IIA-X and Class IIA-P (together, the Class IIA Certificates and, together with the Class IA Certificates, the "Class A Certificates"), (iii) Class M, Class B-1 and Class B-2 (the "Senior Subordinate Certificates"), (iv) Class B-3, Class B-4 and Class B-5 (the "Junior Subordinate Certificates" and, together with the Senior Subordinate Certificates, "Subordinate Certificates") and (v) Class R (the "Residual Certificate" and, together with the Class A Certificates, the "Senior Certificates"). Only the Senior Certificates (other than the Class IA-1 Certificates) and the Senior Subordinate Certificates (collectively, the "Offered Certificates") are offered hereby. The Class IA-1 Certificates and the Junior Subordinate Certificates are not offered hereby. The Class IA Certificates, the Class IIA Certificates and the Subordinate Certificates are each a "Certificate Group". The "Class Principal Balance" for any Class of Certificates (other than the Class IA-1 Certificates) will equal the aggregate amount of principal to which such Class is entitled, after giving effect to prior (i) distributions of principal to such Class, (ii) allocations of losses required to be borne by such Class and (iii) in the case of the Accrual Class and the Accrual Component, increases resulting from all interest accrued and added to the Class Principal Balance thereof. Notwithstanding the foregoing, the Class Principal Balance of the most subordinate Class of Certificates outstanding at any time is equal to the aggregate Scheduled Principal Balance of all of the Mortgage Loans less the Class Principal Balance of all other Classes of Certificates. The "Class Principal Balance" of the Class IA-1 Certificates will equal the sum of the

Component Principal Balances (as defined below) thereof. As used herein the "Principal Balance" of a Class or Component means the Class Principal Balance or Component Principal Balance thereof, as applicable.

      The Class IA-1 Certificates (which are not offered hereby) will be comprised of six components (each, a "Component"), each of which (except for Components IA-1-2 and IA-1-6) will have a specified principal balance (a "Component Principal Balance"), which functions in a manner comparable to that of a Class Principal Balance, on which interest will accrue at a designated Remittance Rate. Holders of Class IA-1 Certificates will be entitled to receive distributions on any Distribution Date to the extent of the amount distributed with respect to the related Components on such Distribution Date. Holders of Class IA-1 Certificates may not transfer such Components separately. The Class IA-1 Certificates will be comprised of Components IA-1-1, IA-1-2, IA-1-3, IA-1-4, IA-1-5 and IA-1-6 with initial Component Principal Balances or Component Notional Principal Balances of $7,308,366, $5,405,490, $47,875,996, $423,013, $22,737,148, and $9,891,000, respectively. The Class Principal Balance of the Class IA-1 Certificates will equal the sum of the Component Principal Balances thereof. The Component Principal Balance for each Component will equal the aggregate amount of principal to which such Component is entitled, after giving effect to (i) prior distributions of principal to such Component, (ii) allocations of losses required to be borne by such Component and (iii) increases resulting from all interest accrued and added to the Component Principal Balances thereof.

      The "Certificate Principal Balance" for any Certificate will be the portion of the corresponding Class Principal Balance represented by such Certificate. The aggregate initial Certificate Principal Balance will be approximately equal to the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date. The Offered Certificates, other than the Class R Certificate, are offered in minimum denominations equivalent to not less than $25,000 initial Certificate Principal Balance each and multiples of $1 in excess thereof. The Class R Certificate will be offered in registered, certificated form in a single denomination of a 100% percentage interest.

Book-Entry Registration

      Each Class of Book-Entry Certificates will initially be represented by a global Certificate registered in the name of the nominee of DTC. DTC has advised the Company that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. No Book-Entry Certificateholder will be entitled to receive a certificate representing such person's interest in such Certificate. Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described herein, all references herein to actions by Book-Entry Certificateholders shall refer to actions taken by DTC upon instructions from

DTC Participants (as defined below), and all references herein to distributions, notices, reports, and statements to Book-Entry Certificateholders shall refer to distributions, notices, reports, and statements to Cede, as the registered holder of such Certificates, for distribution to Book-Entry Certificateholders in accordance with DTC procedures.

      Certificateholders may hold their Book-Entry Certificates through DTC, if they are DTC Participants (as defined below), or indirectly through organizations which are DTC Participants. Transfers between DTC Participants will occur in the ordinary way in accordance with DTC rules. Cede, as nominee of DTC, will hold the global Certificates for the Book-Entry Certificates.

      DTC has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ("DTC Participants") deposit with DTC. DTC also facilitates the settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include the Underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to other entities, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants").

      Certificateholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell, or otherwise transfer ownership of or other interests in Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, unless Definitive Certificates are issued, Certificateholders will receive all distributions of principal and interest on the Book-Entry Certificates through DTC Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to DTC Participants which thereafter will be required to forward them to Indirect DTC Participants or Certificateholders. It is anticipated that the sole "Certificateholder" (as such term is used in the Pooling and Servicing Agreement) for each Class of BookEntry Certificates will be Cede, as nominee of DTC, and that Book-Entry Certificateholders will not be recognized by the Trustee as Certificateholders under the Pooling and Servicing Agreement.

Book-Entry Certificateholders will be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement only indirectly through DTC Participants, who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal and interest, if any, on such Book-Entry Certificates. DTC Participants and Indirect DTC Participants with whom BookEntry Certificateholders have accounts with respect to the Book-Entry Certificates are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Book-Entry Certificateholders. Accordingly, although owners of Book-Entry Certificates will not possess Definitive Certificates, the Rules provide a mechanism by which owners of the Book-Entry Certificates through their DTC Participants will receive payments and will be able to transfer their interest.

      Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Book-Entry Certificateholder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates.

      DTC has advised the Company that it will take any action permitted to be taken by a Book-Entry Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Company that it will take such actions with respect to a Book-Entry Certificate only at the direction of and on behalf of the DTC Participant whose holdings include that Certificate. DTC may take conflicting actions with respect to other Book-Entry Certificates to the extent that such actions are taken on behalf of DTC Participants whose holdings include such Book-Entry Certificates.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

      The Book-Entry Certificates will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Book-Entry Certificates and the Trustee or the Company is unable to locate a qualified successor, (ii) the Company, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Certificateholders of Book-Entry Certificates evidencing not less than 66% of the aggregate outstanding Certificate Principal Balance advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificateholders.

      Upon notice of the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global Certificates and receipt from DTC of instructions for re-registration, the Trustee will issue the Book-Entry Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

      Distributions of principal and interest on the Definitive Certificates, as well as the other Classes of Certificates, will be made by the Trustee (or its duly appointed paying agent, if any) directly to holders of such Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Distributions of principal and interest on each Distribution Date will be made to holders in whose names such Certificates were registered at the close of business on the last business day of the month preceding the month of such Distribution Date. Distributions will be made by wire transfer in immediately available funds for the account of each such holder or, if a holder has not provided wire instructions, by check mailed to the address of such holder as it appears on the register maintained by the Certificate Registrar. The final payment on any Certificate (whether a Definitive Certificate or the global Certificates registered in the name of Cede) will be made only upon presentation and surrender of such Certificate at the offices of the Trustee or its agent or such office or agency as is specified in the notice of final distribution to holders of Certificates being retired. The Trustee will provide such notice to registered Certificateholders not later than the fifteenth day of the month in which all remaining outstanding Certificates will be retired.

      Definitive Certificates, as well as the other Classes of Certificates, will be transferable and exchangeable at the offices of the Trustee or its agent. A reasonable service charge may be imposed for any registration of transfer or exchange, and the Trustee or such agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Priority of Distributions

      Commencing in April 1998, on the 25th day of each month, or if such 25th day is not a business day, on the immediately succeeding business day (each, a "Distribution Date"). On each Distribution Date prior to the Credit Support Depletion Date (as defined herein), distributions will be made in the order and priority as follows:

      (a) with respect to the Class IA Certificates, Subordinate Certificates and Class R Certificate, prior to the Credit Support Depletion Date (as defined herein), to the extent of the Group I Available Distribution Amount on such Distribution

                  Date:

                  (i) first, to Component IA-1-4 of the Class IA-1 Certificates, the Component IA-1-4 Fraction (as defined herein) of all principal received on or in respect of each Group I Discount Mortgage Loan (as defined herein);

                  (ii) second, to the Class IA and Class R Certificates (and Components of the Class IA-1 Certificates) then entitled to receive accrued and unpaid interest at their respective Remittance Rates on their respective Certificate Principal Balances, Component Principal Balances, Class Notional Amounts or Component Notional Amounts, as the case may be (as described in "--Distributions of Interest"); provided, however, that (i) on or before the Component IA-1-3 Accretion Termination Date (as defined below), interest otherwise distributable to Component IA-1-3 will be distributed, as principal, to certain Classes and Components of Class IA Certificates in the manner described below and (ii) on or before the Class IA-4 Accretion Termination Date (as defined below), interest otherwise distributable to the Class IA-4 Certificates will be distributed, as principal, to certain Classes and Components of Class IA Certificates as described below;

                  (iii) third, to the Class IA Certificates then entitled to principal (other than Component IA-1-4 of the Class IA-1 Certificates) and the Class R Certificates in the order described in "Description of the Certificates--Distributions of Principal--Group I Certificate Principal Distributions";

                  (iv) fourth, to the Component IA-1-4 of the Class IA-1 Certificates, the Component IA- 1-4 Principal Shortfall (as defined herein) for such Distribution Date;

                  (v) fifth, to the Subordinate Certificates, interest and then principal, as described in "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal--Subordinate
                           Certificate Principal Distributions"; and

                  (vi) sixth, the R-2 Component of the Class R Certificate receives the remainder of the Group I Available Distributable Amount (as defined in "Description of the Certificates--Available Distribution Amount" herein) for such Distribution Date.

      (b) with respect to the Class IIA Certificates, prior to the Credit Support Depletion Date, to the extent of the Group II Available Distribution Amount on such Distribution Date:

                  (i) first, to the Class IIA-P Certificates, the Class IIA-P Fraction (as defined herein) of all principal received on or in respect of each Group II Discount Mortgage Loan;

                  (ii) second, to the Class IIA-1 Certificates and Class IIA-X Certificates, accrued and unpaid interest on their respective Certificate Principal Balance and Class Notional Amount at their respective Remittance Rates as described in "--Distributions of Interest";

                  (iii) third, to the Class IIA-1 Certificates, principal as described in "--Distributions of Principal--Group II Certificate Principal Distributions";

                  (iv) fourth, to the Class IIA-P Certificates, the Class IIA-P Principal Shortfall (as defined herein) for such Distribution Date;

                  (v) fifth, to pay interest and principal on each class of Subordinate Certificates as described herein; and

                  (vi) sixth, to Component R-2 of the Class R Certificate, the remaining portion, if any, of the Group II Available Distribution Amount for such Distribution Date.

      With respect to the Subordinate Certificates, notwithstanding the foregoing, on any Distribution Date on which the Subordination Level (as defined herein) for any Class of Subordinate Certificates is less than the Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayments Distribution Amount (as defined herein) for each Certificate Group otherwise allocable to the Class or Classes of the Subordinate Certificates junior to such Class will be allocated to the most senior Class of Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date and to the Class or Classes of Subordinate Certificates senior thereto, pro rata according to the Class Principal Balances of such Classes.

      The "Subordination Level" on any specified date with respect to any Class of Subordinate Certificates is the percentage obtained by dividing the sum of the Class Principal Balances of all Classes of Certificates which are subordinate in right of payment to such Class by the sum of the Class Principal Balances of all Classes of Certificates as of such date prior to giving effect to distributions or allocations of realized losses on the Mortgage Loans on such date.

      On each Distribution Date on or after the Credit Support Depletion Date, distributions will be made in the order and priority as follows:

      (a) with respect to the Class IA Certificates, and Class R Certificate, the extent of the Group I Available Distribution Amount on such Distribution Date:

                  (i) first, to Component IA-1-4, the Component IA-1-4 Fraction (as defined herein) of all principal received on or in respect of each Group I Discount Mortgage Loan (as defined herein);

                  (ii) second, to the Class IA and Class R Certificates (other than Components IA-1-1 and Component IA-1-4 of the Class IA-1 Certificates) accrued and unpaid interest at their respective Remittance Rates on their respective Class Principal Balances or Class Notional Amounts and Component Principal Balances or Component Notional Amounts;

                  (iii) third, to the Senior Certificates (other than Components IA-1-2, IA-1-4 and IA-1-6 of the Class IA-1 Certificates), principal, in the order described in "Description of the Certificates--Distributions of Principal--Group I Certificate Principal Distributions";

                  (iv) fourth, to Component R-2 of the Class R Certificate, the remaining portion, if any, of the Group I Available Distribution Amount for such Distribution Date.

      (b) with respect to the Class IIA Certificates to the extent of the Group II Available Distribution Amount on such Distribution Date:

                  (i) first, to the Class IIA-P Certificates, the Class IIA-P Fraction (as defined herein) of all principal received on or in respect of each Group II Discount Mortgage Loan;

                  (ii) second, to the Class IIA-1 Certificates and the Class IIA-X Certificates, accrued and unpaid interest on their respective Class Principal Balance and Class Notional Amount at their respective Remittance Rates;

                  (iii) third, to the Class IIA-1 Certificates, principal, as described in "--Distributions of Principal--Group II Certificate Principal Distributions";

                  (iv) fourth, to Component R-2 of the Class R Certificate, the remaining portion, if any, of the Group II Available Distribution Amount for such Distribution Date.

      The "Credit Support Depletion Date" is the first Distribution Date on which the aggregate of the Class Principal Balances of the Subordinate Certificates has been or will be reduced to zero.

      Cross-Collateralization Provisions. In addition to the foregoing distributions, the Class IA or Class IIA Certificates may receive additional principal distributions on any Distribution Date prior to the Credit Support Depletion Date under the circumstances specified in (A) and (B) below:

                  (A) On any Distribution Date on or after the date on which the aggregate Principal Balance of the Class IA Certificates (excluding Component IA-1-4) or the Class IIA-1 Certificate Principal Balance has been reduced to zero, all principal (in excess of that needed to reduce such aggregate Principal Balance of the Class IA Certificates (excluding Component IA-1-4) or Class IIA-1 Certificate Principal Balance to zero) on the Mortgage Loans in the Mortgage Loan Group relating to such Class A Certificates that have been paid in full, other than the portion thereof distributable to Component IA-1- 4 or the Class IIA-P Certificates, will be paid as principal to the remaining Class A Certificates (other than Component IA-1-4 or the Class IIA-P Certificates) in accordance with the order set forth under "--Distributions of Principal--Group I Certificate Principal Distributions" or "--Group II Certificate Principal Distributions", in reduction of the Principal Balances thereof, provided that on such Distribution Date either (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 200% times the initial Aggregate Subordinate Percentage, or (b) the average outstanding principal balance of the Mortgage Loans in either Mortgage Loan Group delinquent 60 days or more over the last six months, as a percentage of the corresponding Group I or Group II Subordinate Amount, is greater than or equal to 50%. For purposes of the foregoing, the "Aggregate Subordinate Percentage" for any Distribution Date is equal to the aggregate of the Class Principal Balances of the Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

                  (B) If on any Distribution Date on which the aggregate Principal Balance of the Class IA or Class IIA Certificates would be greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group (the "Undercollateralized Group"), after giving effect to distributions to be made on such Distribution Date, the portion of Available Funds in respect of principal on the Mortgage Loans in other Mortgage Loan Group (the
      "Overcollateralized Group") otherwise allocable to the Subordinate Certificates will be distributed to the Classes of Certificates of the

      Certificate Group relating to the Undercollateralized Group (in accordance with the priorities set forth herein), in reduction of the Certificate and Component Principal Balances thereof, until the aggregate Principal Balance of the Certificates and Components included in the Undercollateralized Group is equal to the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group. Moreover, the Available Funds from the Overcollateralized Group will be further reduced (after distributions of interest to Classes and Components of Classes included in the Undercollateralized Group) in an amount equal to one month's interest on the amount by which the Undercollateralized Group is undercollateralized at 6.75% per annum (if Loan Group I is the Undercollateralized Group) or 6.50% per annum (if Loan Group II is the Undercollateralized Group), plus any shortfall of such amounts from prior Distribution Dates, with accrued interest thereon. Such amounts will be distributed to the applicable Classes of Certificates in the priority of interest payable on such Distribution Date.

      In the event the Group I Certificates are the Undercollateralized Group, the reduction in the Available Distribution Amount of the Overcollateralized Group to pay interest to the Undercollateralized Group as described above may cause a shortfall in the amount of principal and interest otherwise distributable to the Subordinate Certificates and further to the amount of principal otherwise distributable to the Group IIA Certificates because the Group IIA Certificates have Remittance Rates less than the Group IA Certificates. Such shortfall shall be payable from amounts otherwise distributable first from the Subordinate Certificates in reverse order of their priority of payment and then from the Group IIA Certificates in respect of principal.

      Class IA-4 Accrual. The "Class IA-4 Accretion Termination Date" is the earlier to occur of (i) the Distribution Date on which the Component IA-1-3 Principal Balance has been reduced to zero and (ii) the Credit Support Depletion Date. On each Distribution Date on or before the Class IA-4 Accretion Termination Date, an amount (for any Distribution Date, the "Class IA-4 Accrual Amount") equal to the accrued interest that would otherwise be distributable in respect of the Class IA-4 Certificates on such Distribution Date will be added to the Class IA-4 Principal Balance (such amount to thereafter accrue interest at the Class IA-4 Remittance Rate) and such amount will be distributed, as principal, to the following Certificates:

      (1) first, to the Class IA-3 Certificates, to the extent necessary to reduce the Class IA-3 Principal Balance to its Targeted Principal Balance for such Distribution Date;


      (2) second, to Component IA-1-3 of the Class IA-1 Certificates, to the extent necessary to reduce the Component IA-1-3 Principal Balance to its Targeted Principal Balance for such Distribution Date; and

      (3) third, to the Class IA-4 Certificates.

      Class IA-1-3 Accrual. The "Class IA-1-3 Accretion Termination Date" is the earlier to occur of (i) the Distribution Date on which the Class IA-3 Principal Balance has been reduced to zero and (ii) the Credit Support Depletion Date. On each Distribution Date on or before the Class IA-1-3 Accretion Termination Date, an amount (for any Distribution Date, the "Class IA-1-3 Accrual Amount") equal to the accrued interest that would otherwise be distributable in respect of Component IA-1-3 of the Class IA-1 Certificates on such Distribution Date will be added to the Component IA-1-3 Principal Balance (such amount to thereafter accrue interest at the Class IA-1-3 Remittance Rate) and such amount will be distributed, as principal, to the following Certificates:

      (1) first, to the Class IA-3 Certificates, to the extent necessary to reduce the Class IA-3 Principal Balance to its Targeted Principal Balance for such Distribution Date;

      (2) second, concurrently, until the Principal Balance of the Class IA-3 Certificates has been reduced to zero, 90% to the Class IA-3 Certificates without regard to its Targeted Principal Balance, and 10% to Component IA-1-3 of the Class IA-1 Certificates; and

      (3)         third, to Component IA-1-3 of the Class IA-1 Certificates.

      Except under the limited circumstances set forth herein distributions of interest and principal to the Class IA Certificates and the Class IIA Certificates will be based solely on payments received with respect to the Group I Mortgage Loans and the Group II Mortgage Loans, respectively. Except in the event of an Undercollateralized Group, distributions of interest and principal on the Subordinate Certificates and the Residual Certificate will be based on payments received with respect to both the Group I Mortgage Loans and the Group II Mortgage Loans.

Distributions of Interest

      With respect to each Class of Certificates (except for Components IA-1-1 and IA-1-4 of the Class IA-1 Certificates and the Class IIA-P Certificates, which are not entitled to interest), interest will be passed through monthly on each Distribution Date, commencing in April 1998, except that (1) interest accrued on the Class IA-4 Certificates on or before the Class IA-4 Accretion Termination Date will be added to the Class IA-4 Principal Balance, and (2)

interest accrued on Component IA-1-3 of the Class IA-1 Certificates prior to the Component IA-1-3 Accretion Termination Date will be added to the Component IA-1-3 Principal Balance. With respect to each Distribution Date, an amount of interest will accrue or accrete, as applicable, on each Class of Certificates, or on each Component of the Class IA-1 Certificates (other than Components IA-1-1 and IA-1-4 of such Certificates), generally equal to 1/12th of the applicable Remittance Rate for such Class or Component multiplied by the related Class Principal Balance, Class Notional Balance, Component Principal Balance or Component Notional Amount, as applicable. Interest to be distributed on the Certificates on any Distribution Date will consist of accrued and unpaid interest as of the previous Distribution Dates and interest accrued during the preceding calendar month. All distributions of interest for each Class of Certificates (or in the case of the Class IA-1 Certificates, each Component of such Class other than Components IA-1-1 and IA-1-4) will generally be made only to the extent of the Available Distribution Amount for the related Loan Group as described herein under "--Priority of Distributions".

      The Remittance Rates for the Class A Certificates are fixed as set forth on the cover page hereof.

      The "Component IA-1-2 Notional Amount" with respect to any Distribution Date will equal the product of (x) the aggregate Class Principal Balances of the Class IA-5, Class IA-6 and Class IA-2 Certificates as of any date of determination and (y) a fraction, the numerator of which is the difference between the Remittance Rate for Component IA-1-2 of the Class IA-1 Certificates and the Remittances Rates for the Class IA-5, IA-6 and Class IA-2 Certificates as of such date of determination and the denominator of which is the Remittance Rate for Component IA-1-2 of the Class IA-1 Certificates. The Component IA-1-2 Notional Amount as of the Closing Date will be approximately $5,405,490.

      The "Group I Notional Amount" with respect to any Distribution Date will equal the product of (x) the aggregate Scheduled Principal Balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-Off Date, of the Group I Premium Rate Mortgage Loans and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Group I Premium Rate

Mortgage Loans as of such Due Date and the denominator of which is 6.750%. The Group I Notional Amount as of the Closing Date will be approximately $16,901,058.

      The "Component 1A-1-6 Notional Amount" with respect to any Distribution Date will equal 58.52296451% of the Group I Notional Amount. The Component 1A-1-6 Notional Amount as of the Closing Date will be approximately $9,891,000.

      The "Class IA-X Notional Amount" with respect to any Distribution Date will equal 41.47703549% of the Group I Notional Amount. The Class IA-X Notional

Amount as of the Closing Date will be approximately $7,010,057.

      The "Group I Premium Rate Mortgage Loans" means all Group I Mortgage Loans having PassThrough Rates in excess of 6.75% per annum.

      The "Class IIA-X Notional Amount" with respect to any Distribution Date will equal the product of (x) the aggregate Scheduled Principal Balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Distribution Date of the Group II Premium Rate Mortgage Loans, as of the Cut-Off Date, and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Group II Premium Rate Mortgage Loans as of such Due Date and the denominator of which is 6.500%. The Class IIA-X Notional Amount as of the Closing Date will be approximately $1,828,336.

      The "Group II Premium Rate Mortgage Loans" means all Group II Mortgage Loans having PassThrough Rates in excess of 6.500% per annum.

      The "Stripped Interest Rate" means, (i) for each Group I Premium Rate Mortgage Loan, the excess, if any, of the Pass-Through Rate for such Mortgage Loan over 6.750% per annum and (ii) for each Group II Premium Rate Mortgage Loan, the excess, if any, of the Pass-Through Rate for such Mortgage Loan over 6.500% per annum. The "Pass-Through Rate" for each Mortgage Loan is equal to the Mortgage Interest Rate thereon less the rate at which the related Servicing Fee is calculated.

      Senior Subordinate Remittance Rate. The Remittance Rate on the Subordinate Certificates will equal on any Distribution Date, the quotient expressed as a percentage of (a) the sum of (i) the product of (x) 6.75% and (y) the excess of the aggregate Scheduled Principal Balance of the Group I Mortgage Loans over the Class IA Certificate Principal Balance (the "Group I Subordinate Amount") and
(ii) the product of (x) 6.50% and (y) the excess of the aggregate Scheduled Principal Balance of the Group II Mortgage Loans over the Class IIA Certificate Principal Balance (the "Group II Subordinate Amount"), over (b) the sum of (i) the Group I Subordinate Amount and (ii) the Group II Subordinate Amount. The initial Remittance Rate for each Class of the Senior Subordinate Certificates will be approximately 6.708% per annum.

      Compensating Interest. The Servicer, is obligated to remit to the Certificate Account on the day prior to each Distribution Date with respect to the Mortgage Loans in each Mortgage Loan Group an amount equal to the lesser of
(a) any shortfall for the related month of interest collections resulting from the timing of Payoffs on the related Mortgage Loans made from the 15th day of the calendar month preceding such Distribution Date to the last day of such month and (b) the applicable monthly Servicing Fee payable to the Servicer, any reinvestment income realized by the Servicer, relating to Payoffs on the related Mortgage Loans made during the related Prepayment Period and interest payments on such Payoffs received during the period of the first day through the 14th day of the month of such Distribution Date.

Distributions of Principal

      General. On each Distribution Date, Certificateholders of each Certificate Group will be entitled to receive principal distributions from the related Available Distribution Amount to the extent and in the priority described herein. See "--Priority of Distributions" herein. Except in the limited circumstances described herein, the Class IA Certificates will receive principal collected from Group I Loans and the Class IIA Certificates will receive principal collected from the Group II Loans. The Subordinate Certificates will receive principal collected from each Mortgage Loan Group.

      The Class IA-X and Class IIA-X Certificates and Components IA-1-2 and IA-1-6 of the Class IA-1 Certificates will not receive any distributions of principal.

Class IA Certificate Principal Distributions

      Component IA-1-4 Principal Distribution Amount. On each Distribution Date, Component IA-1-4 of the Class IA-1 Certificates will receive a portion of the Group I Available Distribution Amount attributable to principal received on or in respect of any Group I Mortgage Loan with a Pass-Through Rate of less than 6.750% per annum (a "Group I Discount Mortgage Loan"), equal to the amount of such principal so attributable multiplied by a fraction, the numerator of which is 6.750% minus the Pass-Through Rate on such Discount Mortgage Loan and the denominator of which is 6.750% (the "Component IA-1-4 Fraction"). In addition, on each Distribution Date for so long as any of the Subordinate Certificates remain outstanding, Component IA-1-4 of the Class IA-1 Certificates will also be allocated principal, to the extent of amounts available to pay aggregate of the Subordinate Principal Distribution Amounts for each Mortgage Loan Group on such Distribution Date, in an amount generally equal to (i) the Component IA-1-4 Fraction of any loss on a Group I Discount Mortgage Loan other than a Special Hazard Loss in excess of the Group I Special Hazard Coverage, a Fraud Loss in excess of the Group I Fraud Coverage or a Bankruptcy Loss in excess of the Group I Bankruptcy Coverage (each, as defined herein) and (ii) the sum of amounts, if any, by which the foregoing amount on each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Dates and not subsequently distributed (the "Component IA-1-4 Principal Shortfall"); provided, however, that such payments in respect of losses shall not cause a further reduction of the outstanding Component IA-1-4 Principal Balance. The aggregate of the amounts payable to Component IA-1- 4 of the Class IA-1 Certificates described in this paragraph are referred to herein as the "Component IA-1-4 Principal Distribution Amount".

      Group I Senior Principal Distribution Amount. On each Distribution Date prior to the Credit Support Depletion Date, an amount, up to the amount of the Group I Senior Principal Distribution Amount (as defined below) for such Distribution Date, will be distributed as principal from the Group I Available Distribution Amount (after payments made in respect of interest to the Class IA Certificates, principal of the Component IA-1-4 Principal Distribution Amount (exclusive of principal attriutale to pay the Component IA-1-4 Principal Shortfall)) and, in certain limited circumstances set forth herein, from the Group II Available Distribution Amount allocable to principal to the following Classes of Class IA Certificates and Class R Certificate in the following order of priority:

      (i) first, to Component IA-1-5 of the Class IA-1 Certificates, an amount, up to the amount of the Lockout Principal Distribution Amount (as defined herein) for such Distribution Date, until the Principal Balance of Component IA-1-5 of the Class IA-1 Certificates has been reduced to zero;

      (ii) second, to the Class R Certificate, the portion of the Group I Senior Principal Distribution Amount remaining after the distributions described above, until the Certificate Principal Balance of the Class R Certificate has been reduced to zero;

      (iii) third, the portion of the Group I Senior Principal Distribution Amount remaining after the distributions described above, concurrently as follows:

      (A) 3.5714289% to Component IA-1-1 of the Class IA-1 Certificates, until the Component IA-1- 1 Principal Balance has been reduced to zero; and

      (B)         96.4285711% sequentially as follows:

                  (1) first, to the Class IA-5 Certificates, to the extent necessary to reduce the Class IA-5 Certificate Principal Balance to its Planned Principal Balance (as defined herein) for such Distribution Date;

                  (2) second, to the Class IA-6 Certificates, to the extent necessary to reduce the Class IA- 6 Certificate Principal Balance to its Planned Principal Balance for such Distribution Date;

                  (3) third, to the Class IA-2 Certificates, to the extent necessary to reduce the Class IA-2 Certificate Principal Balance to its Planned Principal Balance for such Distribution Date;

                  (4) fourth, to the Class IA-3 Certificates, to the extent necessary to reduce the Class IA- 3 Certificate Principal Balance to its Targeted Principal Balance for such Distribution Date;

                  (5) fifth, to Component IA-1-3 of the Class IA-1 Certificates, to the extent necessary to reduce the Component IA-1-3 Principal Balance to its Targeted Principal Balance for such Distribution Date;


                  (6) sixth, to the Class IA-4 Certificates, until the Class IA-4 Principal Balance has been reduced to zero;

                  (7) seventh, concurrently, until the Class IA-3 Principal Balance has been reduced to zero, 90% to the Class IA-3 Certificates (without regard to its Targeted Principal Balance) and 10% to Component IA-1-3 of the Class IA-1 Certificates;

                  (8) eighth, to Component IA-1-3 of the Class IA-1 Certificates, until the Component IA- 1-3 Principal Balance has been reduced to zero;

                  (9) ninth, to the Class IA-5 Certificates until the Class IA-5 Principal Balance has been reduced to zero;

                  (10) tenth, to the Class IA-6 Certificates until the Class IA-6 Certificate Principal Balance has been reduced to zero; and

                  (11) eleventh, to the Class IA-2 Certificates, until the Class IA-2 Certificate Principal Balance has been reduced to zero; and

      (iv) fourth, the portion of the Group I Senior Principal Distribution Amount remaining after the distributions described above, to Component IA-1-5 of the Class IA-1 Certificates, until the Component IA-1- 5 Principal Balance has been reduced to zero.

      On each Distribution Date on and after the Credit Support Depletion Date, an amount up to the Group I Available Principal Distribution Amount for such Distribution Date will be distributed as provided above under "--Priority of Distributions."

      The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied Curtailments, the payment of principal due on such first day of the month and any reduction of the principal balance of such Mortgage Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

      The "Group I Senior Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the Group I Senior Percentage (as defined below)

of the Principal Payment Amount (as defined herein) for Group I Mortgage Loans (exclusive of the portion thereof attributable to the Component IA-1-4 Principal Distribution Amount), (ii) the Group I Senior Prepayment Percentage (as defined under "--Principal Prepayments" below) of the Principal Prepayment Amount for Group I Mortgage Loans (exclusive of the portion thereof attributable to the Component IA-1-4 Principal Distribution Amount), and (iii) the Group I Senior Liquidation Amount (as defined below).

      The "Group I Senior Percentage" for any Distribution Date will equal the sum of the Class Principal Balances of the Class IA and the Class R Certificates divided by the aggregate Scheduled Principal Balance of all Group I Mortgage Loans immediately preceding such Distribution Date (exclusive of the Component IA-1-4 Fraction thereof). The Group I Senior Percentage as of the Closing Date will be approximately 96.093%.

      The "Group I Senior Liquidation Amount" is the aggregate, for each Group I Mortgage Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Group I Senior Percentage of the principal balance of such Mortgage Loan (exclusive of the Component IA-1-4 Fraction thereof, with respect to any Group I Discount Mortgage Loan) and (ii) the Group I Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

      "Liquidation Principal" is the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (as defined herein) (but not in excess of the principal balance thereof) during the calendar month preceding the month of the Distribution Date, exclusive of the portion thereof attributable to, with respect to Group I Mortgage Loans, the applicable Component 1A- 1-4 Fraction thereof and with respect to a Group II Mortgage Loan, the Class IIA-P Fraction thereof. A "Liquidated Mortgage Loan" is a Mortgage Loan as to which the Servicer or servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise have been recovered.

      The "Lockout Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the Lockout Percentage (as defined below) of the Scheduled Principal Payment Amount for Group I Mortgage Loans (exclusive of the portion thereof attributable to the Component IA-1-4 Principal Distribution Amount),
(ii) the Lockout Prepayment Percentage (as defined herein) of the Principal Prepayment Amount for Group I Mortgage Loans (exclusive of the portion thereof attributable to the Component IA-1-4 Principal Distribution Amount) and (iii) the Lockout Liquidation Amount (as defined below).

      The "Lockout Percentage" for any Distribution Date will equal the sum of the Class IA-1-5 Principal Balance divided by the aggregate Scheduled Principal Balance of all Group I Mortgage Loans immediately preceding such Distribution

Date (exclusive of the Component IA-1-4 Fraction thereof). The Lockout Percentage as of the Closing Date will be approximately 9.609%.

      The "Lockout Liquidation Amount" is the aggregate, for each Group I Mortgage Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Lockout Percentage of the principal balance of such Mortgage Loan (exclusive of the Component IA-1-4 Fraction thereof, if applicable) and (ii) the Lockout Percentage on any Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, and the Lockout Prepayment Percentage (as defined herein) on any Distribution Date thereafter, in each case, of the Liquidation Principal with respect to such Mortgage Loan.

      The "Lockout Prepayment Percentage" will equal the product of (a) the Lockout Percentage and (b) the Step Down Percentage.

      The "Step Down Percentage" for any Distribution Date will be the percentage indicated below:

                                                              STEP DOWN
       DISTRIBUTION DATE OCCURRING IN                        PERCENTAGE

    April 1998 through March 2003............                      0%
    April 2003 through March 2004............                     30%
    April 2004 through March 2005............                     40%
    April 2005 through March 2006............                     60%
    April 2006 through March 2007............                     80%
    April 2008 and thereafter................                    100%

Group II Certificate Principal Distributions

         Class IIA-P Principal Distribution Amount. On each Distribution Date, the Class IIA-P Certificates will receive a portion of the Group II Available Distribution Amount attributable to principal received on or in respect of any Group II Discount Mortgage Loan, equal to the amount of such principal so attributable multiplied by a fraction, the numerator of which is 6.500% minus the Pass-Through Rate on such Discount Mortgage Loan and the denominator of which is 6.500% (the "Class IIA-P Fraction"). In addition, on each Distribution Date for so long as any of the Subordinate Certificates remain outstanding, Class IIA-P will also be allocated principal, to the extent of amounts available to pay the aggregate of the Subordinate Principal Distribution Amounts for each Mortgage Loan Group on such Distribution Date, in an amount generally equal to
(i) the Class IIA-P Fraction of any loss on a Group II Discount Mortgage Loan other than a Special Hazard Loss in excess of the Group II Special Hazard Coverage, a Fraud Loss in excess of the Group II Fraud Coverage or a Bankruptcy Loss in excess of the Group II Bankruptcy Coverage (each, as defined herein) and

(ii) the sum of amounts, if any, by which the foregoing amount on each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Dates and not subsequently distributed (the "Class IIA-P Principal Shortfall"); provided, however, that such payments in respect of losses shall not cause a further reduction of the outstanding Class IIA-P Certificate Principal Balance. The aggregate of the amounts payable to the Class IIA-P Certificates described in this paragraph are referred to herein as the "Class IIA-P Principal Distribution Amount").

         Group II Senior Principal Distribution Amount. On each Distribution Date, an amount, up to the Group II Senior Principal Distribution Amount (as defined below) for such Distribution Date will be distributed as principal from the Group II Available Distribution Amount (after payments made in respect of interest to the Class IIA Certificates and principal of the Class IIA-P Principal Distribution Amount (exclusive of the Class IIA-P Principal Shortfall)) and, in certain limited circumstances set forth herein, from the Group I Available Distribution Amount allocable to principal, to the Class IIA Certificates.

         The "Group II Senior Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the Group II Senior Percentage (as defined herein) of the Principal Payment Amount (as defined herein) for Group II Mortgage Loans (exclusive of the portion thereof attributable to the Class IIA-P Principal Distribution Amount), (ii) the Group II Senior Prepayment Percentage (as defined under "--Principal Prepayments" below) of the Principal Prepayment Amount (as defined below) for Group II Mortgage Loans (exclusive of the portion thereof attributable to the Class IIA-P Principal Distribution Amount) and (iii) the Group II Senior Liquidation Amount as defined below).

         The "Group II Senior Percentage" for any Distribution Date will equal the sum of the Class Principal Balances of the Class IIA Certificates divided by the aggregate Scheduled Principal Balance of all Group II Mortgage Loans immediately preceding such Distribution Date (exclusive of the Class IIA-P Fraction thereof). The Group II Senior Percentage as of the Closing Date will be approximately 96.073%.

         The "Group II Senior Liquidation Amount" is the aggregate, for each Group II Loan, which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Group II Senior Percentage of the principal balance of such Mortgage Loan (exclusive of the Class IIA-P Fraction) and (ii) the Group II Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

Subordinate Certificate Principal Distributions

         Subordinate Principal Distribution Amount. On each Distribution Date, an amount calculated for each Mortgage Loan Group, up to the applicable Subordinate Principal Distribution Amount (as defined below) for such Distribution Date, will be distributed as principal to the Subordinate Certificates. On each Distribution Date, except Distribution Dates on which the Subordination Level for any Class of the Subordinate Certificates is less than such Subordination Level as of the Closing Date, each Class of the Subordinate Certificates will be entitled to receive its pro rata (by Class Principal Balance) share of each Subordinate Principal Distribution Amount, to the extent of the Available Distribution Amount for each Mortgage Loan Group remaining after distributions of interest and principal to the applicable Senior

Certificates, distributions of interest and principal to all Classes of Subordinate Certificates senior to such Class and distributions of interest to such Class. See "--Priority of Distributions" herein. The relative seniority, from highest to lowest, of the Subordinate Certificates shall be as follows:
Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5.

         The "Subordinate Principal Distribution Amount" for any Distribution Date for each Mortgage Loan Group will be equal to the sum of (i) the applicable Subordinate Percentage of the Principal Payment Amount for such Mortgage Loan Group (exclusive of the portion thereof attributable to the Component IA-1- 4 Principal Distribution Amount for Group I Mortgage Loans and the portion thereof attributable to the Class IIA-P Principal Distribution Amount for Group II Mortgage Loans), (ii) the applicable Subordinate Principal Prepayments Distribution Amount (as defined below) and (iii) the applicable Subordinate Liquidation Amount (as defined below); provided, however, that the Subordinate Distribution Amount applicable to Group I Mortgage Loans shall be reduced by the amounts required to be distributed to Component IA-1-4 of the Class IA-1 Certificates with respect to the Component IA-1-4 Principal Shortfall on such Distribution Date and the Subordinate Distribution Amount applicable to Group II Mortgage Loans shall be reduced by the amounts required to be distributed to Class IIA-P Certificates with respect to the Class IIA-P Principal Shortfall on such Distribution Date; and provided further, that the Subordinate Principal Distribution Amount for any Distribution Date shall be reduced to the extent of any amounts required to be distributed to the Class A Certificates pursuant to the provisions described under "Priority of Distributions--Cross-Collateralization Provisions". The "Subordinate Principal Prepayments Distribution Amount" as of any Distribution Date is the Subordinate Prepayment Percentage of the Principal Prepayment Amount for such Mortgage Loan Group (exclusive, with respect to the Group I Mortgage Loans, of the Component IA-1-4 Fraction thereof and with respect to the Group II Mortgage Loans, of the Class IIA-P Fraction thereof ); provided, however, that the Subordinate Principal Prepayment Distribution Amount applicable to Group I Mortgage Loans shall be reduced by the portion thereof attributable to the Component IA-1-4 Principal Shortfall and provided further, that the Subordinate Principal Prepayment Distribution Amount applicable to Group II Mortgage Loans shall be reduced by the Class IIA-P Principal Shortfall. Any reduction in the Group I Subordinate Principal Distribution Amount or the Group II Subordinate Principal Distribution Amount pursuant to the provisos above, shall each first offset the amount calculated pursuant to clause (i), second clause (iii) and then clause (ii), in each case of the definition thereof.

         The "Subordinate Percentage" as to each Mortgage Loan Group is equal to 100% minus the applicable Senior Percentage of such Mortgage Loan Group. Initially, the Subordinate Percentage for the Group I Mortgage Loans and the Group II Mortgage Loans will be approximately 3.907% and 3.927%, respectively.

         The "Subordinate Liquidation Amount" will equal the excess, if any, of the aggregate Liquidation Principal for each Mortgage Loan Group which became Liquidated Mortgage Loans during the calendar month preceding the month of the

Distribution Date, over the applicable Senior Liquidation Amount for such Distribution Date.

         The "Subordinate Prepayment Percentage" for any Distribution Date will equal the excess of 100% over the applicable Senior Prepayment Percentage. Initially the Subordinate Prepayment Percentage for the Group I Mortgage Loans and the Group II Mortgage Loans will be approximately 0% and 0%, respectively.

         The rights of the holders of the Subordinate Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Class IA Certificates and Class IIA Certificates to receive scheduled distributions of interest and principal. See "--Subordination and Allocation of Losses" herein.

         For any Distribution Date and for any Mortgage Loan Group, the "Principal Payment Amount" is the sum with respect to the Mortgage Loans in such group of (i) scheduled principal payments on the

Mortgage Loans due on the related Due Date, (ii) the principal portion of repurchase proceeds received with respect to any Mortgage Loan which was repurchased as permitted or required by the Pooling and Servicing Agreement during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal which were received on the Mortgage Loans during the preceding calendar month, other than Payoffs, Curtailments or Liquidation Principal. For any Distribution Date and for any Mortgage Loan Group, the "Principal Prepayment Amount" is the sum with respect to the Mortgage Loans in such group of all Curtailments and all Payoffs from the Mortgage Loans in such group which were received during the applicable Prepayment Period. Principal distributions to each of the Class IA Certificates, the Class IIA Certificates and the Subordinate Certificates will be based on the Principal Payment Amount, Principal Prepayment Amount and Liquidation Principal for the related Mortgage Loan Group.

         With respect to each Distribution Date and each Payoff and Curtailment with respect to each Mortgage Loan, the related "Prepayment Period" will be the calendar month preceding the month in which the related Distribution Date occurs.

Principal Prepayments

         The "Group I Senior Prepayment Percentage" and "Group II Senior Prepayment Percentage" for any Distribution Date occurring prior to the month of the fifth anniversary of the first Distribution Date will equal 100%. The "Group I Senior Prepayment Percentage" and "Group II Senior Prepayment Percentage" in each of the months of the fifth through ninth anniversaries of the first Distribution Date will be as follows: for any Distribution Date in or after the month of the fifth anniversary of the month of the first Distribution Date but before the sixth anniversary of the month of the first Distribution Date, the Group I or Group II Senior Percentage, as applicable, for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in or after the month of the sixth anniversary of the month of the first Distribution Date but before the seventh anniversary of the month of the first Distribution Date, the Group I or Group II Senior Percentage, as applicable, for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in or after the month of the seventh anniversary of the month of the first Distribution Date but before the eighth anniversary of the month of the first Distribution Date, the Group I or Group II Senior Percentage, as applicable, for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date; and for any Distribution Date in or after the month of the eighth anniversary of the month of the first Distribution Date but before the ninth anniversary of the month of the first Distribution Date, the Group I or Group II Senior Percentage, as applicable, for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date. For any Distribution Date in or after the month of the ninth anniversary of the month of the first Distribution Date, the Group I or Group II Senior Prepayment Percentage will be the Group I or Group II Senior Percentage, respectively, for such Distribution Date.

         Notwithstanding the foregoing, if on any Distribution Date either the Group I or Group II Senior Percentage for such Distribution Date exceeds the initial Group I or Group II Senior Percentage, respectively, as of the Closing Date, then both the Group I and Group II Senior Prepayment Percentage for such Distribution Date will equal 100%. The scheduled reductions in the Group I and Group II Senior Prepayment Percentages for Distribution Dates occurring on or after the month of the fifth anniversary of the month of the first Distribution Date will be subject to certain conditions specified in the Pooling Agreement. Such conditions may include requirements that no such reduction may occur if delinquencies or losses on the Mortgage Loans in the related Mortgage Loan Group exceed specified limits at the time of, or on a date preceding, the Distribution Date for which such reduction would otherwise be applicable. Notwithstanding the foregoing, on any Distribution Date if the delinquencies or losses on the Mortgage Loans in a Mortgage

Loan Group exceed such limits such that the Pooling and Servicing Agreement restricts a reduction of the Group I or Group II Senior Prepayment Percentage, as applicable, then the Group I or Group II Senior Prepayment Percentage, as applicable, for such Distribution Date will equal 100% for such Distribution Date. If on any Distribution Date the allocation to the Group I or Group II Senior Certificates (other than Component IA-1-4 of the Class IA-1 Certificates and the Class IIA-P Certificates) in the percentage required would reduce the sum of the Class Principal Balances of such Certificates below zero, the Group I or Group II Senior Prepayment Percentage, as applicable, for such Distribution Date will be limited to the percentage necessary to reduce such sum to zero.

Subordination and Allocation of Losses

         The Subordinate Certificates will be subordinate in right of payment to and provide credit support to the Senior Certificates, the Junior Subordinate Certificates will be subordinate in right of payment to and provide credit support to the Senior Subordinate Certificates and each Class of Senior Subordinate Certificates will be subordinate in right of payment to and provide credit support to each Class of Senior Subordinate Certificates with a lower Class designation. The support provided by the Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Senior Certificates of the full amount of the monthly distributions of interest (except with respect to Components IA-1-1 and IA-1-4 of the Class IA-1 Certificates, and the Class IIA-P Certificates which are not entitled to interest) and principal (except with respect to the Components IA-1-2 and IA-1-6 of the Class IA-1 Certificates and the Class IA-X and Class IIA-X Certificates, which are not entitled to principal) to which they are entitled and to afford such Certificates protection against certain losses. The protection afforded to the Senior Certificates by the Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of such Senior Certificates to receive distributions of interest (except with respect to Components IA-1-1 and IA-1-4 of the Class IA-1 Certificates and the Class IIA-P Certificates) and principal (except with respect to Components IA-1-2 and IA-1-6 of the Class IA-1 Certificates and the Class IA-X and the Class IIA-X Certificates) prior to distributions of interest or principal to such Subordinate Certificates. The protection afforded a Class of Senior Subordinate Certificates by the Classes of Senior Subordinate Certificates with higher Class designations will be similarly accomplished by the preferential right of those Classes with lower Class designations to receive distributions of principal and interest prior to distributions of principal and interest to those Classes of Senior Subordinate Certificates with higher Class designations. The support provided by the Junior Subordinate Certificates to the Senior Subordinate Certificates is intended to enhance the likelihood of regular receipt by such Senior Subordinate Certificates of the full amount of monthly distributions of interest and principal to which they are entitled and to afford such Certificateholders protection against certain losses. The protection afforded to the Senior Subordinate Certificates by the Junior Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of such Senior Subordinate Certificates to receive distributions of interest and principal, prior to distributions of interest and principal to such Junior Subordinate Certificates.

         Except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the designated amounts of the applicable Special Hazard Coverage, Fraud Coverage and Bankruptcy Coverage (each, as defined herein) for a Mortgage Loan Group, any loss realized with respect to a Mortgage Loan will be allocated among the Certificates related to such Mortgage Loan (i) for losses allocable to principal (a) first, to the Junior Subordinate Certificates, until the aggregate of the Class Principal Balances thereof has been reduced to zero, (b) second, to the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero, (c) third, to the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero, (d) fourth, to the Class M Certificates, until the Class Principal Balance thereof has been reduced to zero, and (e) fifth, to the Senior Certificates related to such Mortgage Loan (other than the Class

IA-X, the Class IIA-X Certificates, Class IIA-P Certificates, and Components 1A-1-2, 1A-1-4 and 1A-1-6 of the Class IA-1 Certificates), pro rata, according to their Class or Component Principal Balances in reduction of their respective Class or Component Principal Balances, as applicable; provided, however, that if the loss is recognized with respect to a Group I Discount Mortgage Loan, the applicable Component IA-1-4 Fraction of such loss will first be allocated to Component IA-1-4 of the Class IA-1 Certificates and the remainder of such loss will be allocated as described above in this clause (i) and if the loss is recognized with respect to a Group II Discount Mortgage Loan, the Class IIA-P Fraction of such loss will first be allocated to Class IIA-P and the remainder of such loss will be allocated as described above in this clause (i); and (ii) for losses allocable to interest (a) first, to the Junior Subordinate Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balances of such Certificates, (b) second, to the Class B-2 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Certificates, (c) third, to the Class B-1 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Certificates, (d) fourth, to the Class M Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Certificates, and (e) fifth, to the applicable Senior Certificates related to such Mortgage Loan (other than the Class IIA-P Certificates and Components 1A-1-1 and 1A-1-4 of the Class IA-1 Certificates), pro rata according to accrued but unpaid interest thereon and then pro rata according to their Class Principal Balances (or Component Principal Balances, in the case of Components IA-1-3 and IA-1-5 of the Class IA-1 Certificates) in reduction of their respective Class or Component Principal Balances, as applicable.

         The allocation of the principal portion of losses relating to a Mortgage Loan in a given Loan Group to all Classes of Certificates in the related Certificate Group (other than Component 1A-1-4 of the Class IA-1 Certificates and the Class IA-X and the Class IIA-X Certificates) and to the Subordinate Certificates (in the limited circumstances described below) pro rata according to their respective Certificate or Component Principal Balances (except if the loss is recognized with respect to a Group I Discount Mortgage Loan, in which event the applicable Component IA-1-4 Fraction of such loss will first be allocated to Component IA- 1-4 of the Class IA-1 Certificates, and the remainder of such loss will be allocated as described above or if the loss is recognized with respect to a Group II Discount Mortgage Loan, in which event the Class IIA-P Fraction of such loss will first be allocated to the Class IIA-P Certificates and the remainder of such loss will be allocated as described above), and the allocation of the interest portion of such losses to the Certificates related to such Mortgage Loan pro rata according to the amount of interest accrued but unpaid on each such Class or Component (other than Component 1A-1-4 of the Class IA-1 Certificates) in reduction thereof and then in reduction of their related Class or Component Principal Balances, is hereinafter referred to as "Pro Rata Allocation". For purposes of any Pro Rata Allocation in part to the Subordinate Certificates, each Class of Subordinate Certificates will be deemed to have a Class Principal Balance (and to accrue interest thereon) equal to the actual Class Principal Balance thereof times a fraction, the numerator of which is the Group I Subordinate Amount (for a loss on a Group I Mortgage Loan) or the Group II Subordinate Amount (for a loss on a Group II Mortgage Loan), and the denominator of which is the aggregate of the Group I Subordinate Amount and the Group II Subordinate Amount.


         On each Distribution Date, if the aggregate Class Principal Balance of all outstanding Classes of Certificates exceeds the aggregate principal balance of the Mortgage Loans in both Mortgage Loan Groups (after giving effect to distributions of principal and the allocation of all losses on the Classes of Certificates in such Certificate Group on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the most junior Class of Subordinate Certificates then outstanding.

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

         Investors in the Senior Certificates should be aware that because the Subordinate Certificates represent interests in both Mortgage Loan Groups, the Certificate Principal Balances of Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans in one Mortgage Loan Group. Therefore, notwithstanding that losses on the Mortgage Loans in one Mortgage Loan Group may only be allocated to the related Senior Certificates (except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the applicable coverage amounts), the allocation to the Subordinate Certificates of losses on the Mortgage Loans in the other Mortgage Loan Group will increase the likelihood that losses may be allocated to such Senior Certificates.

         In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding Principal Balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the Monthly Payment on the related Mortgage Loan (a "Debt Service Reduction;" Debt Service Reductions and Deficient Valuations, collectively, are defined as "Bankruptcy Losses"). "Fraud Losses" are losses on Mortgage Loans arising from fraud, dishonesty or misrepresentation of the Mortgagor in the origination of such Mortgage Loans. "Special Hazard Losses" are losses relating to Mortgage Loans that become liquidated and have been the subject of certain hazards (including earthquakes, tidal waves and related water damage, war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials, nuclear reaction and chemical contamination) not insured against under any applicable insurance policy and not resulting from reasonable wear and tear.

         Special Hazard Losses incurred on a Mortgage Loan in excess of the Special Hazard Coverage will be allocated to the outstanding Class or Classes of Senior Certificates and to the Subordinate Certificates by Pro Rata Allocation. The "Special Hazard Coverage" is expected to equal approximately $3,974,271.95 as of the Cut-Off Date. On each anniversary of the Cut-Off Date, the Special Hazard Coverage will be reduced, but not increased, to an amount equal to the lesser of (i) the greatest of (a) the aggregate principal balance of the Mortgage Loans located in the single California zip code area containing the largest aggregate principal balance of such Mortgage Loans, (b) 1.0% of the aggregate unpaid principal balance of the Mortgage Loans and (c) twice the unpaid principal balance of the largest single Mortgage Loan, in each case calculated as of the Due Date in the immediately preceding month and (ii) the Special Hazard Coverage as of the Cut-Off Date as reduced by the Special Hazard Losses allocated to the Certificates since the Cut-Off Date.

         Fraud Losses incurred on a Mortgage Loan in excess of the Fraud Coverage will be allocated to the outstanding related Class or Classes of Senior Certificates and to the Subordinate Certificates by Pro Rata Allocation. The "Fraud Coverage" is expected to equal approximately $5,701,938.88 as of the Cut-Off Date. Fraud Coverage will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. As of any date of determination after the Cut-Off Date, the Fraud Coverage will generally be equal to (a) prior to the first anniversary of the Cut-Off Date, an amount equal to 2.00% of the aggregate principal balance of all Mortgage Loans as of the Cut-Off Date minus the aggregate amounts allocated to the Certificates with respect to Fraud Losses on such Mortgage Loans up to such date of determination and (b) from the first to the fifth anniversary of the Cut-Off Date, an amount equal to (i) 1.00% of the aggregate principal of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (ii) the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Mortgage Loans since the

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

most recent anniversary of the Cut-Off Date up to such date of determination. On and after the fifth anniversary of the Cut-Off Date, the Fraud Coverage will be zero.

         Bankruptcy Losses incurred on a Mortgage Loan in excess of the Bankruptcy Coverage will be allocated to the outstanding related Class or Classes of Senior Certificates and to the Subordinate Certificates by Pro Rata Allocation. The "Bankruptcy Coverage" is expected to equal approximately $100,000 as of the Cut-Off Date. Bankruptcy Coverage will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

         Special Hazard Coverage, Fraud Coverage or Bankruptcy Coverage may also be reduced upon written confirmation from the Rating Agencies that such reduction will not adversely affect the then current ratings assigned to the Offered Certificates by the Rating Agencies. Such a reduction, in the event of Special Hazard Losses, Fraud Losses or Bankruptcy Losses on the Mortgage Loans, could adversely affect the level of protection afforded the Senior Certificates by subordination of the Subordinate Certificates or the level of protection afforded the Senior Subordinate Certificates by subordination of the Junior Subordinate Certificates.

         Investors in the Senior Certificates should be aware that the applicable coverages for such losses cover Mortgage Loans in both Mortgage Loan Groups. Therefore, in the event Mortgage Loans in a Mortgage Loan Group suffer a high level of Special Hazard Losses, Fraud Losses or Bankruptcy Losses, it will reduce the available coverage for the Senior Certificates in both Mortgage Loan Groups and may cause Senior Certificates relating to the other Mortgage Loan

Group to suffer losses in the event Mortgage Loans in either Mortgage Loan Group suffer such losses after the available coverage has been exhausted.

The Class R Certificate

         The Class R Certificate will be comprised of two Components, Component R-1 and Component R-2. Component R-1 represents the residual interest in REMIC I and Component R-2 represents the residual interest in REMIC II.

         On each Distribution Date, in addition to payments of interest and principal to Component R-2 of the Class R Certificate described herein, any amounts remaining (which are expected to be zero) in the Certificate Account from the Available Distribution Amount for each Loan Group after distributions of interest and principal on the Certificates and payment of expenses, if any, of REMIC II will be distributed to the Class R Certificateholders, together with Excess Liquidation Proceeds (as defined below), if any. Distributions of such remaining amounts to Component R-2 of the Class R Certificateholders will be subordinate to all payments required to be made with respect to the other Offered Certificates on any Distribution Date.

         Any amounts remaining in the Certificate Account upon reduction of the aggregate Certificate Principal Balance to zero, payment of any outstanding expenses and termination of the REMIC II will be distributable to Component R-2 the Class R Certificateholders. Such remaining assets are expected to be minimal. See "--Optional Termination of the Trust" herein.

Advances

         With respect to each Mortgage Loan, the Servicer will make Advances to the Certificate Account on each Distribution Date to cover any shortfall between
(i) payments scheduled to be received in respect of such Mortgage Loan and (ii) the amounts actually deposited in the Certificate Account on account of such

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


payments; provided that the Servicer determines, in good faith, on such Distribution Date that such Advances will be recoverable from insurance proceeds, Liquidation Proceeds or other amounts received with respect to such Mortgage Loan. Advances are reimbursable to the Servicer from cash in the Certificate Account remitted by the Servicer with respect to Mortgage Loans in the same Mortgage Loan Group prior to payments to the Certificateholders if the Servicer determines that such Advances previously made are not recoverable from insurance proceeds, Liquidation Proceeds or other amounts recoverable with respect to the applicable Mortgage Loan and so notifies the Trustee.

Available Distribution Amount

         On each Distribution Date, the Available Distribution Amount for any Distribution Date which will be determined separately with respect to each Mortgage Loan Group, and, in each case, will generally include scheduled principal and interest payments due on the related Due Date, Curtailments received in the previous calendar month (as set forth below), Payoffs received in the applicable Prepayment Period to the extent set forth below and amounts received with respect to liquidations of Mortgage Loans with respect to such Mortgage Loan Group in the previous calendar month, will be distributed by or on behalf of the Trustee to the Certificateholders, as specified herein.

         The Due Date related to each Distribution Date is the first day of the month in which such Distribution Date occurs. The determination date (the "Determination Date") is a day not later than the 10th day preceding the related Distribution Date in the month in which such Distribution Date occurs.

         The "Available Distribution Amount" for any Distribution Date for each Mortgage Loan Group, as more fully described in the Pooling and Servicing Agreement, will equal the sum, with respect to the Mortgage Loans in such Mortgage Loan Group, of the following amounts:

         (1) the total amount of all cash received by or on behalf of the Servicer with respect to such Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds), except:

                  (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Date;

                  (b) all Curtailments received after the previous calendar month (together with any interest payment received with such prepayments to the extent that it represents the payment of interest accrued on such Mortgage Loans for the period subsequent to the previous calendar month);

                  (c) all Payoffs received after the applicable Prepayment Period immediately preceding such Determination Date (together with any interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period subsequent to the previous calendar month);

                  (d) Liquidation Proceeds and insurance proceeds received on such Mortgage Loans after the previous calendar month;

                  (e) all amounts in the Certificate Account which are due and reimbursable to the Servicer pursuant to the terms of the Pooling and Servicing Agreement;

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

                  (f)      the Servicing Fee for each such Mortgage Loan; and


                  (g) the excess, if any, of aggregate Liquidation Proceeds on such Mortgage Loans received during the previous calendar month over the amount that would have been received if Payoffs had been made with respect to such Mortgage Loans on the date such Liquidation Proceeds were received ("Excess Liquidation Proceeds");

         (2) the total, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the Servicer:

                  (a) all Advances made by the Servicer to the Trustee with respect to such Distribution Date relating to such Mortgage Loans; and

                  (b) any amounts payable as Compensating Interest by the Servicer on such Distribution Date relating to such Mortgage Loans; and

         (3) the total amount of any cash received by the Trustee or the Servicer in respect of the obligation of the Company to repurchase any such Mortgage Loans.

Last Scheduled Distribution Date

         The Last Scheduled Distribution Date for the Class IA Certificates, the Subordinate Certificates and the Class R Certificates is the Distribution Date in April 2028, which is the Distribution Date occurring in the month after the scheduled maturity date for the latest maturing Group I Mortgage Loan.

         The Last Scheduled Distribution Date for the Class IIA Certificates is the Distribution Date in April 2013, which is the Distribution Date occurring in the month after the scheduled maturity date for the latest maturing Group II Mortgage Loan.

         The actual last Distribution Date on the Certificates will depend on the rate of payments of principal (including Principal Prepayments) on the related Mortgage Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates. No assurance can be given as to the actual payment experience on the Mortgage Loans.

Optional Termination

         On any Distribution Date after the first date on which the aggregate outstanding principal balance of the Mortgage Loans is less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, the Company may repurchase the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in REMIC I, and thereby effect the termination of REMIC I, REMIC II and the retirement of the Certificates. The repurchase price will equal, after deductions of related advances by the Servicer, the sum of (1) 100% of the aggregate outstanding principal balance of such Mortgage Loans

(other than Liquidated Mortgage Loans), plus accrued interest thereon at the applicable Pass-Through Rates through the last day of the month of such repurchase, less any Bankruptcy Losses realized with respect to the Mortgage Loans not already allocated to the Certificates and (2) the fair market value of all other property. The proceeds of such repurchase will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Accordingly, an optional termination of REMIC II will cause the outstanding principal balance of the Certificates to be paid in full through the distribution of such proceeds and the allocation of the associated Realized Losses, if any, on each Mortgaged Property in REMIC I the fair market value of which is less than the aggregate principal balance of the related Mortgage Loans as of the time that REMIC I acquired such Mortgaged Property, and upon such payment in full REMIC II and REMIC I will be terminated. In no event will either the REMIC I or REMIC II continue beyond the expiration of 21 years from the death of the survivor of certain persons identified in the Pooling and Servicing Agreement.
See "Description of Certificates-Termination" in the Prospectus.


                                    SERVICING

Servicing Compensation and Payment of Expenses

         The Mortgage Loans will be serviced by LaSalle Home Mortgage Corporation (in such capacity, the "Servicer") pursuant to the Agreement. The Servicer is an Illinois corporation.

         The executive offices of the Servicer are located at 4242 North Harlem Avenue, Norridge IL 60634, telephone number (708) 456-0400.

         At February 28, 1998, the Servicer provided servicing for approximately $14.22 billion aggregate principal amount of one-to-four unit mortgage loans, substantially all of which are being serviced for third parties.

         The following table summarizes the delinquency and foreclosure experience, respectively, as of December 31, 1995, 1996 and 1997 on approximately $12.59 billion, $13.88 billion and $14.35 billion, respectively, in outstanding principal balances of one-to-four unit mortgage loans serviced by the Servicer.

                   One-to-Four-Unit Residential Mortgage Loans

                                                       As of December 31,
                                               --------------------------------
                                                 1995        1996         1997
                                               ----------------------    ------
Delinquent Mortgage Loans at Period End(1):


30 to 59 days                                   2.28%        2.46%        2.36%
60 to 89 days                                   0.38%        0.47%        0.44%
90 to 119 days                                  0.13%        0.12%        0.12%
120 days or more                                0.12%        0.10%        0.06%
            Total Delinquencies                 2.91%        3.15%        2.98%

Foreclosures:                                   0.30%        0.43%        0.38%

Total Delinquencies, and Foreclosures:          3.21%        3.58%        3.36%

----------------

(1) as a percentage of the total number of loans serviced

      There can be no assurance that the delinquency and foreclosure experience on the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency and foreclosure experience of the Servicer's mortgage portfolio set forth in the foregoing table. Indeed, the statistics shown above represent the delinquency and foreclosure experience for the total one-to-four-unit residential mortgage portfolios for each of the years presented, whereas the aggregate delinquency and foreclosure experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans. Moreover, if the one-to-four-unit real estate market should experience an overall decline in property values such that the Principal Balances of the Mortgage Loans comprising the Mortgage Pool become equal to or greater than the value of the related Mortgaged Properties, the actual rates of delinquencies and foreclosures could be significantly higher than those previously experienced by the Servicer. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures, bankruptcies and losses with respect to the Mortgage Pool. To the extent that such losses are not covered by subordination provisions or shifting interest credit enhancement described herein, such losses will be borne, at least in part, by the holders of the Class A Certificates. See "Description of the Certificates" herein and in the Prospectus.

      The Servicer will receive a fee (the "Servicing Fee") for its services as Servicer under the Pooling and Servicing Agreement. The Servicer will retain as its Servicing Fee an amount which will be calculated as a per annum percentage for each related Mortgage Loan equal to .2625% out of which the Servicer will pay the Trustee .0125% for Trustee Fees.

      The Servicer will pay all expenses incurred in connection with its activities as Servicer. The Servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. In addition, the Servicer is entitled to reimbursement of expenditures incurred by it in connection with the restoration of a damaged Mortgaged
Property.

Special Servicing Agreements

      The Agreement may permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of a Class of Subordinate Certificates or of a class of securities representing interests in the Subordinate Certificates and/or other subordinated mortgage pass-through certificates. Pursuant to such agreement, such holder may, among other things, instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. In such case, such commencement or delay at such holder's direction will be taken by the Servicer only after such holder deposits a specified amount of cash with the Servicer. Such cash will be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted pursuant to its normal servicing procedures.

                     YIELD AND PREPAYMENT CONSIDERATIONS
General

      The yield to maturity of each Class of Certificates will depend upon, among other things, the price at which such Certificates are purchased, the applicable Remittance Rate, the actual characteristics of the Mortgage Loans in the related Loan Group, the rate of principal payments (including Principal Prepayments) on the Mortgage Loans in the related Loan Group and the rate of liquidations on the Mortgage Loans in the related Loan Group. The yield to maturity to holders of the Certificates will be lower than the yield to maturity otherwise produced by the applicable Remittance Rate and purchase price of such Certificates because principal and interest distributions will not be payable to such Certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon with respect to such delay). Except in the limited circumstances set forth herein, distributions to the Group I Certificates and the Group II Certificates relate to payments on the Group I Mortgage Loans and Group II Mortgage Loans, respectively. Distributions of the Subordinate Certificates and the Residual Certificate relate to payments on both the Group I Mortgage Loans and Group II Mortgage Loans.

Principal Prepayments and Compensating Interest

      When a Mortgagor prepays a Mortgage Loan in full between Due Dates for such Mortgage Loan, the Mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a Curtailment is made on a Mortgage Loan together with the scheduled Monthly Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of such Due Date, but such principal is not distributed to related Certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

      In order to reduce the adverse effect on Certificateholders from the deficiency in interest payable as a result of a Payoff on a Mortgage Loan between its Due Dates, the Servicer will pass through Compensating Interest to the related Certificateholders to the limited extent and in the manner set forth below. The Servicer is obligated to remit to the Certificate Account on the day prior to each Distribution Date with respect to the Mortgage Loans in each Loan Group an amount equal to the lesser of (a) any shortfall for the related month in interest collections resulting from the timing of Payoffs on the related Mortgage Loans made from the 15th day of the calendar month preceding such Distribution Date to the last day of such month and (b) the monthly Servicing Fee payable to the Servicer, any reinvestment income realized by the Servicer relating to Payoffs on the related Mortgage Loans made during the related Prepayment Period and interest payments on such Payoffs received during the period of the first day through the 14th day of the month of such Distribution Date. Accordingly, no Compensating Interest will be payable with respect to Payoffs in the related Loan Group received during such period. Payoffs received during the period from the 15th day through the last day of any month will be passed through on the Distribution Date in the following month, and, in order to provide for a full month's interest payment with respect to the prior month, Compensating Interest will be passed through to related Certificateholders with respect to such period.

      To the extent that the amount allocated to a Mortgage Loan Group to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of a Payoff or Curtailment on a Mortgage Loan, such remaining deficiency will be allocated to the Certificates of the related Certificate Group pro rata according to the amount of interest to which each related Class of Certificates would otherwise be entitled in reduction thereof.

The Subordinate Certificates

           The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in decreasing order of their priority of distributions, will be progressively more sensitive to the rate and timing of Mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with such investor's expectations. In general, the earlier a loss occurs the greater the effect on an investor's yield to maturity. Losses on the Mortgage Loans will reduce the Class

Certificate Balance of the Subordinate Certificates to the extent of any losses allocated thereto without the receipt of cash attributable to such reduction. See "Description of the Certificates--Allocation of Losses" herein. As a result of such reductions, less interest will accrue on such Classes of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by disproportionate allocations of principal prepayments to the Senior Certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds. See "Description of the Certificates--Allocation of Losses" herein.

Rate of Payments

      The rate of principal payments on the Certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Mortgage Loan Group, which may be in the form of scheduled payments or Principal Prepayments. See "Risk Factors" herein and "Yield Considerations" in the Prospectus. Mortgagors may prepay the Mortgage Loans at any time without penalty. A higher than anticipated rate of Principal Prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments with respect to the Mortgage Loans would be substantially less than expected, therefore, a higher rate of Principal Prepayments in a Mortgage Loan Group could result in a lower than expected yield to maturity on each related Class of Certificates purchased at a premium and in certain circumstances such investors may not fully recoup their initial investments. Conversely, a lower than anticipated rate of Principal Prepayments in a Mortgage Loan Group would reduce the return to investors on any related Classes of Certificates purchased at a discount, in that principal payments with respect to the Mortgage Loans would occur later than anticipated. There can be no assurance that Certificateholders will be able to reinvest amounts received with respect to the Certificates at a rate which is comparable to the applicable Remittance Rate. Investors should fully consider all of the associated risks.

Special Sensitivities

      The Class IA-4 Certificates will be especially sensitive to the rate of prepayments on the Group I Mortgage Loans because such Certificates will receive distributions of principal on any Distribution Date only to the extent of the portion of the Group I Senior Principal Distribution Amount (as defined herein, remaining, if any, after (i) the Lockout Certificates receive their distributions of the Lockout Principal Distribution Amount, if any, for such Distribution Date, (ii) the PACs receive principal on such Distribution Date to the extent of their Planned Principal Balances, and (iii) the TACs receive principal on such Distribution Date to the extent of their Targeted Principal Balances. Furthermore, if the Group I Senior Principal Distribution Amount on any Distribution Date is not sufficient to reduce each PAC to its Planned Principal Balance and each TAC to its Targeted Principal Balance, the Class IA-4 Certificates will receive no principal distributions on such Distribution Date.

      The Class IA-2, Class IA-5 and IA-6 Certificates are PACs. If a higher than expected rate of Principal Prepayments is to occur with respect to the Group I Mortgage Loans, and the Class IA-4 Certificates and TACs are retired, the PACs would receive distributions of principal in excess of the amount necessary to reduce its Principal Balance to the related Planned Principal

Balance.

      The Class IA-3 Certificates are TACs. lf a higher than expected rate of Principal Prepayments is to occur with respect to the Group I Mortgage Loans, and the Class IA-4 Certificates are retired, the Class IA-3

Certificates would receive distributions of principal in excess of the amount necessary to reduce its Principal Balance to its related Targeted Principal Balance.

      The yield to maturity on the Class IA-X Certificates will be extremely sensitive to the level of Principal Prepayments on certain of the Group I Mortgage Loans. The interest payable to the Class IA-X Certificates is based on the weighted average of the Stripped Interest Rates (as defined herein) of the Group I Mortgage Loans having Pass-Through Rates in excess of 6.750% per annum (the "Group I Premium Mortgage Loans"). Therefore the yield to maturity on the Class IA-X Certificates will generally decrease as a result of faster than expected Principal Prepayments on the Group I Premium Rate Mortgage Loans. Prospective investors should fully consider the risks associated with an investment in the Class IA-X Certificates, including the possibility that if the rate of Principal Prepayments on the Group I Premium Rate Mortgage Loans is rapid, such investors may not fully recoup their initial investments.

      Because the interest payable on the Class IA-X Certificate is derived from different groups of Mortgage Loans within Mortgage Loan Group I, it is possible that faster than expected Principal Prepayments on the Group I Premium Rate Mortgage Loans may occur at the same time as slower than expected Principal Prepayments on the Group I Discount Mortgage Loans which would result in a lower yield to maturity for the Class IA-X Certificates.

      The yield to maturity on the Class IIA-X Certificates will be extremely sensitive to the level of Principal Prepayments on certain of the Group II Mortgage Loans. The interest payable to the Class IIA-X Certificates is based on the weighted average of the Stripped Interest Rates (as defined herein) of the Group II Mortgage Loans having Pass-Through Rates in excess of 6.500% per annum (the "Group II Premium Rate Mortgage Loans"). Therefore the yield to maturity on the Class IIA-X Certificates will generally decrease as a result of faster than expected Principal Prepayments on the Group II Premium Rate Mortgage Loans. Prospective investors should full consider the risks associated with an investment in the Class IIA-X Certificates, including the possibility that if the rate of Principal Prepayments on the Group II Premium Rate Mortgage Loans is rapid, such investors may not fully recoup their initial investments.

      The yield to maturity on the Class IIA-P Certificates will be extremely sensitive to the level of Principal Prepayments on certain of the Group II Mortgage Loans. The principal payable to the Class IIA-P Certificates is derived from Group II Mortgage Loans having Pass-Through Rates lower than 6.500% per annum (the "Group II Discount Mortgage Loans"). Therefore, the yield to maturity on the Class IIA-P Certificates will be adversely affected by slower than expected prepayments of the Group II Discount Rate Mortgage Loans.

      Because the interest payable on the Class IIA-X Certificates and the principal distributable to the Class IIA-P Certificates are derived from different groups of Mortgage Loans within Group II Mortgage Loans, it is possible that faster than expected Principal Prepayments on the Group II Premium Rate Mortgage Loans may occur at the same time as slower than expected Principal Prepayments on the Group II Discount Mortgage Loans which would result in a lower yield to maturity for both the Class IIA-X and Class IIA-P Certificates.

Basic Prepayment Assumption

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement (the "Basic Prepayment Assumption" or "BPA") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For all Mortgage Loans, a 100% Basic Prepayment Assumption assumes a per annum rate of prepayment of 0.2% of the then outstanding principal balance of a pool mortgage loans in the first month of the life of such mortgage loan, following which, such annual prepayment rate increases by 0.2% each month until the 30th month after origination of such mortgage loan and remains constant at 6% per annum in the 30th month after origination of such mortgage loan and in each month thereafter. As used in the tables below, a 50% BPA assumes current rates equal to 50% of the BPA. Correspondingly, a 250% BPA assumes prepayment rates equal to 250% of the BPA, and so forth.

      BPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool, and there is no assurance that the Mortgage Loans in any group of Mortgage Loans will prepay at any given percentage of the BPA. The actual rate of Principal Prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on the Mortgage Loans and an earlier than expected retirement of the Certificates.

      The Company makes no representation as to the specific factors that will affect the prepayment of the Mortgage Loans or the relative importance of such factors. Factors not identified by the Company or discussed herein may significantly affect the prepayment rate of the Mortgage Loans. In particular, the Company makes no representation as to the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment.

      For purposes of the tables set forth in Appendix C, it is assumed that the Mortgage Loans included in the Mortgage Pool on the Closing Date have the actual characteristics of the Mortgage Loans described herein and that (i) scheduled payments on all Mortgage Loans are received on the first day of each month beginning April 1, 1998, (ii) any Payoffs on the Mortgage Loans are received on the last day of each month beginning on March 31, 1998 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Mortgage Loans, (iv) optional termination of the REMIC II does not occur, (v) there are no partial prepayments on the Mortgage Loans and prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Mortgage Loans in each Mortgage Loan Group prepay at the indicated constant percentages of the BPA, (vii) the date of issuance for the Certificates is March 31, 1998, (viii) cash distributions are received by the Certificateholders on the 25th day of each month when due and (ix) the scheduled monthly payments for each Mortgage Loan are computed based upon its unpaid principal balance, Mortgage Interest Rate and amortized remaining term such that the Mortgage Loan will fully amortize on its maturity date (collectively, the "Modeling Assumptions"). The approximate Class Principal Balances of the Junior Subordinate Certificates as of the Closing Date will be as follows: Class B-3, $1,140,387, Class B-4 $570,194 and Class B-5 $570,194.

      Any discrepancy between the actual characteristics of the Mortgage Loans and the characteristics of the Mortgage Loans set forth above may affect the percentages of the initial Class Principal Balances set forth in the tables and the weighted average lives of the Offered Certificates. In addition, to the extent that the characteristics of the Mortgage Loans differ and the initial Class Principal Balances differ from those assumed in preparing the tables in Appendix C, the outstanding Class Principal Balance of any Class of Offered Certificates may be reduced to zero earlier or later than indicated by such tables.

      Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balances and the weighted average lives shown in the tables in Appendix C. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of the applicable Basic Prepayment Assumption or Standard Prepayment Assumption. There is no assurance, however, that prepayment of the Mortgage Loans of any Loan Group will conform to any given percentage of the applicable Basic Prepayment Assumption. The Company makes no representations that the actual rates of prepayments on the Mortgage Loans will in any way correspond to any of the assumptions made herein.

      Based on the foregoing assumptions, the tables in Appendix C indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial outstanding Class Principal Balances of each such Class of

Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of the applicable Basic Prepayment Assumption.

      There are no historical prepayment data available for the Mortgage Pool, and comparable data is not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass through certificates issued by GNMA, FNMA and FHLMC may not be comparable to prepayments expected to be experienced by the Mortgage Pool because the Mortgage Loans may have characteristics which differ from the mortgage loans underlying certificates issued by GNMA, FNMA and FHLMC.

      The Company makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Certificates. Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the Offered Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Certificates to their investment objectives.

Yield Considerations with Respect to the Class IA-X, Class IIA-X and Class IIA-P Certificates

      The yields to maturity on the Class IA-X, Class IIA-X and Class IIA-P Certificates will be extremely sensitive to the level of Principal Prepayments on certain of the Mortgage Loans in the related Mortgage Loan Group. Because the interest payable on the Class IA-X and Class IIA-X Certificates is based on the weighted average of the Stripped Interest Rates of the related Premium Rate Mortgage Loans, the yield to maturity on such Certificates will generally decrease as a result of faster than expected Principal Prepayments on the related Premium Rate Mortgage Loans. Prospective investors should fully consider the risks associated with an investment in the Class IA-X and Class IIA-X Certificates, including the possibility that if the rate of Principal Prepayments on the related Premium Rate Mortgage Loans is rapid, such investors may not fully recoup their initial investments. Because the principal payable to the Class IIA-P Certificates is derived from the Group II Discount Mortgage Loans, the yield to maturity on such Certificates will be adversely affected by slower than expected prepayments of such Mortgage Loans. Because the interest distributable on the Class IIA-X Certificates related to Loan Group II and the principal distributable to the Class IIA-P Certificates related to the Loan Group II are derived from different groups of Mortgage Loans within such Loan Group, it is possible that faster than expected Principal Prepayments on the Mortgage Loans related to the Class IIAX Certificates may occur at the same time as slower than expected Principal Prepayments on the Mortgage Loans related to the Class of Class IIA-P Certificates. This occurrence would result in a lower yield to maturity for both the Class IIA-X Certificates and Class IIA-P Certificates.

      To illustrate the significance of different rates of prepayment on the distributions to the Class IA-X and Class IIA-X and Class IIA-P Certificates, the following tables indicate the approximate pre-tax yields to maturity (on a corporate bond equivalent basis) under the different percentages of the BPA indicated. Because the rate of distribution of interest on the Class IA-X and Class IIA-X Certificates, and the rate of distribution of principal on the Class IIA-P Certificates, will be directly related to the actual amortization (including prepayments) of the Mortgage Loans in related Loan Group, which will include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the pre-tax yields to maturity on the Class IA-X and Class IIA-X and Class IIA-P Certificates are likely to differ from those shown in the following tables even if all the Mortgage Loans in related Loan Group prepay at the indicated constant percentages of the applicable BPA and the weighted average remaining terms to maturity of the Mortgage Loans in related Loan Group are as assumed. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields to maturity being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios. In addition, it is highly unlikely that the Mortgage Loans will prepay at a constant level of the BPA until maturity or that all of such Mortgage Loans will prepay at the same rate. The timing of changes to the rate of Principal Prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of Principal Prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

      In addition, the yield to maturity on the Class IA-X and the Class IIA-X Certificates may be adversely affected if an optional termination of the REMIC II occurs.

      The sensitivity tables for the Class IA-X, Class IIA-X and Class IIA-P Certificates set forth below are based on the Modeling Assumptions and assume further that the Certificates are purchased at prices equal to those set forth in the tables. There can be no assurance that the Mortgage Loans will have the assumed characteristics, will prepay at any of the rates shown herein, or that the purchase prices of the Certificates will be assumed or that the pre-tax yields to maturity will correspond to any of the pre-tax yields shown herein. The actual prices to be paid on the Class IA-X, Class IIA-X and Class IIA-P Certificates have not been determined and will be dependent on the characteristics of the Mortgage Pool as ultimately constituted. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class of Certificates.



                                     Sensitivity of Pre-Tax Yield to Maturity
                              of the Class IA-X Certificates to Principal Prepayments
                     at an Assumed Purchase Price of 20.250% of the Class IA-X Notional Amount


                                                            Percentage of the BPA
                            0%                  100%                 250%                 500%                 600%
                    ------------------- -------------------- -------------------  -------------------  -------------------
Yield......               33.48%               28.47%              20.79%                7.57%                2.14%

      On the basis of a constant prepayment rate of approximately 639% of the BPA used with respect to Loan Group I, a purchase price of $1,458,968, which includes accrued interest, and the assumptions described above, the pre-tax yield to maturity of the Class IA-X Certificates would be approximately 0%.


                   Sensitivity of Pre-Tax Yield to Maturity of the Class IIA-X Certificates to Principal Prepayments
  at an Assumed Purchase Price of 17.875% of the Class IIA-X Notional Amount

                                                   Percentage of the BPA

                            0%                  100%                 225%                 500%                 600%
                    ------------------- -------------------- -------------------  -------------------  -------------------
Yield......               31.68%               27.10%              21.26%                7.99%                3.03%

      On the basis of a constant prepayment rate of approximately 660% of the BPA and a purchase price of $336,719, which includes accrued interest, and the assumptions described above, the pre-tax yield to maturity of the Class IIA-X Certificates would be approximately 0%.


                         Sensitivity of Pre-Tax Yield to Maturity
                        of the Class IIA-P Certificates to Principal
                Prepayments at a Assumed Purchase Price of 70.000% of the Class
                              IIA-P Certificate Principal Balance

                                                            Percentage of the BPA
                            0%                  100%                 225%                500%                 600%
                    ------------------- -------------------- -------------------  -------------------  -------------------

Yield......               4.34%                5.68%                7.53%                11.71%               13.17%

      The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rates (whether positive or negative) which, when applied to the assumed streams of cash flows to be paid on the Class IA-X, Class IIA-X and Class IIA-P Certificates, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase price, including accrued interest, where applicable. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class IA-X, Class IIA-X or Class IIA-P Certificates and thus do not reflect the return on any investment in the Class IA-X, Class IIA-X or Class IIA-P Certificates when any reinvestment rates other than the discount rates are considered.

      There are no historical prepayment data available for the Mortgage Pool, and comparable data are not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association ("GNMA"), FNMA and FHLMC may not be comparable to prepayments expected to be experienced by the Mortgage Pool because the Mortgage Loans may have characteristics which differ from the mortgage loans underlying certificates issued by GNMA, FNMA and FHLMC.

      The Company makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Certificates. Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the Offered Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Certificates to their investment objectives.

Additional Yield Considerations Applicable Solely to the Class R Certificates

      Holders of interests in the Class R Certificate may have tax liabilities with respect to their Certificates during the early years of the REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of interests in the Class R Certificate may have tax liabilities with respect to their Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class R Certificate may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class R Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Pool.

      The Class R Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to such holders in connection with the acquisition of interests in the Class R Certificate on after-tax rates of return on the Class R Certificate. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Additional Information

      The Company intends to file with the Securities and Exchange Commission certain additional yield tables and other computational materials with respect to one or more Classes of the Offered Certificates on a Current Report on Form 8-K. Such tables and materials were prepared by the Donaldson, Lufkin & Jenrette at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and materials are preliminary in nature, and the information contained therein is subject to, and superseded by, the information in this Supplement.

                               CREDIT ENHANCEMENTS

Subordination

      The Senior Certificates of a Certificate Group are entitled to receive distributions of interest (except with respect to Class IIA-P and Components IA-1-1 and IA-1-4 of the Class IA-1 Certificates, which are not entitled to interest) and principal (except with respect to the Class IA-X and Class IIA-X Certificates and Components IA-1-2 and IA-1-6 of the Class IA-1 Certificates, which are not entitled to principal) before distributions of interest or principal to the Subordinate Certificates. No Subordinate Certificates will receive distributions of interest or principal on any Distribution Date until the Senior Certificates have received all distributions of interest and principal due on or before such Distribution Date. See "Description of the Certificates--Priority of Distributions" herein.

      Losses on Mortgage Loans in a Mortgage Loan Group will be allocated, in each case until the applicable Class or Component Principal Balances of the Classes or Components of the related Certificates have been reduced to zero, first, to the Junior Subordinate Certificates; second, to the Class B-2 Certificates; third, to the Class B-1 Certificates; fourth, to the Class M Certificates; and fifth, to the outstanding Classes of Senior Certificates in the related Certificate Group by Pro Rata Allocation: provided, however, that only a certain specified amount of Special Hazard Losses, Fraud Losses and Bankruptcy Losses in a Mortgage Loan Group will be allocated solely to the Subordinate Certificates, following which such losses will be allocated among all outstanding Classes of Senior Certificates related to such Mortgage Loan Group and to the Subordinate Certificates by Pro Rata Allocation, provided, further, that in the event any loss is incurred with respect to a Group I Discount Mortgage Loan, the applicable Component IA-1-4 Fraction of such loss will first be allocated to the related Component IA-1-4 of the Class IA-1 Certificates and the remainder of such loss will be allocated as described above and in the event any loss is incurred with respect to a Group II Discount Mortgage Loan, the applicable Class IIA-P Fraction of such loss will first be allocated to the Class IIA-P Certificates and the remainder of such loss will be allocated as described above.

Shifting of Interests

      The Senior Certificates of a Certificate Group entitled to principal, other than the Lockout Certificates (unless the Credit Support Depletion Date has occurred), will receive 100% of Principal Prepayments received with respect to the Mortgage Loans in the related Mortgage Loan Group until the fifth anniversary of the first Distribution Date or until retired. During the next four years, such Senior Certificates, other than the Lockout Certificates (unless the Credit Support Depletion Date has occurred) will receive a disproportionately large, but decreasing, share of Principal Prepayments received with respect to the Mortgage Loans in the related Mortgage Loan Group. This will result in an acceleration of the amortization of such Senior Certificates, other than the Lockout Certificates, subject to the priorities described in "Description of the Certificates --Distributions of Principal" herein, enhancing the likelihood that holders of such Classes of Certificates will be paid the full amount of principal to which they are entitled.

      Although the Lockout Certificates are Senior Certificates, Component IA-1-5 of the Class IA-1 Certificates will generally not be entitled to receive principal distributions (other than the Lockout Liquidation Amount) until the Distribution Date in April 2003 and thereafter will not be entitled to receive the disproportionate allocation of Principal Prepayments from Group I Mortgage Loans that the other Class IA Certificates are entitled to receive.

      See "Description of the Certificates--Distributions of Principal" herein.

          CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS UNDER CALIFORNIA LAW

      As of the Cut-Off Date, approximately 30.90% of the Initial Principal Balance of the Mortgage Loans, are secured by liens on Mortgaged Properties located in California. The following discussion contains a general summary of legal aspects of loans secured by residential properties in California. The summary does not purport to be complete nor does the summary reflect the laws of any other state. The summary relates only to the topics covered and are qualified in their entirety by reference to the applicable state laws being discussed. See also "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

      Mortgage loans in California are generally secured by deeds of trust. Provided the deed of trust contains a private power of sale, a lender may foreclose either non-judicially or judicially. Most lenders choose non-judicial foreclosure because the process typically may be completed within a much shorter time frame; however, a lender is barred from obtaining a deficiency judgment after a non-judicial foreclosure. If the lender opts for judicial foreclosure, an application for a deficiency judgment must be filed with the court within three months of the foreclosure sale. A deficiency judgment may not exceed the difference between the indebtedness and the fair value of the property, as determined by the court. Unless the lender waives the right to a deficiency judgment, the borrower has a right to redeem the property following a judicial foreclosure sale for a period of three months from the date of sale if the proceeds from the sale were sufficient to satisfy the debt, or for a period of one year if the proceeds were insufficient to satisfy the debt. Junior lienholders do not have a right to redeem the property following a judicial foreclosure sale unless the junior lien was created before July 1, 1983. California's form of the "one action rule" requires the lender to look first to the property for satisfaction of the debt if the lender wants to pursue a deficiency judgment. In general, a lender who takes any action to enforce the debt other than judicial or non-judicial foreclosure violates the one-action rule and may be deemed to have waived its security for the indebtedness and, in some cases, may be prevented from collecting the indebtedness altogether.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The Company will cause an election to be made to treat each of REMIC I and REMIC II as a REMIC for federal income tax purposes. The Certificates issued by REMIC II, other than the Class R Certificate, will be designated as REMIC regular interests. As REMIC regular interests, such Certificates will generally be treated as representing ownership of debt for federal income tax purposes. Certificateholders will be required to include in income all interest and original issue discount ("OID") on such Certificates in accordance with the accrual method of accounting regardless of the Certificateholders' usual methods of accounting. For federal income tax purposes, the Class R Certificate will represent two residual interests, one in each of REMIC I and REMIC II.

      The Class IA-4 and IIA-P Certificates will (and certain other Offered Certificate Classes may) be issued with OID. The prepayment assumption that will be used in determining the rate of accrual of OID, and market discount or premium, if any, for federal income tax purposes is 250% of the BPA for Loan Group I and 225% of the BPA for Loan Group II as described herein under "Yield and Prepayment Considerations". No representation is made that the Mortgage Loans will prepay at any given percentage of the BPA.

      It is not entirely clear how income should be accrued with respect to regular interest Certificates such as the Class IA-X and Class IIA-X Certificates, the payments on which consist solely of interest on a notional principal amount. However, the most reasonable interpretation would be to treat all of the income derived from such Certificates as constituting OID, and this is the position which will be taken by REMIC II. Among other possibilities, the IRS could assert that the Class IA-X and the Class IIA-X Certificates should instead be taxable under certain regulation provisions governing bonds issued with contingent payments.

      If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain Classes of Offered Certificates might produce a negative number for certain accrual periods. In such event, Certificateholders will not be entitled to a deduction for such amount, but will be required to carry such amount forward as an offset to OID, if any, accruing in future accrual periods.

      Certain Classes of Certificates may be treated for federal income tax purposes as having been issued at a premium. Holders should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "Certain Federal Income Tax Consequences--REMIC--Taxation of Owners of Regular Certificates" in the Prospectus.

      The Offered Certificates will generally be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REITs") in the same proportion that the assets in the REMICs would be so treated. In addition, interest on the Offered Certificates will generally be treated as "interest on obligations secured by mortgages on real property" for REITs to the extent that such Offered Certificates are treated as "real estate assets". See "Certain Federal Income Tax Consequences--REMIC-- Characterization of Investments in Certificates" in the Prospectus.

New Withholding Regulations

      The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described in the Prospectus. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Special Tax Considerations Applicable to the Residual Certificate


      The REMIC Regulations (as defined in "Certain Federal Income Tax Consequences" in the Prospectus) impose restrictions on the transfer or acquisition of certain residual interests, including the Class R Certificate. In addition, the REMIC Regulations contain restrictions that apply to the transfer of "noneconomic" residual interests to United States persons. Pursuant to the Pooling and Servicing Agreement, the Class R Certificate may not be transferred to non-United States persons.

      The Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

      The REMIC Regulations provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax". The Class R Certificate will likely constitute noneconomic residual interests during all of its term for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection tax, transfers of interests in the Class R Certificate will likely be disregarded and purported transferors will likely remain liable for any taxes due with respect to the income on the Class R Certificate. All transfers of interests in the Class R Certificate will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. See "Certain Federal Income Tax Consequences--REMIC--Taxation of Owners of Residual Certificates" in the Prospectus.

      The Class R Certificateholders may be required to report an amount of taxable income with respect the early accrual periods that significantly exceeds the amount of cash distributions received by such Class R Certificateholders with respect to such periods. Consequently, the Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the early years as a result of their ownership of interests in such Class R Certificate. In addition, the required inclusion of this amount of taxable income during the early accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of interests in the Class R Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Class R Certificateholders' after-tax rate of return to be zero or negative even if the

Class R Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Class R Certificate over its life.

      As discussed above and in the Prospectus, the rules for accrual of original issue discount with respect to certain Classes of Offered Certificates (and other REMIC Certificates) are subject to significant complexity and uncertainty. Because original issue discount on certain Certificates will be deducted in determining REMIC taxable income, any changes required by the Internal Revenue Service in the application of those rules to such Certificates may significantly affect the timing of the REMIC's original issue discount deductions and therefore the amount of taxable income allocable to holders of interests in the Class R Certificate.

      Purchasers of interests in the Class R Certificate are strongly advised to consult their own tax advisors as to the economic and tax consequences of an investment in such Certificate.

      For further information regarding the federal income tax consequences of investing in the Class R Certificate, see "Certain Yield and Prepayment Considerations-- Additional Yield Considerations Applicable Solely to the Class R Certificates" herein and "Certain Federal Income Tax Consequences-- REMIC --Taxation of Owners of Residual Certificates" in the Prospectus.

      An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) an interest in the Class R Certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the related REMIC in computing such Certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such Certificateholder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Class R Certificate. See "Certain Federal Income Tax Consequences--REMIC --Taxation of Owners of Residual Certificates and Pass-Through of Miscellaneous Itemized Deductions" in the Prospectus.

      For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.

                        CERTAIN LEGAL INVESTMENT ASPECTS

      As of the date of their issuance, the Offered Certificates, other than the Class B-1 and Class B-2 Certificates, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities

(including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage related securities", the Offered Certificates, other than the Class B-1 and Class B-2 Certificates, will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the Offered Certificates, other than the Class B-1 and Class B-2 Certificates, without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the Offered Certificates, other than the Class B-1 and Class B-2 Certificates, and national banks may purchase the Offered Certificates, other than the Class B-1 and Class B-2 Certificates, for their own accounts without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may prescribe.

      Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the Offered Certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Offered Certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the Offered Certificates, including such securities previously purchased. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase the Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                              ERISA CONSIDERATIONS

      Any fiduciary of an employee benefit plan or other benefit plan or arrangement which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (each, a "Plan"), or other person that proposes to use "plan assets" of any Plan to acquire any Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of such Certificates by, on behalf of or with "plan assets" of any Plan. See "ERISA Considerations" in the Prospectus.

Underwriters' PTE

      The Underwriters are recipient of a final prohibited transaction exemption (the "Underwriters' PTE") which may afford protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire Offered Certificates (other than the Senior Subordinate Certificates and the Residual Certificates). Exemptive relief is not available under the Underwriters' PTE for Plans that acquire interests in the Senior Subordinate Certificates and the Residual Certificate, and therefore those Certificates are not eligible for purchase by employee benefit plans or with the assets of employee benefit plans, except as provided in this "ERISA CONSIDERATIONS" section under the subheading "Restrictions on the Senior Subordinate and Residual Certificates" relating those Certificates that are purchased in reliance upon PTCE 95-60. Plans (or persons using "plan assets" of any Plan) that acquire Offered Certificates (other than the Senior Subordinate Certificates and the Residual Certificate) may be eligible for exemptive relief under the Underwriters' PTE if:

      (a) The Class of such Certificates acquired by the Plan is not subordinated to other Classes of Certificates with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Mortgage Loans;

      (b) The Plan is an "accredited investor"(as defined in Rule 50l(a)(I)of Regulation D under the Securities Act of 1933, as amended (the "Act"));

      (c) The acquisition of such Certificates by the Plan is on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (d) The sum of all payments made to and retained by the Underwriters in connection with the distribution of such Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Company pursuant to the sale of the Mortgage Loans to the REMIC I represents not more than the fair market value of the Mortgage Loans, and the sum of all payments made to and retained by the Company or any other servicer represents not more than reasonable compensation for their services under the Pooling and Servicing Agreement and reimbursement of their reasonable expenses in connection therewith;

      (e) The Certificates acquired by the Plan have received a rating from S&P,

Fitch or DCR that is in the three highest generic rating categories; and

      (f) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below).

      The Underwriters' PTE will not provide exemptive relief for certain transactions prohibited by Section 406(b)(1) and 406(b)(2) of ERISA or Section 4975(c)(1)(E) of the Code that may result from an investment of any "plan assets" of any Plan in such Certificates if:

      (a) The Plan's investment in any Class of such Certificates exceeds 25% of the outstanding Certificates of that Class at the time of acquisition;

      (b) 25% or more of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the Company;

      (c) The Plan is sponsored by the Company, the Underwriters, the Trustee, any servicer, the obligor under any credit support mechanism, or any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans on the Closing Date (a "Major Obligor") or their affiliates (collectively, the "Restricted Group");

      (d) The Plan fiduciary responsible for the decision to invest or any of its affiliates is a Major Obligor; or

      (e) In connection with an acquisition of Certificates in the initial issuance, less than 50% of each Class of Certificates in which Plans have invested and less than 50% of the aggregate interests in the REMIC I are acquired by persons independent of members of the Restricted Group.

      Whether the conditions of the Underwriters' PTE will be satisfied with respect to Offered Certificates of a particular Class will depend upon the facts and circumstances existing at the time the Plan acquires (or "plan assets" of the Plan are used to acquire) Certificates of that Class. Any Plan fiduciary or other person that proposes to use "plan assets" of any Plan to acquire such Offered Certificates in reliance upon the Underwriters' PTE should determine whether such acquisition will satisfy all applicable conditions and should consult with its counsel regarding other factors that may affect the applicability of the Underwriters' PTE. Purchasers using insurance company general account assets to effect the purchase of the Senior Subordinate Certificates should consider the availability of exemptive relief under Sections I and III of PTCE 95-60. See "ERISA Considerations" in the Prospectus.

Prohibited Transaction Class Exemptions

      To qualify for exemption under PTCE 83-1 (see "ERISA Considerations" in the Prospectus), a Certificate (i) must entitle its holder to more than nominal pass-through payments of both principal and interest from the Mortgage Loans,
(ii) must not be subordinated to other Classes of Certificates with respect to the right to receive payments in the event of defaults or delinquencies on the underlying Mortgage Loans and (iii) must not be issued by a trust which holds cooperative apartment Mortgage Loans. See "ERISA Considerations" in the Prospectus for additional requirements. Because the REMIC II will not hold cooperative apartment Mortgage Loans, PTCE 83-1 will afford exemptive relief to Plans (or persons using "plan assets" of any Plan) that acquire Class IA or Class IIA Certificates from the prohibited transaction rules of ERISA or Section 4975 of the Code.

Restrictions on the Senior Subordinate and Residual Certificate

      Because the Senior Subordinate Certificates and the Residual Certificate will not qualify for exemptive relief under the Underwriters' PTE or PTCE 83-1, purchases of such Certificates by, on behalf of or with "plan assets" of any Plan are prohibited and are not to be registered unless the transferee represents that it is an insurance company using assets of its general account to effect such purchase and satisfies all the requirements for exemptive relief under Sections I and III of PTCE 95-60.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, all of the Offered Certificates. The aggregate proceeds (excluding accrued interest) to the Company from the sale of the Offered Certificates, before deducting expenses payable by the Company, will be approximately 100.706332% of the initial aggregate Certificate Principal Balance of the Offered Certificates. Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of such Offered Certificates, if any are taken. Distribution of such Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the Company and the proceeds from the sale of such Certificates realized by the Underwriters will constitute underwriting discounts and commissions.

      The Company has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Act.

                                  LEGAL MATTERS

      Certain legal matters will be passed upon for the Company by Kirk Flores, Counsel of the Company and by Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt will also pass upon certain legal matters for ABN AMRO Incorporated. Thacher Proffitt & Wood, New York, New York, will pass upon certain legal matters on behalf of Donaldson, Lufkin & Jenrette.


                               CERTIFICATE RATINGS

      It is a condition to the issuance of the Offered Certificates that the Senior Certificates each be rated "AAA" (except for the Class IIA-P, the Class IIA-X and the Class IA-X Certificates, which will be rated "AAAr") by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and "AAA" by Duff & Phelps Credit Rating Co. ("DCR"), that the Class M Certificates be rated not less than "AA" by DCR, that the Class B-1 Certificates be rated not less than "A" by DCR; and that the Class B-2 Certificates be rated not less than "BBB" by DCR.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating on the Class IA-X and the Class IIA-X Certificates..

      The ratings by DCR assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings on the Class IIA-X Certificates do not address the effect on the Certificates' yield attributable to prepayments or recoveries on the underlying Mortgage Loans. The rating on the Class IIA-P Certificates addresses only the return of the Certificate Principal Balance and the rating on the Class R Certificates addresses only the return of the Certificate Principal Balance and interest thereon at the stated rate.

      S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of payments required under the operative agreements. S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payment required under the Certificates, S&P's ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's ratings do not address the possibility that investors may suffer a lower than anticipated yield.

      The ratings on the Offered Certificates address the likelihood of the receipt by Certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of Principal Prepayments by Mortgagors might differ from those originally anticipated. As a result of such differences in the rate of Principal Prepayments, Certificateholders might suffer a lower than anticipated yield to maturity. See "Risk Factors" and "Yield and Prepayment Considerations" herein.

      The Company has not requested a rating on the Offered Certificates by any rating agency other than S&P and DCR. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Offered Certificates by S&P and DCR.

                                    GLOSSARY

           Set forth below is a list of certain of the more significant terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found.


Accretion Directed Class...............................................S-33
Accretion Directed Component...........................................S-33
Accrual Classes........................................................S-33
Accrual Component......................................................S-33
Act        ............................................................S-96
ACU scores ............................................................S-39
AMAC       ........................................................S-1, S-8
Available Distribution Amount..........................................S-79
Bankruptcy Losses......................................................S-77
Basic Prepayment Assumption............................................S-85
Book-Entry Certificates................................................S-37
BPA        ......................................................S-31, S-85
Cede       ............................................................S-59
Certificate Group......................................................S-58
Certificate Principal Balance..........................................S-59
Certificates.................................................S-1, S-8, S-58
Class A Certificates..............................................S-1, S-58
Class I-A Certificates.................................................S-58
Class IA Certificates..............................................S-1, S-8
Class IA-1-3 Accretion Termination Date................................S-65
Class IA-1-3 Accrual Amount............................................S-65
Class IIA Certificates..................................................S-8
Class IIA-P Fraction...................................................S-71
Class IIA-P Principal Distribution Amount..............................S-72
Class IIA-P Principal Shortfall........................................S-72
Class Principal Balance................................................S-58
Closing Date............................................................S-8
Code       ............................................................S-96
Company    ........................................................S-1, S-8
Compensating Interest..................................................S-19
Component  ......................................................S-10, S-58
Component IA-1-2 Notional Amount.......................................S-66
Component IA-1-4 Fraction..............................................S-68
Component IA-1-4 Principal Distribution Amount.........................S-68
Component IA-1-4 Principal Shortfall...................................S-68
Component Notional Amount..............................................S-10
Component Principal Balance......................................S-10, S-58
Credit Support Depletion Date....................................S-17, S-64
Curtailments...........................................................S-33
Cut-Off Date......................................................S-8, S-38
DCR        ...........................................S-5, S-29, S-58, S-98
Debt Service Reduction.................................................S-77
Deficient Valuation....................................................S-77

Definitive Certificates................................................S-61
Determination Date.....................................................S-79
Discount Mortgage Loan.................................................S-68
Distribution Date................................................S-16, S-61
DTC        ......................................................S-15, S-37
DTC Participants.......................................................S-59
Due Date   ............................................................S-40
ERISA      ............................................................S-96
Excess Liquidation Proceeds............................................S-80
FICO Scores............................................................S-39
Fraud Losses...........................................................S-77
Group I Discount Mortgage Loan.........................................S-16
Group I Fraud Coverage.................................................S-77
Group I Mortgage Loans..................................................S-2
Group I Premium Rate Mortgage Loans....................................S-67
Group I Senior Liquidation Amount......................................S-70
Group I Senior Percentage..............................................S-70
Group I Senior Prepayment Percentage...................................S-74
Group I Senior Principal Distribution Amount...........................S-70
Group II Discount Mortgage Loans..................................S-4, S-85
Group II Mortgage Loans.................................................S-2
Group II Premium Rate Mortgage Loans...................................S-85
Group II Senior Liquidation Amount.....................................S-72
Group II Senior Percentage.............................................S-72
Group II Senior Prepayment Percentage..................................S-74
Group II Senior Principal Distribution Amount..........................S-72
Indirect DTC Participants..............................................S-60
Junior Subordinate Certificates...................................S-1, S-58
Liquidated Mortgage Loan...............................................S-70
Liquidation Principal..................................................S-70
Lockout Liquidation Amount.............................................S-71
Lockout Percentage.....................................................S-71
Lockout Prepayment Percentage..........................................S-71
Lockout Principal Distribution Amount..................................S-71
Major Obligor..........................................................S-97
Modeling Assumptions...................................................S-86
Mortgage Loan Group...............................................S-2, S-12
Mortgage Loan Group I.............................................S-2, S-12
Mortgage Loan Group II............................................S-2, S-12
Mortgage Loan Schedule.................................................S-38
Mortgage Loans..............................................S-2, S-11, S-58
Mortgage Pool.....................................................S-2, S-38
Mortgage Trust.........................................................S-58
Mortgaged Properties.............................................S-12, S-38
New Regulations........................................................S-93
Offered Certificates.........................................S-1, S-8, S-58
OID        ......................................................S-31, S-92
Overcollateralized Group...............................................S-64

PACs       .......................................................S-9, S-33
Payoffs    ............................................................S-33
Plan       ............................................................S-96
Planned Principal Balance....................................S-2, S-3, S-33
Pooling and Servicing Agreement........................................S-58
Prepayment Period......................................................S-74
Principal Payment Amount...............................................S-73
Principal Prepayment Amount............................................S-74
Principal Prepayments..................................................S-33
Pro Rata Allocation..............................................S-26, S-76
REITs      ......................................................S-32, S-93
REMIC      .......................................................S-3, S-11
REMIC I    ............................................................S-11
REMIC II   .......................................................S-2, S-11
Remittance Rate.........................................................S-8
Residual Certificate..............................................S-1, S-58
Restricted Group.......................................................S-97
Rules      ............................................................S-60
S&P        .................................................S-5, S-29, S-98
Scheduled Principal Balance.......................................S-1, S-70
Senior Certificates...............................................S-1, S-58
Senior Subordinate Certificates........................................S-58
Servicer   .............................................................S-8
SMMEA      ......................................................S-30, S-95
Special Hazard Losses..................................................S-77
Step Down Percentage...................................................S-71
Stripped Interest Rate.................................................S-67
Subordinate Certificates..........................................S-1, S-58
Subordinate Liquidation Amount.........................................S-73
Subordinate Percentage.................................................S-73
Subordinate Prepayment Percentage......................................S-73
Subordinate Principal Distribution Amount..............................S-73
Subordination Level....................................................S-63
TACs       ............................................................S-34
Targeted Principal Balance........................................S-3, S-34
Trustee    .......................................................S-8, S-58
UG         ............................................................S-39
Undercollateralized Group..............................................S-64
Underwriters' PTE......................................................S-96
Underwriters............................................................S-1

                                                                      Appendix A

                         Planned Principal Balance Table

Distribution Date                    Class IA-5                 Class IA-6                Class IA-2
-----------------                    ----------                 ----------                ----------
Initial                             37,632,681.00             14,254,582.00             23,789,603.00
April, 1998                         37,632,681.00             14,254,582.00             23,789,603.00
May, 1998                           37,632,681.00             14,254,582.00             23,789,603.00
June, 1998                          37,632,681.00             14,254,582.00             23,789,603.00
July, 1998                          37,632,681.00             14,254,582.00             23,789,603.00
August, 1998                        37,632,681.00             14,254,582.00             23,789,603.00
September, 1998                     37,632,681.00             14,254,582.00             23,789,603.00
October, 1998                       37,632,681.00             14,254,582.00             23,789,603.00
November, 1998                      37,632,681.00             14,254,582.00             23,789,603.00
December, 1998                      37,632,681.00             14,254,582.00             23,789,603.00
January, 1999                       37,632,681.00             14,254,582.00             23,789,603.00
February, 1999                      37,632,681.00             14,254,582.00             23,789,603.00
March, 1999                         36,962,613.83             14,254,582.00             23,789,603.00
April, 1999                         36,255,789.00             14,254,582.00             23,789,603.00
May, 1999                           35,512,497.45             14,254,582.00             23,789,603.00
June, 1999                          34,733,093.66             14,254,582.00             23,789,603.00
July, 1999                          33,917,941.28             14,254,582.00             23,789,603.00
August, 1999                        33,067,386.30             14,254,582.00             23,789,603.00
September, 1999                     32,181,910.32             14,254,582.00             23,789,603.00
October, 1999                       31,261,932.43             14,254,582.00             23,789,603.00
November, 1999                      30,307,890.52             14,254,582.00             23,789,603.00
December, 1999                      29,320,236.67             14,254,582.00             23,789,603.00
January, 2000                       28,299,642.48             14,254,582.00             23,789,603.00
February, 2000                      27,246,704.76             14,254,582.00             23,789,603.00
March, 2000                         26,161,932.94             14,254,582.00             23,789,603.00
April, 2000                         25,046,166.96             14,254,582.00             23,789,603.00
May, 2000                           23,900,077.98             14,254,582.00             23,789,603.00
June, 2000                          22,725,081.58             14,254,582.00             23,789,603.00
July, 2000                          21,523,795.62             14,254,582.00             23,789,603.00
August, 2000                        20,308,336.68             14,254,582.00             23,789,603.00
September, 2000                     19,091,544.02             14,254,582.00             23,789,603.00
October, 2000                       17,881,127.73             14,254,582.00             23,789,603.00
November, 2000                      16,677,056.77             14,254,582.00             23,789,603.00
December, 2000                      15,479,300.29             14,254,582.00             23,789,603.00
January, 2001                       14,287,827.57             14,254,582.00             23,789,603.00
February, 2001                      13,102,608.10             14,254,582.00             23,789,603.00
March, 2001                         11,923,611.53             14,254,582.00             23,789,603.00
April, 2001                         10,750,807.66             14,254,582.00             23,789,603.00
May, 2001                            9,584,166.48             14,254,582.00             23,789,603.00
June, 2001                           8,423,658.14             14,254,582.00             23,789,603.00
July, 2001                           7,269,252.94             14,254,582.00             23,789,603.00
August, 2001                         6,120,921.38             14,254,582.00             23,789,603.00
September, 2001                      4,978,634.08             14,254,582.00             23,789,603.00

October, 2001                        3,842,361.87             14,254,582.00             23,789,603.00
November, 2001                       2,712,075.70             14,254,582.00             23,789,603.00

December, 2001                         1,587,746.73           14,254,582.00             23,789,603.00
January, 2002                            469,346.23           14,254,582.00             23,789,603.00
February, 2002                              0.00              13,611,427.66             23,789,603.00
March, 2002                                 0.00              12,504,798.65             23,789,603.00
April, 2002                                 0.00              11,404,012.97             23,789,603.00
May, 2002                                   0.00              10,309,042.54             23,789,603.00
June, 2002                                  0.00               9,219,859.46             23,789,603.00
July, 2002                                  0.00               8,136,435.99             23,789,603.00
August, 2002                                0.00               7,058,744.52             23,789,603.00
September, 2002                             0.00               5,986.757.62             23,789,603.00
October, 2002                               0.00               4,920,448.00             23,789,603.00
November, 2002                              0.00               3,859,788.53             23,789,603.00
December, 2002                              0.00               2,804,752.24             23,789,603.00
January, 2003                               0.00               1,755,312.30             23,789,603.00
February, 2003                              0.00                 711,442.04             23,789,603.00
March, 2003                                 0.00                       0.00             23,462,717.94
April, 2003                                 0.00                       0.00             22,474,832.11
May, 2003                                   0.00                       0.00             21,492,262.61
June, 2003                                  0.00                       0.00             20,514,982.75
July, 2003                                  0.00                       0.00             19,542,965.97
August, 2003                                0.00                       0.00             18,576,185.87
September, 2003                             0.00                       0.00             17,614,616.16
October, 2003                               0.00                       0.00             16,658,230.72
November, 2003                              0.00                       0.00             15,707,003.56
December, 2003                              0.00                       0.00             14,760,908.82
January, 2004                               0.00                       0.00             13,819,920.79
February, 2004                              0.00                       0.00             12,884,013.90
March, 2004                                 0.00                       0.00             11,956,458.40
April, 2004                                 0.00                       0.00             11,138,049.10
May, 2004                                   0.00                       0.00             10,350,396.61
June, 2004                                  0.00                       0.00              9,592,503.93
July, 2004                                  0.00                       0.00              8,863,404.73
August, 2004                                0.00                       0.00              8,162,162.35
September, 2004                             0.00                       0.00              7,487,868.98
October, 2004                               0.00                       0.00              6,839,644.78
November, 2004                              0.00                       0.00              6,216,636.99
December, 2004                              0.00                       0.00              5,618,019.18
January, 2005                               0.00                       0.00              5,042,990.42
February , 2005                             0.00                       0.00              4,490,774.51
March, 2005                                 0.00                       0.00              3,960,619.26
April, 2005                                 0.00                       0.00              3,580,963.02
May, 2005                                   0.00                       0.00              3,217,793.66
June, 2005                                  0.00                       0.00              2,870,523.22

July, 2005                                  0.00                       0.00              2,538,583.04
August, 2005                                0.00                       0.00              2,221,423.07
September, 2005                             0.00                       0.00              1,918,511.31
October, 2005                               0.00                       0.00              1,629,333.28
November, 2005                              0.00                       0.00              1,353,391.42
December, 2005                              0.00                       0.00              1,090,204.57
January, 2006                               0.00                       0.00                839,307.48
February, 2006                              0.00                       0.00                600,250.30
March, 2006                                 0.00                       0.00                372,598.06
April, 2006                                 0.00                       0.00                258,533.30

May, 2006                                   0.00                       0.00                150,531.75
June, 2006                                  0.00                       0.00                  48,346.77
July, 2006 and thereafter                   0.00                       0.00                      0.00

                         Targeted Principal Balance Table

Distribution Date                           Class IA-3                 Component IA-1-3
-----------------                           ----------                 ----------------

Initial                                     63,730,000.00              47,875,996.00
April, 1998                                 62,985,040.84              48,155,272.64
May, 1998                                   62,142,074.81              48,436,178.40
June, 1998                                  61,201,352.47              48,718,722.77
July, 1998                                  60,163,149.91              49,002,915.32
August, 1998                                59,027,970.42              49,288,765.66
Spetember, 1998                             57,796,330.87              49,576,283.46
October, 1998                               56,468,870.51              49,865,478.45
November, 1998                              55,046,350.64              50,156,360.41
December, 1998                              53,529,779.91              50,448.939.18
January, 1999                               51,920,156.84              50,743,224.66
February, 1999                              50,218,599.32              51,039,226.80
March, 1999                                 49,096,410.50              51,336,955.62
April, 1999                                 47,921,633.21              51,636,421.20
May, 1999                                   46,695,443.41              51,937,633.65
June, 1999                                  45,419,177.65              52,240,603.18
July, 1999                                  44,094,246.31              52,545,340.03

August, 1999                                42,722,092.15              52,851,854.52
September, 1999                             41,304,417.58              53,160,157.00
October, 1999                               39,842,882.06              53,470,257.92
November, 1999                              38,339,224.09              53,782,167.76
December, 1999                              36,795,251.49              54,095,897.07
January, 2000                               35,213,136.51              54,411,456.47
February, 2000                              33,594,973.92              54,728,856.63
March, 2000                                 31,942,765.28              55,048,108.29
April, 2000                                 30,259,021.90              55,369,222.26
May, 2000                                   28.546,027.04              55,692,209.39
June, 2000                                  26,807,147.61              56,017,080.61
July, 2000                                  25,047,441.14              56,343,846.91
August, 2000                                23,285,403.45              56,672,519.35
September, 2000                             21,539,939.20              57,003,109.05
October, 2000                               19,821,987.71              57,335,627.19
November, 2000                              18,131,073.74              57,670,085.01
December, 2000                              16,466,728.53              58,006,493.84
January, 2001                               14,828,489.67              58,344,865.06
February, 2001                              13,215,901.06              58,685,210.10
March, 2001                                 11,628,512.76              59,027,540.49
April, 2001                                 10,065,880.98              59,371,867.81
May, 2001                                    8,527,567.91              59,718,203.71
June, 2001                                   7,013,141.71              60,066,559.90
July, 2001                                   5,522,176.38              60,416,948.16
August, 2001                                 4,054,251.70              60,769,380.36
September, 2001                              2,608,953.14              61,123,868.41

October, 2001                                1,185,871.76              61,480,424.31
November, 2001                                       0.00              61,623,664.32
December, 2001                                       0.00              60,604,540.48
January, 2002                                        0.00              59,608,544.21
February, 2002                                       0.00              58,635,300.53
March, 2002                                          0.00              57,684,439.77
April, 2002                                          0.00              56,755,597.47
May, 2002                                            0.00              55,848,414.34
June, 2002                                           0.00              54,962,536.17
July, 2002                                           0.00              54,097,613.76
August, 2002                                         0.00              53,253,302.84
September, 2002                                      0.00              52,429,264.04
October, 2002                                        0.00              51,625,162.78
November, 2002                                       0.00              50,840,669.22
December, 2002                                       0.00              50,075,458.21
January, 2003                                        0.00              49,329,209.20
February, 2003                                       0.00              48,601,606.17
March, 2003                                          0.00              47,892,337.62
April, 2003                                          0.00              47,273,676.53

May, 2003                                            0.00              46,672,166.08
June, 2003                                           0.00              46,087,509.46
July, 2003                                           0.00              45,519,414.13
August, 2003                                         0.00              44,967,591.66
September, 2003                                      0.00              44,431,757.79
October, 2003                                        0.00              43,911,632.28
November, 2003                                       0.00              43,406,938.88
December, 2003                                       0.00              42,917,405.31
January, 2004                                        0.00              42,442,763.16
February, 2004                                       0.00              41,982,747.85
March, 2004                                          0.00              41,533,802.89
April, 2004                                          0.00              41,031,622.59
May, 2004                                            0.00              40,517,106.54
June, 2004                                           0.00              39,990,979.84
July, 2004                                           0.00              39,453,940.65
August, 2004                                         0.00              38,906,661.04
September, 2004                                      0.00              38,349,787.83
October, 2004                                        0.00              37,783,943.46
November, 2004                                       0.00              37,209,726.70
December, 2004                                       0.00              36,627,713.48
January, 2005                                        0.00              36,038,457.63
February, 2005                                       0.00              35,442,491.57
March, 2005                                          0.00              34,840,327.04
April, 2005                                          0.00              34,171,127.32
May, 2005                                            0.00              33,499,730.72
June, 2005                                           0.00              32,826,505.71
July, 2005                                           0.00              32,151,804.56
August, 2005                                         0.00              31,475,963.85
September, 2005                                      0.00              30,799,305.06
October, 2005                                        0.00              30,122,135.08
November, 2005                                       0.00              29,444,746.69
December, 2005                                       0.00              28,767,419.10
January, 2006                                        0.00              28,090,418.40
February, 2006                                       0.00              27,413,998.00

March, 2006                                          0.00              26,738,399.12
April, 2006                                          0.00              26,021,731.63
May, 2006                                            0.00              25,309,525.10
June, 2006                                           0.00              24,601,860.01
July, 2006                                           0.00              23,850,550.83
August, 2006                                         0.00              23,060,927.39
September, 2006                                      0.00              22,281,177.08
October, 2006                                        0.00              21,511,142.71
November, 2006                                       0.00              20,750,669.27
December, 2006                                       0.00              19,999,603.88
January, 2007                                        0.00              19,257,795.79
February, 2007                                       0.00              18,525,096.29

March, 2007                                          0.00              17,801,358.75
April, 2007                                          0.00              17,138,546.01
May, 2007                                            0.00              16,482,972.94
June, 2007                                           0.00              15,834,526.56
July, 2007                                           0.00              15,193,095.39
August, 2007                                         0.00              14,558,569.39
September, 2007                                      0.00              13,930,839.93
October, 2007                                        0.00              13,309,799.82
November, 2007                                       0.00              12,695,343.25
December, 2007                                       0.00              12,087,365.79
January, 2008                                        0.00              11,485,764.33
February, 2008                                       0.00              10,890,437.14
March, 2008                                          0.00              10,301,283.77
April, 2008                                          0.00               9,718,205.09
May, 2008                                            0.00               9,141,103.24
June, 2008                                           0.00               8,569,881.62
July, 2008                                           0.00               8,004,444.87
August, 2008                                         0.00               7,444,698.87
September, 2008                                      0.00               6,890.550.69
October, 2008                                        0.00               6,341,908.62
November, 2008                                       0.00               5,798,682.10
December, 2008                                       0.00               5,260,781.74
January, 2009                                        0.00               4,728,119.30
February, 2009                                       0.00               4,200,607.64
March, 2009                                          0.00               3,678,160.77
April, 2009                                          0.00               3,160,693.77
May, 2009                                            0.00               2,648,122.80
June, 2009                                           0.00               2,140,365.10
July, 2009                                           0.00               1,637,338.95
August, 2009                                         0.00               1,138,963.68
September, 2009                                      0.00                 645,159.01
October, 2009                                        0.00                1 55,848.09
November, 2009 and thereafter                        0.00                       0.00

                                                                      Appendix C

                   Precent of Initial Class Principal Balance
                    Outstanding At Various Percentages of the
                           Basic Prepayment Assumption


                                                        Class IA-2

DISTRIBUTION DATE                                  0%              100%             250%             500%             600%
-----------------
Initial                                            100              100              100              100              100
March, 1999                                        100              100              100              100              100
March, 2000                                        100              100              100              100              100
March, 2001                                        100              100              100              100              100
March, 2002                                        100              100              100              100              100
March, 2003                                        100               99               99               99               42
March, 2004                                        100               50               50               50                0
March, 2005                                        100               17               17               17                0
March, 2006                                        100                2                2                2                0
March, 2007                                        100                0                0                0                0
March, 2008                                        100                0                0                0                0
March, 2009                                        100                0                0                0                0
March, 2010                                        100                0                0                0                0
March, 2011                                        100                0                0                0                0
March, 2012                                        100                0                0                0                0
March, 2013                                        100                0                0                0                0
March, 2014                                         94                0                0                0                0
March, 2015                                         69                0                0                0                0
March, 2016                                         41                0                0                0                0
March, 2017                                         11                0                0                0                0
March, 2018                                          0                0                0                0                0
March, 2019                                          0                0                0                0                0
March, 2020                                          0                0                0                0                0
March, 2021                                          0                0                0                0                0
March, 2022                                          0                0                0                0                0
March, 2023                                          0                0                0                0                0
March, 2024                                          0                0                0                0                0
March, 2025                                          0                0                0                0                0
March, 2026                                          0                0                0                0                0
March, 2027                                          0                0                0                0                0
March, 2028                                          0                0                0                0                0
Weighted Average Life (Years)(1)                    17.7              6.2              6.2              6.2              5.0


(1)   The weighted average life of any Class of Certificates is determined by
      (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                                                        Class IA-3

DISTRIBUTION DATE                                  0%              100%             250%             500%             600%
-----------------
Initial                                            100              100              100              100              100
March, 1999                                         91               86               77               77               74
March, 2000                                         84               79               50               28               13
March, 2001                                         76               71               18                0                0
March, 2002                                         68               63                0                0                0
March, 2003                                         59               54                0                0                0
March, 2004                                         50               45                0                0                0
March, 2005                                         40               31                0                0                0
March, 2006                                         29               11                0                0                0
March, 2007                                         18                0                0                0                0
March, 2008                                          6                0                0                0                0
March, 2009                                          0                0                0                0                0
March, 2010                                          0                0                0                0                0
March, 2011                                          0                0                0                0                0
March, 2012                                          0                0                0                0                0
March, 2013                                          0                0                0                0                0
March, 2014                                          0                0                0                0                0
March, 2015                                          0                0                0                0                0
March, 2016                                          0                0                0                0                0
March, 2017                                          0                0                0                0                0
March, 2018                                          0                0                0                0                0
March, 2019                                          0                0                0                0                0
March, 2020                                          0                0                0                0                0
March, 2021                                          0                0                0                0                0
March, 2022                                          0                0                0                0                0
March, 2023                                          0                0                0                0                0
March, 2024                                          0                0                0                0                0
March, 2025                                          0                0                0                0                0
March, 2026                                          0                0                0                0                0
March, 2027                                          0                0                0                0                0
March, 2028                                          0                0                0                0                0
Weighted Average Life (Years)(1)                     5.7              4.9              2.0              1.5              1.4

(1)   The weighted average life of any Class of Certificates is determined by
      (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                                                        Class IA-4

DISTRIBUTION DATE                                  0%              100%             250%             500%             600%
-----------------
Initial                                            100              100              100              100              100
March, 1999                                        107              107              107               14                0
March, 2000                                        115              115              115                0                0
March, 2001                                        123              123              123                0                0
March, 2002                                        132              132              132                0                0
March, 2003                                        142              142              142                0                0
March, 2004                                        152              152              152                0                0
March, 2005                                        163              163              163                0                0
March, 2006                                        175              175              175                0                0
March, 2007                                        187              187              187                0                0
March, 2008                                        201              201              201                0                0
March, 2009                                        215              215              215                0                0
March, 2010                                        231              231              209                0                0
March, 2011                                        248              248              173                0                0
March, 2012                                        266              266              142                0                0
March, 2013                                        285              285              117                0                0
March, 2014                                        305              305               95                0                0
March, 2015                                        328              328               78                0                0
March, 2016                                        351              351               63                0                0
March, 2017                                        377              376               50                0                0
March, 2018                                        404              332               40                0                0
March, 2019                                        433              289               32                0                0
March, 2020                                        464              250               25                0                0
March, 2021                                        498              212               19                0                0
March, 2022                                        534              176               14                0                0
March, 2023                                        573              142               10                0                0
March, 2024                                        550              110                7                0                0
March, 2025                                        422               79                5                0                0
March, 2026                                        285               50                3                0                0
March, 2027                                        137               23                1                0                0
March, 2028                                          0                0                0                0                0
Weighted Average Life (Years)(1)                    27.9             23.9             16.4              0.7              0.6


(1)   The weighted average life of any Class of Certificates is determined by
      (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                                                        Class IA-5

DISTRIBUTION DATE                                   0%              100%             250%             500%             600%
-----------------
Initial                                            100              100              100              100              100
March, 1999                                        100               98               98               98               98
March, 2000                                         94               70               70               70               70
March, 2001                                         89               32               32               32               32
March, 2002                                         82                0                0                0                0
March, 2003                                         76                0                0                0                0
March, 2004                                         69                0                0                0                0
March, 2005                                         61                0                0                0                0
March, 2006                                         53                0                0                0                0
March, 2007                                         44                0                0                0                0
March, 2008                                         34                0                0                0                0
March, 2009                                         24                0                0                0                0
March, 2010                                         13                0                0                0                0
March, 2011                                          1                0                0                0                0
March, 2012                                          0                0                0                0                0
March, 2013                                          0                0                0                0                0
March, 2014                                          0                0                0                0                0
March, 2015                                          0                0                0                0                0
March, 2016                                          0                0                0                0                0
March, 2017                                          0                0                0                0                0
March, 2018                                          0                0                0                0                0
March, 2019                                          0                0                0                0                0
March, 2020                                          0                0                0                0                0
March, 2021                                          0                0                0                0                0
March, 2022                                          0                0                0                0                0
March, 2023                                          0                0                0                0                0
March, 2024                                          0                0                0                0                0
March, 2025                                          0                0                0                0                0
March, 2026                                          0                0                0                0                0
March, 2027                                          0                0                0                0                0
March, 2028                                          0                0                0                0                0
Weighted Average Life (Years)(1)                     7.9              2.5              2.5              2.5              2.5

(1)   The weighted average life of any Class of Certificates is determined by
      (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                                                        Class IA-6

DISTRIBUTION DATE                                  0%              100%             250%             500%             600%
-----------------
Initial                                            100              100              100              100              100
March, 1999                                        100              100              100              100              100
March, 2000                                        100              100              100              100              100
March, 2001                                        100              100              100              100              100
March, 2002                                        100               88               88               88               61
March, 2003                                        100                0                0                0                0
March, 2004                                        100                0                0                0                0
March, 2005                                        100                0                0                0                0
March, 2006                                        100                0                0                0                0
March, 2007                                        100                0                0                0                0
March, 2008                                        100                0                0                0                0
March, 2009                                        100                0                0                0                0
March, 2010                                        100                0                0                0                0
March, 2011                                        100                0                0                0                0
March, 2012                                         67                0                0                0                0
March, 2013                                         30                0                0                0                0
March, 2014                                          0                0                0                0                0
March, 2015                                          0                0                0                0                0
March, 2016                                          0                0                0                0                0
March, 2017                                          0                0                0                0                0
March, 2018                                          0                0                0                0                0
March, 2019                                          0                0                0                0                0
March, 2020                                          0                0                0                0                0
March, 2021                                          0                0                0                0                0
March, 2022                                          0                0                0                0                0
March, 2023                                          0                0                0                0                0
March, 2024                                          0                0                0                0                0
March, 2025                                          0                0                0                0                0
March, 2026                                          0                0                0                0                0
March, 2027                                          0                0                0                0                0
March, 2028                                          0                0                0                0                0
Weighted Average Life (Years)(1)                    14.5              4.4              4.4              4.4              4.1


(1)      The weighted average life of any Class of Certificates is determined by
         (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                                                        Class IIA-1

DISTRIBUTION DATE                                  0%              100%             225%             500%             600%
-----------------
Initial                                            100              100              100              100              100
March, 1999                                         96               95               93               89               87
March, 2000                                         92               87               81               68               63
March, 2001                                         87               78               66               45               38
March, 2002                                         82               69               54               29               22
March, 2003                                         77               60               43               18               12
March, 2004                                         72               52               34               11                6
March, 2005                                         66               45               27                7                3
March, 2006                                         59               38               21                4                2
March, 2007                                         52               32               16                2                1
March, 2008                                         45               26               12                1                0
March, 2009                                         37               20                8                1                0
March, 2010                                         29               14                6                0                0
March, 2011                                         20                9                3                0                0
March, 2012                                         10                4                1                0                0
March, 2013                                          0                0                0                0                0
March, 2014                                          0                0                0                0                0
March, 2015                                          0                0                0                0                0
March, 2016                                          0                0                0                0                0
March, 2017                                          0                0                0                0                0
March, 2018                                          0                0                0                0                0
March, 2019                                          0                0                0                0                0
March, 2020                                          0                0                0                0                0
March, 2021                                          0                0                0                0                0
March, 2022                                          0                0                0                0                0
March, 2023                                          0                0                0                0                0
March, 2024                                          0                0                0                0                0
March, 2025                                          0                0                0                0                0
March, 2026                                          0                0                0                0                0
March, 2027                                          0                0                0                0                0
March, 2028                                          0                0                0                0                0
Weighted Average Life (Years)(1)                     8.8              6.8              5.2              3.3              2.9

(1)      The weighted average life of any Class of Certificates is determined by
         (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                                                        Class IIA-P

DISTRIBUTION DATE                                   0%              100%             225%             500%             600%
-----------------
Initial                                            100              100              100              100              100
March, 1999                                         96               95               93               89               88
March, 2000                                         92               87               81               69               65
March, 2001                                         87               78               67               46               40
March, 2002                                         82               69               55               31               24
March, 2003                                         77               60               44               20               14
March, 2004                                         71               53               35               13                9
March, 2005                                         65               45               28                8                5
March, 2006                                         58               38               22                5                3
March, 2007                                         52               32               17                3                2
March, 2008                                         44               26               12                2                1
March, 2009                                         36               20                9                1                0
March, 2010                                         28               14                6                1                0
March, 2011                                         19                9                3                0                0
March, 2012                                         10                4                2                0                0
March, 2013                                          0                0                0                0                0
March, 2014                                          0                0                0                0                0
March, 2015                                          0                0                0                0                0
March, 2016                                          0                0                0                0                0
March, 2017                                          0                0                0                0                0
March, 2018                                          0                0                0                0                0
March, 2019                                          0                0                0                0                0
March, 2020                                          0                0                0                0                0
March, 2021                                          0                0                0                0                0
March, 2022                                          0                0                0                0                0
March, 2023                                          0                0                0                0                0
March, 2024                                          0                0                0                0                0
March, 2025                                          0                0                0                0                0
March, 2026                                          0                0                0                0                0
March, 2027                                          0                0                0                0                0
March, 2028                                          0                0                0                0                0
Weighted Average Life (Years)(1)                     8.7              6.8              5.3              3.4              3.0


(1) The weighted average life of any Class of Certificates is determined by (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                                             Class M, Class B-1 and Class B-2

DISTRIBUTION DATE                                  0%              100%             250%             500%             600%
-----------------
Initial                                            100              100              100              100              100
March, 1999                                         99               99               99               99               99
March, 2000                                         97               97               97               97               97
March, 2001                                         95               95               95               95               95
March, 2002                                         94               94               94               94               94
March, 2003                                         92               92               92               92               92
March, 2004                                         90               88               85               81               78
March, 2005                                         87               84               78               68               64
March, 2006                                         85               78               69               54               48
March, 2007                                         82               72               59               39               32

March, 2008                                         80               66               48               26               20
March, 2009                                         77               59               39               18               12
March, 2010                                         73               54               32               12                8
March, 2011                                         70               48               26                8                5
March, 2012                                         66               43               21                5                3
March, 2013                                         62               38               17                3                2
March, 2014                                         60               34               14                2                1
March, 2015                                         57               31               11                2                1
March, 2016                                         55               28                9                1                0
March, 2017                                         52               24                7                1                0
March, 2018                                         48               22                6                0                0
March, 2019                                         45               19                5                0                0
March, 2020                                         41               16                4                0                0
March, 2021                                         37               14                3                0                0
March, 2022                                         33               11                2                0                0
March, 2023                                         28                9                1                0                0
March, 2024                                         23                7                1                0                0
March, 2025                                         18                5                1                0                0
March, 2026                                         12                3                0                0                0
March, 2027                                          6                1                0                0                0
March, 2028                                          0                0                0                0                0
Weighted Average Life (Years)(1)                    18.2             13.8             10.7              8.5              8.0

(1)      The weighted average life of any Class of Certificates is determined by
         (i) multiplying the amount of each assumed principal distribution on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the total amount of principal distributed on such Class of Certificates.

                         ABN AMRO MORTGAGE CORPORATION
                                  (Depositor)

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (Issuable in Series)

     ABN AMRO Mortgage Corporation (the 'Depositor') may sell, from time to time on terms to be determined at the time of sale, one or more series (each a 'Series') of Mortgage Pass-Through Certificates (the 'Certificates') evidencing beneficial ownership interests in assets deposited into a trust (a 'Trust Fund') by the Depositor pursuant to a Pooling and Servicing Agreement (the 'Agreement') executed by the Depositor, the Trustee and the Master Servicer for each Series. Each Trust Fund will consist of separate pools (the 'Pools') of mortgage assets ('Mortgage Assets'), which may include adjustable or fixed rate, conventional, one-to-four-unit residential first mortgage loans, including loans secured by shares in cooperative corporations ('Mortgage Loans'), certificates backed by mortgage loans ('Mortgage Certificates') or any combination of the foregoing, including any principal and/or interest payments relating thereto. If specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income, reserve accounts, insurance policies, guarantees or similar instruments or agreements intended to decrease the likelihood that Certificateholders will experience delays in distributions of scheduled payments on, or losses in respect of, the assets in such Trust Fund. The Mortgage Loans will have been originated or purchased by one or more qualified mortgage lenders as described herein (a 'Qualified Lender') and sold to the Depositor by such Qualified Lender or another seller (in such capacity, a 'Mortgage Asset Seller'). The Qualified Lenders and Mortgage Asset Sellers may include affiliates of the Depositor, and certain of the mortgage loans underlying the Mortgage Certificates may have been originated or purchased by affiliates of the Depositor. The Prospectus Supplement for a Series will name the entity or entities, which may include an affiliate of the Depositor, which will act directly or through one or more other qualified mortgage loan servicers, as master servicer (individually and collectively, the 'Master Servicer') of the Mortgage Loans for such Series. The Pass-Through Rate or Rates with respect to each Series of Certificates and specific information regarding the Mortgage Assets comprising each Pool will be set forth in the related Prospectus Supplement.

     Each Series of Certificates will consist of one or more Classes of Certificates, which may include one or more senior Classes of Certificates and one or more subordinate Classes of Certificates (respectively, the 'Senior Certificates' and the 'Subordinate Certificates'). A Class of Certificates of a Series may be divided into two or more Classes representing interests in specified percentages of principal or interest, or both, in the Mortgage Assets comprising the related Pool, as set forth in the related Prospectus Supplement. Certain Series or Classes of Certificates may be covered by one or more forms of credit enhancement, in each case as described in the related Prospectus Supplement.

                                                        (Continued on next page)

                            ------------------------


     SEE 'RISK FACTORS' BEGINNING ON PAGE 15 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS BEFORE PURCHASING CERTIFICATES OF ANY SERIES.

                            ------------------------

     THE CERTIFICATES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS AND NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY NOR HAS THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS MARCH 25, 1998

(Continued from previous page)

     The obligations of the Master Servicer with respect to the Certificates will be limited to its contractual servicing obligations, supervision of other Servicers, if any, and the obligation, if the amount available for distribution to holders of Certificates evidencing interests in the related Pool on any Distribution Date is less than the amount due them, to advance cash to such Certificateholders to the extent the Master Servicer determines such advances are recoverable from future payments and collections on the Mortgage Assets or otherwise. See 'Description of the Certificates--Advances and Limitations Thereon' herein.

     The Trust Fund relating to a Series of Certificates may elect to be treated as one or more 'real estate mortgage investment conduits' (each, a 'REMIC') for Federal income tax purposes. See 'Certain Federal Income Tax Consequences' herein.

     Prior to issuance there will have been no market for the Certificates and there can be no assurance that a secondary market for the Certificates will develop. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement. Certificates may be offered through one or more different plans of distribution, including offerings through underwriters. See 'Plan of Distribution' herein. Affiliates of the Depositor may from time to time act as agents or underwriters in connection with the sale of the Certificates.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to each Series of Certificates to be offered hereunder will set forth with respect to such Series of Certificates, among other things, (i) the aggregate principal balance of the Mortgage Loans, Notional Amount, if any, Pass-Through Rate or Rates (or the manner of determining such rate or rates) and authorized denominations of each Class of such Certificates; (ii) certain information concerning the Mortgage Assets comprising the Pool, including the type and characteristics of the Mortgage Assets included in each such Pool on the date of issue and insurance policies or other forms of credit enhancement relating to such Mortgage Assets; (iii) the order of the application of payments to each Class of Certificates and the specified aggregate original percentage interest of each such Class in the Mortgage Assets comprising the Pool; (iv) the identity of each Class of Subordinate Certificates included in such Series of Certificates, if any; (v) information regarding any Subordinated Amount, Shifting Interest Credit Enhancement and Reserve Fund; (vi) the Installment Due Dates, Determination Dates and Distribution Dates; (vii) additional information regarding yield considerations, maturity considerations and prepayment considerations, if applicable; (viii) whether the Trust Fund will elect to be treated as one or more REMICs; (ix) additional information with respect to the plan of distribution of such Certificates; and (x) certain risk factors that should be considered by investors in connection with the purchase of the Certificates of such Series. If specific information respecting any Series of Certificates is not known to the Depositor at the time a Series of Certificates is initially offered, general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K which will be available to investors in such Series of Certificates at or before the initial issuance thereof and will be filed with the Commission within 15 days after such initial issuance.

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Replacement Certificates (as defined herein) are issued, the related Trust Fund will provide to CEDE & Co., as nominee of The Depository Trust Company ('DTC') and registered holder of the Certificates and, upon request, to DTC Participants (as defined herein), periodic and annual reports concerning the related Trust Fund. Such reports may be made available to the beneficial owners of the certificates (the 'Certificate Owners') upon request to their DTC Participants. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Such reports will not be examined and reported on by an independent public accountant. See 'Description of the Certificates--Reports to Certificateholders' herein.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     All documents filed by the Depositor on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Securities and Exchange Commission (the 'Commission') pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), on or after the date of such Prospectus Supplement and prior to the termination of any offering of the Certificates issued by such Trust Fund ('Subsequent Documents') shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such Subsequent Documents. To the extent that statements contained in Subsequent Documents modify or supersede statements contained in the Prospectus, the statements contained in the Subsequent Documents shall be deemed to modify and supersede statements contained in this Prospectus.

     The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: ABN AMRO Mortgage Corporation, 181 West Madison Street, Suite 3250, Chicago, Illinois 60602-4510, Attention: Maria Fregosi--Director--ABN AMRO Mortgage Operations.

                             ADDITIONAL INFORMATION

     In connection with the issuance of each Series of Certificates registered pursuant to the Registration Statement of which this Prospectus and the related Prospectus Supplement are a part, the Depositor will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will, if required by law, periodically file reports and other information with the Commission. Such reports and other information filed can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's website on the Internet at www.gov.sec.

     This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Commission, Washington, D.C., under the Securities Act of 1933, as amended (the 'Securities Act'). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries, and in each instance, reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Copies of the Pooling and Servicing Agreement will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to: ABN AMRO Mortgage Corporation, 181 West Madison Street, Suite 3250, Chicago, Illinois 60602-4510, Attention: Maria Fregosi--Director--ABN AMRO Mortgage Operations. (Telephone: 312-904-8507).

     Copies of the most recent Prospectus for certificates issued by FNMA and FNMA's annual report and other quarterly financial statements as well as other financial information may be obtained from FNMA by writing or calling its MBS Helpline at 3900 Wisconsin Avenue, N.W., Area 2H-3S, Washington, D.C. 20016, telephone 1-800-BEST-MBS or 202-752-6547. Neither the Depositor nor any of the underwriters which might be designated to offer the Certificates participated in the preparation of any such documents, and no such entity has conducted any independent inquiry to verify the accuracy or completeness of the information set forth in FNMA's Prospectus, annual report or other reports or statements.

     Copies of the most recent Offering Circular for certificates issued by FHLMC as well as FHLMC's most recent Information Statement and Information Statement Supplement can be obtained by writing or calling the Investor Inquiry Department of FHLMC at 8200 Jones Branch Drive, McLean, Virginia 22102 (telephone 1-800-336-FMPC). Neither the Depositor nor any of the underwriters which might be designated to offer the Certificates participated in the preparation of any of such documents, and no such entity has conducted any independent inquiry to verify the accuracy or completeness of the information set forth in FHLMC's Offering Circular, Information Statement or Information Statement Supplement.

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE SERIES OF CERTIFICATES COVERED BY SUCH PROSPECTUS SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY AND THEREBY NOR AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                    SUMMARY

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement which will be prepared in connection with each Series of Certificates. THE SUPPLEMENT FOR EACH SERIES WILL SPECIFY THE EXTENT (IF ANY) TO WHICH THE TERMS OF SUCH SERIES OR THE RELATED MORTGAGE ASSETS VARY FROM THE DESCRIPTION OF CERTIFICATES AND MORTGAGE ASSETS IN GENERAL WHICH IS CONTAINED IN THIS PROSPECTUS. All capitalized terms used in this Prospectus but not defined herein shall have the meanings given them in the Agreement.

Securities Offered........................  Mortgage Pass-Through Certificates (Issuable in Series).

Issuer....................................  With respect to each Series of Certificates, a trust will be formed by the Depositor pursuant to a Pooling and Servicing Agreement between the Depositor, the Master Servicer and the Trustee.

Depositor.................................  ABN AMRO Mortgage Corporation (the 'Depositor') is a limited purpose, wholly owned indirect subsidiary of ABN AMRO Bank N.V. The Depositor will acquire Mortgage Loans and/or Mortgage Certificates from
                                            Mortgage Asset Sellers or Qualified Lenders, and will deposit such
                                            Mortgage Assets with the Trustee to form the Pool underlying the
                                            Certificates.

Master Servicer...........................  One or more entities, which may include an affiliate of the
                                            Depositor, will be named in the related Prospectus Supplement as the
                                            Master Servicer for a Series of Certificates. The Master Servicer
                                            will be responsible for the servicing and administration of the
                                            Mortgage Assets as set forth in the related Prospectus Supplement.
                                            Any Master Servicer or any successor Master Servicer may contract with Servicers, who also may be Qualified Lenders or Mortgage Asset
                                            Sellers, to perform all or a portion of the servicing functions on behalf of such Master Servicer. See 'Description of the
                                            Certificates.'

[Back-Up Master Servicer..................  ABN AMRO Bank N.V.]

Trustee...................................  The Trustee with respect to a Series, which may be an affiliate of the Depositor, will be specified in the related Prospectus
                                            Supplement. See 'Description of the Certificates' herein for a description of the Trustee's rights and obligations.

The Pools.................................  Each Pool will consist of Mortgage Loans, Mortgage Certificates, or any combination of the foregoing ('Mortgage Assets'), together with certain accounts, reserve funds, insurance policies, letters of credit and related agreements specified in the related Prospectus
                                            Supplement. If so specified in the related Prospectus Supplement, the
                                            Mortgage Assets may be divided into asset groups (each an 'Asset
                                            Group') and the Certificates of separate Classes will evidence ownership interests of a corresponding Asset Group. The Pool for a

                                            Series will also include the Certificate Account and may include certain policies of insurance relating to the Mortgage Assets and various credit enhancements, all as specified in the related
                                            Prospectus Supplement. See 'The Pools' and 'Description of the
                                            Certificates' herein.

                                            (1) THE MORTGAGE LOANS
                                            Each Mortgage Loan included in a Pool will be originated or purchased by a Qualified Lender and will be acquired by the Depositor from a
                                            Qualified Lender or a Mortgage Asset Seller.

                                            Qualified Lenders and Mortgage Asset Sellers may be affiliates of the
                                            Depositor. The Mortgage Loans relating to any Series of Certificates may, as set forth in the related Prospectus Supplement, be adjustable or fixed rate conventional one-to-four unit residential first
                                            Mortgage Loans. Adjustable Rate Mortgage Loans ('ARMs') will, as described herein and in the related Prospectus Supplement, permit or require periodic changes in the interest rates borne by such Mortgage
                                            Loans (the 'Mortgage Interest Rates'), and in the scheduled monthly payments of principal and interest (the 'Monthly Payments') made on such Mortgage Loans. See 'The Pools--The Mortgage Loans' herein.

                                            The Mortgage Loans will be secured by one- to four-unit residential properties or by shares in cooperative corporations. The residential properties or cooperative corporations relating to the Mortgage Loans shall be located in any jurisdiction within the United States of
                                            America ('USA'), as specified in the related Prospectus Supplement.
                                            See 'The Mortgage Pool' in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each
                                            Mortgage Loan will have a 5- to 40-year term to maturity at origination and a principal balance at origination of not more than
                                            $2,000,000. The related Prospectus Supplement will specify whether any of the Mortgage Loans will be covered by primary mortgage guaranty insurance.

                                            In addition, to the extent set forth in the related Prospectus
                                            Supplement, the beneficial interests in the Mortgage Loans relating to a Series of Certificates may be in the form of participation interests therein which will represent REMIC 'regular interests' in a
                                            Trust Fund which contains the Mortgage Loans relating to such Series.

                                            (2) THE MORTGAGE CERTIFICATES
                                            A Pool may include certain assets (the 'Mortgage Certificates') which may consist of GNMA Certificates, FHLMC Certificates, FNMA
                                            Certificates, Private Certificates or any combination thereof.
                                            Private Certificates, as used herein, may evidence beneficial interests in mortgage loans or mortgage-backed securities including pass-through certificates representing beneficial interests in certain securities consisting in whole or in part of interests in governmental certificates (e.g., GNMA Certificates, FHLMC
                                            Certificates and FNMA Certificates), or any combination thereof. Any
                                            GNMA Certificates included in a Pool will be guaranteed as to full and timely payment of principal and interest by GNMA, which guaranty is backed by the full faith and credit of the United States. Any
                                            FHLMC Certificates included in the Pool will be guaranteed as to the timely payment of interest and ultimate collection (and if so specified in the related Prospectus Supplement timely payment of principal) by FHLMC. Any FNMA Certificates included in a Pool will be guaranteed as to timely payment of scheduled payments of principal and interest by FNMA.

                                            Each Mortgage Certificate will evidence an interest in a pool of mortgage loans and/or in principal distributions and interest distributions thereon. Such loans may have been originated or purchased by affiliates of the Depositor. The Prospectus Supplement for each Series will specify the aggregate approximate principal balance of GNMA, FHLMC and FNMA Certificates and of Private
                                            Certificates included in a Pool and will describe the principal characteristics of the underlying mortgage loans or cooperative loans and any insurance, guaranty or other credit support applicable to such loans, the Mortgage Certificates or both. In addition, the related Prospectus Supplement will describe the terms upon which distributions will be made to the Trustee as the holder of the
                                            Mortgage Certificates. The Mortgage Certificates included in any Pool will be registered in the name of the Trustee or its nominee or in the case of book-entry Mortgage Certificates in the name of a financial intermediary with a Federal Reserve Bank or a clearing corporation and will be held by the Trustee only for the benefit of the related Series of Certificates. See 'The Pools--Mortgage
                                            Certificates--Additional Information.'

Agreement.................................  The Certificates of each Series offered by this Prospectus and the related Prospectus Supplement will be issued pursuant to a separate
                                            Pooling and Servicing Agreement (the 'Agreement') among the Depositor and the Master Servicer and the Trustee specified in such Prospectus
                                            Supplement. See 'Description of the Certificates.'

Forward Commitments;
  Pre-Funding Account.....................  If specified in the related Prospectus Supplement relating to any
                                            Series, the Trustee or the Master Servicer may, on behalf of the related Trust Fund, enter into an agreement (each, a 'Forward
                                            Purchase Agreement') with the Depositor whereby the Depositor will agree to transfer additional Mortgage Loans to such Trust Fund following the date on which such Trust Fund is established and the related Certificates are issued. Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to a Trust Fund conform to the requirements specified in such Forward Purchase
                                            Agreement. If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the
                                            Trustee will be required to deposit in a segregated account (each, a
                                            'Pre-Funding Account') all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of
                                            Certificates of the related Series; subsequently, the additional
                                            Mortgage Loans will be transferred to the related Trust Fund in exchange for money released to the Depositor from the related Pre-
                                            Funding Account in one or more transfers. Each Forward Purchase
                                            Agreement will set a specified period during which any such transfers must occur. The Forward Purchase Agreement or the related Agreement will require that, if all moneys originally deposited to such
                                            Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the specified period for the acquisition by a Trust Fund of additional Mortgage Loans will not exceed three months from the date such Trust Fund is established.

Description of the Certificates...........  Each Class of Certificates within a Series will evidence the interest specified in the related Prospectus Supplement in the Pool established for such Series together with amounts held in a trust account established and maintained by the Master Servicer or the
                                            Trustee under the Agreement (the 'Certificate Account') and certain other property held in trust for the benefit of the
                                            Certificateholders (collectively, the 'Trust Fund'). Each Series of
                                            Certificates may consist of one or more subclasses of Certificates of equivalent priority or may consist of one or more Classes of senior
                                            Certificates (the 'Senior Certificates') and one or more Classes of subordinate Certificates (the 'Subordinate Certificates' and,
                                            together with the Senior Certificates, the 'Certificates'). The
                                            Subordinate Certificates of a Series will be subordinated in certain respects described in the related Prospectus Supplement to the Senior
                                            Certificates of the same Series. A Series may also contain one or more classes of Compounding Certificates, Stripped Certificates,
                                            Prepayment Certificates, Non-Accelerated Certificates and other types of Certificates or a combination thereof, all as set forth in the related Prospectus Supplement. Each Class of a Series may bear interest at a different Pass-Through Rate and may evidence the right to receive a specified portion of each distribution of principal or interest or both, in the order specified in the related Prospectus

                                            Supplement. The Certificates will be issuable in most instances in book-entry form in the authorized denominations specified in the related Prospectus Supplement. See 'Description of the Certificates'
                                            herein.

                                            Any Class of Certificates of a Series offered hereby and by the related Prospectus Supplement will be rated by at least one nationally recognized statistical rating agency or organization that initially rates the Series at the request of the Depositor and is identified in the related Prospectus Supplement ('Rating Agency') in one of such Rating Agency's four highest rating categories
                                            ('Investment Grade'). A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Further, such ratings do not address the effects of prepayments on the yield anticipated by an investor.

                                            Certain Series or Classes of Certificates may be enhanced by certain forms of credit enhancement, in each case as described in the related
                                            Prospectus Supplement. The Certificates will not be guaranteed or insured by any government agency or other insurer and, except as described below and in the related Prospectus Supplement, the
                                            Mortgage Assets comprising the Pool relating to a Series of
                                            Certificates will not be guaranteed or insured by any government agency or other insurer. See 'Credit Enhancements' herein.

Registration of Certificates..............  Unless otherwise specified in the related Prospectus Supplement,
                                            Certificateholders may elect to hold their Certificate interests through DTC, in the United States, or Centrale de Livraison de
                                            Valeurs Mobilieres S.A. ('CEDEL') or the Euroclear System
                                            ('Euroclear'), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or

                                            indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. ('Citibank') or Morgan Guaranty Trust
                                            Company of New York ('Morgan'), the relevant depositaries
                                            (collectively, the 'Depositaries') of CEDEL or Euroclear,
                                            respectively, and each participating member of DTC. The Certificates will initially be registered in the name of CEDE & Co., the nominee of DTC. The interests of the Certificateholders will be represented by book-entries on the records of DTC and participating members thereof. Certificates will be available in definitive form only under the limited circumstances described herein. See 'Risk Factors' and
                                            'Description of the Certificates--Registration of Certificates'

                                            herein.

Interest..................................  Each class of Certificates of a Series will accrue interest from the date and at the fixed or adjustable Pass-Through Rate set forth (or determined as set forth) in the related Prospectus Supplement, except for any class of Certificates which are entitled to receive distributions of principal on Mortgage Loans and/or Mortgage
                                            Certificates, but not to receive distributions of interest thereon
                                            ('PO Certificates').

                                            Accrued interest will be distributed (to the extent of available funds and subject to negative amortization, if any, on the underlying
                                            Mortgage Loans) at the times and in the manner specified in such
                                            Prospectus Supplement. Distributions of interest on any class of
                                            Compounding Certificates will commence at the time specified in such
                                            Prospectus Supplement; until then, interest on the Compounding
                                            Certificates will be added to the Certificate Balance thereof and will thereafter accrue interest.

                                            Interest on each Mortgage Loan that does not provide for negative amortization will be passed through to the Certificateholders monthly at the Mortgage Pass-Through Rate for that Mortgage Loan from the date identified in the related Prospectus Supplement. Interest on
                                            Mortgage Loans that provide for negative amortization will accrue on the Principal Balance thereof at the Mortgage Interest Rates identified in the related Prospectus Supplement. In the event the amount of interest paid by an obligor on a Mortgage Note (a
                                            'Mortgagor') on such a Mortgage Loan in any month is less than the amount of interest accrued on the Principal Balance thereof, such excess interest ('Deferred Interest') will be added to the Principal
                                            Balance of such negatively amortizing Mortgage Loan. The amount of interest that will be deposited into the Certificate Account with respect to each Mortgage Loan in any month will equal the amount of interest paid by a Mortgagor less a fee for the servicing of the
                                            Mortgage Loan and related expenses payable to the Master Servicer specified in the related Prospectus Supplement (the 'Administration
                                            Fee'). The Administration Fee may be fixed or may adjust as specified in the related Prospectus Supplement. See 'Prepayment and Yield
                                            Considerations' and 'Description of the Certificates' herein.

                                            In the event a Mortgagor prepays all or part of the principal balance of a Mortgage Loan, such Mortgagor will only pay interest on the amount prepaid to the date of prepayment. Unless otherwise specified in the related Prospectus Supplement, in order to minimize any resulting shortfall in interest for the corresponding month in which the prepayment was made (such shortfall, a 'Prepayment Interest

                                            Shortfall'), the Master Servicer will adjust or forego a portion of the current Administration Fees due to the Master Servicer, to the
                                            extent available, so that up to a full month's interest payment on such Mortgage Loans will be passed through to the Certificateholders at the applicable Mortgage Pass-Through Rate. See 'Description of the
                                            Certificates--Adjustment to Master Servicing Fees in Connection with
                                            Prepayment Interest Shortfall' herein.

Principal (Including Prepayments).........  Each class of Certificates of a Series (except for Certificates entitled to receive distributions of interest only on the Mortgage
                                            Loans and/or Mortgage Certificates, but not distributions of principal thereon and are denominated in Notional Balances (the 'IO
                                            Certificates')) will (to the extent of available funds) receive distributions of principal in the amounts, at the times and in the manner specified in the related Prospectus Supplement until its initial aggregate Certificate Balance has been fully amortized. The aggregate amount distributed as principal for a Series will generally be equal to (or determined pursuant to a formula based on) the amount of principal received on the related Pool during the period specified in the related Prospectus Supplement. Allocations of distributions of principal will be made to the Certificates of each class in the proportions, during the periods and in the order specified in the related Prospectus Supplement. The Certificate Balance of a class or classes of Certificates may increase in accordance with any negative amortization experienced by Mortgage Loans and Mortgage Certificates in the related Pool. Distributions will be made pro rata among the
                                            Certificates of each class then entitled to receive such
                                            distributions. See 'Maturity Considerations' and 'Description of the
                                            Certificates' herein.

Credit Enhancement........................  Credit enhancement in the form of reserve funds, subordination, insurance policies, letters of credit or other types of credit enhancement may be provided with respect to the Mortgage Assets or with respect to one or more Classes of Certificates of a Series. If
                                            Mortgage Assets are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or
                                            Classes of a Series, credit enhancement may be provided by a cross-
                                            support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one Asset
                                            Group prior to distributions to Subordinate Certificates evidencing beneficial ownership in another Asset Group within the Trust Fund.

                                            The type, characteristics and amount of credit enhancement will be determined based upon the characteristics of the Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series to enable the Certificates of such Series to receive a rating from a Rating
                                            Agency set forth below. See 'Credit Enhancements' and 'Rating'
                                            herein. The protection against losses provided by such credit enhancement will be limited. See 'Description of the Certificates'
                                            and 'Credit Enhancements.'

                                            A. SUBORDINATE CERTIFICATES; SHIFTING INTEREST; RESERVE FUND

                                            One or more Classes of any Series may be Subordinate Certificates, as
                                            specified in the related Prospectus Supplement. The rights of the
                                            Subordinate Certificateholders to receive any or a specified portion of distributions with respect to the Mortgage Loans will be subordinated to the rights of the Senior Certificateholders to the extent specified in the related Prospectus Supplement (the
                                            'Subordinated Amount').

                                            If so specified in the related Prospectus Supplement, the
                                            subordination feature may be enhanced by distributing to the Senior
                                            Certificateholders on certain Distribution Dates, as payment of principal, a certain percentage of all Principal Prepayments received during the prior Prepayment Period ('Shifting Interest Credit
                                            Enhancement'). This will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest in the Trust Fund evidenced by the Subordinate
                                            Certificates. Increasing the respective interest of the Subordinate
                                            Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates. See 'Credit Enhancements--
                                            Subordination' and '--Shifting Interest Credit Enhancement' herein.

                                            In addition to the preferential right of the Senior
                                            Certificateholders to receive current distributions from the Pool, to the extent specified in the related Prospectus Supplement, a reserve fund may be established relating to such Series of Certificates (the
                                            'Reserve Fund'). The related Prospectus Supplement will specify whether or not the Reserve Fund is part of the Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the Reserve
                                            Fund, if any, will be created with an initial cash deposit by the
                                            Depositor (the 'Initial Deposit') in an amount specified in the related Prospectus Supplement and augmented by the retention of distributions otherwise available to the Subordinate
                                            Certificateholders until the Reserve Fund reaches an amount (the
                                            'Specified Reserve Fund Balance') specified in the related Prospectus
                                            Supplement. See 'Credit Enhancements--Reserve Fund' herein.

                                            The subordination feature will enhance the likelihood of timely receipt by Senior Certificateholders of the full amount of scheduled monthly payments of principal and interest due them and will protect the Senior Certificateholders against certain losses; however, in certain circumstances the Reserve Fund, if any, could be depleted and temporary shortfalls could result. If on any Distribution Date, after taking into account the aggregate amount of payments received from the Mortgage Loans, any Advances (as described below) and amounts available in the Reserve Fund, if any, as specified in the related
                                            Prospectus Supplement, do not provide sufficient funds to make full disbursements to the Senior Certificateholders of such Series, unless otherwise specified in the related Prospectus Supplement, the amount of such shortfall (the 'Shortfall'), plus interest at the applicable
                                            Pass-Through Rate or Rates, will be added to the amount the Senior
                                            Certificateholders are entitled to receive on the next Distribution
                                            Date in the order and the proportions as

                                            specified in the related Prospectus Supplement. In the event the
                                            Reserve Fund, if any, is depleted before the Subordinated Amount is reduced to zero, such Senior Certificateholders will nevertheless have a preferential right to receive current distributions from the
                                            Pool to the extent of the then outstanding Subordinated Amount.
                                            Unless otherwise specified in the related Prospectus Supplement, until the Subordinated Amount is reduced to zero, on any Distribution
                                            Date any amounts otherwise distributable to the Subordinate
                                            Certificates or, to the extent specified in the Agreement, in the
                                            Reserve Fund, if any, shall generally be used to offset the amount of any losses realized ('Realized Losses') with respect to the Mortgage
                                            Loans. Realized Losses remaining after application of such amounts shall generally be applied to reduce the ownership interest of the
                                            Subordinate Certificates in the Pool. If the Certificate Balance of
                                            the Subordinate Certificates has been reduced to zero, the Senior
                                            Certificates will bear all Realized Losses whether or not there is any remaining Subordinated Amount.

                                            B. ALTERNATIVE CREDIT ENHANCEMENT INCLUDING INSURANCE, LETTERS OF
                                               CREDIT AND SURETY BONDS

                                            As an alternative, or in addition to the credit enhancement afforded by the Subordinate Certificates, credit enhancement with respect to a
                                            Series of Certificates may be provided by mortgage insurance, hazard insurance, by the deposit of cash, certificates of deposit, letters of credit, surety bonds, a separate pool of mortgage loans or mortgage certificates, a limited guaranty insurance policy issued by one or more insurance companies, or by such other methods as may be set forth in the Prospectus Supplement for such Series.

                                            To the extent described in the related Prospectus Supplement and to the extent it will not result in the downgrading of any rating on the related Certificates by the Rating Agency rating such Certificates, certain insurance policies (or deposits in lieu thereof) may cover more than one Series of Certificates.

Advances..................................  Unless otherwise specified in the related Prospectus Supplement, in the event of delinquencies in payments on the Mortgage Loans, the
                                            Master Servicer will make advances of cash ('Advances') to the holders of each Class of Certificates, but only to the extent that it determines such Advances will be recoverable from future payments and collections on the Mortgage Loans or otherwise. Any such Advances will be recoverable to the Master Servicer as described herein or in the applicable Prospectus Supplement. See 'Description of the
                                            Certificates--Advances and Limitations Thereon.'

Optional Termination......................  Unless otherwise specified in the related Prospectus Supplement, the
                                            Depositor may, at its option with respect to any Series of
                                            Certificates, repurchase all Mortgage Assets remaining outstanding at such time as the aggregate outstanding Principal Balance of such
                                            Mortgage Assets is less than 10% of the aggregate outstanding principal balance of the Mortgage Assets as of the Cut-off Date specified with respect to such Series. Unless otherwise provided in the related Prospectus Supplement, and if the Trust Fund issuing a particular Series of Certificates elects real estate mortgage investment conduit ('REMIC') status under the Internal Revenue

                                            Code of 1986, as amended (the 'Code'), the repurchase price will equal the sum of (a) the principal balance of each such Mortgage
                                            Asset, plus accrued interest thereon at the applicable Mortgage Pass-
                                            Through Rate or Mortgage Certificate interest rate to the date specified in the related Prospectus Supplement, less any unreimbursed
                                            Advances made with respect to any such Mortgage Asset and (b) the fair market value of all acquired property in respect of any Mortgage
                                            Asset, less any unreimbursed Advances made with respect to any such
                                            Mortgage Asset. See 'Description of the Certificates--Termination'
                                            herein.

Federal Income Tax Considerations.........  The Federal income tax consequences to Certificateholders will vary depending on the characteristics of a Trust Fund and whether the
                                            Trust Fund issuing a particular Series of Certificates elects REMIC status under the Code. See 'Certain Federal Income Tax Consequences'
                                            herein. Generally, if a Trust Fund elects REMIC status, one or more classes of Certificates will be treated as REMIC 'regular interests'
                                            (the 'Regular Certificates'). For Federal income tax purposes, a
                                            Regular Certificate will be treated as a debt instrument issued by the REMIC. The amounts includible in the income of a Regular
                                            Certificate holder will be determined under the accrual method of accounting. One or more Series of Regular Certificates may be issued with 'original issue discount' that is not de minimis. Holders of any such Series of Regular Certificates will be required to include such original issue discount in gross income for Federal income tax purposes as it is deemed to accrue, in advance of the receipt of the cash attributable to such income. If a Regular Certificate is issued at a premium, the holder will be entitled to make an election to amortize such premium on a constant yield method as an offset to the interest income on such Certificate.


                                            If no REMIC election is made, the Trust Fund will be treated as a grantor trust and not as an association taxable as a corporation. The treatment of a particular Series of Certificates will depend on the characteristics of such Series. The holders of Certificates will either be treated as holders of undivided pro rata interests in the underlying Mortgage Loans or as owners of stripped bonds or stripped coupons. If the stripped bond rules do not apply with respect to a particular Series, the holders of such Series must include in income their allocable share of interest income of the Trust Fund and may, subject to applicable limitations, deduct their allocable share of the expenses of the Trust Fund. If the stripped bond rules do apply with respect to a particular Series, the income with respect to such
                                            Series generally will be accounted for under the original issue discount rules under a constant yield to maturity method, which may require inclusion prior to the receipt of the cash associated with such income.

ERISA.....................................  A fiduciary of any employee benefit plan subject to the Employee
                                            Retirement Income Security Act of 1974, as amended ('ERISA'), or the
                                            Code should carefully review with its own legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See
                                            'ERISA Considerations' herein and in the related Prospectus
                                            Supplement.

Legal Investment..........................  The Certificates offered hereby and by the related Prospectus
                                            Supplement will generally constitute 'mortgage-related securities'
                                            under the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA')
                                            so long as they are rated by a Rating Agency in one of its two highest rating categories. Any such Certificates would be 'legal investments' for certain types of institutional investors to the extent provided in SMMEA, subject to state laws overriding SMMEA. A number of states have enacted legislation overriding the legal investment provisions of SMMEA. Certificates that do not constitute
                                            'mortgage-related securities' under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be 'legal investments' to the same extent as
                                            'mortgage-related securities.' See 'Legal Investment' herein.

Rating....................................  Each Class of Certificates offered by means of this Prospectus and the related Prospectus Supplement will be rated in an Investment
                                            Grade rating category by the Rating Agency or Agencies identified in such Prospectus Supplement. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Further, such ratings do not address the effects of prepayments on the yield anticipated by an investor.

Risk Factors..............................  In considering an investment in any Series of the Certificates, investors should recognize that there are risk factors associated with such an investment. See 'Risk Factors' herein and in the related
                                            Prospectus Supplement.

                                  RISK FACTORS

     Prospective Certificateholders should consider, among other things, the following risk factors in connection with the purchase of the Certificates:

     1. Limited Obligations and Assets of the Depositor. The Certificates will not represent an interest in or obligation of the Depositor or any of its affiliates. The Certificates will not be insured or guaranteed by any government agency or instrumentality, nor, unless expressly provided in the related Prospectus Supplement, by the Depositor or any of its affiliates, any Servicer or the Master Servicer. Unless otherwise set forth in the Prospectus Supplement for a Series, the Trust Fund for a Series will be the only available source of funds to make distributions on the Certificates of such Series. The only obligations of the Depositor with respect to the Certificates of any Series will be pursuant to certain representations and warranties. See 'Description of the Certificates--Representations and Warranties.' The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Mortgage Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Mortgage Asset, the Mortgage Asset Seller, the Servicer or the Master Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases. See 'The Depositor.'

     2. Average Life of Certificates Affecting Yield to Certificateholders:
Prepayment Considerations.
Prepayments on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more Classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each Class of related Certificates. Prepayments also may result from mandatory prepayments relating to unused moneys held in Pre-Funding Accounts. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any Class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more Classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates of such Series may be more sensitive to prepayments on Mortgage Assets. A Series of Certificates may include one or more Classes offered at a significant premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a Class is disproportionately high as compared to the amount of principal, as with certain Classes of Stripped Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more Classes of Certificates that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Compounding Certificates and, as a result, yields on such Certificates will be sensitive to
(a) the provisions of such Certificates relating to the timing of distributions of interest thereon and (b) if such Compounding Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. [In addition, the Depositor may, solely at its option and subject to the terms of the applicable Pooling and Servicing Agreement, purchase any defaulted Mortgage Loan or any Mortgage Loan as to which default is imminent from the Trust Fund.] See 'Prepayment and Yield Considerations' and 'Maturity Considerations' herein.

     3. Limitations of Subordinated Amounts. With respect to Certificates of a Series having a Class of Subordinated Certificates, while the subordination feature is intended to enhance the likelihood of timely payment of principal and interest to Senior Certificateholders, the Subordinated Amount may be limited, as specified in the Prospectus Supplement, the Subordinated Amount, if any, could be depleted in certain circumstances, and payments applied to the Senior Certificates which are otherwise due to the Subordinated Certificates may be less than losses. See 'Credit Enhancements--Subordination' herein and 'Description of the Certificates' in the related Prospectus Supplement.

     4. Limitations of Insurance and Credit Enhancements. If insurance policies or other credit enhancement are provided with respect to a Series of Certificates, the insurance policies or credit enhancement on the Mortgage Assets, the Pools or all or any part of a Trust Fund will not cover all contingencies and will cover certain contingencies only to a limited extent. See 'Credit Enhancements.'

     5. Limited Liquidity of the Certificates. There can be no assurance that a secondary market will develop for the Certificates of any Series or, if it does develop, that it will provide the holders of Certificates of such Series with liquidity of investment or that it will remain for the term of such Series of Certificates. Although the Certificateholders of each Series will receive monthly statements containing certain statistical information with respect to the related Pool, initially the Depositor does not intend to publish information relating to the Certificates of any Series or any Pool. The limited availability of any such published information may affect the liquidity of the Certificates.

In addition, the issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See 'Description of the Certificates--Registration of Certificates' herein.

     6. Certain Federal Tax Considerations Regarding REMIC Residual Certificates. Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in 'Certain Federal Income Tax Considerations --Qualification as a REMIC--Taxation of Owners of Residual Certificates.' Accordingly, under certain circumstances, holders of Residual Certificates might have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Certificates of the related Series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a Residual Certificateholder's share of the REMIC taxable income may be treated as 'excess inclusion' income to such holder which (i) except in the case of certain thrift institutions, will not be subject to offset by losses from other activities, (ii) for a tax-exempt Holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. Because of the special tax treatment of REMIC residual interests, the taxable income arising in a given year on a REMIC residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See 'Certain Federal Income Tax Consequences' herein.

     7. General Risk Factors Affecting Mortgage Loans. An investment in Certificates may be affected, among other things, by a decline in real estate value or changes in mortgage market interest rates. If the residential real estate market in the locale of properties securing the Mortgage Loans (or the mortgage loans underlying the Mortgage Certificates) should experience an overall decline in property values such that the outstanding balances of such loans, and any secondary financing on the Mortgaged Properties underlying a particular Pool, become equal to or greater than the value of Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by any applicable insurance policies or other credit enhancement, holders of the Certificates of a Series evidencing interests in such Pool will bear all risk of loss resulting from default by mortgagors and will depend primarily upon the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted loans. See 'The Pools--The Mortgage Loans.'

     8. Limited Nature of Ratings. Any rating assigned by a Rating Agency to a Class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such Class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. See 'Rating' herein.

     9. ERISA Considerations. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Certificates of any Series. See 'ERISA Considerations.'

     10. Difficulty in Pledging. Since most transactions in the Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear systems, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates. See 'Description of the Certificates--Registration of Certificates' herein.

     11. Potential Delays in Receipt of Distributions. Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its DTC Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See 'Description of the Certificates--Registration of Certificates' herein.

                                   THE POOLS*

GENERAL

     Unless otherwise specified in the Prospectus Supplement for a Series, the Pool evidenced by the Certificates of that Series will have the general characteristics set forth below.

     For each Series, the Depositor will convey a Trust Fund to the trustee identified in the related Prospectus Supplement (the 'Trustee') for the benefit of the Certificateholders consisting of a pool of assets ('Pool'). Each Pool will consist of (i) Mortgage Assets, (ii) amounts held from time to time in the

Certificate Account and the Pre-Funding Account, if any, (iii) the lender's interest in any Insurance Policies relating to a Mortgage Loan, (iv) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure and (v) rights under any form of credit enhancement as may be specified in the Prospectus Supplement. Each Certificate will represent an undivided ownership interest in the Trust Fund established for that Series of Certificates as described in the related Prospectus Supplement. See 'Description of the Certificates-- Assignment of Mortgage Loans' herein. If so specified in the related Prospectus Supplement, the Mortgage Assets may be divided into Asset Groups and the Certificates of separate Classes will evidence ownership interests of a corresponding Asset Group.

     Mortgage Assets in the Pool may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement, Mortgage Loans or participation interests therein which will represent REMIC 'regular interests' in a Trust Fund which contains the Mortgage Loans relating to such Series, and Mortgage Certificates.

     The Depositor will make certain representations and warranties regarding certain characteristics of the Mortgage Assets comprising a Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Mortgage Asset. Upon a breach of any representation or warranty that materially and adversely affects the interests of the related Certificateholders in Mortgage Assets, the Depositor will be obligated either to cure the breach in all material respects, to purchase the Mortgage Assets or, if the related Agreement so provides, to substitute in its place a comparable qualifying mortgage asset pursuant to

------------------
* Whenever in this Prospectus terms such as 'Pool,' 'Trust Fund,' 'Agreement' or 'Pass-Through Rate' are used, those terms respectively apply, unless the context otherwise indicates, to one specific Pool, Trust Fund, Pooling and Servicing Agreement and the Pass-Through Rate or Rates applicable to the related Series of Certificates.

the conditions set forth therein. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of any such representation or warranty by the Depositor. The Depositor will not advance any of its own funds to the Trust Fund or to the Certificateholders, except to the limited extent set forth under 'Description of the Certificates--Advances and Limitations Thereon.'

THE MORTGAGE LOANS

  General

     The Prospectus Supplement for each Series will specify for each Pool, among other things, the years of origination of the Mortgage Loans; the original Loan-to-Value Ratios; the range of aggregate principal balances of the Mortgage

Loans at origination and the aggregate outstanding principal balance thereof as of the Cut-off Date; the original maturities of the Mortgage Loans and the last maturity date of any Mortgage Loan; insurance policies, letters of credit or other forms of credit enhancement, if any, applicable to any Mortgage Loan; and the Mortgage Interest Rates. A Pool may be comprised of fully or negatively amortizing adjustable rate Mortgage Loans ('ARMs') with Mortgage Interest Rates adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum of a fixed margin and an index, subject to applicable minimum and maximum rates and maximum adjustments for any period. In such case the Prospectus Supplement will specify the Initial Mortgage Interest Rates, the index or formula, if any, used to determine the adjustable Mortgage Interest Rate (the 'Index'), the weighted average Minimum Rate (if any), the weighted average Maximum Rate, the Maximum Adjustment, if applicable, and the then-current Mortgage Interest Rate. The Prospectus Supplement will also specify whether ARMs included in a Pool provide for adjustments to the Mortgage Interest Rates more frequent than changes to the scheduled monthly payments of principal and interest (the 'Monthly Payments') made on such ARMs, which together could result in negative amortization. See 'Description of ARMs' below. The Prospectus Supplement will also describe any other special payment features of the Mortgage Loans included in a Pool. If specific information respecting the Mortgage Loans is not known to the Depositor at the time a Series of Certificates is initially offered, general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K which will be available to investors in such Series of Certificates at or before the initial issuance thereof and will be filed with the Commission within 15 days after such initial issuance.

     The entity or entities named as Master Servicer in the related Prospectus Supplement will service the Mortgage Loans, and will receive a fee for such services, pursuant to the related Agreement. See 'Description of the Certificates--Administration Fees, Compensation and Payment of Expenses.' With respect to those Mortgage Loans serviced through a Servicer, such Servicer will be required to service the related Mortgage Loans in accordance with the applicable agreement between such Servicer and the Master Servicer (a 'Servicing Agreement') and will receive the fee for such services specified in such Servicing Agreement; however, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

  General Characteristics of the Mortgage Loans

     Both ARMs and fixed-rate Mortgage Loans are eligible for inclusion in Pools. Unless otherwise specified in the applicable Prospectus Supplement, all of the Mortgage Loans in a Pool will (i) have individual principal balances at origination of not more than $2,000,000, (ii) have monthly payments due on the first day of each month (each, an 'Installment Due Date'), (iii) have a 5- to 40-year term at origination, (iv) have an adjustable or fixed rate of interest,
(v) have level or variable monthly payments over the term of the Mortgage Loan, and (vi) be secured by a lien on the underlying Mortgaged Property or by a leasehold interest therein.

     Unless otherwise specified in a Prospectus Supplement, the Mortgage Loans will be secured by Mortgages on Mortgaged Properties that may be located in any jurisdiction within the USA. The geographic distribution of Mortgaged Properties will be set forth in the Prospectus Supplement.

     The applicable Prospectus Supplement will also set forth the number and aggregate unpaid principal balances of the Mortgage Loans in each Pool that are secured by one-to-four-unit residential properties, condominium units, townhouses and units located within planned unit developments ('PUDs') and that are secured by shares of cooperative corporations ('Co-op Loans'). For condominiums, townhouses and PUDs, the Depositor has developed project approval guidelines which substantially conform to the FNMA and/or the FHLMC project approval guidelines.

     A Pool may contain certain Mortgage Loans ('Buydown Loans') which include provisions whereby the originator or a third party partially subsidizes the monthly payments of the Mortgagor during the early years of the Mortgage Loan, the difference to be made up from a fund (a 'Buydown Fund') contributed by the originator or third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the Mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

  Description of ARMs

     General. Unless otherwise specified in the related Prospectus Supplement, ARMs eligible for inclusion in a Pool provide for a fixed Initial Mortgage Interest Rate for an initial period of time ranging from one month to 120 months. Thereafter, the interest rates (the 'Mortgage Interest Rates') are subject to periodic adjustment based, subject to the applicable limitations discussed below, on changes in the applicable Index to a rate equal to the Index plus a fixed percentage spread over the Index established contractually for each ARM at the time of its origination (the 'Gross Margin'). Certain ARMs can be converted into fixed-rate mortgage loans at the option of the Mortgagor upon the fulfillment of certain conditions set forth in the related Mortgage Note within a set period after origination of the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, any ARM so converted may be subject to repurchase by the Depositor.

     Adjustable interest rates can cause payment increases that some Mortgagors may find difficult to make. However, many ARMs provide that no Mortgage Interest Rate may be adjusted to a rate above the applicable lifetime Maximum Rate or below the applicable lifetime Minimum Rate for such ARMs. In addition, certain

ARMs provide for limitations on the maximum amount by which Mortgage Interest Rates may adjust for any single adjustment period (the 'Maximum Adjustment').

     Certain ARMs are payable in self amortizing payments of principal and interest. Other ARMs ('Negatively Amortizing ARMs') provide instead for limitations on changes in the Monthly Payment on such ARMs ('Payment Caps'). As discussed below, limitations on Monthly Payments can result in Monthly Payments which are greater or less than the amount to amortize a Negatively Amortizing ARM by its maturity at the Mortgage Interest Rate in effect in any particular month. In the event that a Monthly Payment is not sufficient to pay the interest accruing on a Negatively Amortizing ARM, any such excess interest ('Deferred Interest') is added to the Principal Balance of such Mortgage Loans, causing negative amortization thereof, and will be repaid through future Monthly Payments. In the event that a Monthly Payment exceeds the sum of the interest accrued at the applicable Mortgage Interest Rate and the principal payment which would have been necessary to amortize the outstanding principal balance over the remaining term of the loan, the excess (or 'accelerated amortization') reduces the principal balance of the ARM. See 'Maturity Considerations--Prepayment Considerations.' Negatively Amortizing ARMs do not provide for the extension of their original maturity to accommodate changes in their Mortgage Interest Rate. See 'Initial Mortgage Interest Rate and Interest Rate Changes' below. All of the limitations on periodic increases in interest rates and on changes in Monthly Payments protect borrowers from unlimited interest rate and payment increases. With respect to any Pool consisting of ARMs, the related Prospectus Supplement will specify whether the Pool includes Negatively Amortizing ARMs.

     The Index. The Index applicable to any ARMs comprising a Pool will be specified in the Prospectus Supplement for the related Series.

     Initial Mortgage Interest Rate and Interest Rate Changes. During the initial period following origination, generally ranging from one month to 120 months, ARMs bear interest at the initial Mortgage Interest Rate that may be set by the lender independently of the Index otherwise applicable at the time of origination. The Initial

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

Mortgage Interest Rate is based on competitive factors and on other various factors including the lender's (i) lending policy at the time of origination;
(ii) availability of funds for lending purposes; (iii) rate of return obtainable on other investments; and (iv) cost of doing business. The Initial Mortgage Interest Rate may be higher for mortgage loans with a relatively higher Loan-to-Value Ratio. After the initial period, the Mortgage Interest Rate will be set periodically in accordance with the applicable Index and the Gross Margin that is set by the lender at the time of origination of the ARM, subject to the lifetime Maximum Rate and lifetime Minimum Rate and the periodic Maximum Adjustment. The Index applicable as of any interest adjustment date will be the most recent index figure available during a period specified in the related Prospectus Supplement.

     The Mortgage Interest Rates on ARMs that do not provide for negative amortization adjust at certain intervals which will be specified in the related

Prospectus Supplement. To accommodate changes in the adjustable Mortgage Interest Rate, the Monthly Payment for an ARM which does not provide for negative amortization will be adjusted at the time the rate adjustment occurs to an amount that would fully amortize the Mortgage Loan over its remaining term at the Mortgage Interest Rate in effect as of the date of such adjustment. The Mortgage Loans which comprise any Pool may have been originated at different times and therefore the Monthly Payments with respect to such Mortgage Loans will adjust periodically in different months.

     Maximum Rates, Minimum Rates and the Maximum Adjustment. There are lifetime limits with respect to the maximum and minimum Mortgage Interest Rates for each ARM (the 'Maximum Rate' and the 'Minimum Rate,' respectively). If no Minimum Rate is specified in a Mortgage Note, the Minimum Rate is equal to the Gross Margin for such Mortgage Loan. In addition, the Maximum Adjustment limits the amount by which the Mortgage Interest Rate on any ARM may increase or decrease as of the date of any Mortgage Interest Rate adjustment. Such limits are established at the time of origination of the ARM and are based on a variety of factors, including competitive conditions at the time of origination in the area in which the Mortgaged Property is located. Because of the lifetime Maximum Rate, lifetime Minimum Rate and, if applicable, the periodic Maximum Adjustment, the Mortgage Interest Rate in effect from time to time on an ARM may not be equal to the applicable Index plus the Gross Margin.

  Description of the Fixed-Rate Mortgage Loans

     The fixed-rate Mortgage Loans eligible for inclusion in a Pool (the 'Fixed-Rate Mortgage Loans') bear simple interest at fixed annual rates and have original terms to maturity ranging up to 40 years. Such Mortgage Loans provide for monthly payments of principal and interest in substantially equal installments for the contractual term of the Mortgage Note in sufficient amounts to fully amortize the principal thereof by maturity.

  Assumption

     Although all of the Mortgage Loans included in a Pool are by their terms assumable under certain limited conditions, such Mortgage Loans also contain 'due-on-sale' provisions under which the Mortgage Loans become due and payable, at the option of the holder thereof, upon the sale of the related Mortgaged Property. It is expected that the Master Servicer will enforce 'due-on-sale' provisions with respect to most fixed-rate Mortgage Loans and some ARMs; however, where such provisions are not enforced the prospective purchaser must meet the Master Servicer's creditworthiness standards and applicable law at the time of transfer must not limit the Master Servicer's ability to make the interest rate and payment adjustments permitted by the related Mortgage Note. Upon any such assumption, a fee based on a percentage of the outstanding principal balance of the Mortgage Loan generally must be paid, which sum generally will be retained by the Master Servicer as additional servicing compensation. In some cases the Maximum Rate or Minimum Rate applicable to ARMs may change upon assumption. Upon assumption, the terms of Fixed-Rate Mortgage Loans generally are not modified to current market rates, unless the loan bears a higher interest rate than the prevailing market rate.

  Description of Qualified Lenders


     Each Mortgage Loan will be originated or purchased by a Qualified Lender and acquired by the Depositor from such Qualified Lender or a Mortgage Asset Seller. Qualified Lenders and Mortgage Asset Sellers may be affiliates of the Depositor. All Qualified Lenders will be, or will have been at the time of the origination of such Mortgage Loans, mortgagees approved by the Secretary of Housing and Urban Development ('HUD'), the

Federal Home Loan Mortgage Corporation ('FHLMC'), or the Federal National Mortgage Association ('FNMA'), or state-chartered or federally-chartered savings and loan associations, banks or similar financial institutions whose deposits or accounts are insured by either the Savings Association Insurance Fund (the 'SAIF') or the Bank Insurance Fund (the 'BIF') administered by the Federal Deposit Insurance Corporation (the 'FDIC'). The Depositor has approved (or will approve) individual institutions as eligible Qualified Lenders by applying certain criteria, including the Qualified Lender's depth of mortgage origination experience and financial stability. In general, each Qualified Lender must have experience in originating residential mortgages and net worth acceptable to the Depositor and must use the services of qualified underwriters, appraisers and attorneys. However, from time to time, the Depositor may purchase Mortgage Loans for inclusion in a Pool from Qualified Lenders which lenders, while not meeting the generally applicable criteria used by the Depositor, as described above, have been reviewed by the Depositor and found to be otherwise acceptable. In connection with such purchases by the Depositor, the Depositor will reunderwrite such Mortgage Loans. See '--Underwriting Policies' below.

  Payment Provisions of the Mortgage Loans

     Each Mortgage Loan may be fully amortizing or require a substantial payment (a 'Balloon Payment') due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each such Mortgage Loan may require payment of a premium or a yield maintenance penalty (a 'Prepayment Premium') in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any Class or Classes of Certificates offered hereby will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated.

  Underwriting Policies

     The Mortgage Loans to be included in each Mortgage Pool will be subject to the various credit, appraisal and underwriting standards described herein. The Depositor's credit, appraisal and underwriting standards with respect to certain Mortgage Loans will generally conform to those published in the Depositor's Selling Guide (together with the Depositor's Servicing guide, the 'Guide', as modified from time to time). The credit, appraisal and underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the Depositor's mortgage pass-through certificates. The Mortgage Loans may be underwritten by the Depositor or by designated third parties.


     In addition, the Depositor may purchase Mortgage Loans which do not conform to the underwriting standards set forth in the Guide. Such Mortgage Loans may be purchased from Qualified Lenders and Mortgage Asset Sellers who will represent that the Mortgage Loans have been originated in accordance with credit, appraisal and underwriting standards agreed to by the Depositor. The Depositor will generally review only a limited portion of the Mortgage Loans in any delivery of such Mortgage Loans for conformity with the applicable credit, appraisal and underwriting standards. Certain other Mortgage Loans will be purchased from Qualified Lenders and Mortgage Asset Sellers who will represent that the Mortgage Loans were originated pursuant to credit, appraisal and underwriting standards determined by a mortgage insurance company acceptable to the Depositor. The Depositor will accept a certification from such insurance company as to a Mortgage Loan's insurability in a mortgage pool as of the date of certification as evidence that such Mortgage Loan conforms to applicable underwriting standards. Such certifications will likely have been issued before the purchase of the Mortgage Loans by the Depositor. The Depositor will perform only random quality assurance reviews on Mortgage Loans delivered with such certifications.

     The credit, appraisal and underwriting standards utilized in negotiated transactions and the credit, appraisal and underwriting standards of insurance companies issuing certificates may vary substantially from the credit, appraisal and underwriting standards set forth in the Guide. All of the credit, appraisal and underwriting standards will provide an underwriter with sufficient information to evaluate the borrower's repayment ability and the adequacy of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement will not distinguish among the various credit, appraisal and underwriting standards applicable to the Mortgage Loans nor describe any review for compliance with applicable credit, appraisal and underwriting standards performed by the Depositor. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable credit, appraisal and underwriting standards in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

     The Depositor's underwriting standards are intended to evaluate the prospective Mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed Mortgaged Property as collateral. The Depositor expects that each prospective Mortgagor will be required to complete an application which will include information with respect to the applicant's assets, liabilities, income, credit history, employment history and other related items, and furnish an authorization to apply for a credit report which summarizes the Mortgagor's credit history. With respect to establishing the prospective Mortgagor's ability to make timely payments, the Depositor will require evidence regarding the Mortgagor's employment and income, and of the amount of deposits made to financial institutions where the Mortgagor maintains demand or savings accounts. In some instances, Mortgage Loans which were originated under a limited mortgage documentation program (a 'Limited Mortgage Documentation Program') may be sold to the Depositor. For a mortgage loan originated under a Limited Mortgage Documentation Program to qualify for purchase by the Company, the prospective mortgagor must have a good credit history and be financially capable of making a larger cash down payment in a purchase, or be willing to finance less of the appraised value, in a refinancing, than would otherwise be required by the Depositor. Currently, the Depositor's underwriting standards provide that only mortgage loans with certain loan-to-value ratios will qualify for purchase. If the mortgage loan qualifies, the Depositor waives some of its documentation requirements and eliminates verification of income and employment for the prospective mortgagor.

     The Depositor's underwriting standards generally follow guidelines acceptable to FNMA and FHLMC. In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property. With respect to a Mortgage Loan made in connection with the borrower's purchase of the Mortgaged Property, the 'appraised value' is the lower of the purchase price or the amount determined by the appraiser. The Loan-to-Value Ratio of a Mortgage Loan is generally equal to the original principal amount of the Mortgage Loan divided by the appraised value of the related Mortgaged Property.

     Certain states where the Mortgaged Properties may be located are 'anti-deficiency' states where, in general, lenders providing credit on one- to four-family properties look solely to the property for repayment in the event of foreclosure. See 'Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders.' The Depositor expects that the underwriting standards applied with respect to the Mortgage Loans (including anti-deficiency states) will require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional one-to-four-unit residential first mortgage loans. There can be no assurance, however, that the past pattern of appreciation in value of the real property securing these loans will continue.

     The Depositor will obtain representations and warranties from the applicable Qualified Lender (which may or may not be the Qualified Lender that originated the Mortgage Loan) that the Mortgage Loan was originated in accordance with the underwriting guidelines described above or such other policies as the Depositor may require or approve from time to time. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor, not later than 90 days following delivery of a Series of Certificates, will review or cause to be reviewed, all or a representative sample of the Mortgage Loans, and perform such other reviews as it deems appropriate to determine compliance with such standards. Any Mortgage Loan found to be not in compliance with such standards after inclusion in a Pool must be repurchased or substituted for by the Mortgage Loan Seller, unless such Mortgage Loan is otherwise demonstrated to be includible in the Pool to the satisfaction of the Depositor. See 'Description of the Certificates--Representations and Warranties.'

     The foregoing underwriting policies may be varied for particular Series of Certificates to the extent set forth in the related Prospectus Supplement.

MORTGAGE CERTIFICATES

  General

     All of the Mortgage Certificates will be registered in the name of the Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Mortgage Certificate will evidence an interest in a pool of mortgage loans and/or in principal distributions and interest distributions thereon.

  GNMA, FHLMC and FNMA Certificates

     The descriptions of GNMA, FHLMC and FNMA Certificates and of Private Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. GNMA, FHLMC, FNMA or the issuer of a particular series of Private Certificates may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of such issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any such certificates to be included in a Pool (and of the underlying mortgage loans) will be described in the related Prospectus Supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any such certificates that are actually included in a Pool.

     GNMA. GNMA is a wholly owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the 'Housing Act'), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans ('FHA Loans') insured by the United States Federal Housing Administration (the 'FHA') under the Housing Act or Title V of the Housing Act of 1949, or guaranteed by the United States Department of Veteran Affairs (the 'VA') under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.


     Section 306(g) of the Housing Act provides that 'the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.' In order to meet its obligations under such guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

     GNMA Certificates. All of the GNMA Certificates (the 'GNMA Certificates') will be mortgage-backed certificates issued and serviced by GNMA- or FNMA-approved mortgage servicers. The mortgage loans underlying GNMA Certificates may consist of FHA Loans secured by mortgages on one- to four-family residential properties or multi-family residential properties, loans secured by mortgages on one- to four-family residential properties or multi-family residential properties, mortgage loans which are partially guaranteed by the VA and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates.

     Each GNMA Certificate provides for the payment by or on behalf of the issuer of the GNMA Certificate to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each such mortgage loan over the GNMA Certificate pass-through rate. In addition, each payment to a GNMA Certificateholder will include proportionate pass-through payments to such holder of any prepayments of principal of the mortgage loan underlying the GNMA Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

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

     Unless otherwise specified in the related Prospectus Supplement, the GNMA Certificates included in a Pool may be issued under either or both of the GNMA I program ('GNMA I Certificates') and the GNMA II program ('GNMA II Certificates'). All mortgages underlying a particular GNMA I Certificate must be of the same type (for example, all single-family level payment mortgage loans) and have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each GNMA I Certificate is one-half percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA I Certificate. Mortgages underlying a particular GNMA II Certificate must be of the same type (for example, all single-family level payment mortgage loans), but may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on any mortgage loan included in the pool of mortgages backing such GNMA II Certificate.

     GNMA will have approved the issuance of each of the GNMA Certificates in accordance with a guaranty agreement between GNMA and the servicer of the mortgage loans underlying such GNMA Certificate. Pursuant to such agreement, the servicer is required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by such servicer on the mortgage loans backing the GNMA Certificate are less than the amounts due on such GNMA Certificate. If a servicer is unable to make payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by such servicer and such servicer fails to notify and request GNMA to make such payment, the registered holder of the GNMA Certificate has recourse only against GNMA to obtain such payment. The registered holder of the GNMA Certificates included in a Pool is entitled to proceed directly against GNMA under the terms of each GNMA Certificate or the guaranty agreement or contract relating to such GNMA Certificate for any amounts that are not paid when due under each GNMA Certificate.

     As described above, the GNMA Certificates included in a Pool, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     FHLMC. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the 'FHLMC Act'). FHLMC is a stockholder-owned corporation. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional one-to-four-unit residential first mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional one-to-four-unit residential first residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities. FHLMC is confined to purchasing, so far as practicable, conventional one-to-four-unit residential first mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. FHLMC Certificates (the 'FHLMC Certificates') represent an undivided interest in a group of mortgage loans purchased by FHLMC. Mortgage loans underlying the FHLMC Certificates included in a Pool will consist principally of fixed- or adjustable-rate mortgage loans with original terms to maturity of approximately 5, 7, 15, 20 and 30 years, which are secured by first liens on one- to four-family residential properties.

     FHLMC Certificates are issued and maintained and may be transferred only on the book-entry system of a Federal Reserve Bank and may only be held of record by entities eligible to maintain book-entry accounts at a Federal Reserve Bank. Beneficial owners will hold FHLMC Certificates ordinarily through one or more financial intermediaries. The rights of a beneficial owner of a FHLMC Certificate against FHLMC or a Federal Reserve Bank may be exercised only through the Federal Reserve Bank on whose book-entry system such Certificate is held.

     Under its Cash and Guarantor programs, FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest at the rate provided for by such FHLMC Certificate on the registered holder's pro rata share of the unpaid principal balance outstanding of the related mortgage loans, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not guarantee the timely payment of scheduled principal. Pursuant to its guarantees, FHLMC generally indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of ultimate collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale, (ii) payment of the claim by any mortgage insurer, or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal or for payment of principal due on the maturity of the mortgage. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its servicing judgment with respect to the mortgages in the same manner as for mortgages that it has purchased but not sold. In lieu of guaranteeing only the ultimate collection of principal payments in the manner described above, FHLMC may, but will not be obligated to, enter into one or more agreements with the issuer and the trustee of the FHLMC Certificates pursuant to which FHLMC will agree to guarantee the timely receipt of scheduled principal payments. If such an agreement is entered into and is applicable to all or any part of the FHLMC Certificates included in a Pool, its existence will be disclosed in the related Prospectus Supplement.

     Under its Gold PC Program, FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest calculated in the same manner as described above, as well as timely installments of scheduled principal calculated on the basis of the weighted average remaining term to maturity of the mortgage loans in the pool underlying the related FHLMC Certificate.

     As described above, the FHLMC Certificates included in a Pool, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States.

     FNMA. FNMA is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter

Act, as amended. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

     FNMA Certificates. 'FNMA Certificates' represent fractional interests in a pool of mortgage loans formed by FNMA.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. If FNMA were unable to perform such obligations, distributions on FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of FNMA Certificates. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. The FNMA Certificates are not guaranteed by the United States and do not constitute debts or obligations of the United States.

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

     As described above, the FNMA Certificates included in a Pool, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

  Private Certificates

     Each 'Private Certificate' will evidence an undivided interest in a pool of FNMA, FHLMC or GNMA Certificates or any combination thereof. It is expected that Private Certificates will be issued pursuant to participation or pooling and servicing agreements entered into from time to time between the related seller and the related Trustee for the Certificates or custodian. In addition, an affiliate of such seller or of the depositor under such pooling and servicing agreement may be a servicer for such Certificates or for the mortgage loans in which such Mortgage Certificates represent a beneficial interest. The mortgage loans underlying the Private Certificates may be subserviced by one or more loan servicing institutions under the supervision of the servicer. Each Private Certificate will have been acquired in a secondary transaction and not from the issuer or any affiliate of the issuer of such Private Certificate and, unless otherwise specified in the related Prospectus Supplement, each Private Certificate will evidence an interest in, or will be secured by a pledge of mortgage loans that conform to the descriptions of Mortgage Loans herein.

     It is expected that all collections received by the servicers on the mortgage loans (net of servicing fees to be retained by the servicers and such other amounts as may be specified in the related pooling and servicing agreement) will be deposited with the Trustee for the Certificates. Monthly distributions of the principal and interest components of such collections (adjusted to the stated rate or pass-through rate (as the case may be) borne by such Private Certificate) will be made to the Trustee for the Certificates of the related Series for deposit into the Certificate Account for such Series.

     More specific information concerning the Private Certificates underlying a particular Series of Certificates, the mortgage loans underlying such Private Certificates, and related servicing and insurance, subordination or other credit support arrangements will be set forth in the related Prospectus Supplement.

                                 THE DEPOSITOR

     The Depositor was incorporated in Delaware in 1991 and is a wholly owned limited purpose indirect subsidiary of ABN AMRO Bank N.V. The limited purposes of the Depositor are, in general, to acquire, own, pledge and sell mortgage loans and certificates representing proportionate interests in pools of mortgage loans; to issue, acquire, own, pledge and sell mortgage pass-through securities which represent ownership interests in mortgage loans and certificates representing proportionate interests in pools of mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish the foregoing. It is not expected that the Depositor will have any business operations other than offering Series of Certificates and related activities. The principal executive offices of the Depositor are located at 181 West Madison Street, Suite 3250, Chicago, Illinois 60602-4510, and its telephone number is (312) 904-5005.

     Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, its parents nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any Series. As described herein, the only obligations of the Depositor will be pursuant to certain representations and warranties with respect to the Mortgage Assets. See 'Description of the Certificates--Representations and Warranties.' The Depositor will have no ongoing servicing responsibilities or other responsibilities with respect to any Mortgage Asset. The Depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations with respect to any Trust Fund. If the Depositor were required to repurchase or substitute a Mortgage Asset, its only source of funds to make the required payment would be funds obtained from the related Mortgage Asset Seller or, if applicable, the Master Servicer or the Servicer.

     The Depositor is part of ABN AMRO Bank N.V.'s U.S. operations, which are managed by ABN AMRO North America, Inc. ABN AMRO North America, Inc. began addressing the Year 2000 Compliance issue for the entire U.S. operations in 1997, by assembling a corporate project team that engaged in an initial assessment of the scope of the project. ABN AMRO North America, Inc. expects to have all systems and applications in place and fully tested by the end of 1998, allowing time in 1999 for any systems refinements that may be needed. The

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

potential impact of the year 2000 issue is dependent upon not only the corrective measures ABN AMRO North America, Inc. undertakes, but also how the issue is addressed by unaffiliated third parties. The way in which the year 2000 issue is addressed by governmental agencies, businesses, and other entities who provide data to, or receive data from, ABN AMRO North America, Inc. and the Depositor is very important. ABN AMRO North America, Inc. is communicating with these parties to learn how they are addressing the Year 2000 issue, and to evaluate any potential impact on ABN AMRO North America, Inc.

                                USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used either by the Depositor to purchase the Mortgage Assets related to that Series or to return to the Depositor the amounts previously used to effect such a purchase (including the repayment of any loans made to the Depositor by any of its affiliates), the costs of carrying the Mortgage Loans and/or Mortgage Certificates until the sale of the Certificates and other expenses connected with pooling the Mortgage Loans and/or Mortgage Certificates and issuing the Certificates. Any remaining proceeds will be used for the general corporate purposes of the Depositor which are related to the foregoing activities.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

  Determination of Mortgage Pass-Through Rates

     Unless otherwise specified in the related Prospectus Supplement, the 'Mortgage Pass-Through Rate' for each Mortgage Loan included in a Pool will be determined by deducting from the Mortgage Interest Rate borne by or accruing on such loan an Administration Fee. The Administration Fee may be uniform with respect to all Mortgage Loans in a Pool or may vary on a loan-by-loan basis. With respect to ARMs and the Administration Fee, will generally vary on a loan-by-loan basis to produce a uniform margin (the 'Net Margin') by which the Mortgage Pass-Through Rate with respect to each Mortgage Loan in a Pool will exceed the applicable Index for such loan. For example, if the Net Margin for a Class or Series of Certificates were established to be 125 basis points over the Index applicable to the ARMs included in the Pool for such class or series, an individual Mortgage Loan whose terms provide for a Mortgage Interest Rate of 200 basis points over the applicable Index would be assigned an Administration Fee totaling 75 basis points and a Mortgage Loan whose Mortgage Interest Rate is 175 basis points over the Index would be assigned an Administration Fee totaling 50 basis points. The related Prospectus Supplement will specify whether the Administration Fee assigned to that Mortgage Loan at the time of formation of a Pool will be fixed throughout the term of the related Agreement, except to the limited extent described below, or will vary. If the lifetime Maximum Rate or the periodic Maximum Adjustment applicable to a Mortgage Loan prevents its Mortgage Interest Rate from adjusting at any Adjustment Date to the full extent of the Index plus the Gross Margin applicable to such loan, the Mortgage Pass-Through Rate for such loan may be less than the Index plus the Net Margin applicable to the related Class or Series of Certificates that is specified in the Prospectus Supplement for such class or series. Similarly, if the lifetime Minimum Rate or, if applicable, the periodic Maximum Adjustment prevents the Mortgage Interest Rate from fully adjusting, the Mortgage Pass-Through Rate for such loan may exceed the Index plus the Net Margin.

  Determination of Certificate Pass-Through Rate

     Unless otherwise specified in the related Prospectus Supplement, the Pass-Through Rate for each Class of Certificates of a Series will, for Pools consisting of ARMs, and may, for Pools consisting of Fixed-Rate Mortgage Loans, be all, or a portion specified in the related Prospectus Supplement, of the weighted average of the Mortgage Pass-Through Rates of the Mortgage Loans included in the Pool. The weighted average Mortgage Pass-Through Rate with respect to Pools comprised of ARMs generally will change with any changes in the adjustable Mortgage Interest Rates borne by or accruing on the underlying ARMs and may change with principal prepayments, negative amortization or accelerated amortization of the ARMs. The weighted average Mortgage Pass-Through Rate for a Pool consisting of Fixed-Rate Mortgage Loans with different Mortgage Pass-Through

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

Rates may change due to differing prepayment rates and differing amortization rates of the Mortgage Loans included in the Pool.

YIELD

     The yield on any Certificate will depend on, among other things, the price paid by the Certificateholder, the Pass-Through Rate of the Certificate in effect from time to time and the prepayment experience with respect to the Mortgage Assets represented by the Certificate. If any Certificate is offered at a discount from or premium over its original principal amount or is offered without any principal amount or with a lower proportionate share of the principal amount of the Mortgage Assets, the actual yield to maturity realized on such Certificate may be dramatically affected by the prepayment experience on the Mortgage Assets comprising the related Pool. In extreme cases, as described below, holders of certain Certificates could fail to recoup their investment.

     The following discussions of certain yield considerations is intended to be general in nature and reference is made to the discussion in each Prospectus Supplement regarding yield and prepayment considerations and other risks.

  Price

     Subject to the effect of the amount of interest payable in connection with prepayments as described in the Prospectus Supplement relating to a Series of Certificates, prepayments of principal in whole or in part or accelerated amortization, if any, on the Mortgage Assets comprising a Pool will increase the yield on a Certificate purchased at a price less than the aggregate Principal Balance of the Mortgage Assets represented by such Certificate and will decrease the yield on a Certificate purchased at a price equal to, slightly less than (due to effects of payment delays), or greater than the aggregate Principal Balance of the Mortgage Assets represented by such Certificate. Additionally, and as more fully described in the Prospectus Supplement relating thereto, if any Certificate is offered without any principal amount or with a lower disproportionate share of the principal amount of the underlying Mortgage Assets, the yield realized on such Certificate will be extremely sensitive to levels of prepayments of the Mortgage Assets represented thereby. In extreme cases, holders of any such Certificates could fail to recoup their original investment.

  Effective Pass-Through Rate

     Each monthly installment of interest due on a Mortgage Loan is calculated as one-twelfth of the product of the applicable Mortgage Interest Rate and the principal balance outstanding on the scheduled payment Installment Due Date for such Mortgage Loan in the preceding month. The Mortgage PassThrough Rate with respect to each Mortgage Loan will be similarly calculated on a loan-by-loan basis, after subtracting the Administration Fee applicable to each Mortgage Loan from the applicable Mortgage Interest Rate, unless otherwise specified in the related Prospectus Supplement. In the case of a Pool with a range of Mortgage Pass-Through Rates, disproportionate prepayments of Mortgage Loans with higher Mortgage Pass-Through Rates will result in a lower effective pass-through rate to Certificateholders.

     The yield on interest bearing Classes of Certificates evidencing Pools comprised of Mortgage Loans will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate because while interest will accrue on each Mortgage Loan from the Installment Due Date for such Mortgage Loan each month, in each case as specified in the related Prospectus Supplement, the distribution in respect of interest will not be made until the Distribution Date in the month following the month of accrual. When a Mortgage Loan is prepaid in full between Installment Due Dates, the Mortgagor is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. In addition, if a partial prepayment is applied by the Master Servicer to reduce the principal balance of the related Mortgage Loan as of a date prior to the receipt of such payment, on the following Installment Due Date, the Mortgagor would pay interest on the lower principal balance. In the event a Mortgagor prepays all or part of the Principal Balance on a Mortgage Loan and there is a Prepayment Interest Shortfall, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may adjust or forego all or part of the current Administration Fees due to it, to the extent available, so that up to a full month's interest payment will be passed through to the Certificateholders at the Mortgage Pass-Through Rate. To the extent sufficient current Administration Fees due to the Master Servicer are not so available, the yield to

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


Certificateholders will be slightly less than it would be if such current Administration Fees due to the Master Servicer were available. See 'Description of the Certificates--Example of Distribution' herein.

  Other Yield Considerations

     Mortgage Interest Rates on Negatively Amortizing ARMs. Since a portion of the interest accrued on Negatively Amortizing ARMs may be deferred and payable at a future time, the interest paid by a Mortgagor on such a Mortgage Loan on a given Installment Due Date (the 'Interest Remittance Amount') which is distributed to Certificateholders may not be equal to interest at the applicable Mortgage Pass-Through Rates on such Mortgage Loan. During periods of negative amortization, any Deferred Interest that is added to the Principal Balance of a Mortgage Loan bears interest at the applicable Mortgage Pass-Through Rate. The distribution to Certificateholders of the Interest Remittance Amount, rather than interest calculated at the applicable Mortgage Pass-Through Rate, will not materially affect the yield to Certificateholders if the Certificates are purchased at or near par. Negative Amortization will lengthen the average life of the Certificates, and if the Certificates are purchased at a discount or premium, a yield effect can occur. See '--Price' and 'Maturity Considerations-- Prepayment Considerations.' Any Deferred Interest will be includible in taxable income of classes entitled thereto as it accrues, rather than when it is received. See 'Certain Federal Income Tax Consequences.'

     Mortgage Interest Rates on Non Negatively Amortizing ARMs. The Mortgage Interest Rates on ARMs adjust periodically in response to movements in the applicable Index. The Index applicable as of any interest adjustment date will be the most recent index figure available during a period before such adjustments are made as specified in the related Prospectus Supplement. In addition, because ARMs included in a Pool may have different origination dates, the Mortgage Interest Rates on the ARMs comprising a Pool will not necessarily adjust at the same dates. At any given time, the Mortgage Interest Rates on any of the ARMs included in a Pool could be scheduled to adjust within one to 12 months. Accordingly, the yield to Certificateholders on Pools comprised of ARMs will be adjusted on a delayed basis relative to movements in the applicable Index.

MAXIMUM AND MINIMUM RATES, MAXIMUM ADJUSTMENT, PAYMENT CAPS AND DEFERRED
INTEREST

     In the case of a Pool comprised of ARMs, and as more fully described above under the caption 'The Pools--The Mortgage Loans--Description of ARMs' herein and 'Description of the Mortgage Notes' in the related Prospectus Supplement, the lifetime Maximum and Minimum Rates, the periodic Maximum Adjustment, and Payment Caps and Deferred Interest, in the case of Negatively Amortizing ARMs, on the ARMs could affect the yield on the related Series of Certificates. In the event that despite prevailing market interest rates the Mortgage Interest Rate on an ARM cannot increase due to the Maximum Rate or, if applicable, the Maximum Adjustment, the yield on the related Certificates could be impacted adversely. Conversely, should the Mortgage Interest Rate on an ARM not be able to decrease due to the Minimum Rate or, if applicable, the Maximum Adjustment at a time when market interest rates are below such level, the yield on the related Certificates could be higher than that which would otherwise be the case. In that event, the Mortgagor may be more likely to prepay the Mortgage Loan in full and obtain refinancing at a lower rate. In addition, to the extent that a Payment Cap on a Negatively Amortizing ARM restricts an increase in the related Mortgagor's Monthly Payment or because the adjustable Mortgage Interest Rate changes more frequently than the adjustments in a Monthly Payment, Deferred Interest could result and impact the yield on the related Certificates.

DISTRIBUTION SHORTFALLS

     If on any Distribution Date the aggregate amount of payments received from Mortgagors on the related Mortgage Loans, any Advances, funds otherwise payable to the Subordinate Certificateholders and monies available in the Reserve Fund, if any, do not provide sufficient funds to make full distributions to the Senior Certificateholders, unless otherwise specified in the related Prospectus Supplement, the amount of the shortfall together with interest at the related applicable Pass-Through Rate or Rates will be added to the amount the Senior Certificateholders are entitled to receive on the next Distribution Date. The allocation of any such shortfall and recoveries thereof between the Classes of Senior Certificates if the Senior Certificates are comprised of more than one class, and the effect of any such shortfall on yield will be discussed in the Prospectus Supplement relating to such Certificates.

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

CLASSES OF CERTIFICATES

     The Certificates of a Series may be divided into two or more classes, in which each class will evidence interests in specified allocations of the principal payments only, or of the interest payments only, or both principal and interest payments in respect of the Mortgage Assets in the related Trust Fund. In the event Certificates are so subdivided, the yield of any class evidencing interest payments only will be adversely impacted by prepayments and partial prepayments. If appropriate, the Prospectus Supplement for such Series will offer examples of cash flows on the Certificates, based on specified Mortgage Interest Rates.

                            MATURITY CONSIDERATIONS

GENERAL

     The weighted average life of the Certificates will be dependent in large part on the principal prepayment experience on the Mortgage Assets comprising a Pool. Although a number of factors may affect the prepayment experience of a particular Pool, there can be no assurance that any Pool will conform to the Depositor's past experience or any published prepayment forecast.

     The following discussion of certain maturity considerations is intended to be general in nature and reference is made to the discussion in the related Prospectus Supplement regarding prepayment and maturity considerations and other risks.

MATURITY


     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will have original terms to maturity of not more than 40 years.

PREPAYMENT CONSIDERATIONS

     A substantial portion of the Mortgage Loans will be secured by the principal residence of the related Mortgagors. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a Prepayment Premium, in each case as described in the related Prospectus Supplement. The prepayment experience of the Mortgage Loans, and of the mortgage loans underlying the Mortgage Certificates, comprising a Pool will affect the weighted average life of the related Series of Certificates. Based on public information with respect to the mortgage industry, a significant number of the Mortgage Loans, and of the mortgage loans underlying the Mortgage Certificates, could be paid in full prior to maturity.

     The payment behavior of the Mortgage Loans and of the mortgage loans underlying the Mortgage Certificates may be influenced by a variety of political, economic, tax, geographic, demographic, social and other factors. These factors may include the age, payment terms and geographic distribution of such loans; characteristics of the Mortgagors; amount of the Mortgagors' equity; the availability of mortgage financing in general; changes in local industry and population as they affect population migration; local housing availability and apartment vacancy rates; and the use of junior liens or other individualized financing arrangements. In a fluctuating interest rate environment, payment behavior may be influenced by the difference between the interest rates of the Mortgage Loans and of the mortgage loans underlying the Mortgage Certificates and the prevailing mortgage rates for both fixed and adjustable rate mortgages; the availability of fixed-rate mortgages with interest rates that are competitive with those of the Mortgage Loans and of the mortgage loans underlying the Mortgage Certificates and the availability of adjustable rate mortgages with interest rates determined by indices which are different from the applicable Index; and the extent to which the Mortgage Loans and the mortgage loans underlying the Mortgage Certificates are assumed or refinanced or the Mortgaged Properties are sold or conveyed. The relative contribution of these factors may vary over time.

     In the event the Depositor substitutes a Mortgage Loan for another Mortgage Loan (upon the satisfaction of the conditions set forth in the Agreement) and the principal balance of such substituted Mortgage Loan is less than the principal balance of the Mortgage Loan replaced, the amount of such difference shall be required to be paid by the Depositor to the Trust Fund and such amount will be passed through to the Certificateholders as a prepayment. See 'Description of the Certificates--Assignment of Mortgage Loans.'

     Assumptions of the mortgage loans will reduce the level of principal prepayments in the related Pool that would otherwise occur if such mortgage loans had been accelerated. To the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the related Mortgaged Property, the Master Servicer will retain the right to accelerate the maturity of such

Mortgage Loan under any applicable 'due-on-sale' clause if credit or other factors warrant such enforcement. However, as discussed above, the Mortgage Loans provide for assumption by qualifying buyers, and the Master Servicer may in certain cases encourage the assumption of Mortgage Loans by persons meeting relevant underwriting standards and in no event will it exercise any such right of acceleration if prohibited by law. If the Master Servicer determines not to enforce such a 'due-on-sale' clause, it will enter into an assumption and modification agreement with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan. Any fees collected by the Master Servicer in connection with the execution of an assumption agreement may be retained by the Master Servicer or the applicable Servicer as additional servicing compensation. See 'Description of the Certificates--Collection and Other Servicing Procedures' herein.

     The rate of prepayments with respect to conventional one-to-four-unit residential first mortgage loans, including ARMs and fixed-rate loans, has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated because the availability of fixed-rate loans at competitive interest rates may encourage borrowers to refinance their ARMs or above market fixed-rate loans to 'lock-in' low fixed interest rates. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination, mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that any Pool will conform to past experience or any published prepayment forecast.

     The Maximum and Minimum Rates, Maximum Adjustments, Gross Margins, Payment Caps and other features of the ARM programs of mortgage lenders during recent years have significantly varied in response to market conditions such as interest rates, consumer demand and regulatory restrictions. The lack of uniformity of the terms and provisions of such ARM programs have made it impractical to compile meaningful comparative data on prepayment rates of ARMs and accordingly, there can be no certainty as to the rate of prepayments on ARMs in either stable or changing interest rate environments. The ARMs comprising a Pool or underlying the Mortgage Certificates comprising a Pool may experience a rate of principal prepayments which is different from the principal prepayment rate for ARMs included in any other Pool for other adjustable rate mortgages having different or similar characteristics and for fixed-rate mortgages. In addition, there can be no assurance that any Pool will conform to past prepayment experience or any published prepayment forecast.

     As described under 'The Pools--The Mortgage Loans--Description of ARMs,' if interest rates rise without a simultaneous increase in the related Monthly Payments, Deferred Interest and negative amortization may result in the case of Negatively Amortizing ARMs. However, borrowers may pay amounts in addition to their Monthly Payments in order to avoid such negative amortization and increase tax deductible interest payments. To the extent that any of the Mortgage Loans or any mortgage loans underlying any Mortgage Certificate negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding Principal Balance and a smaller portion of the Monthly Payment is applied to principal than is necessary to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of such mortgage loans will be increased beyond that which would otherwise be the case. During a period of declining interest rates, the portion of each Monthly Payment in excess of scheduled interest and principal will be applied to reduce the outstanding Principal Balance on the related Negatively Amortizing ARM, thereby resulting in accelerated amortization of such mortgage loan. Any such increase in amortization of the Principal Balances of any Negatively Amortizing ARMs comprising a Pool or underlying Mortgage Certificate comprising a Pool will shorten the weighted average life of such Negatively Amortizing ARMs over that which would be the case in the absence of such accelerated amortization. The application of partial prepayments to reduce the principal amount of a Negatively Amortizing ARM will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to (i) holders of Certificates which purchased their Certificates at a premium, if any, (ii) holders of classes with lower proportionate shares of the principal amount in the underlying Mortgage Assets, if any, and (iii) holders of IO Certificates.

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

     The pooling of Negatively Amortizing ARMs having Monthly Payment adjustment dates in different months, together with different Initial Mortgage Rates, Maximum Rates, Minimum Rates and stated maturity dates, could result in some Negatively Amortizing ARMs experiencing negative amortization while the amortization of other Negatively Amortizing ARMs is accelerated. The weighted average life of Certificates of a Series will reflect a composite of the repayment and prepayment characteristics of the Mortgage Assets in the related Pool.

     The number of foreclosures and the principal amount of the Mortgage Loans and mortgage loans underlying Mortgage Certificates foreclosed in relation to such mortgage loans which are repaid in accordance with their terms will affect the weighted average life of the Mortgage Assets in the Pool and that of the related Series of Certificates. Servicing decisions made with respect to the Mortgage Loans and mortgage loans underlying Mortgage Certificates, including the use of payment plans prior to demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, as well as the Master Servicer's servicing policy generally not to accept payment from the Mortgagor of less than the total of the scheduled monthly payments due on the Mortgage Loans, may also have an impact upon the payment behavior of particular Pools. See 'Description of the Certificates--Collection and Other Servicing Procedures.' In particular, the return to holders of Certificates which purchased their Certificates at a premium, if any, the return on classes with lower proportionate shares of the principal amount of the interest in the underlying mortgage loans, if any, and the return on interest only classes, if any, may be adversely affected by servicing policies and decisions resulting in foreclosures.

     As may be described in the Prospectus Supplement relating to any Series, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to

Certificateholders during such period) with the result that the related Certificates possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Certificates.

     The Prospectus Supplement for a Series of Sequential Pay Certificates may contain a table setting forth percentages of the initial Certificate Balance of each class expected to be outstanding after each of the dates shown in such table. Any such table will be based upon a number of assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the mortgage loans underlying the related Mortgage Certificates or on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment model specified in the related Prospectus Supplement. It is unlikely, however, that the prepayment of the mortgage loans underlying the Mortgage Certificates, or of the Mortgage Loans, underlying any Series will conform to any of the percentages of the prepayment model described in the table set forth in such Prospectus Supplement.

     See 'Description of the Certificates--Termination' herein and 'Description of the Certificates--Optional Termination' in the Prospectus Supplement for a description of the Depositor's or Master Servicer's option to repurchase the Mortgage Assets comprising part of a Trust Fund when the aggregate outstanding Principal Balance of such Mortgage Assets is less than a specified percentage of the aggregate outstanding Principal Balance of such Mortgage Assets as of the related Cut-off Date. The Depositor or a Mortgage Asset Seller may also be required to repurchase Mortgage Assets from any Pool because of breaches in its representations and warranties to the Trustee. Any such repurchases will shorten the weighted average lives of the Certificates.

                        DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to a separate Agreement (the 'Agreement') for such Series between the Depositor, the Master Servicer and the Trustee. The Agreement for each Series of Certificates will contain similar terms and conditions, except for provisions with respect to the Pass-Through Rate or Rates for each Class of such Series, the Delivery Date for such Series, the specific Mortgage Loans relating to such Series, whether such Series includes Senior Certificates and Subordinate Certificates and/or whether such Series is enhanced by insurance or other forms of credit enhancement, whether the Trust Fund relating to a Series of Certificates will elect to be treated as a REMIC, the order and amount of distributions of principal or interest or both on the various Classes of Certificates included in such Series, and any other variations described in the

Prospectus Supplement for such Series. If so specified in the related Prospectus Supplement, the Mortgage Assets may be divided into Asset Groups and the Certificates of separate Classes will evidence ownership interests of a corresponding Asset Group. The following summaries of certain provisions of each Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement relating to each Pool and the related Prospectus Supplement. Reference is made to the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus forms a part for a complete statement of the particular provisions and terms used in the Agreement and referred to herein.

GENERAL

     The Certificates of each Series will be issued in fully registered certificated or book-entry form and will represent ownership interests in the Trust Fund created pursuant to the Agreement for such Series. Except as otherwise specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates will consist of: (i) the Mortgage Loans as from time to time are subject to the Agreement for such Series; (ii) Mortgage Certificates;
(iii) such assets as from time to time are required to be deposited in one or more trust accounts established and maintained pursuant to such Agreement; (iv) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure; and (iv) the interests of the Holders of such Certificates in any insurance policies or other forms of credit enhancement required to be maintained pursuant to such Agreement. See 'Credit Enhancements' herein. To the extent set forth in the related Prospectus Supplement, the beneficial interests in the Mortgage Loans relating to a Series of Certificates may be in the form of participation interests therein which will represent REMIC 'regular interests' in a Trust Fund which contains the Mortgage Loans relating to such Series.

     The Certificates of each Series in certificated form may be transferred or exchanged at the Corporate Trust Office of the Trustee or other offices specified in the related Prospectus Supplement without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. In the event a Series of Certificates is issued, in whole or in part, in book-entry form through the facilities of DTC or a similar institution (the 'Repository') transfers or exchanges may be similarly effected through a participating member of the Repository, as described in the related Prospectus Supplement. Prior to issuance there has been no market for any Series of Certificates, and there can be no assurance that one will develop or if one does develop that it will provide the Holders of Certificates of such Series with liquidity or that it will remain for the life of the Certificates of such Series.

     Each Certificate of a Series will evidence the specified interest of the Holder thereof in payments of principal or interest or both in respect of the Pool comprising part of the Trust Fund for such Series of Certificates. Each Class may bear a different Pass-Through Rate, based upon the specified interest of such Class in payments of principal and interest. Certain Series or Classes of Certificates, or certain of the Mortgage Loans or Mortgage Certificates relating to a Series, may be enhanced by mortgage or hazard insurance or other forms of credit enhancement, in each case as described in the related Prospectus Supplement for such Series. The specific characteristics and percentage interests of each Class of Certificates of a Series and the minimum or specified denominations of such Certificates will be set forth in the Prospectus Supplement for such Series. Any statements made herein relating to the Classes of Certificates which are not offered for sale hereby are solely for the information of the Holders of Certificates being offered hereby.

     A Series of Certificates may contain one or more Classes of Senior Certificates which are senior in right of distribution to one or more Classes of Subordinated Certificates (one or more of which may be senior in right of distribution to one or more other Classes of Subordinated Certificates) and may also contain one or more Classes of: Certificates upon which interest will accrue but will be added to the Certificate Balance, rather than distributed, until the time specified in the related Prospectus Supplement and thereafter will be distributed as so specified ('Compounding Certificates'); Certificates entitled to principal distributions (with disproportionate, nominal or no interest distributions) or to interest distributions (with nominal or no principal distributions) ('Stripped Certificates'); Certificates entitled to minimum distributions of principal in accordance with a specified schedule based on the assumed rate of prepayment on the Mortgage Loans ('Prepayment Certificates'); Certificates with principal distribution on the classes of such Series made in the sequence specified in the related Prospectus Supplement ('Sequential Pay Certificates'); Certificates entitled to distributions of principal in accordance with a specified schedule that is intended to slow the amortization rate of such Certificates relative to the related Mortgage Loans ('Non-Accelerated Certificates'); other types of Certificates; or a combination thereof, all as set forth in the related Prospectus Supplement. The relative interests of the Senior Certificates and the Subordinated Certificates of a Series of certain certificates ('Shifting Interest Certificates') in the Pool will be subject to adjustment from time to time if funds available for distribution on Senior Certificates of such Series are insufficient to cover the amounts of principal otherwise payable to the holders of such Senior Certificates on a Distribution Date as specified in the related Prospectus Supplement.

     As used herein, the term 'Fractional Undivided Interest' shall mean the percentage of the principal portion of a Trust Fund evidenced by a Certificate and the term 'Percentage Interest' shall mean the percentage of the aggregate distributions allocable to a Class of Certificates evidenced by a Certificate of such Class. The term 'Principal Balance' means the principal balance of a Mortgage Loan remaining to be paid at the close of business on the Cut-off Date (after deduction of all principal payments due on or before the Cut-off Date whether or not paid) and reduced by all amounts distributed to Certificate holders and allocable to principal of such Mortgage Loan and, in the case of Negatively Amortizing ARMs, increased by Deferred Interest added to principal of such ARMs. The term 'Residual Holder' shall mean a Certificateholder entitled to receive the 'residual interest' in the REMIC as defined in Section 860G(a)(2) of the Code. The terms defined in this paragraph may be assigned different meanings in the Prospectus Supplement relating to a particular Series of Certificates.

     Except as otherwise specified in the related Prospectus Supplement for a Series of Certificates, the Mortgage Loans will have Installment Due Dates on the first day of the month ('First of the Month Mortgage Loans'). Except as otherwise specified in the related Prospectus Supplement, distributions of principal and interest received in respect of the Mortgage Loans relating to such Series of Certificates will be made by the Trustee or other paying agent (the 'Paying Agent') on the 25th day of each month or if such 25th day is not a Business Day (as defined in the related Agreement) on the next succeeding Business Day (each, a 'Distribution Date') and will be paid to the persons in whose names such Certificates are registered at the close of business on the last Business Day of the prior month (or in the event the last day of the month is not a Business Day, on the Business Day immediately preceding such last day) (the 'Record Date'). Unless otherwise specified in the related Prospectus Supplement, such distributions will begin with the month succeeding the month in which the Cut-off Date occurs. The aggregate principal balances of the Certificates on the Cut-off Date will be the sum of the aggregate principal balances of the Mortgage Loans and the Mortgage Certificates as of the first day of the month in which the Cut-off Date occurs, after deducting payments of principal and interest due on or before such date. In the event a Series of Certificates represents interests in a Pool consisting of Mortgage Loans other than First of the Month Mortgage Loans, the related Prospectus Supplement will more fully describe any resulting effect on the holders of Certificates of such Series.

     In addition, the related Prospectus Supplement will specify whether the related Agreement will provide that all or a portion of principal collected on the Mortgage Loans may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to distribute payments of principal to certain Certificateholders.

     The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Certificates relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Certificates to an amortization schedule established at the time such Certificates are issued. Any such feature applicable to any Certificates may terminate, resulting in the current funding of principal payments to the related Certificateholders and an acceleration of the amortization of such Certificates upon the occurrence of certain events as set forth in the related Prospectus Supplement.

     Such distributions with respect to certificated Certificates will be made by check mailed to the address of each Holder as it appears on the Certificate Register for such Series or, if provided by the Agreement for such Series, in the case of any Holder of a Certificate of such Series with an initial Certificate Balance or Notional Amount equal to or in excess of the amount specified in the Agreement and described in the related Prospectus Supplement and who has so notified the Trustee or any applicable Paying Agent, by wire transfer in immediately available funds to the account of such Holder at a bank or other depository institution having appropriate wire transfer facilities; except that the final distribution in retirement of a certificated Certificate will be made only upon presentation and surrender of such Certificate at the office or agency of the Trustee specified in the final distribution notice to such Certificateholder. In the event a Series of Certificates is issued, in whole or in part, in

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

book-entry form, distributions on such Certificates, including the final distribution in retirement of such Certificates, will be made through the facilities of the Repository in accordance with its usual procedures in the manner described in the Prospectus Supplement for such Series.

ASSIGNMENT OF MORTGAGE LOANS

  General

     At the time of issuance of each Series of Certificates, the Depositor will cause the Mortgage Loans, including loans underlying Mortgage Certificates, comprising the Pool relating to such Series to be assigned to the Trustee for such Series, together with all principal and interest due on or with respect to such Mortgage Loans subsequent to the Cut-off Date. The Trustee will, in exchange for the Trust Fund for such Series of Certificates and concurrently with such assignment, execute and deliver the Certificates to a certificate registrar appointed pursuant to the Agreement for such Series (the 'Certificate Registrar') for authentication and delivery to the Depositor or its designee. Each Mortgage Loan relating to such Series will be identified in a schedule appearing as an exhibit to the Agreement for such Series which will include information about each such Mortgage Loan including, among other things, its Principal Balance as of the close of business on the Cut-off Date, its current Mortgage Interest Rate and Mortgage Pass-Through Rate, its current scheduled monthly payment of principal and interest, its stated maturity, its Administration Fee, its Loan-to-Value Ratio, and, if such Mortgage Loan is an ARM, its applicable Index, its Gross Margin, its lifetime Minimum Rate (if any), its lifetime Maximum Rate, its periodic Maximum Adjustment, the frequency of its interest rate adjustment and its First Monthly Payment Adjustment Date.

     The Trustee for a Series of Certificates will be authorized to appoint one or more custodians, which may include affiliates of the Depositor or the Trustee (together, the 'Custodians'), under a custodial agreement to maintain possession of and review the documents with respect to the Mortgage Loans relating to such Series, as the agent of such Trustee. Any such custodial agreement will be on such terms as the Depositor, the Trustee and each Custodian shall agree.

     In addition, the Depositor will, as to each Mortgage Loan, deliver to the Trustee the Mortgage Note endorsed without recourse in blank or to the order of the Trustee, the original Mortgage with evidence of recording indicated thereon, an Officer's Certificate to the effect that a title insurance policy was issued and remains in full force and effect, and an assignment of the Mortgage in recordable form unless otherwise described in the related Prospectus Supplement. The Agreement will generally require that the assignment of each Mortgage be properly recorded and delivered to the Trustee within one year following the issuance of the Certificates; provided that assignments of Mortgages need not be recorded in any state for which the Depositor delivers to the Trustee an opinion of counsel to the effect that recordation of such assignments is not necessary to secure or perfect the interest in such Mortgaged Properties in the name of the Trustee. (Section 2.1. of the Agreement).

     Unless otherwise specified in the related Prospectus Supplement, the Trustee will review and hold such documents in trust for the benefit of the

Certificateholders. If any such document is found by the Trustee (within 45 days or within a longer specified period with respect to assignments which must be recorded) to be defective in any material respect and the Depositor does not cure such defect within 60 days after notice by the Trustee given to the Depositor within the relevant period, the Depositor will, after the Trustee's notice to the Depositor of the defect, either (i) within the three month period commencing on the closing date of the sale of the related Series of Certificates repurchase the related Mortgage Loan at a price, unless otherwise specified in the related Prospectus Supplement, equal to the principal balance of such Mortgage Loan, plus accrued interest on such principal balance at the Mortgage Interest Rate to the next scheduled Installment Due Date of such Mortgage Loan, or (ii) within the three month period commencing on the closing date of the sale of the related Series of Certificates (or within the two year period commencing on such closing date if the related Mortgage Loan is a 'defective obligation' within the meaning of the Code) unless otherwise provided in the related Prospectus Supplement, substitute a different mortgage loan upon satisfaction of the conditions set forth in the Agreement. Except as otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a constituent document. (Section 2.2.) The related Prospectus Supplement will specify any restrictions with respect to repurchases, substitutions and any alternative arrangements.

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

     Because assignments by the Depositor to the Trustee of the Mortgage Loans secured by Mortgaged Properties located in certain states may not be recorded, it might be possible for the Depositor to transfer such Mortgage Loans to bona fide purchasers for value without notice, notwithstanding the Trustee's rights. However, in most instances the Depositor would not be able to deliver the original documents evidencing the Mortgage Notes or the mortgages because under the terms of the Agreement and any Custodial Agreement, such documents are to be retained in the possession of the Trustee or the specified Custodian, except when released to the Depositor in connection with its servicing activities. Moreover, under the law of California and certain other states, a subsequent transferee who failed to obtain delivery of the original evidence of indebtedness would not, in the absence of special facts, be able to defeat the Trustee's interest in a Mortgage Loan so long as such evidence of indebtedness remained in the possession of the Trustee.

     Pursuant to the Agreement, the Master Servicer will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

REPRESENTATIONS AND WARRANTIES

     Unless otherwise specified in the related Prospectus Supplement, in the Agreement, the Depositor will represent and warrant to the Trustee (or will assign to the Trustee representations and warranties of the Mortgage Asset Seller) with respect to the Mortgage Loans comprising the Mortgage Assets in a Trust Fund, upon delivery of the Mortgage Loans to the Trustee hereunder, among other things: (i) that the information set forth in the schedule of Mortgage Loans appearing as an exhibit to the Agreement is correct in all material respects at the date or dates respecting which such information is furnished as specified therein; (ii) that as of the date of the transfer of the Mortgage Loans to the Trustee, the Depositor is the sole owner and holder of each Mortgage Loan free and clear of all liens, pledges, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same; (iii) that as of the date of initial issuance of the Certificates, no payment of principal of or interest on or in respect of any Mortgage Loan is more than 89 days past due; (iv) that to the best of the Depositor's knowledge, as of the date of the transfer of the Mortgage Loans to the Trustee there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage; (v) that as of the date of the initial issuance of the Certificates, there is, to the best of the Depositor's knowledge, no proceeding pending or threatened for the total or partial condemnation of any of the Mortgaged Property and the Mortgaged Property is free of material damage and in good repair and neither the Mortgaged Property nor any improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation; (vi) that each Mortgage Loan complies in all material respects with applicable state or federal laws, regulations and other requirements, pertaining to usury, equal credit opportunity and disclosure laws and each Mortgage Loan was not usurious at the time of origination; (vii) that to the best of the Depositor's knowledge, as of the date of the initial issuance of the Certificates, all taxes, government assessments and insurance premiums in respect to the Mortgaged Properties previously due and owing have been paid; (viii) that each Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor's rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by the Mortgagor; (ix) that each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note, which may arise thereunder and that each Mortgage Loan is covered by an ALTA mortgagee title insurance policy or other form of policy or insurance generally acceptable to FNMA or FHLMC, issued by, and is a valid and binding obligation of, a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the lien of the Mortgage in the original principal amount of the Mortgage Loan subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan and (c) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; (x) that as of the initial issuance of the Certificates, neither the

Depositor nor any prior holder of any Mortgage has, except as the Mortgage File may reflect, modified the Mortgage in any material respect; satisfied, cancelled or subordinated such Mortgage in whole or in part; released such Mortgaged Property in whole or in part from the lien of the Mortgage; or executed any instrument of release, cancellation, modification or satisfaction; (xi) that each Mortgaged Property consists of a fee simple estate, a leasehold estate, or condominium form of ownership in real property, or a share interest in a cooperative corporation in the case of a Co-op Loan; (xii) the condominium projects that include the condominiums that are the subject of any Co-op Loan are generally acceptable to FNMA and FHLMC; (xiii) no foreclosure action is threatened or has been commenced (except for the filing of any notice of default) with respect to any Mortgage Loan; and except for payment delinquencies not in excess of 91 days, to the best of the Depositor's knowledge, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Depositor has not waived any default, breach, violation or event of acceleration; (xiv) that no Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 100%; (xv) the Mortgage Loans were not selected in a manner to adversely affect the interests of the Certificateholders and the Depositor knows of no conditions which reasonably would cause it to expect any Mortgage Loan to become delinquent or otherwise lose value and (xvi) the ratio of the aggregate outstanding principal balance of Mortgage Loans with any payment delinquency in excess of 30 days over the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date does not equal or exceed 20%.

     Unless otherwise specified in the related Prospectus Statement, within 90 days of the discovery by the Depositor or the applicable Mortgage Asset Seller of a breach of any representation or warranty which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, or the Depositor's or such Mortgage Asset Seller's receipt of notice thereof from the Trustee or a Custodian, and without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Depositor as to facts stated therein, the Depositor or the applicable Mortgage Asset Seller will cure the breach or either (i) repurchase the Mortgage Loan at a price equal to the principal balance of such Mortgage Loan plus accrued interest on such principal balance at the Mortgage Interest Rate to the next scheduled Installment Due Date of such Mortgage Loan or (ii) within the three month period commencing on the closing date of the sale of the related Series of Certificates (or within the two year period commencing on such closing date if the related Mortgage Loan is a 'defective obligation' within the meaning of the Code) unless otherwise provided in the related Prospectus Supplement, substitute a different Mortgage Loan upon satisfaction of the conditions set forth in the Agreement. Except as otherwise specified in the related Prospectus Supplement, this repurchase and substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach. (Section 2.3.) The related Prospectus Supplement will specify any restrictions with respect to repurchases, substitution and any alternative arrangements.

FORWARD COMMITMENTS: PRE-FUNDING ACCOUNT

     If specified in the Prospectus Supplement relating to any Series, the Trustee or the Master Servicer may, on behalf of the related Trust Fund, enter into an agreement (each, a 'Forward Purchase Agreement') with the Depositor whereby the Depositor will agree to transfer additional Mortgage Loans to such Trust Fund following the date on which such Trust Fund is established and the related Certificates are issued. The Trust Fund may enter into Forward Purchase Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the date on which the Certificates are delivered to the Certificateholders (the 'Closing Date'). Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to a Trust Fund conform to the requirements specified in such Forward Purchase Agreement. If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the Trustee will be required to deposit in a segregated account (each, a 'Pre-Funding Account') all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related Series; the additional Mortgage Loans will be transferred to the related Trust Fund in exchange for money released to the Depositor from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period during which any such transfers must occur. The Forward Purchase Agreement or the related Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement. The reinvestment risk associated with any such prepayment will be borne by the holders of the Certificates issued by the applicable Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the specified period for the acquisition by a Trust Fund of additional Mortgage Loans will not exceed three months from the date such Trust Fund is established. The amount that may be initially deposited into a Pre-Funding Account may be up to 25% of the principal amount of the Certificates issued by the related Trust Fund. The amounts on deposit in any Pre-Funding Account may be invested only in certain permitted investments deemed acceptable by the Rating Agencies as consistent with the applicable ratings on the Certificates. The underwriting standards for additional Mortgage Loans that will be acquired with amounts from the Pre-Funding Account will be in accordance with the standards set forth under 'The Pools--Underwriting Policies' herein. In addition, following the transfer of additional Mortgage Loans to the applicable Trust Fund, the characteristics of the entire pool of Mortgage Loans included in such Trust Fund may vary significantly from those of the initial Mortgage Loans transferred to such Trust Fund. Accordingly, it is possible that the credit quality of the Pool, as a whole, may differ due to the transfer of additional Mortgage Loans to the Trust Fund but in no event will any such Mortgage Loans be transferred to the Trust Fund if such transfer would cause a downgrade of the ratings of the related Certificates. The transfer of additional Mortgage Loans to the Trust Fund may also result in an accelerated rate of payment to the applicable Certificateholders caused by an increased level of defaults on such Mortgage Loans. Certificateholders will bear all reinvestment risk associated with a higher than expected rate of payment of the Certificates. In addition, if such Certificates were purchased at a premium, a higher than expected rate of payment would result in a reduction in the yield to maturity of any class of Certificates to which such payments are distributed.

PAYMENTS ON MORTGAGE LOANS

     The Certificate Account which the Master Servicer will establish and maintain in trust will be a separate account which must be maintained with a depository institution (which may be an affiliate of the Master Servicer) acceptable to the Rating Agency rating the Certificates of a Series. The Master Servicer will credit to the Certificate Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Master Servicer on or before the Cut-off Date):

          (i) all Mortgagor payments on account of principal, including principal prepayments by Mortgagors, on the Mortgage Loans;

          (ii) all Mortgagor payments on account of interest on the Mortgage Loans, which may be net of that portion thereof which the Master Servicer is entitled to retain as Administration Fees pursuant to the Agreement (as adjusted);

          (iii) all proceeds from Liquidation Proceeds net of unpaid Administration Fees;

          (iv) all proceeds received by the Master Servicer under any title, hazard or other insurance policy covering any Mortgage Loan or the related Mortgaged Property, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

          (v) all amounts required to be transferred to the Certificate Account from the Reserve Fund, if any, pursuant to the Agreement;

          (vi) any Advances made as described under 'Description of the Certificates--Advances and Limitations Thereon';

          (vii) all Repurchase Proceeds of Mortgage Loans; and

          (viii) all other amounts required to be deposited in the Certificate Account pursuant to the Agreement;

provided, however, that with respect to any payment of interest received by the Master Servicer relating to a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise, but not as a result of any Deferred Interest) which is less than the full amount of interest then due with respect to such Mortgage Loan, the Master Servicer shall retain only its pro rata share of such interest payment. (Section 3.2.)

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


     Unless otherwise specified in the related Prospectus Supplement, the Agreement will provide that amounts deposited in the Certificate Account may be invested in Eligible Investments, as defined below, maturing in general not later than the Business Day preceding the next Distribution Date. If a REMIC election (see 'Certain Federal Income Tax Consequences') is made with respect to a Series of Certificates, then (i) earnings on such Eligible Investments shall belong to the Depositor unless otherwise specified in the related Prospectus Supplement and (ii) investments will be restricted in such a manner as to constitute 'permitted investments' (as defined in Section 860G(a)(5) of the Code) and dispositions thereof will not be made if the result thereof would be to cause any part of the proceeds to be subject to the 100 Percent Tax on Prohibited Transactions imposed by Section 860F(a)(1) of the Code or would be to cause a loss of REMIC status. If a REMIC election is not made, all income and gain realized on any such investment will be for the account of the Master Servicer. The amount of any loss incurred in connection with any such investment must be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

     The Master Servicer is authorized to make withdrawals from the Certificate Account for various purposes set forth in the Agreement.

     Unless otherwise specified in the related Prospectus Supplement, 'Eligible Investments' shall include any one or more of the following obligations or securities: (a) direct obligations of, or guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof; (b) direct obligations of, or guaranteed as to timely payment of principal and interest by, FHLMC, FNMA or the Federal Farm Credit System, qualified by a Rating Agency as investment grade; (c) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, a qualified bank or trust company, savings and loan association or savings bank;
(d) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia with an investment grade rating; (e) investment grade commercial or finance company paper; (f) certain guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest rating levels available to such issuers by each Rating Agency at the time of such investment; and (g) such other obligations as are acceptable as Eligible Investments to each Rating Agency as provided in the related Agreement.

DISTRIBUTIONS ON THE CERTIFICATES

     Unless otherwise specified in the Prospectus Supplement for a Series of Certificates, on each applicable Distribution Date the Pool Distribution will be distributed to Certificateholders, in most cases, through DTC and DTC Participants as described in 'Registration of Certificates' below. The 'Pool Distribution' will consist of all previously undistributed payments or other receipts on account of principal and interest due after the Cut-off Date and received before the 20th day (or if such 20th day is not a Business Day, the Business Day immediately preceding such 20th day) of the month of distribution (each, a 'Determination Date') except:

          (i) amounts received on Mortgage Loans as late payments or other recoveries of principal or interest (including Liquidation Proceeds and insurance proceeds) which represent recoveries of unreimbursed Advances;


          (ii) amounts representing reimbursement for Nonrecoverable Advances and amounts representing reimbursement for certain losses and expenses incurred by the Master Servicer and described in the Agreement;

          (iii) that portion of each Mortgagor payment of interest on a particular Mortgage Loan in excess of interest at the Mortgage Pass-Through Rate (less Deferred Interest, if any) on the Principal Balance of such Mortgage Loan outstanding during the period for which such payment was received, as adjusted;

          (iv) all amounts representing scheduled payments of principal and interest due after the immediately preceding Installment Due Date;

          (v) all Principal Prepayments and Repurchase Proceeds with respect to Mortgage Loans received after the related Prepayment Period (as defined below) and all related payments of interest representing interest for any period of time after the immediately preceding Installment Due Date for such Mortgage Loans;

          (vi) where permitted by the Agreement, that portion of Liquidation Proceeds which represents unpaid Administration Fees to which the Master Servicer is entitled; and

          (vii) any other amount not included in the Pool Distribution in accordance with the Agreement.

     Unless otherwise provided in the applicable Prospectus Supplement, the term 'Prepayment Period' shall refer to the month preceding the month in which such distribution occurs.

     Distributions of interest on Certificates which received interest will be made periodically at the intervals and at the Pass-Through Rate specified or determined in the manner described in the related Prospectus Supplement. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless otherwise specified in the related Prospectus Supplement.

     If funds in the Certificate Account (together with any amounts transferred from any reserve fund or applicable credit enhancement) are insufficient to make the full distribution to Certificateholders described above on any Distribution Date, the funds available for distribution to the Certificateholders of each Class will be distributed in accordance with their respective interests therein, except that Subordinate Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any amount of distributions until Senior Certificateholders receive the amount of present distributions due them and the amount of distributions owed them which were not timely distributed thereon and to which they are entitled (in each case calculated as described in the related Prospectus Supplement). If specified in the related Prospectus Supplement, the difference between the amount which

Certificateholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount which the Certificateholders are entitled to receive on the next Distribution Date.

     Distributions on the Certificates on each Distribution Date will generally be allocated to each Certificate entitled thereto on the basis of the undivided percentage interest (the 'Percentage Interest') evidenced by such Certificate in the Trust Fund or on the basis of their outstanding principal amounts or notional amounts (subject to any subordination of the rights of any classes of Subordinate Certificates to receive current distributions as specified in the related Prospectus Supplement). If the Mortgage Assets for a Series have adjustable or variable interest or pass-through rates, then the Pass-Through Rate of the Certificates of such Series may also vary, due to changes in such rates and due to prepayments with respect to Mortgage Loans comprising or underlying the related Mortgage Assets. If the Mortgage Assets for a Series have fixed interest or pass-through rates, then the Pass-Through Rate on Certificates of the related Series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the Mortgage Assets. If the Mortgage Assets have lifetime or periodic adjustment caps on their respective pass-through rates, then the Pass-Through Rate on the Certificates of the related Series may also reflect such caps.

     Interest. Each Class of Certificates of a Series will accrue interest from the date and at the fixed or adjustable Pass-Through Rate set forth (or determined as set forth) in the related Prospectus Supplement, except for any Class of PO Certificates, which will not accrue interest. The 'Accrual Period' with respect to any Distribution Date shall be the period from (and including) the first day of the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, from the Closing Date) through the last day of such preceding month, or such other period as may be specified in the related Prospectus Supplement. Accrued interest will be distributed (to the extent of available funds and subject to negative amortization, if any, on the underlying Mortgage Loans) at the times and in the manner specified in such Prospectus Supplement. Distributions of interest on any Class of Compounding Certificates will commence at the time specified in such Prospectus Supplement; until then, interest on the Compounding Certificates will be added to the Certificate Balance thereof and will thereafter accrue interest. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each Class will accrue at the applicable Pass-Through Rate from the date specified in the related Prospectus Supplement (calculated on the basis of a 360-day year consisting of twelve 30-day months) through the last day of the Accrual Period for the Distribution Date on which the Certificate Balance of the Certificates of such Class is fully amortized.

     Principal. The 'Certificate Balance' of a Certificate of a Series at any time is equal to the initial Certificate Balance of such Certificate (plus, in the case of Compounding Certificates, interest added to the Certificate Balance thereof) less all distributions of principal thereon through the preceding Distribution Date and adjustments, if any, in respect of losses and represents the amount in respect of principal which the holder thereof is then entitled to receive from the cash flow on the assets included in the related Pool. The aggregate initial Certificate Balance of a Series and each Class thereof will be the amount set forth as such on the cover of the related Prospectus Supplement.

     Each Class of Certificates of a Series (except for IO Certificates) will (to the extent of available funds) receive distributions of principal in the amounts, at the times and in the manner specified in the related Prospectus Supplement until its initial aggregate Certificate Balance has been fully amortized. The aggregate amount distributed as principal for a Series will generally be equal to (or determined pursuant to a formula based on) the amount of principal received on the related Pool during the period specified in the Prospectus Supplement. Allocations of distributions of principal will be made to the Certificates of each Class in the proportions, during the periods and in the order specified in the related Prospectus Supplement. The Certificate Balance of a Class or Classes of Certificates may increase in accordance with any negative amortization experienced by Mortgage Assets in the related Pool. Distributions will be made pro rata among the Certificates of each Class then entitled to receive such distributions.

     The 'Scheduled Amortization Date' for a Class of Certificates is the latest date as of which the aggregate Certificate Balance of the Certificates of such Class is expected to be fully amortized, either based on the assumptions that all scheduled payments (with no prepayments) on the Mortgage Loans and/or Mortgage Certificates in the related Pool are timely received and, if applicable, that all such scheduled payments are reinvested on receipt at the rate or rates specified in the related Prospectus Supplement at which amounts in the Certificate Account are assumed to earn interest (the 'Assumed Reinvestment Rate') or, if a minimum prepayment agreement is entered into with respect to such Series that payments on the related Mortgage Loans and/or Mortgage Certificates are received, in accordance with a minimum prepayment rate or schedule as set forth in the related Supplement. (If an Assumed Reinvestment Rate is specified for a Series of Certificates, reinvestment earnings on funds in the Certificate Account will not belong to the Master Servicer as additional servicing compensation. Such amounts will be part of the Pool and will be available to make distributions on the related Certificates.)

     Senior and Subordinated Certificates. A Series of Certificates may consist of one or more Classes of Senior Certificates and one or more Classes of Subordinated Certificates, one or more of which may be further subordinated to one or more other classes of Subordinated Certificates. Any such subordination may be limited to the Subordinated Amount specified in the related Supplement or, in the case of Shifting Interest Certificates, to the proportionate interest of the Subordinated Certificates in distributions and will be effected by a subordination of the right to receive current distributions, to the extent and under the circumstances set forth in the related Prospectus Supplement. In addition, a Reserve Fund may be established, which may be funded in part by an initial deposit therein and in part by the deposit therein of amounts otherwise distributable to holders of Subordinated Certificates. The terms of any subordination arrangement will be described in the Prospectus Supplement. See 'Credit Enhancements--Subordination.'


     Compounding Certificates. Compounding Certificates of a Series will not be entitled to distributions of principal or interest until the date specified in the related Prospectus Supplement. On each Distribution Date prior to the first Distribution Date on which interest is distributed on a Class of Compounding Certificates, the amount of interest accrued during the prior Distribution Period or Accrual Period will be added to the Certificate Balance of such Class and will accrue interest at the applicable Pass-Through Rate from the time it is added to the Certificate Balance or from such other date as may be specified in the related Prospectus Supplement.

     Stripped Certificates. Stripped Certificates may consist of PO Certificates, IO Certificates or Certificates entitled to distributions of principal on Mortgage Loans and/or Mortgage Certificates with disproportionate or nominal interests distributions or of interest on Mortgage Loans and/or Mortgage Certificates with nominal principal distributions.

     PO Certificates are entitled to receive distributions of principal on Mortgage Loans and/or Mortgage Certificates but not to receive distributions of interest thereon.

     IO Certificates are entitled to receive distributions of interest on Mortgage Loans and/or Mortgage Certificates, but not distributions of principal thereon and will be denominated in Notional Balances. With respect to any IO Certificate and any Distribution Date, the 'Notional Balance' is the amount specified as such on such Certificate, reduced by distributions allocable to principal on the corresponding Class or Classes of Certificates entitled to distributions of principal, all as set forth in the related Prospectus Supplement. The initial aggregate Notional Balance for a Class of IO Certificates will be specified in the related Supplement. The Notional Balance of each IO Certificate will be used to calculate the amount of interest to be distributed on all IO Certificates of such Series and each holder's pro rata share of the interest distributions on the Mortgage Loans and/or Mortgage Certificates allocated to that Class and for the determination of certain other rights of holders of such Class of IO Certificates and will not represent an interest in, or entitle any such holder to any distribution with respect to, any principal distributions on the Mortgage Loans and/or Mortgage Certificates. Each such Certificate's pro rata share of the interest distributions on the Mortgage Loans and/or Mortgage Certificates on each Distribution Date will be calculated by multiplying the interest distributions on the Mortgage Loans and/or Mortgage Certificates allocated to its Class by a fraction, the numerator of which is the Notional Balance of such IO Certificate and the denominator of which is the aggregate Notional Amount of the IO Certificates of its Class.

     Sequential Pay Certificates. Distributions of principal will be made on the classes of a Series of Sequential Pay Certificates or on certain Classes of such Series in order of the latest date as of which the aggregate Certificate Balance of the Certificates of such Class is expected to be fully amortized (the 'Scheduled Amortization Date') or in another order, such that no Class will receive a principal distribution until classes having earlier Scheduled Amortization Date or prior designations have been fully amortized.


     Prepayment Certificates. Prepayment Certificates are entitled to minimum distributions of principal based on the assumption that the Mortgage Loans or mortgage loans underlying Mortgage Certificates in the related Pool prepay at a rate specified in the related Prospectus Supplement. Such distributions of principal will commence on the Payment Date specified in the related Prospectus Supplement.

     Residual Certificates. A Series of REMIC Certificates will include a Class of Residual Certificates representing the right to receive, in addition to any other distributions to which they are entitled in accordance with their terms, distributions of all of the Surplus (if any) with respect to each Distribution Date. The 'Surplus' for a Series of REMIC Certificates as of any Distribution Date equals the amount, if any, by which the sum of distributions, payments and other amounts received exceeds the sum of (i) the amount required to be distributed to Certificateholders on such Distribution Date and (ii) certain expenses, all as more specifically described in the related Prospectus Supplement. In addition, after the aggregate Certificate Balance of all Classes of Regular Certificates has been fully amortized, the holders of the Residual Certificates will be the sole owners of the related Pool and will have sole rights with respect to the Mortgage Loans and/or Mortgage Certificates and other assets remaining in such Pool. Some or all of the Residual Certificates of a Series may be offered by this Prospectus and the related Prospectus Supplement; if so, the terms of such Residual Certificates will be described herein and therein. Any qualifications on direct or indirect ownership of Residual Certificates offered hereby and by the related Prospectus Supplement, as well as restrictions on the transfer of such Residual Certificates, will be set forth in the related Prospectus Supplement. If such Residual Certificates are not so offered, the Depositor may (but need not) sell some or all of such Residual Certificates on or after the date of original issuance of such Series in transactions exempt from registration under the Securities Act and otherwise under circumstances that will not adversely affect the REMIC status of the Pool. If Residual Certificates offered hereby and by the related Prospectus Supplement have a Certificate Balance or a Pass-Through Rate, references herein with respect to distributions on Certificates and Regular Certificates and related matters should be deemed to include Residual Certificates, as appropriate.

     Non-Accelerated Certificates. Non-Accelerated Certificates are entitled to distributions of principal according to an amortization schedule established at the time such Certificates are issued. The scheduled amortization rate of such Certificates is intended to be slower than the amortization rate of the related Mortgage Loans.

ADVANCES AND LIMITATIONS THEREON

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will make an Advance each month for distribution to the Certificateholders equal to the sum of the amount of delinquent Monthly Payments due on the applicable Installment Due Date immediately preceding each such Distribution Date, adjusted to the applicable Mortgage Pass-Through Rate less an amount that the Master Servicer determines would not be recoverable from Liquidation Proceeds or otherwise. Additionally, if otherwise specified in the related Prospectus Supplement, the Trustee, on behalf of the Master Servicer, may make such Advances. In making Advances, the Master Servicer is endeavoring to maintain a regular flow of scheduled interest and principal payments to the Certificateholders, rather than to guarantee or insure against losses. Accordingly, any funds of the Master Servicer so advanced are recoverable without interest by it out of amounts which represent late recoveries of principal and/or interest respecting which any such Advance was made, or out of related Liquidation Proceeds. If related Liquidation Proceeds are insufficient, unreimbursed Advances ('Nonrecoverable Advances') may be recovered out of any funds in the Certificate Account. In addition, Advances may be made by withdrawals from funds on deposit in the Certificate Account. The Master Servicer will make Advances whenever it determines that funds will ultimately be available to reimburse it. If the Master Servicer makes an Advance on any Distribution Date, it will be included with the distribution to the Certificateholders on such Distribution Date. In the event the Trustee purchases any foreclosed property and such property becomes part of the Trust Fund, the Master Servicer will continue to make Advances on such property as if the Mortgage Loan were still outstanding in the manner described above. At the time the Trustee sells such property, the Master Servicer shall be reimbursed for all such Advances in an amount not to exceed the sale price. (Section 4.3.)

ADJUSTMENT TO MASTER SERVICING FEES IN CONNECTION WITH PREPAYMENT INTEREST SHORTFALL

     When a Mortgagor prepays the entire Mortgage Loan between Installment Due Dates for such Mortgage Loan, the Mortgagor pays interest on the amount prepaid only to the date of prepayment. In addition, a partial prepayment may be applied by the Master Servicer to reduce the principal balance of the related Mortgage Loan as of a date prior to the receipt of such payment. Unless otherwise specified in the related Prospectus Supplement, in order that Certificateholders will not be adversely affected by a Prepayment Interest Shortfall, the Master Servicer may forego all or a portion of the Master Servicing Fees so that the distributions made to such Certificateholders on the Distribution Date in the following month will include an amount equal to up to a full month's interest payment, at the applicable Mortgage Pass-Through Rate, that would otherwise have been included in such distribution with respect to any such Mortgage Loan prepaid in full or in part. Any such payments by the Master Servicer of a Prepayment Interest Shortfall may be covered only from and to the extent of the aggregate Master Servicing Fees attributable to payments being distributed on the related Distribution Date. Any such prepayments together with the full month's interest thereon at the applicable Mortgage Pass-Through Rate will be paid to the Certificateholders on the Distribution Date in the month following the month in which the last day of the related Prepayment Period occurred. Except with respect to a First of the Month Mortgage Loan, in the event a Mortgage Loan is prepaid in full in a given month on a date after the scheduled due date of such Mortgage Loan in such month, the Master Servicer will retain as an increase in the Master Servicing Fee the amount of the Mortgagor's payments attributable to interest at the applicable Mortgage Pass-Through Rate paid on the Mortgage Loan from the scheduled due date of such Mortgage Loan to the date of prepayment. (Section 4.6.) See 'Prepayment and Yield Considerations' herein.

EXAMPLE OF DISTRIBUTION

     The following chart sets forth an example of the application of the foregoing provisions to the first two months of the related Trust Fund's existence, assuming the Certificates are issued in March 1998, relate to a Pool consisting of Mortgage Loans and are paid on a monthly basis:

March 1            (A) Cut-off Date.
March 2-March 31   (B) The Master Servicer receives any Principal Prepayments and interest thereon to date of prepayment.
March 31           (C) Record Date.
April 1-April 20   (D) The Master Servicer receives scheduled payments of principal and interest due on April 1.
April 20           (E) Determination Date.
April 25           (F) Distribution Date.

Succeeding monthly periods follow the pattern of (B) through (F).
------------------
(A) The initial unpaid principal balance of the Mortgage Loans in the Pool would be the aggregate unpaid principal balances of the Mortgage Loans at the close of business on March 1, after deducting principal payments due on or before such dates. Those principal payments due on or before such dates, and the related interest payments, would not be part of the Trust Fund and would be turned over to the Depositor when received.

 (B) Principal prepayments received during this period would be credited to the Certificate Account for distribution to Certificateholders on the April 25 Distribution Date. When a Mortgage Loan is prepaid in full or liquidated, interest on the amount prepaid or liquidated is collected only from the last scheduled Installment Due Date through which interest has been paid to the date of prepayment or liquidation. Unless otherwise specified in the related Prospectus Supplement, to the extent funds are available from the current Master Servicing Fees, and in order to minimize the resulting Prepayment Interest Shortfall, the Master Servicer would make an additional payment to Certificateholders with respect to any Mortgage Loan that prepaid by March 31 equal to the amount of the Prepayment Interest Shortfall for such Mortgage Loan necessary to assure that on the related Distribution Date the Pool Distribution would include with respect to each such Mortgage Loan an amount equal to one month's interest at the Mortgage Pass-Through Rate for such Mortgage Loan.

 (C) Distributions in the month of April will be made to Certificateholders of record at the close of business on this date.

 (D) Scheduled monthly payments on the Mortgage Loans due on April 1 will be deposited in the Certificate Account as received by the Master Servicer.

 (E) As of the close of business on April 20 the Master Servicer will determine the amounts of Advances, if any, and the amounts of principal and interest which will be passed through to the Certificateholders. The Master Servicer will be obligated to distribute those scheduled payments due on April 1 which have been received on or before April 20, as well as all principal prepayments received on Mortgage Loans between March 2 and March 31 (with interest adjusted to the applicable Mortgage Pass-Through Rate). To the extent funds are available from the Administration Fees from payments received during the period described in (D) above to cover any shortfalls of interest with respect to principal prepayments in full, unless otherwise specified in the related Prospectus Supplement, they will be included in the distribution.

 (F) Unless otherwise so specified in the related Prospectus Supplement, the Master Servicer will make distributions to Certificateholders on the 25th day of each month, or if such 25th day is not a Business Day, on the succeeding Business Day.

REGISTRATION OF CERTIFICATES

     Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     The Certificates will initially be registered in the name of CEDE & Co., the nominee of DTC, CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan will act as depositary for Euroclear (in such capacities, individually the 'Depositary' and collectively the 'Depositaries').

     Transfers between DTC Participants (as defined below) will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear

Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such Business Day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see 'Certain Federal Income Tax Consequences--Qualification as a REMIC--Reporting and Other Administrative Matters', '--Foreign Investors' and '--Investment in Certificates Not Representing Interests in a REMIC--Reporting' and '--Foreign Investors' and 'Global Clearance, Settlement and Tax Documentation Procedures' in Annex I hereto.

     Certificateholders who are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of Certificates may do so only through DTC Participants or indirect participants (unless and until Replacement Certificates, as defined below, are issued). In addition, Certificateholders will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC Participants. Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

     Unless and until Replacement Certificates are issued, it is anticipated that the only 'Certificateholder' of the Certificates will be CEDE & Co., as nominee of DTC. Certificateholders will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through DTC Participants and DTC.

     While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.


     Unless and until Replacement Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ('DTC Participants') and facilitates the clearance and settlement of securities transactions between DTC Participants in such securities through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ('indirect participants').

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Certain Income Tax Consequences'. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as 'Replacement Certificates'), only if (i) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Depositor or the Trustee is unable to locate a qualified successor, or
(ii) the Depositor, at its sole option and with the consent of the Trustee, elects to terminate the book-entry system through DTC. Upon issuance of

Replacement Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered Certificateholders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the Depositor and the Trustee that, unless and until Replacement Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder only at the direction of one or more DTC Participants to whose DTC accounts the Certificates are credited. DTC may take actions, at the direction of the related DTC Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of indirect participants and certain banks, the ability of holders of beneficial interests in the Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a definitive certificate for such Certificates.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, globally offered Certificates (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to United States corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as Participants.

     Non-United States holders (as described below) of Global Securities will be subject to United States withholding taxes unless such holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

  Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf or their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

  Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to United States corporate debt obligations issued in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one Business Day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of (i) the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of (i) the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be backed-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the United States from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

  Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% United States withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by United States persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the United States entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-United States Persons (Form W-8). Beneficial owners of Global Securities that are non-United States persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of

Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-United States Persons with effectively connected income (Form 4224). A non-United States person, including a non-United States corporation or bank with a United States branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-United States Persons resident in treaty countries (Form 1001). Non-United States persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or their agent.

     Exemption for United States Persons (Form W-9). United States persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     United States Federal Income Tax Reporting Procedure. The Certificate Owners of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, file by submitting the appropriate form to the person through whom it holds (the clearing agent, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     This summary does not deal with all aspects of United States Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will cause the Trustee to forward with each distribution to each Certificateholder of record a statement setting forth the following information as to each Class of Certificates to the extent applicable:

          (a) the amount, if any, of such distribution allocable to principal on the Mortgage Loans and Mortgage Certificates, separately identifying the aggregate amount of any Principal Prepayments included therein;

          (b) the amount of such distribution allocable to interest on the Mortgage Loans and Mortgage Certificates;

          (c) the amount of Deferred Interest, if any, added to the aggregate Principal Balance of the Mortgage Loans and Mortgage Certificates during such month;


          (d) the aggregate amount, by Class, of any Advances included in the amounts actually distributed;

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

          (e) the aggregate Principal Balance of the Mortgage Loans as of the close of business on the last day of the Prepayment Period prior to the immediately preceding Installment Due Date, after giving effect to payments allocated to principal reported under clause (a) above and to amounts of Deferred Interest, if any, added to principal under clause (c) above;

          (f) the related amount of Administration Fees, as adjusted, pursuant to the Agreement, retained or withdrawn from the Certificate Account by the Master Servicer and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other items;

          (g) the number and aggregate Principal Balances of Mortgage Loans delinquent with respect to (a) one Monthly Payment, and (b) two or more Monthly Payments, as of the close of business on the day prior to the immediately preceding Installment Due Date;

          (h) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure in respect of any Mortgage Loan as of the close of business on the day prior to the immediately preceding Installment Due Date;

          (i) the amount remaining in the Reserve Fund, if any, on the Distribution Date after any withdrawal reported under clause (f) above;

          (j) the weighted average Mortgage Pass-Through Rate as of the first day of the month immediately preceding the month of the Distribution Date; and

          (k) all Advances recovered during the related Prepayment Period.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer will cause the Trustee to furnish a report to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to clauses (a) through (k) above for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as the Master Servicer deems necessary or desirable for Certificateholders to prepare their tax returns. (Section 4.4.) Information in the monthly and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee annually a report by independent public accountants with respect to the Master Servicer's servicing of the Mortgage Loans. (Section 3.12.) See '-- Evidence as to Compliance' below.

REPORTS TO THE TRUSTEE


     No later than 25 days after each Distribution Date, the Master Servicer will provide the Trustee with a report, certified by a Servicing Officer, setting forth the status of the Certificate Account as of the close of business on such Distribution Date, stating that all distributions required to be made by the Master Servicer under the Agreement have been made (or if any required distribution has not been made by the Master Servicer specifying the nature and status thereof and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Certificate Account for each category of deposits and withdrawals specified in the Agreement). Such statement shall also include information as to the aggregate unpaid Principal Balances of all the Mortgage Loans and Mortgage Certificates as of the day prior to the immediately preceding applicable Installment Due Date. Copies of such reports may be obtained by Certificateholders upon request in writing from the Trustee or from the Master Servicer that is identified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and any applicable credit enhancement applicable thereto and will, consistent with the Agreement, follow such collection procedures as it follows with respect to its own conventional one-to-four-unit residential first mortgage loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment charge or other charge in connection with a Mortgage Loan; and (ii) arrange a schedule, running for no more than 180 days after the Installment Due Date for payment of any installment on any

Mortgage Note, for the liquidation of delinquent items. (Section 3.2.) In servicing ARMs, the Master Servicer will on occasion accommodate borrower inquiries regarding the notice of interest rate adjustments by deferring the effective date of the adjustment and requesting the borrower to agree to reduce the notice period provided in the related mortgage note. The result of any deferrals of the effective date of rate adjustments to Mortgage Loans included in a Pool, during periods of rising interest rates, may be to reduce the yield to investors in Certificates evidencing interests in such Pool.

     In connection with any assumption or substitution, the Mortgage Interest Rate will not be changed, but the Maximum Rate and Minimum Rate may be revised as described above under 'Yield Considerations and Risks' if so specified in the related Prospectus Supplement. (Section 3.6.)

     Certain of the Mortgage Loans may provide for payment by the Mortgagor to the Master Servicer of amounts to be used for payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagor. Such amounts, if any, will not become part of the Trust Fund and Certificateholders will possess no interest therein. The Master Servicer may deal with these amounts in accordance with its normal servicing procedures. (Section 3.2.)


     Pursuant to each Agreement, the Master Servicer will be responsible for servicing and administering the Mortgage Loans, but will be permitted to enter into a Servicing Agreement with a Qualified Lender or another eligible institution (the other party to such Servicing Agreement hereafter referred to as a 'Servicer'), to perform all or part of such functions under its supervision that it would otherwise be required to perform as described below.

     The Master Servicer, or the Servicer, subject to general supervision of the Master Servicer, will diligently perform all services and duties specified in each Agreement, or Servicing Agreement, in the same manner as prudent mortgage lending institutions would perform with respect to mortgages of the same type as the Mortgage Loans in those jurisdictions where the related Mortgaged Properties are located. The Master Servicer will monitor the performance of the Servicer and will have the right to remove such Servicer at any time if it considers such removal to be in the best interest of the related Certificateholders. The duties to be performed by the Master Servicer, directly or through the Servicer, will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure. In the event a Servicing Agreement shall be terminated by the Master Servicer the servicing function of the Servicer thereunder shall be either transferred to a substitute servicer or performed by the Master Servicer. The Master Servicer shall be entitled to retain the portion of the Administration Fee paid to the Servicer under a terminated Servicing Agreement in the event the Master Servicer shall elect to perform such servicing functions itself.

     The Master Servicer will be paid an Administration Fee for the performance of its services and duties under each Agreement as specified in the related Prospectus Supplement. Additionally, the Master Servicer or the Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from Mortgagors.

HAZARD INSURANCE

     The Depositor and/or the Master Servicer will obtain for each Mortgage Loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage in the applicable state. The Master Servicer will cause to be maintained for each Mortgage Loan such hazard insurance policy. Such coverage will be in an amount equal to the lesser of the principal balance of the Mortgage Loan and the replacement cost of the improvements securing such Mortgage Loan. As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be credited to the Certificate Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to credit to the Certificate Account the amounts which would have been credited thereto but for such clause. (Section 3.5.)

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lighting, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore do not contain identical terms and conditions, the basic terms thereof are dictated by applicable law and most such policies typically do not cover any physical damages resulting from the following: war, revolution, governmental actions, flood and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, hurricanes, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If any Mortgaged Property was located in a federally designated special flood hazard area at the time of origination, the Master Servicer will cause to be maintained a flood insurance policy on such Mortgaged Property up to the maximum amount available or to the full amount of the related Mortgage Loan.

     The hazard insurance policies covering Mortgaged Properties typically will contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage then the insurer's liability in the event of partial loss shall not exceed the greater of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since residential properties have appreciated in value over time, from time to time, in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. However, until the Subordinated Amount is reduced to zero (and provided any applicable special loss limitation described in the related Prospectus Supplement has not been exceeded), Senior Certificateholders will not realize a loss by reason of uninsured hazard losses or application of the requirement if there are sufficient funds otherwise due the Subordinate Certificateholders or held in the Reserve Fund, if any, to pay Senior Certificateholders the amount which they are entitled to receive.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Master Servicer will be obligated under the Agreement to follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its general mortgage servicing activities to realize upon defaulted Mortgage Loans. However, in the case of damage to a Mortgaged Property, the Master Servicer is not required to expend its own funds in connection with foreclosure or to restore any damaged property unless it reasonably determines
(i) that such foreclosure and/or restoration will increase the Liquidation Proceeds to Certificateholders after reimbursement to the Master Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds of the sale of the Mortgaged Property. In the event that the Master Servicer has expended its own funds to restore damaged property, it will be entitled to charge the Certificate Account, out of related Liquidation Proceeds, an amount equal to expenses incurred by it. (Section 3.7.)

     The Master Servicer may sell property securing a defaulted Mortgage Loan at a trustee's sale or, in the event a deficiency judgment is available against the Mortgagor or other person (see 'Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders' herein for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. It is anticipated that in most cases the Master Servicer will not seek deficiency judgments against defaulting Mortgagors. The Depositor and/or the Master Servicer will be entitled to elect to purchase defaulted Mortgage Loans or Mortgage Loans as to which the related Mortgagor has tendered a deed in lieu of foreclosure from the Trust Fund for a purchase price equal to the Principal Balance plus accrued and unpaid interest thereon. In the event the Master Servicer purchases such a Mortgage Loan, any gain realized in a liquidation proceeding on such Mortgage Loan will not be paid to the Trust Fund. If the Master Servicer does not purchase such a Mortgage Loan, any gain realized in a liquidation proceeding on such Mortgage Loan will be paid to the Trust Fund for distribution to the Certificateholders, less reasonable reimbursement to the Master Servicer for its expenses. If the Trust Fund elects to be treated as a REMIC, such gain would become an asset of the REMIC Residual Holders to the extent such gain is not necessary to make payments due to the holders of regular interests. Often, the holder of property acquired through foreclosure maximizes recovery by providing financing to a new purchaser. The Trustee will not be empowered to provide such financing and the Master Servicer may, but will not be obligated to, do so. This may result in a Pool experiencing greater losses with respect to defaulted Mortgage Loans than might otherwise be the case.

     Until the Subordinated Amount is reduced to zero (and provided any applicable special loss limitation has not been exceeded), if Liquidation Proceeds are less than the sum of the Principal Balance of the defaulted Mortgage Loan and the Master Servicer's expenses, Senior Certificateholders will not realize a loss.

     Except as otherwise specified in the related Prospectus Supplement, with respect to any payment of interest received by the Master Servicer in respect to a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to the related Mortgage Loan, the Master Servicer shall retain only its pro rata share of such interest payment. (Section 3.2.)

     With respect to a Series of Certificates for which a REMIC election (see 'Certain Federal Income Tax Consequences' herein) is made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or imminent default of any Mortgage Loan secured by such Mortgaged Property, the Trustee will be required to dispose of such property within two years after the date on which ownership of such property is acquired.

ADMINISTRATION FEES, COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer is entitled to receive a Master Servicing Fee with respect to each Mortgage Loan, which may be variable, as described in the Agreement. The Master Servicer's aggregate Master Servicing Fee for any month may be subject to adjustment as described above under 'Adjustment to Master Servicing Fees in Connection with Prepayment Interest Shortfall.' The Master Servicer may either retain the Master Servicing Fees to which it is entitled before making required deposits to the Certificate Account or may withdraw them from the Certificate Account.

     Since the Master Servicing Fees are percentages of the then outstanding Principal Balance of each Mortgage Loan each month, the Master Servicer's aggregate compensation will decrease as the Mortgage Loans amortize. In addition to such compensation, the Master Servicer will retain all assumption fees, late payment charges and other charges, to the extent collected from Mortgagors.

     The Master Servicer will pay certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, and payment of expenses incurred in connection with distributions and reports to Certificateholders. (Section 3.9.)

     The Master Servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans, including under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds. The Master Servicer is also entitled to reimbursement from the Certificate Account for Advances. (Sections 3.3 and 3.7.)

EVIDENCE AS TO COMPLIANCE

     The Agreement will provide that on or before April 30 of each year, beginning, with respect to a Series of Certificates, with the April 30 of the year which begins not less than six months after the initial issuance of such Series of Certificates, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans of each Series and that, either (a) on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC, such firm is of the opinion that such servicing has been conducted in compliance with the manner of servicing set forth in the Agreement except for
(i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement or (b) that their examination conducted substantially in compliance with the uniform single audit program for mortgage bankers disclosed no exceptions or errors in the records relating to mortgage loans serviced for others that in their opinion are material and that such program requires them to report. (Section 3.12.) The Agreement will also

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

provide for delivery to the Trustee of an annual statement signed by an officer of each Master Servicer to the effect that such Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year. (Section 3.11.)

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     Unless otherwise specified in the applicable Prospectus Supplement, a Master Servicer may not resign from its obligations and duties as Master Servicer under the Agreement, except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed such Master Servicer's obligations and duties under the Agreement. (Section 6.4.) If a Master Servicer resigns for any of the foregoing reasons, it is possible that the Trustee would be unable or unwilling to assume responsibility for servicing the Mortgage Loans under the Agreement and would therefore seek to appoint another institution as mortgage servicer as described under 'Rights Upon Default' below. Such Master Servicer may, however, arrange for its duties under the Agreement to be performed by a subservicer, or the other Master Servicer, if any, so long as the Master Servicer remains responsible for the performance of such duties.

     The Agreement will also provide that neither the Master Servicer nor any director, officer, employee or agent of the Master Servicer will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement further provides that the Master Servicer and any director, officer, employee or agent of any Master Servicer is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement provides that the Master Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any Master Servicer may, however, in its discretion, subject to the terms and conditions of the Agreement, undertake any such action which it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and such Master Servicer and the other Master Servicer, if any, will be entitled to be reimbursed therefor and charge the

Certificate Account for such reimbursement, such right of reimbursement being prior to the rights of Certificateholders to receive any amounts in the Certificate Account. (Section 6.3.)

     Any person into which a Master Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which such Master Servicer is a party, or any person succeeding to the business of such Master Servicer will be such Master Servicer's successor under the Agreement. (Section 6.2.)

[BACK-UP MASTER SERVICER

     Pursuant to the Agreement relating to any Series, ABN AMRO Bank N.V. or another successor back-up master servicer appointed pursuant to such Agreement will serve as back-up master servicer (the 'Back-Up Master Servicer') and assume the duties of the Master Servicer after a notice of termination of the Master Servicer or if the Master Servicer fails to perform certain duties. The Back-Up Master Servicer shall have no liability for any act of the Master Servicer prior to such assumption.]

SPECIAL SERVICING AGREEMENTS

     The Pooling and Servicing Agreement may permit the Master Servicer to enter into a special servicing agreement with an unaffiliated holder of subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may instruct the Master Servicer and if applicable, any sub-Servicer, to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. Such commencement or delay at such holder's direction will be taken by the Master Servicer only after such holder deposits a specified amount of cash with the Master Servicer. Such cash will be available for distribution to the Certificateholders if proceeds resulting from a liquidation or foreclosure are less than they otherwise may have been had the Master Servicer acted pursuant to their normal servicing procedures.

EVENTS OF DEFAULT

     Events of Default under the Agreement consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund or 51% of the Percentage Interest of any Class of Certificates; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund or 51% of the Percentage Interest of any Class of Certificates; and (iii) certain decrees or orders in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations. (Section 7.1.)

RIGHTS UPON DEFAULT

     So long as an Event of Default remains unremedied, the Trustee or Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund or 51% of the Percentage Interest of any Class of Certificates may terminate all of the rights and obligations of the Master Servicer under the Agreement, whereupon the Trustee will succeed to all of the Master Servicer's responsibilities, duties and liabilities under the Agreement and will be entitled to monthly servicing compensation not to exceed the Administration Fees. In the event that the Trustee is unwilling or unable to so act, it may select, pursuant to the public bid or such other procedure described in the Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. In the event such public bid procedure is used, the successor Master Servicer would be entitled to servicing compensation in such amounts, up to the servicing compensation provided by Section 3.9 of the Agreement, as may be agreed by the Trustee, and the Depositor, or if the Trust Fund elects REMIC status, the Residual Certificateholder, would be entitled to receive the net profits, if any, realized from the sale of such servicing rights and obligations under the Agreement. (Sections 7.1 and 7.5.)

     During the continuance of any Event of Default, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders. Certificateholders holding Certificates evidencing Fractional Undivided Interests, aggregating not less than 25% of the Trust Fund or 51% of the Percentage Interest of each Class of Certificates, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders. (Sections 7.2 and 7.3.)

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     No Certificateholder, solely by virtue of its status as a
Certificateholder, will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such Certificateholder previously has given to the Trustee written notice of default and unless Certificateholders holding Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days thereafter has neglected or refused to institute any such proceeding. (Section 10.3.)

AMENDMENT

     The Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein; (iii) to permit the trust to be subject to the REMIC Provisions under the Code; or (iv) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement, provided that such action will not adversely affect in any material respect the interests of any Certificateholder. The Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of Certificateholders holding Certificates evidencing Percentage Interests aggregating not less than 50% of the Trust Fund for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of such Certificateholders; (b) adversely affect in any material respect the interest of Certificateholders holding Senior Certificates in a manner other than as described in clause (a) above without the consent of Certificateholders holding Senior Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Senior Certificates; (c) adversely affect in any material respect the interest of Certificateholders holding Subordinate Certificates in a manner other than as described in clause (a) above without the consent of Certificateholders holding Subordinate Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Subordinate Certificates; or (d) reduce the aforesaid percentages of Certificates the Certificateholders of which are required to consent to any such amendment without the consent of all the Certificateholders of the Class or Classes affected then outstanding. (Section 10.1.) For purposes of giving any such consent (other than a consent to an action which would adversely affect in any material respect the interests of the Subordinate Certificateholders while the Depositor or the Master Servicer or any affiliate is a Subordinate Certificateholder holding Certificates aggregating not less than 66-2/3% of the Fractional Undivided Interests evidenced by all of the Subordinate Certificateholders), any Certificates registered in the name of the Master Servicer or any of its affiliates shall be deemed not to be outstanding. (Article I.)

TERMINATION

     The obligations created by the Agreement will terminate upon the payment to Certificateholders of all amounts held by the Master Servicer and required to be paid to them pursuant to the Agreement after the earlier of (i) the final payment or other liquidation (or any Advance made with respect thereto) of the last Mortgage Asset subject thereto and the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Asset, or (ii)

if the applicable Prospectus Supplement so provides, the repurchase by the Depositor, the Master Servicer or the Residual Holder, if any, from the Trustee of all Mortgage Assets at the time subject to the Agreement and all property acquired in respect of any Mortgage Asset. Unless otherwise specified in the applicable Prospectus Supplement any repurchase pursuant to clause (ii) above will be at a price equal to the sum of (a) the principal balance of each Mortgage Loan or Mortgage Certificate plus accrued interest thereon at the Mortgage Pass-Through Rate or Mortgage Certificate interest rate, as applicable, to the next Installment Due Date, less any unreimbursed Advances made with respect to any such Mortgage Asset and (b) the fair market value of all acquired property in respect of any Mortgage Assets, less any unreimbursed Advances made with respect to any such Mortgage Loans. The exercise of such repurchase right will effect early retirement of the Certificates, but the Depositor's, the Master Servicer's or the Residual Holder's right to so purchase will be subject to the aggregate principal balance of the Mortgage Assets at the time of repurchase being less than the percentage of the aggregate principal balance of the Mortgage Assets as of the Cut-off Date as will be specified

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in the applicable Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 60 years from the date of execution and delivery of the Agreement. The Master Servicer will give written notice of termination of the Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of non book-entry Certificates at an office or agency of the Master Servicer specified in the notice of termination. (Section 9.1.)

                              CREDIT ENHANCEMENTS

GENERAL

     For any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Credit enhancement may be in the form of the establishment of one or more reserve funds, subordination of one or more Classes of the Certificates of such Series, letters of credit, use of a bankruptcy bond, repurchase bond or special hazard insurance policy, certificate guarantee insurance policy, the use of cross-support features or another method of credit enhancement described in the related Prospectus Supplement, or combination of the foregoing, in any case, in such amounts and having such terms and conditions as are acceptable to each Rating Agency which assigns a rating to the Certificates of the Related Series.

     To the extent any of the forms of credit enhancement described above and further described below or other forms of credit enhancement are obtained for a Series of Certificates, or deposits made in lieu thereof, a description of such credit enhancement will be more fully set forth in the related Prospectus Supplement.

SUBORDINATION

     Unless otherwise specified in the related Prospectus Supplement, each

Series of Certificates will include Subordinate Certificates. The rights of the Subordinate Certificateholders to receive distributions with respect to the Mortgage Loans are subordinate to such rights of the Senior Certificateholders to the extent of the then Subordinated Amount, as described below, or as otherwise described in the applicable Prospectus Supplement. The Subordinated Amount (before giving effect to Aggregate Losses described below) will be determined in accordance with a schedule described in the applicable Prospectus Supplement. The Subordinated Amount, as so determined at any time, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses will be defined in the Agreement as generally including the aggregate amount of delinquencies, losses and other deficiencies (other than any deficiency consisting of interest on any unpaid amounts due the Senior Certificateholders) in the amounts due the Senior Certificateholders previously borne by the Subordinated Certificateholders, whether by way of withdrawal from the Reserve Fund, if any, described below, reduction in amounts otherwise available to the Subordinate Certificateholders or otherwise (as adjusted for the aggregate amounts of such delinquencies, losses and other deficiencies previously recovered on the Mortgage Loans).

SHIFTING INTEREST CREDIT ENHANCEMENT

     The protection afforded to the Senior Certificateholders of a Series of Certificates by the subordination feature described above under 'Subordination' will be effected by the preferential right of the Senior Certificateholders to receive current distributions from the Pool and, if so specified in the related Prospectus Supplement, such subordination feature will be enhanced by distributing to one or more Classes of Senior Certificates on certain Distribution Dates, as payments of principal, certain Principal Prepayments in the related Pool under the circumstances and for the period of time set forth therein ('Shifting Interest Credit Enhancement'). Shifting Interest Credit Enhancement will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest evidenced by the Subordinated Certificates in the related Trust Fund. Increasing the respective interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

OVERCOLLATERALIZATION

     If so specified in the related Prospectus Supplement, interest collections on the Mortgage Loans may exceed interest payments on the Certificates for the related Payment Date. Such amounts may be deposited into the Reserve Fund or applied as a payment of principal on the Certificates. To the extent such amounts are applied as

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principal payments on the Certificates, the effect will be to reduce the principal balance of the Certificates relative to the outstanding balance of the Mortgage Loans, thereby creating 'Overcollateralization' and additional protection to the Certificateholders, as specified in the related Prospectus Supplement.


RESERVE FUND

     In addition to the preferential right of the Senior Certificateholders to receive current distributions from the Pool (to the extent of the then Subordinated Amount), to the extent described in the related Prospectus Supplement the Master Servicer may establish and maintain with the Trustee a reserve fund (the 'Reserve Fund'). The related Prospectus Supplement will state whether or not the Reserve Fund, if any, will be part of the Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the Depositor will make an initial cash deposit (the 'Initial Deposit') to the Reserve Fund, if any, equal to the amount specified in the related Prospectus Supplement and following the initial issuance of the Certificates and until the balance of such Reserve Fund equals the sum of (i) the Initial Deposit, if any, and (ii) an amount specified in the applicable Prospectus Supplement (the 'Specified Reserve Fund Balance'), the Trustee or the applicable Paying Agent will withhold distributions of principal and interest otherwise available to the Subordinate Certificateholders and deposit such amounts in such Reserve Fund, unless otherwise described in the Prospectus Supplement. After the Specified Reserve Fund Balance is attained, the Trustee or the applicable Paying Agent will withhold distributions of principal only from the Subordinate Certificateholders and deposit such amounts in the Reserve Fund, if any, as necessary to maintain the Specified Reserve Fund Balance applicable at the time, unless otherwise described in the Prospectus Supplement. Amounts in the Reserve Fund, if any, will be transferred to the Certificate Account for distribution to Senior Certificateholders to the extent required to make full distributions to such holders on a particular Distribution Date. The related Prospectus Supplement will set forth when and to what extent the Specified Reserve Fund Balance may be reduced. Unless otherwise specified in the Prospectus Supplement, if the Subordinated Amount is reduced to zero, under certain circumstances, an amount equal to the sum of (i) the Initial Deposit and (ii) the funds remaining in any Reserve Fund at the time the Subordinated Amount is reduced to zero will be distributed to the Holders of the Subordinate Certificates.

LETTER OF CREDIT

     Credit enhancement with respect to a Series of Certificates may be provided by the issuance of a letter of credit by a bank or financial institution specified in the related Prospectus Supplement (the 'L/C Bank'). The maximum obligation of the L/C Bank under the letter of credit will be to honor requests for payment thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage set forth in the related Prospectus Supplement of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans evidenced by each Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a Series of Certificates will be in compliance with the requirements established by the Rating Agency rating such Series, and will be set forth in the Prospectus Supplement relating to such Series of Certificates.

SURETY BOND

     If so specified in the related Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a surety bond issued by an insurer named therein.


SPECIAL HAZARD INSURANCE POLICY

     If so specified in the Prospectus Supplement with respect to a Series of Certificates, the Depositor or the Master Servicer will obtain a special hazard insurance policy (the 'Special Hazard Insurance Policy') for such Series, issued by the insurer specified in such Prospectus Supplement (the 'Special Hazard Insurer') and covering any special hazard amount ('Special Hazard Amount'). The Master Servicer will in that event exercise its best reasonable efforts to keep or cause to be kept a Special Hazard Insurance Policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will pay the premiums on each Special Hazard Insurance Policy on a timely basis. Claims under such Special Hazard Insurance Policy will generally be limited to a percentage set forth in the Prospectus Supplement (expected to be not greater than 1%) of the aggregate principal balance as of the Cut-off Date of the Mortgage Loans comprising

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the related Pool. The terms of any Special Hazard Insurance Policy will be more fully described in the applicable Prospectus Supplement.

BANKRUPTCY BOND

     If so specified in the Prospectus Supplement with respect to a Series of Certificates, the Depositor or the Master Servicer will obtain a bankruptcy bond (the 'Bankruptcy Bond') for such Series. The obligor on, and the amount of the coverage of, any such Bankruptcy Bond will be set forth in the applicable Prospectus Supplement. The Master Servicer will exercise its best reasonable efforts to maintain and keep or cause to be maintained and kept the Bankruptcy Bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis. Each Bankruptcy Bond will cover certain losses resulting from an extension of the maturity of a Mortgage Loan, or a reduction by the bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the federal Bankruptcy Code. See 'Certain Legal Aspects of the Mortgage Loans.'

CROSS-SUPPORT FEATURES

     If the Mortgage Assets for a Series are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit enhancement may be provided by a cross-support feature which requires that distributions be made on Senior Certificates evidencing the beneficial ownership of one Asset Group prior to distributions to Subordinate Certificates evidencing beneficial ownership in another Asset Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

OTHER ARRANGEMENTS FOR CREDIT ENHANCEMENTS


     Certain other arrangements for credit enhancement (including but not limited to a letter of credit, limited guaranty, surety bond, insurance contract or reserve fund) may be applicable to a Series of Certificates, to the Mortgage Loans and/or Mortgage Certificates included in the related Pool and/or to the mortgage loans underlying such Mortgage Certificates, as described in the related Prospectus Supplement. In addition, unless otherwise provided in the related Prospectus Supplement for a Series, at any time a surety bond, letter of credit or other form of credit enhancement may be substituted for the credit support arrangement in effect initially for such Series (or any substitute therefor) to the extent permitted by the rating agencies rating such Series of Certificates, without resulting in a downgrading of the current rating of the Certificates of such Series.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or the mortgage loans underlying the Mortgage Certificates is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and the mortgage loans underlying the Mortgage Certificates.

GENERAL

     The Mortgage Loans and the mortgage loans underlying the Mortgage Certificates (other than Co-op Loans) will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner; and the mortgagee, who is the lender. In a mortgage state instrument, the mortgagor delivers to the mortgagee a note or bond evidencing the

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loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the borrower-homeowner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages or deeds of trust depends on their terms or the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office.

FORECLOSURE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     In case of foreclosure under either a deed of trust or a mortgage, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including maintaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds. Courts have applied equitable principles to a lender's utilization of the foreclosure process in order to avert a mortgagor's loss of his residence for technical or trivial defaults. Some courts have been faced with the issue of whether the particular foreclosure statutes in their states meet federal or state constitutional requirements for fair and adequate notice. In most instances, such courts have upheld such notice provisions as being reasonable or as not involving sufficient state action to invoke such constitutional provisions.

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RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 case under the federal Bankruptcy Code, if a court determines that the value of a debtor's principal residence is less than the principal balance of the loan, the court may, as part of the rehabilitation plan, unless the home is the sole collateral for the mortgage loan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the case, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Regardless of whether a mortgage loan is secured by the debtor's principal residence, the rehabilitation plan may provide for the reinstatement of any payment defaults over a period of up to 5 years. In addition, the federal Soldiers' and Sailors' Civil Relief Act of 1940 may reduce the rate of interest payable on any mortgage loan as to which the mortgagor is a military reservist called to active duty, and may interfere with the lender's right to foreclose upon the related mortgage or deed of trust. In a Chapter 7, Chapter 11 or Chapter 13 case under the federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. If the debtor's principal residence is not the only security for the mortgage loan, the lender's lien may be transferred to other collateral and/or be

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limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates in confirmed Chapter 11 and Chapter 13 plans and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 and Chapter 13 plans of reorganization. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust.

     Numerous federal and some state consumer protection laws and environmental laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. The consumer protection laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specified statutory liability upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

JUNIOR LIENS; RIGHTS OF SENIOR LIENHOLDERS

     The rights of the Trust Fund (and therefore the Certificateholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the junior mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the holders thereof assert their subordinate interest in a property in foreclosure litigation or satisfy the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed.

     The form of mortgage or deed of trust used by most institutional lenders typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an 'obligatory' or 'optional' advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement to a 'credit limit' amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property

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and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

'DUE-ON-SALE' CLAUSES

     The Agreement will provide that, when any mortgaged property underlying a Mortgage Loan is about to be conveyed by the mortgagor, the Master Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the 'due-on-sale' clause applicable thereto, if any, unless it is not exercisable under applicable law or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or would, in the Master Servicer's judgment, be reasonably likely to result in litigation by the mortgagor. In either case, the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any related primary mortgage insurance policy and the Mortgage Interest Rate with respect to such Mortgage Loan and the payment terms shall remain unchanged. The Master Servicer will also be authorized, with the prior approval of any primary mortgage insurer (unless such approval is precluded by the terms of the Mortgage Loan) to enter into, on behalf of the Trustee, a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note.

     By virtue of the Garn-St Germain Depository Institutions Act of 1982 (the 'Act'), a Servicer or the Master Servicer may generally be permitted to accelerate any Mortgage Loan which contains a 'due-on-sale' clause upon transfer of an interest in the property subject to the deed of trust or mortgage. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or child(ren) becomes an owner of the property in each case where the transferee(s) will occupy the property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and
(vi) other transfers as set forth in the Act and the regulations thereunder. As a result, a lesser number of Mortgage Loans which contain 'due-on-sale' clauses may extend to full maturity than recent experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the Mortgage Loans, however, cannot be predicted. See 'Maturity Considerations--Prepayment Considerations.'

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA') and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale or operates a mortgaged property may become liable in certain circumstances for the costs of remedial action ('Cleanup Costs') if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. For any particular Series of Certificates, it is possible that such Cleanup Costs could become a liability of the related Trust Fund and reduce the amounts otherwise distributable to the related Certificateholders if such Cleanup Costs

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are incurred in connection with a Mortgaged Property held by such Trust Fund.
Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a 'Superlien'). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination or the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, unless otherwise specified in the Prospectus Supplement, the Qualified Lenders will not have made such evaluation prior to the origination of the Mortgage Loans nor will the Mortgage Asset Seller or the Depositor have required that such evaluation be made by the originators who have sold the Mortgage Loans to them. Neither the applicable Servicer nor the Master Servicer will be required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor, the Trustee nor the Master Servicer makes any representations or warranties or assumes any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances. See 'Description of the Certificates--Realization Upon Defaulted Mortgage Loans.'

SUBORDINATE FINANCING

     Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgage property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

     The Depositor will represent and warrant for the benefit of Certificateholders that the Mortgage Loans were originated in full compliance with applicable state laws, including usury laws.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Standard forms of note, deed of trust and mortgage generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Master

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Servicer or the Servicers) will be retained by the Master Servicer or the
Servicers as additional servicing compensation.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

CO-OP LOANS

     To the extent set forth in the Prospectus Supplement, certain of the Mortgage Loans may have been made in connection with a purchase or refinance of cooperative apartments. Such Co-op Loans are not secured by liens on real estate. The 'owner' of a cooperative apartment does not own the real estate constituting the apartment but owns shares of stock in a corporation which holds title to the building in which the apartment is located, and by virtue of owning such stock is entitled to a proprietary lease to occupy the specific apartment (the 'Lease'). Thus, a Co-op Loan is a personal loan secured by a lien on the shares and an assignment of the Lease. If the borrower defaults on a Co-op Loan, the lender's remedies are similar to the remedies which apply to a foreclosure of a mortgage or deed of trust, in that the lender can foreclose the loan and assume 'ownership' of the apartment.

     There are certain risks which arise as a result of the cooperative form of ownership which differentiate Co-op Loans from other types of mortgage loans. For example, the power of the board of directors of most cooperative corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination) or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, cooperative apartment owners run a special risk in buildings where the 'sponsor' (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold apartments if the sponsor were to go into default on a loan which is secured by a mortgage on the building. In such event the unit owners would be forced by special assessment to make the payments on the delinquent loan or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the special assessment, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building (and a corresponding loss of the lender's security for its Co-op Loan).

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The Federal income tax consequences of an investment in a Certificate of a Series or a Class thereof will vary depending on the characteristics of such Certificate. The following is a general discussion of the anticipated material Federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. The discussion is based upon the Internal Revenue Code of 1986, as amended (the 'Code'), its legislative history, existing and proposed regulations thereunder, including regulations (the 'REMIC Regulations' and 'OID Regulations') promulgated under the real estate mortgage investment conduit and original issue discount provisions of the Code, published rulings and court decisions, all as in effect and existing

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on the date hereof and all of which are subject to change at any time, possibly on a retroactive basis, and to differing interpretations. The OID Regulations do not provide guidance on the computation of the accrual of original issue discount under section 1272(a)(6) of the Code with respect to regular interests in a REMIC.

     The following discussion applies only to those persons who are the original holders of the Certificates and who hold Certificates as capital assets, and does not address the tax consequences to taxpayers who are subject to special rules (such as foreign persons, tax-exempt organizations and insurance companies) or aspects of Federal income taxation that may be relevant to a prospective investor based upon such investor's particular tax situation. This discussion generally does not address the state, local or foreign tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their tax advisors in determining the Federal, state, local, foreign or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder. The following discussion addresses securities of two general types: (i) certificates representing interests in a Trust Fund, or a portion thereof, which the Master Servicer will covenant to elect to have treated as a REMIC under Code Sections 860A through 860G and (ii) certificates representing certain interests in a Trust Fund for which an election to be treated as a REMIC will not be made. The Prospectus Supplement for each Series of Certificates will indicate whether a REMIC election will be made for the related Trust Fund and, if such an election is made for the Trust Fund, will designate the related series of Certificates as either 'regular interests' or 'residual interests' in the REMIC. For purposes of this tax discussion, references to a 'Certificateholder' are references to the beneficial owner of a Certificate.

REMIC

  Classification of REMICs

     An election to be treated as a REMIC for federal income tax purposes may be made for a Trust Fund relating to a Series of Certificates. Such an election will generally be made if the related Trust Fund would not qualify as a grantor trust under subpart E, Part I of Subchapter J of the Code. Upon issuance of each Series of Certificates for which an election to be treated as a REMIC is made, Mayer, Brown & Platt, counsel to the Depositor, is of the opinion that, assuming
(i) ongoing compliance with all provisions of the Agreement which include requirements, among other things, that a REMIC election be made timely in the required form, certain representations set forth in the Agreement be true, and there be continued compliance with the applicable provisions of the Code, as it may be amended from time to time, and the applicable Treasury Regulations issued thereunder, and (ii) the accuracy of information contained in certain other documents, the Trust Fund issuing a Series of Certificates, under current Federal income tax law, will qualify as a REMIC (and will not be treated as an association or publicly traded partnership taxable as a corporation) for Federal income tax purposes, and the Certificates offered thereby will be considered to be 'regular interests' ('Regular Certificates') or 'residual interests' ('Residual Certificates') in a REMIC. Such opinion will be filed prior to issuance of such Series of Certificates as an exhibit to a post-effective amendment or in a Current Report on Form 8-K.

QUALIFICATION AS A REMIC

     In order for the Trust Fund to qualify as a REMIC, there must be ongoing compliance on the part of the Trust Fund with certain requirements set forth in the Code. First, the Trust Fund must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the Trust Fund, as of the close of the third calendar month beginning after the 'Startup Day' (which for purposes of this discussion is the date of issuance of the Certificates) and at all times thereafter, may consist of assets other than 'qualified mortgages' and 'permitted investments.' The REMIC Regulations provide a 'safe harbor' pursuant to which the de minimis requirement is met at any time when the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the Trust Fund's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.

     A qualified mortgage is any obligation (including any participation or certificate of beneficial ownership therein) that is principally secured by an interest in real property and, generally, that is (i) transferred to the Trust Fund on the Startup Day, (ii) purchased by the Trust Fund within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day or (iii) received by the REMIC within such three-month period in replacement of an obligation transferred to the REMIC on the Startup Day. Qualified mortgages also include a

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regular interest in another REMIC if the interest is transferred to the Trust
Fund on the start-up day in exchange for regular or residual interests in the Trust Fund. An obligation is 'principally secured by an interest in real property' if (i) the fair market value of the real property security is at least 80% of the principal amount of the related Mortgage Loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan. In rendering its opinion with respect to classification of the Trust Fund as a REMIC, Mayer, Brown & Platt will rely on certain representations in the Agreement and other documents regarding qualification of the Mortgage Loans as 'qualified mortgages.'

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is generally an investment of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding thirteen months, which investment must earn a return in the nature of interest. A qualified reserve asset is any intangible property held for investment that is part of any reserve reasonably required to be maintained to provide for payments of expenses or to provide security for payments due on regular or residual interests that otherwise may be delayed or defaulted upon because of default (including delinquencies) on the qualified mortgages or lower than expected reinvestment returns. Foreclosure property is real property acquired in connection with the default or imminent default of a qualified mortgage and generally held for not more than two years, plus extensions permitted by the Code.

     In addition to the foregoing requirements, the various interests in the Trust Fund also must meet certain requirements. A REMIC meets the interests test if all of the interests in the REMIC are either regular interests or residual interests, and there is one (and only one) class of residual interests (and all distributions with respect to the residual interests are made pro rata). A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The REMIC Regulations provide that an interest in a REMIC may be treated as a regular interest even if payments with respect to such interest are subordinated to payments on other interests in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, or expenses incurred by the REMIC. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. The Trust Fund must also adopt reasonable arrangements designed to ensure that 'disqualified organizations' do not hold residual interests and that tax information is furnished if this restriction is violated.

     The following discussion assumes that all requirements for REMIC qualification will be satisfied by the Trust Fund while there are any Regular Certificates outstanding. If a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, the Trust Fund may be taxable as a separate corporation, and the related Certificates would not be accorded the status or given the tax treatment described below. The Code provides that if (i) an entity ceases to be a REMIC,
(ii) the Secretary of the Treasury determines that such cessation was inadvertent, (iii) no later than a reasonable time after the discovery of the event resulting in such cessation, steps are taken so that such entity is once more a REMIC, and (iv) such entity, and each person holding an interest in such entity at any time during a period specified, agrees to make such adjustments as may be required by the Secretary of the Treasury with respect to such period, then, notwithstanding such terminating event, the entity will be treated as continuing to be a REMIC or such cessation will be disregarded, whichever the Secretary of the Treasury determines to be appropriate. While the Code authorizes the Treasury Department to issue Treasury Regulations providing relief in the event of an inadvertent termination of the status as a REMIC, no such Treasury Regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied.

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  Characterization of Investments in Certificates

     In general, (i) subject to the satisfaction of either the applicable holding period or the bona fide business purpose requirement of Code Section 593(d)(1)(D), Certificates owned by a 'domestic building and loan association,' a 'mutual savings bank,' or 'any cooperative bank without capital stock organized and operated for mutual purposes and without profit' within the meaning of Code Section 593(a) will be treated as 'qualifying real property loans' within the meaning of Code Section 593(d), in the same proportion that the assets of the Pool underlying such Certificates ('Assets') would be so treated; (ii) Certificates held by a domestic building and loan association will, under Code Section 7701(a)(19)(C)(xi), count toward satisfying the 60%

asset test applicable to those institutions under 7701(a)(19)(C) in the same proportion that the Assets would be treated as falling within one of the classes enumerated in 7701(a)(19)(C)(i) - (x) (including without limitation 'loans secured by an interest in real property' within the meaning of Section 7701(a)(19)(C)(v)); and (iii) Certificates held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(5)(B), and interest on the REMIC Certificates will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) in the same proportion that the Assets would be so treated. Moreover, if 95% or more of the Assets qualify for any of the foregoing treatments at all times during the calendar year, the Certificates will qualify for the corresponding status in their entirety for that calendar year. Certificates held by certain financial institutions will constitute an 'evidence of indebtedness' within the meaning of Code Section 582(c)(1).

     Certificateholders should be aware that (i) Certificates held by a real estate investment trust will not constitute 'Government securities' within the meaning of Code Section 856(c)(5)(A) and (ii) Certificates held by a regulated investment company will not constitute 'Government securities' within the meaning of Code Section 851(b)(4)(A)(i).

  Taxation of Owners of Regular Certificates

     For Federal income tax purposes, a Regular Certificate will be treated as a debt instrument issued by the REMIC and not as an ownership interest in the REMIC or the assets of the REMIC. The amounts includible in the income of a Regular Certificateholder will be determined under the accrual method.

     Original Issue Discount. The Regular Certificates may be issued with 'original issue discount' within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates issued with original issue discount will be required to include such original issue discount in gross income for Federal income tax purposes as it is deemed to accrue, in advance of the receipt of the cash attributable to such income.

     Rules governing original issue discount are set forth generally in Code Sections 1272, 1273 and 1275, and the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to regular interests in a REMIC, such as Regular Certificates. However, as discussed above, no Treasury Regulations have as yet been proposed or adopted regarding the computation of the accrual of original issue discount under Code Section 1272(a)(6). Further, the application of the OID Regulations to the Regular Certificates remains unclear in other respects because the OID Regulations either do not address, or are subject to varying interpretations with regard to, several relevant issues.

     Under the Code, the total amount of original issue discount on a Regular Certificate is the excess of the 'stated redemption price at maturity' of the Regular Certificate over its 'issue price.' Except as discussed in the following paragraph, in general, the issue price of a Regular Certificate offered hereunder will be determined with reference to the first price at which a substantial amount of the Certificates is sold for money (other than to bond houses or brokers). The stated redemption price at maturity of a Regular

Certificate will be the sum of all payments to be made on such Regular Certificate other than 'qualified stated interest payments.' Qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate that appropriately takes into account the length of the interval between payments. Qualified stated interest also includes certain stated interest on 'variable rate debt instruments' if the interest is unconditionally payable at least annually. The requirements for qualification of a debt instrument bearing a rate of interest other than a fixed rate as a 'variable rate debt instrument' and for qualification of stated interest on a variable rate debt instrument as 'qualified stated interest' are complex, and no assurance can be given that all stated interest on Regular Certificates will constitute qualified stated interest. For a general discussion of the treatment of variable rate

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interest, see 'Investment in Certificates Not Representing Interests in a
REMIC--Taxation of Owners of P&I Certificates--Variable Rate Certificates,' below. Generally, the stated redemption price at maturity of a Regular Certificate will be its initial Certificate Balance. Under the OID Regulations, if any portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued prior to the issue date of such Regular Certificate, and if such pre-issuance accrued interest will be paid on the first payment date within one year of the issue date, the issue price of the Regular Certificate may be computed by subtracting from the issue price (as otherwise determined) such pre-issuance accrued interest. If the issue price is so computed, the actual payment of such pre-issuance accrued interest will be treated as a return of the excluded pre-issuance accrued interest, rather than as an amount payable on the debt instrument.

     Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a Regular Certificate will be considered to be zero, and all stated interest will be treated as qualified stated interest includible under the accrual method of accounting, if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average life of the Regular Certificate. However, under the OID Regulations, the holder of a Regular Certificate that has de minimis OID would be required to include such de minimis OID in income as principal payments are made in proportion to the ratio that each such principal payment bears to the stated principal amount of such Regular Certificate. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) until each payment included in the stated redemption price at maturity is expected to be made by (ii) a fraction, the numerator of which is the amount of such payment and the denominator of which is the total amount of payments included in the stated redemption price at maturity of such Regular Certificate. The Internal Revenue Service may take the position that this rule should be applied taking into account the Prepayment Assumption (described below) and the effect of any anticipated investment income.

     For purposes of computing the accrual of original issue discount on the

Regular Certificates issued by a REMIC, Code Section 1272(a)(6) requires that a reasonable assumed prepayment rate (the 'Prepayment Assumption') be used with respect to mortgage loans held by a REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. Code Section 1272(a)(6) provides that the Prepayment Assumption is to be determined in the manner prescribed in Treasury Regulations. As noted above, those Treasury Regulations have not been issued. The Conference Committee Report discussing Code Section 1272(a)(6) (the 'Committee Report') indicates that the Treasury Regulations will provide that the Prepayment Assumption used in determining the amount and rate of accrual of discount with respect to a Regular Certificate must be the same as that used in pricing the initial offering of such Regular Certificate. The Prepayment Assumption used by the Master Servicer in reporting original issue discount for each series will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate Prepayment Assumption to be used in deciding whether or not to purchase any of the Regular Certificates.

     Original issue discount is accrued by a Regular Certificateholder by including in its gross income the sum of the 'daily portions' of original issue discount, if any, on its Regular Certificate for each day during its taxable year on which it held such Regular Certificate. In general, in the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined based on the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate in future periods and (B) the distributions made on such Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Regular Certificate at the beginning of the accrual period. The excess will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for that day. Although the OID Regulations allow Certificateholders to use interest accrual periods of any length as long as each distribution date falls on either the first day or final day of an accrual period, a Trust Fund with respect to which a REMIC election is made will report original issue discount to Certificateholders based on the assumption that each accrual period ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date). The present value of

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the remaining distributions will be calculated (i) assuming that distributions on the Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Regular Certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. The original yield to maturity of the Regular Certificate will be calculated based on its issue price and the assumption that distributions on the Regular Certificate will be made in all periods as if the Mortgage Loans prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of the daily portions with respect to such Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity.

     A subsequent purchaser of a Regular Certificate that purchases the Regular Certificate at a cost less than its remaining stated redemption price at maturity will also be required to include in gross income the daily portions of any original issue discount with respect to the Regular Certificate. However, if the cost of the Regular Certificate to such subsequent purchaser is in excess of its 'adjusted issue price,' each such daily portion will be reduced in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals the issue price, increased by the amount of original issue discount previously includible in the gross income of any holder, and decreased by the amount of any payment previously made other than a payment of qualified stated interest.

     Variable Rate Certificates. A Regular Certificate may provide for payments of interest based on a variable interest rate formula, and may provide for minimum or maximum rates or other adjustments. For a general discussion of the treatment of variable rate interest, see 'Investment in Certificates Not Representing Interests in a REMIC--Taxation of Owners of P&I
Certificates--Variable Rate Certificates.'

     Market Discount. A Certificateholder that purchases a Regular Certificate at a market discount, that is, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with original issue discount, less than its 'revised issued price' (which generally has the same meaning as 'adjusted issue price,' as defined above) will recognize market discount income upon receipt of each principal distribution. See 'Investment in Certificates Not Representing Interests in a REMIC--Taxation of Owners of P&I Certificates--If Stripped Bond Rules Do Not Apply and--Premium and Market Discount' below, for a general discussion of market discount. Treasury regulations implementing the market discount rules have not yet been issued. Investors should consult their own tax advisors regarding the application of the market discount rules and the advisability of making any of the elections provided by the Code relating to the timing of recognition of market discount. The market discount rules will not be applicable to a Regular Certificate so long as it is held by its initial purchaser.

     Premium. A Regular Certificateholder that purchased its Regular Certificate at a premium may elect under Code Section 171 to amortize such premium under a constant yield method over the life of the Certificate as an offset to interest income, rather than as a separate deduction item. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. However, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Code Section 171. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. See 'Constant Yield Election' below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

  Constant Yield Election

     The OID Regulations permit Certificateholders to elect to include all interest that accrues on a debt instrument by using a constant yield method. For this purpose, 'interest' includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. This election would, in some cases, simplify the

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calculation of interest income for Certificateholders to whom it is available.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is irrevocable except with approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

  Effects of Defaults and Delinquencies

     Certain Series of Certificates may contain one or more Classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Holders of Subordinate Certificates nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinate Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. However, the timing and character of such losses or reductions in income are uncertain, and, accordingly, holders of Subordinate Certificates should consult their own tax advisors on this point.

  Taxation of Owners of Residual Certificates

     Daily Portions.  A Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitation described in '-- Basis Rules and Distributions' below, the net loss of the REMIC for each day during a calendar quarter that the Residual Certificateholder owned such Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter and then by allocating the amount so allocated among the Residual Certificateholders in accordance with their percentage of ownership interests on such day. Any amount included in the gross income of or allowed as a loss to any Residual Certificateholder by virtue of the rules described in this paragraph will be treated as ordinary income or loss. Each Residual Certificateholder should be aware that taxable income with respect to its Residual Certificate may exceed cash distributions with respect thereto in any taxable year.

     Taxable Income of the REMIC. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and other assets of the REMIC and (ii) the deductions allowed to the REMIC for interest (including original issue discount) on the Regular Certificates (and any other class of Certificates constituting 'regular interests' in the REMIC not offered hereby) and, except as described below, for servicing, administrative and other expenses. The limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the Pool level to such expenses. See '--Pass-Through of Miscellaneous Itemized Deductions' below.

     As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the 'regular interests' in the REMIC. If a Regular Certificate is issued at a price in excess of its aggregate principal amount, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the Regular Certificate will be reduced by an amount equal to the portion of the excess that is considered to be amortized or prepaid in that year. Although the matter is not entirely certain, it is likely that any such excess would be amortized under a constant yield method in a manner analogous to the method for accruing original issue discount described under 'Taxation of Owners of Regular Certificates--Original Issue Discount' above.

     The second modification relates to the accrual of income on a Mortgage Loan deemed to have been acquired with market discount or premium. Any such market discount will be includible in the income of the REMIC as it

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accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. If the REMIC elects under Code Section 171 to amortize any premium on the Mortgage Loans, the premium may be amortized under a constant yield method. See '--Taxation of Owners of Regular Certificates--Market Discount' and '--Premium' above.

     The third modification is that no item of income, gain, loss or deduction allocable to a prohibited transaction (see '--Prohibited Transactions and other REMIC-Level Taxes,' below) will be taken into account.

     The fourth modification is that the REMIC generally may not deduct any item that would be disallowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2).

     The fifth modification is that the amount of the net income from 'foreclosure property' (if any) must be reduced by the amount of tax imposed under Code Section 860G(c) with respect to such 'foreclosure property.'

     The REMIC will have an initial aggregate basis in its assets equal to the aggregate issue price of the 'regular interests' and 'residual interests' in the REMIC. Such aggregate basis will be allocated among the individual Mortgage Loans and other assets of the REMIC in proportion to their respective fair market values. Accordingly, the Master Servicer will be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC. Generally with respect to any Certificate offered hereby, its fair market value will be its issue price as determined in the manner described above under 'Taxation of Owners of Regular Certificates--Original Issue Discount' above.

     Basis Rules and Distributions. Any distribution by a REMIC to a Residual Certificateholder will not be included in the gross income of such Residual Certificateholder to the extent it does not exceed the adjusted basis of such Residual Certificateholder's interest in a Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the Residual Certificate, it will be treated as gain from the sale of the Residual Certificate. See '--Sales of Certificates,' below. The adjusted basis of a Residual Certificate is equal to the amount paid for such Residual Certificate, increased by amounts included in the income of the Residual Certificateholder (see '--Taxation of Owners of Residual Certificates--Daily Portions,' above) and decreased by distributions and by net losses taken into account with respect to such interest.

     A Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Certificateholder's adjusted basis in its Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss allowed will reduce the adjusted basis of such interest, but not below zero. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the Residual Certificate. The effect of these basis and distribution rules is that a Residual Certificateholder may not amortize its basis in a Residual Certificate, but may only recover its basis through distributions, and through the deduction of any net losses of the REMIC or upon the sale of its Residual Certificate. See '--Sales of Certificates' below.

     Excess Inclusions. Any 'excess inclusion' with respect to a Residual Certificate is subject to certain special tax rules. With respect to a Residual Certificateholder, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the 'daily accruals' for each day during such quarter that such Residual Certificate was held by such Residual Certificateholder. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term 'applicable Federal rate' (generally, an average of current yields on Treasury securities of comparable maturity) in effect at the time of issuance of the Residual Certificate. For this purpose, the adjusted issue price of a Residual Certificate offered hereby, if any, as of the beginning of any calendar quarter is the issue price of the Residual Certificate, (see '--Taxable Income of the REMIC' above) increased by the amount of daily portions of income for all prior quarters and decreased (but not below zero) by any distributions made with respect to such Residual Certificate and any net losses taken into account with respect to such Residual Certificates before the beginning of such quarter.

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     As an exception to the general rules described above, the Treasury
Department has authority to issue regulations that would treat the entire amount of income accruing on a Residual Certificate as an excess inclusion if the aggregate Residual Certificates in the REMIC did not have 'significant value.' The REMIC Regulations do not provide for such an exception.

     For Residual Certificateholders, other than thrift institutions described in Code Section 593, an excess inclusion cannot be offset by losses from other sources. For Residual Certificateholders that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion is treated as unrelated business taxable income. With respect to Residual Certificateholders that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See '--Foreign Investors' below.

     If a thrift institution described in Code Section 593 holds a Residual Certificate that has 'significant value,' the thrift institution may offset its losses against its excess inclusion income. In general, a Residual Certificate has significant value if (i) the aggregate of the issue prices of the Residual Certificates in the REMIC is at least equal to 2 percent of the aggregate of the issue prices of all Regular Certificates and Residual Certificates in the REMIC, and (ii) the anticipated weighted average life of the Residual Certificates is at least 20 percent of the anticipated weighted average life of the REMIC. However, a net operating loss of any other member of an affiliated group of which the thrift institution is a member may not be used to offset an excess inclusion attributable to the thrift institution. In addition, a thrift institution may not offset its losses against an excess inclusion attributable to a Residual Certificate held by any other member of an affiliated group of which the thrift institution is a member.

     In the case of any Residual Certificate held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificate, reduced (but not below zero) by the real estate investment trust's taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to the Residual Certificate as if held directly by such shareholders.

  Pass-Through of Miscellaneous Itemized Deductions

     Under temporary Treasury regulations, if the REMIC is considered to be a 'single-class REMIC,' a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are 'pass-through interest holders.' Generally, a single class REMIC is defined as (i) a REMIC that is substantially similar to an investment trust under Treasury regulations but for its qualification as a REMIC, or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under Code Section 67, which allows such deductions only to the extent that in the aggregate such expenses exceed two percent of the holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the 'Applicable Amount') will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Regular Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term 'pass-through interest holder' generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are 'pass-through interest holders' should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates.

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     In addition, in a REMIC that is not considered to be a 'single-class REMIC'
as well as a REMIC that is considered to be a 'single-class REMIC,' all or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to Residual Certificateholders that are 'pass-through interest holders.' Such a holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense and an individual Residual Certificateholder would be subject to the same limitations and adjustments as described above for Regular Certificateholders.

  Sales of Certificates

     If a Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of such Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such Regular Certificate and reduced (but not below zero) by distributions on such Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a Residual Certificate will be determined as described under 'Taxation of Owners of Residual Certificates--Basis Rules and Distributions,' above. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. The Federal income tax rates applicable to capital gains for taxpayers other than individuals, estates, and trusts are currently the same as those applicable to ordinary income. However, the maximum ordinary income tax rate for individuals, estates, and trusts is generally 39.6%, whereas the maximum long-term capital gains rate for such taxpayers is 20% for capital assets held for more than 18 months, and 28% for capital assets held for more than 12 months and not more than 18 months. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     Gain from the sale of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of such Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale.

     Certificates will be 'evidences of indebtedness' within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     Except as provided in Treasury regulations, if the seller of a Residual Certificate reacquires a Residual Certificate, any other residual interest in a REMIC or any similar interest in a 'taxable mortgage pool' (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the 'wash sale' rules of Code Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but instead will be added to such Residual Certificateholder's adjusted basis in the newly-acquired asset.

  Prohibited Transactions and Other REMIC-Level Taxes

     A REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from 'prohibited transactions.' In general, a prohibited transaction means (i) the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, (ii) the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, (iii) the receipt of compensation for services, or (iv) gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that a Trust Fund that makes an election to be taxed as a REMIC will engage in any prohibited transactions. In addition, under the Code, a REMIC generally will be taxed at a 100% rate on any contribution made to the REMIC after the Start-Up Date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date, (ii) is made to facilitate a clean-up call or a qualified liquidation, (iii) is a payment in the nature of a guarantee, or

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(iv) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund. The structure and operation of a Trust Fund that makes an election to be taxed as a REMIC will be designed to avoid the imposition of the 100% tax on contributions.

     To the extent that a REMIC derives certain types of income from foreclosure property (generally, income relating to dealer activities of the REMIC), it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that a Trust Fund that makes an election to be taxed as a REMIC will receive significant amounts of such income.

  Tax on Transfers of Residual Certificates to Certain Organizations

     If a Residual Certificate is transferred to a 'disqualified organization' (as defined below), a tax would be imposed in an amount, determined under the REMIC Regulations, generally equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer (determined by discounting the anticipated excess inclusions from the end of each remaining calendar quarter in which those excess inclusions are expected to accrue at the applicable Federal rate based on the date on which the transfer occurs to the date the disqualified organization acquires the residual interest) and (ii) the highest marginal federal income tax rate applicable to corporations. Such a tax would generally be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating the transferee's social security number and that the transferee is not a disqualified organization, and as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. An entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by disqualified organizations and that information needed for the application of the tax described herein will be made available. Restrictions on the transfer of the Residual Certificate and certain other provisions that are intended to meet these requirements are contained in the Agreement. Certificateholders should consult their advisors regarding the potential impact on them of such restrictions.


     For these purposes, a 'disqualified organization' means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Code Section 168(h)(2)(D)), (ii) any organization (other than a cooperative described in Code
Section 521) which is exempt from tax unless such organization is subject to the tax imposed by Code Section 511 or (iii) any organization described in Code
Section 1381(a)(2)(C).

     In addition, if a 'pass-through entity' (as defined below) includes in income excess inclusions with respect to a Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such pass-through entity equal to the product of
(i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of such interest furnishes to such pass-through entity an affidavit that such record holder is not a disqualified organization and, during such period, the pass-through entity does not have actual knowledge that such affidavit is false. For these purposes, a 'pass-through entity' means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Code Section 860E(e)(6).

  Disregard of Certain Transfers

     The REMIC Regulations provide that the transfer of a 'non-economic residual interest' to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a non-economic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess

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inclusion income as they accrue. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

     A transfer of a Residual Certificate to a foreign person will be disregarded if the Residual Certificate has tax avoidance potential. A Residual Certificate will have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, the REMIC will distribute to the transferee Residual Certificateholder an amount that will equal at least 30 percent of the excess inclusion, and that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. Under the REMIC Regulations a safe harbor is provided under which a transferor is treated as having a reasonable expectation if the 30 percent test would be satisfied were the mortgages held by a REMIC to prepay at each rate within a range of rates from 50 percent to 200 percent of the rate assumed under Code Section 1272(a)(6) with respect to the qualified mortgages (or the rate that would have been assumed had the mortgages been issued with original issue discount). If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income that otherwise would be derived by the transferee from the REMIC.

  Termination

     A REMIC will terminate shortly following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a Residual Certificate, if the last distribution on such Residual Certificate is less than the Residual Certificateholder's adjusted basis in such Residual Certificate, such Residual Certificateholder should be allowed a loss equal to the amount of such difference.

  Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Master Servicer, which will hold at least a nominal amount of Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the 'tax matters person' with respect to the REMIC in all respects.

     As the tax matters person, the Master Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Residual Certificateholders will generally be required to report such REMIC items consistent with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as tax matters person, and the Internal Revenue Service concerning any such REMIC item. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury Regulations, with the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to Regular Certificates is required annually, and may be required more frequently under Treasury Regulations. This requirement extends to certain holders of Regular Certificates who are generally exempt from information reporting on debt instruments. The REMIC also must comply with rules requiring a Regular Certificate issued with original issue discount to

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disclose on its face the amount of original issue discount and the issue date and requiring such information to be reported to the Internal Revenue Service.

     Because the particular applications of the general method for computing accrued income are varied and complex and involve factual as well as legal uncertainties, the extent to which income will be recognized in advance of the receipt of cash under the original issue discount rules is uncertain. Additional guidance is required from the Internal Revenue Service or other legal authority before it is possible to determine definitely the proper methods for accruing income on the Certificates. In the absence of additional guidance from the Internal Revenue Service or other legal authority, the Master Servicer intends to compute and report accrued income on the Certificates for tax purposes in a manner that it believes to be consistent with the principles of the Code and the OID Regulations described above. Because of the uncertainties discussed above, there can be no assurance that the method adopted by the Master Servicer for reporting to holders of Certificates will coincide with that ultimately adopted in final Treasury Regulations. Accordingly, holders of Certificates should consult their tax advisors regarding the method for reporting the amounts received or accrued with respect to the Certificates. As long as the only 'Certificateholder' of record is CEDE & Co., as nominee for DTC, Certificateholders and the IRS will receive tax and other information from DTC Participants and indirect participants of DTC rather than from the Master Servicer. (The Master Servicer, however, will respond to requests for necessary information to enable DTC Participants, indirect participants and certain other persons to complete their reports.)

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the Certificateholder's purchase price which the REMIC may not have, it appears that only information pertaining to the appropriate proportionate method of accruing market discount should be required to be reported.

  Backup Withholding

     Payments of interest and principal, as well as payments of proceeds from the sale of Certificates, may be subject to 'backup withholding' under Code
Section 3406 at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such withholding. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's Federal income tax. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information to the payor but that does not do so in the proper manner.

  Foreign Investors

     A Regular Certificateholder that is not a 'United States person' (as defined below) and is not subject to Federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate may be eligible for an exception to United States Federal income or withholding tax in respect of a distribution on a Regular Certificate, provided that the Certificateholder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder) and provided that the Certificateholder is not (i) a '10 percent shareholder' within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code
Section 881(c)(3)(C). The application of these requirements in the REMIC context is not entirely clear, and foreign investors seeking to qualify for this exemption should consult their own tax advisors. While the matter is not free from doubt, the foregoing tax exemption may not apply with respect to a Regular Certificate held by a Residual Certificateholder, or by a Certificateholder that owns directly or indirectly a 10% or greater interest in, or is a 'controlled foreign corporation' as defined under the Code related to, a Residual Certificateholder. If the Certificateholder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such Certificateholder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. For these purposes, 'United States person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under

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the laws of the United States or any political subdivision thereof, or an estate or trust whose income is subject to United States Federal income taxation regardless of its source.

     Unless otherwise stated in the related Prospectus Supplement, Residual Certificateholders that are not United States persons should assume that distributions of income on their Residual Certificates will be subject to a 30% withholding tax (or such lesser rate as may be provided under any applicable tax treaty). In the case of any income on a Residual Certificate that is an excess inclusion, however, the rate of withholding will not be subject to reduction under any applicable tax treaties. (See '--Taxation of Owners of Residual

Certificates--Excess Inclusions' above.)

  Purchase of Both Regular and Residual Certificates

     Any Certificateholder holding a 'regular interest' in the REMIC and persons related to such Certificateholders should not acquire any interest identified as a 'residual interest' in the REMIC and any Certificateholders holding a 'residual interest' in the REMIC and persons related to such Certificateholders should not acquire any interest identified as a 'regular interest' in the REMIC, without consulting their tax advisors as to any possible adverse tax consequences.

INVESTMENT IN CERTIFICATES NOT REPRESENTING INTERESTS IN A REMIC

  Classification of Trust Fund and Characterization of Investment in
  Certificates

     For purposes of the following discussion, Certificates of a Series evidencing undivided ownership interests in a notional amount of principal of each Mortgage Loan in a related Trust Fund together with interest thereon are referred to as 'P&I Certificates,' and Certificates of a Series evidencing an undivided ownership interest in a portion of the interest payable on a Notional Amount of the Mortgage Loans in the related Trust Fund are referred to as 'IO Certificates.'

     Upon issuance of each Series of Certificates, unless a REMIC election is made with respect to such Series, Mayer, Brown & Platt, counsel to the Depositor, is of the opinion that the related Trust Fund will be treated as a grantor trust under subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation. Such opinion will be filed prior to issuance of such Series of Certificates as an exhibit to a post-effective amendment or in a Current Report on Form 8-K. Moreover, each Certificateholder of a Series will be treated as the owner of the undivided interest specified in its Certificate in each of the Mortgage Loans in the related Trust Fund for each Series. Accordingly, in the case of P&I Certificates, counsel to the Depositor will deliver its opinion that, to the extent that the Trust Fund holds assets described in the Code sections set forth below, (i) subject to the satisfaction of either the applicable holding period or the bona fide business requirement of Code Section 593(d)(1)(D), P&I Certificates owned by a 'domestic building and loan association,' a 'mutual savings bank,' or 'any cooperative bank without capital stock organized and operated for mutual purposes and without profit' within the meaning of Code Section 593(a) will represent an interest in 'qualifying real property loans' within the meaning of Code Section 593(d); (ii) P&I Certificates owned by a 'domestic building and loan association' will represent 'loans . . . secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v); (iii) P&I Certificates owned by a real estate investment trust will represent 'real estate assets' within the meaning of Code Sections 856(c)(5)(A) and 856(c)(6)(B) and interest in respect of P&I Certificates will represent 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code
Section 856(c)(3)(B); and (iv) P&I Certificates owned by a REMIC will represent an interest in 'obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property' within the meaning of Code Section 860G(a)(3). It is unclear, however, to what extent, if any, an IO Certificate will be considered to represent such interests. Prospective purchasers should consult their tax advisors regarding whether an IO Certificate will be characterized as representing such assets and whether the income therefrom will be characterized as derived from such assets.

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  Taxation of Owners of P&I Certificates

     Treatment as Stripped Bonds. The rate at which a Certificateholder will be required to recognize income on its Certificate may be affected by a separation of the right to receive a portion of the interest on each Mortgage Loan in the Trust Fund from the right to receive a portion of the principal. Such a separation will occur with respect to each Mortgage Loan having a Trust Fund issuing IO Certificates. Such a separation also will occur if the amount of the Administration Fee exceeds reasonable compensation such that the Master Servicer is treated as the owner of a portion of the interest payments on the Mortgage Loans. There are no authoritative guidelines for Federal income tax purposes regarding the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions. However, the Service has issued guidance establishing an elective 'safe harbor' for determining the extent to which amounts that a taxpayer is entitled to receive under certain mortgage servicing contracts represent reasonable compensation. If the safe harbor is potentially applicable in a particular situation, the Mortgage Servicer will disclose in the Prospectus Supplement relating to each Series of Certificates whether it will elect to limit its compensation to an amount that will qualify as reasonable compensation under such safe harbor. Such a separation also may occur upon the issuance of a Certificate that represents an interest in principal payments to be made on Mortgage Loans together with interest payable thereon at a rate in excess of the rate at which interest is payable on such Mortgage Loans. Such Certificateholders may be treated as having purchased two separate instruments: first, a P&I Certificate representing their undivided interests in payments of principal on such Mortgage Loans together with interest payments at a rate at or below the rate at which interest is payable on such Mortgage Loans; and, second, an IO Certificate representing their undivided interests in the remainder of the payments of interest to be made on such Mortgage Loans to which their Certificate entitles them.

     Each Certificateholder in such a Trust Fund will be subject to the 'stripped debt' rules of Code Section 1286. As a result, the market discount rules generally would not be applicable to the initial Certificateholders. However, the Service has recently provided guidance under which certain mortgage loans that are stripped bonds may be treated as market discount bonds governed by Code Section 1278. This treatment is available only if the amount of the original issue discount with respect to the stripped bond is determined to be de minimis (see '--Qualification as a REMIC--Taxation of Owners of Regular Certificates--Original Issue Discount') or the annual stated rate of interest payable on the stripped bond is no more than 100 basis points lower than the annual stated rate of interest payable on the original bond from which it (and any other stripped bonds or coupons) were stripped. If these requirements are met, and if the stripped bond has market discount (see '--Qualification as a

REMIC--Taxation of Owners of Regular Certificates--Market Discount'), the Certificateholder may include such market discount as principal is repaid or upon disposition of the Certificate at a gain or may elect to include such income currently on the basis of either ratable accrual or a constant instant rate method. If the market discount rules do not apply, each Certificateholder in such a Trust Fund (whether a cash or accrual method taxpayer) will be required to report the income (including interest that is added to principal as Deferred Interest resulting from negative amortization) that is deemed to accrue for each day with respect to the Certificate under a constant yield to maturity method, in accordance with the original issue discount rules of the Code.

     In general, the amount of such income that accrues for each day would equal
(i) the product of such Certificateholder's adjusted issue price of such P&I Certificate at the beginning of an accrual period and the yield of such P&I Certificate to such holder (ii) allocated ratably to each day in the accrual period. See '--Qualification as a REMIC--Taxation of Owners of Regular Certificates--Original Issue Discount' above. Such yield would be computed as the rate (assuming monthly compounding) that, if used to discount the Certificateholder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the Certificateholder purchased such Certificate. In computing accrued income under the stripped debt rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor or its affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     There is considerable uncertainty, however, concerning the application of Code Section 1272(a)(6) and the OID Regulations to instruments such as the P&I Certificates. Among other things, it is unclear whether provisions of the 1986 Act requiring use of a prepayment assumption in accruing original issue discount would

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be applicable to the P&I Certificates in the absence of Treasury Regulations or whether use of a prepayment assumption may be permitted without reliance on these rules. It also is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. Certificateholders are advised to consult their tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to P&I Certificates.

     In the case of a P&I Certificate acquired at a price approximately equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use or non-use of a reasonable prepayment assumption would not cause the income required to be reported under the stripped debt rules to differ materially from the income such Certificateholder would be required to report under an accrual method of accounting if the stripped debt rules did not apply. In the case, however, of a P&I Certificate acquired at a discount from, or premium over, such principal amount, the use of a reasonable prepayment assumption would increase or decrease the yield used in calculating accruals of income, and thus accelerate or decelerate, respectively, the reporting of income.

     If no prepayment assumption is used, then when a Mortgage Loan prepays in full, the holder of a P&I Certificate acquired at a discount generally will recognize ordinary income equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interests in the Mortgage Loan. If a prepayment assumption is used, it appears that no income or loss should be recognized upon a prepayment unless prepayments have occurred at a rate different than the assumed prepayment rate.

     Variable Rate Certificates. Although the OID Regulations are subject to a different interpretation, in the absence of substantial legal authority to the contrary the Master Servicer intends to treat Mortgage Loans subject to the stripped debt rules and bearing a variable rate of interest as subject to the provisions of the OID Regulations governing variable rate debt instruments. In computing the accrual or original issue discount, the Master Servicer may be required to use the methods described in Code Section 1272(a)(6). With respect to the application of Code Section 1272(a)(6) to the accrual of original issue discount, see generally '--Qualification as a REMIC--Taxation of Owners of Regular Certificates--Original Issue Discount' above. Under the OID Regulations, interest payments on a variable rate debt instrument may be characterized as qualified stated interest includible in income when accrued, original issue discount includible in income when accrued under the original issue discount rules, or contingent interest payments generally includible in income in the taxable year in which the payments become fixed. Although the OID Regulations generally permit a variety of interest rate adjustment mechanisms to produce 'qualified stated interest' (e.g., one or more 'qualified floating rates,' 'qualified inverse floating rates,' or 'objective rates') where each qualified floating rate or objective rate in effect during an accrual period is set at a current value of that rate, the use of these formulas may in some cases produce accelerated or deferred interest which must be accrued under a constant yield method (which could require accrual in advance of the receipt of a corresponding payment of cash). Moreover, prospective purchasers of P&I Certificates bearing a variable rate of interest should be aware that the provisions in the OID Regulations applicable to variable rate instruments may not apply to the particular rate adjustment mechanisms for the Mortgage Loans or Mortgage Certificates. If variable rate P&I Certificates are not governed by the provisions applicable to variable rate debt instruments, the OID Regulations provide that such Certificates would be subject to the provisions applicable to instruments having contingent payments. See '--Taxation of Owners of IO Certificates--Possible Application of Proposed Contingent Payment Rules' below. The application of those provisions to instruments such as the P&I Certificates is subject to differing interpretations. Prospective purchasers of variable rate P&I Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a P&I Certificate, the Certificateholder will be required to report its pro rata share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. However, if the rules relating to market discount, original issue discount, or premium are applicable, the amount includible in income on account of a P&I Certificate may differ significantly from the amount payable thereon from payments of interest on the Mortgage Loans.

     The original issue discount rules will apply to a P&I Certificate to the extent it evidences an interest in Mortgage Loans or Mortgage Certificates issued with original issue discount. Under the OID Regulations a

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Mortgage Loan would have original issue discount if the points charged at origination (or other loan discount) exceeded a specified de minimis amount (generally, the greater of one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times the weighted average maturity). The OID Regulations also treat certain variable rate mortgage loans as having original issue discount if the loan has an initial rate of interest that differs from that determined by the formula for setting the interest rate during the remainder of the loan or if the loan uses an index that does not vary in a manner approved in the OID Regulations. For a general discussion of the treatment of variable rate interest, see '--Taxation of Owners of P&I Certificates--Variable Rate Certificates' above. Generally, original issue discount would be accrued on the basis of a constant yield to maturity. However, the application of the original issue discount rules to the Mortgage Loans is unclear in certain respects. See '--Treatment as Stripped Bonds,' above.

     Premium and Market Discount. Determination of adjustments to a Certificateholder's income based on premium or market discount with respect to a Certificate requires that the purchase price of the Certificate be allocated among the Mortgage Loans constituting the Trust Fund. Generally, such allocation will provide a tax basis for the Certificateholder's undivided interest in each Mortgage Loan and will be made on the basis of the relative fair market values of the Certificateholder's undivided interest in the Mortgage Loans.

     A Certificateholder that acquires an interest in a Mortgage Loan at a premium may elect under Code Section 171 to amortize such premium under a constant yield to maturity method over the life of the Mortgage Loan. Certificateholders should consult their tax advisors concerning whether a prepayment assumption should be used in calculating yield and concerning possible alternative methods for amortizing premium.

     An investor also should be aware that the Internal Revenue Service may take the position that the method described below for accruing income under the current proposed Treasury Regulations applicable to debt instruments providing for contingent payments applies to a P&I Certificate purchased at such a premium because all or a portion of its issue price (the 'Contingent Principal') may not be recovered if the related Mortgage Loans were prepaid. See '--Taxation of Owners of IO Certificates--Possible Application of Proposed Contingent Payment Rules' below. The method of accruing income under the contingent payment rules may be more likely to be applied if the difference between the issue price of the Certificate and the amount of Contingent Principal is substantial.

     If the portion of a P&I Certificate's purchase price allocable to a Mortgage Loan in the Trust Fund is less than the Certificateholder's undivided interest in the Mortgage Loan's 'revised issue price' (the sum of the issue price and the previously accrued original issue discount reduced by the sum of all prior payments of the stated redemption price at maturity), such excess is 'market discount.' A Certificateholder that acquires an interest in a Mortgage Loan with market discount generally will be required under Code Section 1276 to include accrued and previously unrecognized market discount in income as ordinary income to the extent of payments of the stated redemption price at maturity received on the Mortgage Loan at the time that each such payment is received. In addition, on a sale or other disposition of the P&I Certificate, a Certificateholder will be required to include as ordinary income any gain to the extent of accrued and previously unrecognized market discount. Pending the issuance of Treasury Regulations, market discount may be treated as accruing either (i) under a constant yield to maturity method, (ii) in proportion to the original issue discount accruing on a Mortgage Loan, or (iii) in proportion to the stated interest in the absence of original issue discount. Alternatively, a Certificateholder may elect to include accrued market discount in income currently on all market discount obligations acquired by such Certificateholder during the taxable year in which such election is made and thereafter. A Certificateholder should be aware that Code Section 1277 may limit the deductibility of interest paid or accrued to purchase or carry a Mortgage Loan that is acquired at a market discount unless the election is made to include accrued market discount in income currently. Certificateholders should consult their tax advisors as to the application of this rule and the advisability of making any elections under the market discount rules in their particular circumstances.

  Taxation of Owners of IO Certificates

     Because the 'stripped debt' rules of Code Section 1286 will apply to the IO Certificates, income on the IO Certificates must be accrued under the original issue discount provisions of the Code. The regulations that have been issued to date under Code Section 1286 do not address the treatment of stripped coupons, and it is uncertain how the section will be applied to securities such as the IO Certificates. The OID Regulations do not include

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rules relating specifically to 'stripped coupons,' although they provide guidance as to how the original issue discount sections of the Code will generally be applied. The discussion below assumes that an IO Certificateholder will not own any P&I Certificates. IO Certificateholders should consult their tax advisors concerning the method to be used in reporting income or loss with respect to the IO Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued for each day on the IO Certificates based on a constant yield to maturity method. See '--Taxation of Owners of P&I Certificates--Treatment as Stripped Bonds,' above. It is unclear in the absence of Treasury Regulations whether a reasonable prepayment assumption is required or permitted to be applied to calculate such yield to maturity under a provision of the Tax Reform Act of 1986 (the '1986 Act'). The accrual of income on the IO Certificates will be significantly slower if a reasonable prepayment assumption is permitted to be made than if yield is computed assuming no prepayments.

     Possible Application of Contingent Payment Rules. Under the OID Regulations, debt instruments providing for contingent payments are subject to different rules than debt instruments providing for non-contingent payments. To the extent that all or a portion of the issue price ('Contingent Principal') of the IO Certificates would not be recovered if the related Mortgage Loans were prepaid, the IO Certificates could be considered to be debt instruments providing for contingent payments within the meaning of the current Treasury Regulations dealing with debt instruments that provide for contingent payments.

     Treasury Regulations concerning the treatment of debt instruments providing for one or more contingent payments became effective on June 14, 1996 (the 'Contingent Payment Regulations') for debt instruments issued on or after August 13, 1996. Although the Assets may include debt instruments issued before August 13, 1996 (and thus not technically subject to the Contingent Payment Regulations), the issuer expects to treat any contingent payments on both sets of instruments in accordance with the Contingent Payment Regulations.

     The Contingent Payment Regulations establish a 'noncontingent bond method' for the treatment of debt instruments providing for contingent payments that are issued for money or other publicly traded property. Under this method, the holder of a contingent payment debt instrument will generally be required to accrue interest on the debt instrument on the basis of a projected schedule of the contingent and noncontingent payments to be made on the debt instrument prepared by the issuer. Such interest accruals will be required to be calculated on an economic accrual basis applying rules similar to those applicable to noncontingent debt instruments issued with original issue discount treating none of the payments on the debt instrument as 'qualified stated interest.' In formulating the projected payment schedule, the issuer will be required to take into account the noncontingent payments provided by the debt instrument, any readily available forward price quotes for property rights that are substantially similar to the right to any contingent payments on the debt instrument and any readily available spot price quotes for an option or combination of options that are substantially similar to the right to any contingent payments on the debt instrument. If the debt instrument contains contingent payments for which such forward or spot quotes are not readily available, the payment schedule will be required to result in a reasonable yield for the debt instrument that reflects any quotable contingent payments and the relative expected values of any nonquotable contingent payments.

     In the event that the amount of a contingent payment varied from its projected amount, the holder will generally be required to include such variance as a positive or negative adjustment to income in the year in which the payment is made. Positive adjustments will be treated as ordinary interest income while negative adjustments will result in ordinary loss. The amount of such ordinary loss allowable for the year will be limited to the excess of the total interest accrued to date on the debt instrument over the total amount of any negative adjustments included as ordinary loss in previous years.

     The Contingent Payment Regulations generally treat any gain on sale of a contingent payment debt instrument as ordinary interest income. Loss realized on sale of a contingent payment debt instrument is treated as ordinary loss to the extent of the excess of the total interest accrued on the debt instrument to the date of sale over the total amount of any negative adjustments previously included in income. Any remaining loss is treated as capital loss.

     Under such provisions, each holder of an IO Certificate which has Contingent Principal will generally be required to accrue interest under the 'noncontingent bond method.' Although the issuer intends to provide to

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holders a projected schedule under the 'noncontingent bond method,' holders should consult their own tax advisers regarding the application of the Contingent Payment Regulations.

  Administration Fee, Voluntary Advances and Subordinated Amount

     The income received with respect to a Certificate generally includes amounts not paid to the Certificateholder because they are used to pay the Administration Fee. Subject to certain limitations on the deductibility by individual Certificateholders of certain categories of expenses under Code
Section 67 and the reduction of certain deductible expenses for individual Certificateholders under Code Section 68 (see '--Qualification as a REMIC--Pass-Through of Miscellaneous Itemized Deductions' above), each Certificateholder may deduct its allocable share of the Administration Fee paid to or retained by the Master Servicer (to the extent such fee constitutes reasonable compensation for the services rendered by the Master Servicer) at such times and in such manner as it would have been deducted under such Certificateholder's tax accounting method had it actually received such amounts and paid them to the Master Servicer. Payments of Voluntary Advances and payments in respect of the Subordinated Amount, if any, to Certificateholders should be treated as having the same character as the payments they replace.

  Sales of Certificates

     Except as provided above with respect to accrued market discount (under '--Taxation of Owners of P&I Certificates--If Stripped Bond Rules Do Not Apply,' above, and, in the case of banks and other financial institutions, except as provided under Code Section 582(c)), any gain or loss, equal to the difference between the amount realized on the sale and the adjusted basis of such Certificate, recognized on the sale or exchange of a Certificate by an investor who holds such Certificate as a capital asset, will be capital gain or loss. The Federal income tax rates applicable to capital gains for taxpayers other than individuals, estates, and trusts are currently the same as those applicable to ordinary income. However, the maximum ordinary income tax rate for individuals, estates, and trusts is generally 39.6%, whereas the maximum long-term capital gains rate for such taxpayers is 20% for capital assets held for more than 18 months, and 28% for capital assets held for more than 12 months and not more than 18 months. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     The adjusted basis of a Certificate will generally equal its cost, increased by any income reported by the seller and reduced (but not below zero)

by any previously reported losses and by any distributions with respect to such Certificate.

     Purchasers of Certificates should be aware that, if income must be accrued with respect to such a Certificate as if it were a separate instrument, it may not be possible to determine whether the adjusted tax basis of the Certificate will be recovered in full until all of the Mortgage Loans in the related Trust Fund have been paid or otherwise discharged. Conversely, if income must be accrued with respect to each such Certificateholder's undivided interest in each Mortgage Loan in the related Trust Fund, it is likely that a portion of such Certificateholder's adjusted tax basis will have to be allocated to each such undivided interest. It then should be possible to determine whether the adjusted tax basis allocable to an undivided interest in a Mortgage Loan in the related Trust Fund has been recovered at the time the Mortgage Loan is paid or discharged. Such an approach may result in the earlier recognition of any losses attributable to such a Certificateholder's unrecovered adjusted tax basis than if the Certificate were treated as a separate instrument. However, because of the uncertainties involved and in the absence of substantial legal authority to the contrary, the Master Servicer does not intend to allocate the adjusted tax basis of such a Certificateholder in its Certificate to the undivided interest in each Mortgage Loan represented by the Certificate nor to determine and report whether any such allocable adjusted tax basis has been recovered at the time a Mortgage Loan in the related Trust Fund is paid or discharged. Due to the existence of the Subordinated Amount, the effect of such treatment by the Master Servicer is not expected to be significant with respect to a P&I Certificateholder.

  Reporting

     The Master Servicer will furnish to each holder of a P&I Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each holder of a Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicers (if any) and such other customary factual information as the Master Servicer deems necessary or is required by law to enable holders of Certificates to prepare their tax returns. However, as long as the only 'Certificateholder' of record is CEDE & Co., as nominee for DTC, Certificateholders and the IRS will receive tax and other information from DTC Participants and indirect participants rather than the Master Servicer. (The Master Servicer, however, will respond to requests for necessary information to enable DTC Participants, indirect participants and certain other persons to complete their reports.)

     Because the particular applications of the general method for computing accrued income are varied and complex and involve factual as well as legal uncertainties, the extent to which income will be recognized in advance of the receipt of cash under the original issue discount rules is uncertain. Additional guidance is required from the Internal Revenue Service or other legal authority before it is possible to determine definitely the proper methods for accruing income on the Certificates. In the absence of additional guidance from the Internal Revenue Service or other legal authority, the Master Servicer intends to compute and report accrued income on the Certificates for tax purposes in a manner that it believes to be consistent with the principles of the Code and the OID Regulations described above. Because of the uncertainties discussed above, there can be no assurance that the method adopted by the Master Servicer for reporting to holders of Certificates will coincide with that ultimately adopted in final Treasury Regulations. Accordingly, holders of Certificates should consult their tax advisors regarding the method for reporting the amounts received or accrued with respect to the Certificates. The Trustee intends in reporting information relating to original issue discount to Certificateholders of record (which, in the case of Certificates registered to CEDE & Co., as nominee of DTC, shall be distributed to Certificate Owners by DTC Participants and indirect participants of DTC) to provide such information on an aggregate pool-wide basis. Although there are provisions in the OID Regulations that suggest that the computation of original issue discount on such a basis is either appropriate or required, it is possible that investors may be required to compute original issue discount on a Mortgage Loan by Mortgage Loan basis taking account of an allocation of their basis in the Certificates among the interests in the various Mortgage Loans represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient Mortgage Loan by Mortgage Loan information should the Internal Revenue Service require computation on that basis. See '--Sales of Certificates' above.

  Backup Withholding

     In general, the rules described in '--Qualification as a REMIC--Backup Withholding' above, will also apply to Certificates.

  Foreign Investors

     In general, the discussion with respect to Regular Certificates in '--Qualification as a REMIC--Foreign Investors' above, applies to Certificates.

                            STATE TAX CONSIDERATIONS

     In addition to the Federal income tax consequences described in 'Certain Federal Income Tax Considerations' above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                              ERISA CONSIDERATIONS


     The Employee Retirement Income Security Act of 1974, as amended ('ERISA') imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively 'Plans') subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described herein, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code
Section 503.

     On November 13, 1986, the United States Department of Labor (the 'DOL') issued a final regulation concerning the definition of what constitutes the assets of a Plan. (29 C.F.R. Section 2510.3-101.) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an 'equity' investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the regulation, is a security that is widely held, freely transferable and registered under the Exchange Act. The related Prospectus Supplement will indicate whether the Certificates constitute publicly-offered securities for the purpose of this exception.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ('Parties in Interest') having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. For example, an investment in the Certificates by a Plan to which the Depositor, the Master Servicer or Trustee is a Party in Interest would constitute a prohibited transaction unless an exemption is available. In addition, because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might be a prohibited transaction if any of the mortgagors is a Party in Interest to the Plan unless an exemption applies.

     In Prohibited Transaction Exemption 83-1 ('PTE 83-1'), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of 'mortgage pool pass-through certificates' (as defined below) in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on 'single-family residential property' (as defined below), and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Certificates will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Certificates at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Certificates, and at least 50% of the Certificates are purchased by persons independent of the pool sponsor or pool trustee.

     A 'mortgage pool pass-through certificate' for the purpose of PTE 83-1 is defined as a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such certificate to pass-through payments of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor. Certain Classes of Certificates may, if specified in the related Prospectus Supplement, not qualify as mortgage pool pass-through certificates as so defined, and therefore PTE 83-1 may not be applicable with respect to such Classes of Certificates, including:
(i) Classes of Certificates, such as Subordinated Certificates, entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other Classes or after the occurrence of certain specified events;
(ii) Classes of Certificates that evidence the beneficial ownership in a Trust Fund divided into Mortgage Loan Groups; (iii) Classes of Certificates that evidence beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments; and (iv) Classes of Certificates that evidence an interest in a Pool organized as a REMIC. In addition, PTE 83-1 applies only where the mortgage pool is limited to single-family residential property. PTE 83-1 defines 'single-family residential property' as non-farm property comprising one to four dwelling units, and condominiums. Therefore, PTE 83-1 may not be available for Classes of Certificates representing a beneficial interest in a mortgage pool which includes: (i) multifamily mortgage loans; or (ii) loans secured by shares issued by a cooperative housing association.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. Certain Series or Classes of Certificates may be protected though a subordination of other Classes of Certificates, a subordination by shifting of interests, a reserve fund or other form of credit enhancement described in the related Prospectus Supplement. In the absence of a ruling that the system of insurance or other protection with respect to a Series or Class of Certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. In addition, such subordination or other form of credit enhancement maintained with respect to a Series or Class of Certificates will not satisfy the first general condition referred to above unless it is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan. With respect to the second general condition referred to above, the Trustee will not be affiliated with the Depositor. There can be no assurance that the third general condition will be satisfied with respect to the Certificates.

     One or more exemptions may be available, however, with respect to certain transactions to which PTE 83-1 is not applicable, depending in part upon the type of Plan fiduciary making the decision to acquire a Certificate and the circumstances under which such decision is made, including but not limited to:
Prohibited Transaction Exemption 90-1, regarding investments by insurance company pooled separate accounts; Prohibited Transaction Exemption 91-38, regarding investments by bank collective investment funds; Prohibited Transaction Exemption 84-14, regarding transactions effected by a 'qualified professional asset manager,' or Prohibited Transaction Exemption 95-60, regarding investments by insurance company general account. However, even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might not cover all of the transactions involved.

     The DOL has issued individual exemptions to a number of firms that may serve as underwriter for a particular Series of Certificates (collectively referred to as the 'Underwriter Exemption') which apply to certain sales and servicing of 'certificates' that are obligations of a 'trust' with respect to which such firm is the placement agent or underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects. The related Prospectus Supplement will indicate whether the particular underwriter has been granted an Underwriter Exemption.

     The Underwriter Exemption contains several requirements, some which differ from those in PTE 83-1. The Underwriter Exemption contains an expanded definition of 'certificate' which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments and a certificate denominated as debt that represents an interest in a REMIC. The Underwriter Exemption contains an expanded definition of 'trust', which may include obligations secured by shares issued by a cooperative housing association and loans secured by multi-family residential and commercial real property, as well as loans secured by single-family residential real property. In addition, the Underwriter Exemption does not require the loans, the property securing the loans or the Certificateholders to be covered by a system of Insurance. The definition of 'trust,' however, does not include any investment pool unless, inter alia, (i) the Investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. The general conditions applicable to the Underwriter Exemption include: (i) the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; (ii) the rights and interests evidenced by the certificates must not be 'subordinated' to the rights and interests evidenced by other certificates of the same trust; (iii) certificates acquired by a Plan must have received a rating at the time of their acquisition that it is in one of the three highest generic rating categories of Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.; (iv) the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities; and (v) any Plan investing in the certificates must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     It is not clear whether the exemptions referenced above apply to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts.

     Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel concerning the impact of ERISA and the Code, the applicability of an exemption, and the potential consequences in the specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     The Depositor may sell the Certificates in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser, or (iii) through agents. The Prospectus Supplement relating to a Series of Certificates will set forth the terms of the offering of such Series of Certificates including the name or names of any underwriters, dealers or agents, the purchase price of such Certificates and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or paid to dealers. Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor or any affiliate thereof may purchase or retain some or all of one or more Classes of Certificates of such Series. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in the related Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. In addition, the Depositor or an affiliate of the Depositor may pledge Certificates retained or purchased by the Depositor in connection with borrowings or use them in repurchase transactions.

     If any Certificates of any Series are sold through underwriters, the Prospectus Supplement relating thereto will describe the nature of the obligation of the underwriters to purchase such Certificates. The Certificates may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters with respect to a particular underwritten offering of Certificates will be named in the Prospectus Supplement relating to such offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the related Prospectus Supplement. Unless otherwise set forth in a Prospectus Supplement, the obligation of the underwriters to purchase any Certificates of the related Series will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any are purchased.

     Underwriters and agents who participate in the distribution of a Series of Certificates may be entitled under agreements which may be entered into by the Depositor to indemnification by the Depositor against certain liabilities, including liabilities under the Securities Act, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

     The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and dealers for the Certificates of such Series.


     Certain affiliates of the Depositor, including ABN AMRO Incorporated ('AAI'), may act as agents or underwriters in connection with the sale of a Series of Certificates. AAI is a separately incorporated, wholly-owned indirect non-bank subsidiary of ABN AMRO Bank N.V. ('ABN AMRO'). AAI is not a bank. Securities sold, offered or recommended by AAI are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by, and are not otherwise obligations of, any bank or thrift affiliate of AAI and involve investment risks, including the possible loss of principal.

     Any affiliate of the Depositor acting as agent or underwriter in connection with the sale of a Series of Certificates will be named, and its affiliation with the Depositor described, in the Prospectus Supplement with respect to such Series. With respect to underwritten offerings, any such affiliates not named in the Prospectus Supplement will not be parties to the related underwriting agreement, will not be purchasing the related Certificates from the Depositor and will have no direct or indirect participation in the underwriting of such Certificates, although such affiliates may participate in the distribution of such Certificates under circumstances entitling it to a dealer's commission. An affiliate of the Depositor may act as a placement agent with respect to Certificates not offered through underwriters. If an affiliate does act as placement agent on behalf of the Depositor in the sale of Certificates, it will receive a selling commission which will be disclosed in the related Prospectus Supplement. To the extent permitted by law, certain affiliates of the Depositor, including AAI, may purchase Certificates acting as principal.

     The Depositor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Securities Act in connection with re-offers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such re-offer or sale.

     There is currently no secondary market for the Certificates. The Depositor does not intend to make a secondary market for the Certificates. There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.

                                LEGAL INVESTMENT

     Unless otherwise specified in the Prospectus Supplement for a Series, the Certificates rated in one of the two highest rating categories by one or more Rating Agencies will constitute 'mortgage-related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA') and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to 'mortgage-related securities' the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates acquired prior to the enactment of such legislation. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities to invest in 'mortgage-related securities,' in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Securities only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in the Certificates; and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should review any applicable or proposed rules, regulations and guidelines and consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

     Securities that do not constitute 'mortgage-related securities' under SMMEA will require registration, qualification or an exemption under applicable state securities laws to meet requirements for legal investments.

                                 LEGAL MATTERS

     The legality of the Certificates of each Series, including certain Federal income tax consequences with respect thereto, will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois and, as to certain matters relating to corporate law, Kirk P. Flores, Esq., in-house counsel to the Depositor and the Master Servicer.

                                     RATING

     It is a condition to the issuance of the Certificates offered by means of this Prospectus and the related Prospectus Supplement that they shall have received a rating of not less than Investment Grade by the Rating Agency or Agencies identified in such Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions of payments required pursuant to the Agreement pursuant to which the certificates are issued on the underlying mortgage loans. These ratings address the structural, legal and issuer tax-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of similar ratings on different securities.

                        INDEX OF SIGNIFICANT DEFINITIONS

     Set forth below is a list of certain of the more significant terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

                                                                                                              PAGE
                                                                                              --------------------
10 percent shareholder.....................................................................                     92
1986 Act...................................................................................                     97
AACC.......................................................................................                    104
ABN AMRO...................................................................................                    104
Accelerated amortization...................................................................                 22, 68
Accredited investor........................................................................                    103
Accrual Period.............................................................................                 48, 75
Act........................................................................................                75, 105
Adjusted issue price.......................................................................                 83, 84
Administration Fee.........................................................................                     11
Advances...................................................................................                  8, 14
Agreement..................................................................................   1, 8, 20, 38, 64, 65
Anti-deficiency............................................................................                     26
Applicable Amount..........................................................................                     88
Applicable Federal rate....................................................................                     87
Appraised value............................................................................                     25
ARMs.......................................................................................                  7, 21
Asset Group................................................................................                      6
Assets.....................................................................................                     81
Assumed Reinvestment Rate..................................................................                     48
Back-Up Master Servicer....................................................................                  6, 65
Backup Withholding.........................................................................                     92
Balloon Payment............................................................................                     24
Bankruptcy Bond............................................................................                     70
BIF........................................................................................                     24
Business Day...............................................................................                     40
Buydown Fund...............................................................................                     21
Buydown Loans..............................................................................                     21
Cash Flow Agreement........................................................................                     40
CEDEL......................................................................................                     10
CEDEL Participants.........................................................................                     54
CERCLA.....................................................................................                     75
Certificate................................................................................                    103
Certificate Account........................................................................                      9
Certificate Balance........................................................................                     48
Certificate Owners.........................................................................                      3
Certificate Registrar......................................................................                     41
Certificateholder..........................................................................         53, 79, 92, 99
Certificates...............................................................................              1, 9, 103
Citibank...................................................................................                     10
Classes....................................................................................                      1

Cleanup Costs..............................................................................                     75
Clearing agency............................................................................                     54
Clearing corporation.......................................................................                  8, 26
Closing Date...............................................................................                     44
Co-op Loans................................................................................                     21
Code.......................................................................................                 15, 79
Commission.................................................................................                      3
Committee Report...........................................................................                     83

                                                                                                              PAGE
                                                                                              --------------------
Compounding Certificates...................................................................                 11, 39
Contingent Payment Regulations.............................................................                     97
Contingent Principal.......................................................................                 96, 97
Controlled foreign corporation.............................................................                     92
Cooperative................................................................................                     54
Custodians.................................................................................                     41
Cut-off Date...............................................................................                     15
Daily accruals.............................................................................                     87
Daily Portions.............................................................................                 83, 85
Debt Service Coverage Ratio................................................................                     24
Defective obligation.......................................................................                 42, 44
Deferred Interest..........................................................................                 11, 22
Depositaries...............................................................................                 10, 52
Depositor..................................................................................                   1, 6
Determination Date.........................................................................                     46
Disqualified organization..................................................................                     90
Distribution Date..........................................................................                     40
DOL........................................................................................                    101
Domestic building and loan association.....................................................                 81, 93
DTC........................................................................................                      3
DTC Participants...........................................................................                     54
Due-on-Sale................................................................................             23, 36, 75
Eligible Investments.......................................................................                     46
Equity.....................................................................................                    101
ERISA......................................................................................                16, 100
Euroclear..................................................................................                     10
Euroclear Operator.........................................................................                     54
Euroclear Participants.....................................................................                     54
Event of Default...........................................................................                     66
Evidence of indebtedness...................................................................                 81, 89
Excess inclusion...........................................................................                 18, 87
Exchange Act...............................................................................                      3
FDIC.......................................................................................                     24
FHA........................................................................................                     27
FHA Loans..................................................................................                     27

FHLMC......................................................................................                 24, 28
FHLMC Act..................................................................................                     28
FHLMC Certificates.........................................................................                     28
First of the Month Mortgage Loans..........................................................                     40
Fixed-Rate Mortgage Loans..................................................................                     23
FNMA.......................................................................................                 24, 29
FNMA Certificates..........................................................................                     29
Foreclosure property.......................................................................                 80, 86
Forward Purchase Agreement.................................................................                  9, 44
Fractional Undivided Interest..............................................................                     40
Global Clearance...........................................................................                     53
Global Securities..........................................................................                     55
GNMA.......................................................................................                     27
GNMA Certificates..........................................................................                     27
GNMA I Certificates........................................................................                     27
GNMA II Certificates.......................................................................                     27
Government securities......................................................................                     81
Guide......................................................................................                     24

                                                                                                              PAGE
                                                                                              --------------------
Hazard Insurance...........................................................................                     61
Housing Act................................................................................                     27
HUD........................................................................................                     24
Index......................................................................................                     21
Indirect participants......................................................................                     54
Initial Deposit............................................................................                 13, 69
Initial Mortgage Interest Rates............................................................                     21
Installment Due Date.......................................................................                     21
Interest Remittance Amount.................................................................                     34
Investment Grade...........................................................................                     10
IO Certificates............................................................................                 12, 93
Issue price................................................................................                     82
L/C Bank...................................................................................                     69
Lease......................................................................................                     77
Legal investments..........................................................................                     16
Limited Mortgage Documentation Program.....................................................                     25
Loan-to-Value Ratio........................................................................                     25
Lock-in....................................................................................                     36
Market Discount............................................................................                     84
Master Servicer............................................................................                   1, 6
Maximum Adjustment.........................................................................                     22
Maximum Rate...............................................................................                     23
Minimum Rate...............................................................................                     23
Monthly Payments...........................................................................                  7, 21
Morgan.....................................................................................                     10

Mortgage Asset Seller......................................................................                      1
Mortgage Assets............................................................................                   1, 6
Mortgage Certificates......................................................................                   1, 7
Mortgage Interest Rates....................................................................                  7, 22
Mortgage Loans.............................................................................                   1, 7
Mortgage Note..............................................................................                     41
Mortgage Pass-Through Rate.................................................................                     32
Mortgage pool pass-through certificate.....................................................                    101
Mortgage related securities................................................................           16, 105, 106
Mortgagor..................................................................................                     11
Mutual savings bank........................................................................                 81, 93
Negatively Amortizing ARMs.................................................................                     22
Net operating income.......................................................................                     24
Non United States Persons..................................................................                     58
Non-Accelerated Certificates...............................................................                     39
Non-economic residual interest.............................................................                     90
Noncontingent bond method..................................................................                     98
Nonrecoverable Advances....................................................................                     50
Notional Balance...........................................................................                     49
OID Regulations............................................................................                     79
Original issue discount....................................................................                 15, 82
P&I Certificates...........................................................................                     93
Parties in Interest........................................................................                    101
Pass-through entity........................................................................                     90
Pass-through interest holder...............................................................                     88
Pass-through interest holders..............................................................                     88
Pass-Through Rate..........................................................................                  1, 11
Paying Agent...............................................................................                     40

                                                                                                              PAGE
                                                                                              --------------------
Payment Caps...............................................................................                     22
Percentage Interest........................................................................                 40, 47
Permitted investments......................................................................                     46
Plan.......................................................................................                    100
PO Certificates............................................................................                 11, 49
Pool.......................................................................................                  1, 20
Pool Distribution..........................................................................                     46
Pre-Funding Account........................................................................                  9, 44
Prepayment Assumption......................................................................                     83
Prepayment Certificates....................................................................                 39, 49
Prepayment Interest Shortfall..............................................................                     11
Prepayment Period..........................................................................                     47
Prepayment Premium.........................................................................                     24
Principal Balance..........................................................................                     40
Private Certificates.......................................................................                     30

Prohibited transactions....................................................................                     89
Prospectus Supplement......................................................................                      1
PTE 83-1...................................................................................                    101
PUDs.......................................................................................                     21
Qualified Lender...........................................................................                      1
Qualified mortgage.........................................................................                     80
Qualified stated interest..................................................................                     82
Qualifying real property loans.............................................................                     81
Rating Agency..............................................................................                10, 106
Real estate assets.........................................................................                 81, 93
Realized Losses............................................................................                     14
Record Date................................................................................                     40
Registration Statement.....................................................................                      4
Regular Certificates.......................................................................                 15, 79
Regular interest...........................................................................                 80, 93
REMIC......................................................................................                  2, 15
REMIC Regulations..........................................................................                     79
Replacement Certificates...................................................................                     55
Repository.................................................................................                     39
Reserve Fund...............................................................................                 13, 69
Residual Certificates......................................................................                 50, 79
Residual Holder............................................................................                     40
Residual interest..........................................................................             40, 81, 93
Rules......................................................................................                     53
SAIF.......................................................................................                     24
Scheduled Amortization Date................................................................                 48, 49
Securities Act.............................................................................                      4
Senior Certificates........................................................................                   1, 9
Sequential Pay Certificates................................................................                 39, 49
Series.....................................................................................                      1
Servicers..................................................................................                     61
Servicing Agreement........................................................................                     21
Shifting Interest Certificates.............................................................                     39
Shifting Interest Credit Enhancement.......................................................                 13, 68
Shortfall..................................................................................                     14
Significant value..........................................................................                     87
Single Family Mortgage Loans...............................................................                      1
Single-class REMIC.........................................................................                 87, 88

                                                                                                              PAGE
                                                                                              --------------------
Single-family residential property.........................................................                    102
SMMEA......................................................................................                16, 105
Special Hazard Amount......................................................................                     70
Special Hazard Insurance Policy............................................................                     70
Special Hazard Insurer.....................................................................                     70

Specified Reserve Fund Balance.............................................................                 13, 69
Sponsor....................................................................................                     77
Startup Day................................................................................                     80
Stripped Bonds.............................................................................                     94
Stripped Certificates......................................................................                 39, 49
Stripped debt..............................................................................                     94
Subordinate Certificates...................................................................                   1, 9
Subordinated Amount........................................................................                     13
Subsequent Documents.......................................................................                      3
Superlien..................................................................................                     76
Surplus....................................................................................                     50
Tax matters person.........................................................................                     91
Taxable mortgage pool......................................................................                     89
Terms and Conditions.......................................................................                     55
Title V....................................................................................                     76
Trust......................................................................................                    103
Trust Fund.................................................................................                   1, 9
Trustee....................................................................................                  6, 20
Underwriter Exemption......................................................................                    102
Underwriters...............................................................................                    105
United States person.......................................................................                     92
USA........................................................................................                      7
VA.........................................................................................                     27
Variable rate debt instrument..............................................................                     82

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
PROSPECTUS SUPPLEMENT......................................................................................     3
REPORTS TO CERTIFICATEHOLDERS..............................................................................     3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................     3
ADDITIONAL INFORMATION.....................................................................................     3
SUMMARY....................................................................................................     5
RISK FACTORS...............................................................................................    15
THE POOLS..................................................................................................    17
  General..................................................................................................    17
  The Mortgage Loans.......................................................................................    18
     General...............................................................................................    18
     General Characteristics of the Mortgage Loans.........................................................    18
     Description of ARMs...................................................................................    19
     Description of the Fixed-Rate Mortgage Loans..........................................................    20
     Assumption............................................................................................    20
     Description of Qualified Lenders......................................................................    20
     Payment Provisions of the Mortgage Loans..............................................................    21
     Underwriting Policies.................................................................................    21
  Mortgage Certificates....................................................................................    23
     General...............................................................................................    23
     GNMA, FHLMC and FNMA Certificates.....................................................................    23
     Private Certificates..................................................................................    26
THE DEPOSITOR..............................................................................................    26
USE OF PROCEEDS............................................................................................    27
PREPAYMENT AND YIELD CONSIDERATIONS........................................................................    27
  General..................................................................................................    27
     Determination of Mortgage Pass-Through Rates..........................................................    27
     Determination of Certificate Pass-Through Rate........................................................    27
  Yield....................................................................................................    28
     Price.................................................................................................    28
     Effective Pass-Through Rate...........................................................................    28
     Other Yield Considerations............................................................................    29
  Maximum and Minimum Rates, Maximum Adjustment, Payment Caps and Deferred Interest........................    29
  Distribution Shortfalls..................................................................................    29
  Classes of Certificates..................................................................................    30
MATURITY CONSIDERATIONS....................................................................................    30
  General..................................................................................................    30
  Maturity.................................................................................................    30
  Prepayment Considerations................................................................................    30
DESCRIPTION OF THE CERTIFICATES............................................................................    32
  General..................................................................................................    33
  Assignment of Mortgage Loans.............................................................................    35
  General..................................................................................................    35
  Representations and Warranties...........................................................................    36
  Forward Commitments: Pre-Funding Account.................................................................    37
  Payments on Mortgage Loans...............................................................................    38

  Distributions on the Certificates........................................................................    39
  Advances and Limitations Thereon.........................................................................    43
  Adjustment to Master Servicing Fees in Connection with Prepayment Interest Shortfall.....................    43
  Example of Distribution..................................................................................    44
  Registration of Certificates.............................................................................    45
  Global Clearance, Settlement and Tax Documentation Procedures............................................    47
  Initial Settlement.......................................................................................    48

  Secondary Market Trading.................................................................................    48
  Certain U.S. Federal Income Tax Documentation Requirements...............................................    50
  Reports to Certificateholders............................................................................    50
  Reports to the Trustee...................................................................................    51
  Collection and Other Servicing Procedures................................................................    51
  Hazard Insurance.........................................................................................    52
  Realization Upon Defaulted Mortgage Loans................................................................    53
  Administration Fees, Compensation and Payment of Expenses................................................    54
  Evidence as to Compliance................................................................................    54
  Certain Matters Regarding the Master Servicer............................................................    55
  Back-Up Master Servicer..................................................................................    55
Special Servicing Agreements...............................................................................    56
  Events of Default........................................................................................    56
  Rights Upon Default......................................................................................    56
  Amendment................................................................................................    57
  Termination..............................................................................................    57
CREDIT ENHANCEMENTS........................................................................................    58
  General..................................................................................................    58
  Subordination............................................................................................    58
  Shifting Interest Credit Enhancement.....................................................................    58
  Overcollateralization....................................................................................    58
  Reserve Fund.............................................................................................    59
  Letter of Credit.........................................................................................    59
  Surety Bond..............................................................................................    59
  Special Hazard Insurance Policy..........................................................................    59
  Bankruptcy Bond..........................................................................................    60
  Cross-Support Features...................................................................................    60
  Other Arrangements for Credit Enhancements...............................................................    60
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS................................................................    60
  General..................................................................................................    60
  Foreclosure..............................................................................................    61
  Rights of Redemption.....................................................................................    62
  Anti-Deficiency Legislation and Other Limitations on Lenders.............................................    62
  Junior Liens; Rights of Senior Lienholders...............................................................    63
  'Due-on-Sale' Clauses....................................................................................    64
  Environmental Legislation................................................................................    64
  Subordinate Financing....................................................................................    65
  Applicability of Usury Laws..............................................................................    65
  Enforceability of Certain Provisions.....................................................................    65

  Co-op Loans..............................................................................................    66
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................................................    66
  General..................................................................................................    66
  REMIC....................................................................................................    67
  Qualification as a REMIC.................................................................................    67
  Investment in Certificates Not Representing Interests in a REMIC.........................................    79
STATE TAX CONSIDERATIONS...................................................................................    85
ERISA CONSIDERATIONS.......................................................................................    86
PLAN OF DISTRIBUTION.......................................................................................    88
LEGAL INVESTMENT...........................................................................................    89
LEGAL MATTERS..............................................................................................    90
RATING.....................................................................................................    90
INDEX OF SIGNIFICANT DEFINITIONS...........................................................................    91

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

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       NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANCE IN THE AFFAIRS OF THE SELLER SINCE SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS

                                                     Page
                                                     ----
                  PROSPECTUS SUPPLEMENT
Summary Information................................   S-8
Risk Factors.......................................  S-33
The Trust..........................................  S-38
Description of the Mortgage Pool...................  S-38
Group I Mortgage Loans.............................  S-46
Group II Mortgage Loans............................  S-51
Description of the Certificates....................  S-58
Servicing..........................................  S-81
Yield and Prepayment Considerations................  S-89
Credit Enhancements................................  S-91
Certain Legal Aspects of Mortgage Loans under
 California Law....................................  S-92
Certain Federal Income Tax Consequences............  S-92
Certain Legal Investment Aspects...................  S-95
Erisa Considerations...............................  S-96
Method Of Distribution.............................  S-98
Legal Matters......................................  S-98
Certificate Ratings................................  S-98

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                              ABN AMRO MORTGAGE
                                 CORPORATION
                                   Depositor


                                  $204,471,645

                              MULTI-CLASS MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-1

                                     [LOGO]


                         ------------------------------
                             PROSPECTUS SUPPLEMENT
                         ------------------------------


                          DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

                             ABN AMRO INCORPORATED


                                 MARCH 27, 1998

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